Filed Pursuant to Rule 424(b)(3)
Registration No. 333-170794

Prospectus dated November 1, 2013

Chase Issuance Trust

Issuing Entity

Chase Bank USA, National Association

Sponsor, Depositor, Originator, Administrator and Servicer

The issuing entity—

•	may periodically issue notes in a series comprised of one or more classes or tranches;

•	will own—

•	credit card receivables that arise in revolving credit card accounts owned by Chase Bank USA, National Association or by one of its affiliates; and

•	may own—

•

one or more collateral certificates, each representing an undivided interest in a credit card master trust or other securitization special purpose entity whose assets consist primarily of credit card receivables arising in revolving credit card accounts owned by Chase Bank USA, National Association or by one of its affiliates; and

•	other property described in this prospectus and in the accompanying prospectus supplement.

The notes—

•	will be secured by the issuing entity’s assets and will be paid solely from proceeds of the issuing entity’s assets; and

•	will be issued as part of a designated tranche within a class of the CHASEseries.

Neither the SEC nor any state securities commission has approved these notes or determined that this prospectus or the accompanying prospectus supplement is truthful, accurate or complete. Any representation to the contrary is a criminal offense.

You should consider the discussion under “Risk Factors” beginning on page 11 of this prospectus before you purchase any notes.

The notes are obligations of the issuing entity only and are not interests in or obligations of Chase Bank USA, National Association, any of its affiliates or any other person or entity.

The notes are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.

This prospectus may not be used to offer or sell any tranche of notes unless it is accompanied by an applicable prospectus supplement.

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Potential Prohibited Transactions from Investment in Notes	145
Prohibited Transactions between the Issuing Entity or a Credit Card Master Trust and a Party in Interest	145
Prohibited Transactions between the Plan and a Party in Interest	145
Investment by Plan Investors	145
General Investment Considerations for Prospective Plan Investors in the Notes	146

Important Notice about Information Presented in this

Prospectus and the Accompanying Prospectus Supplement

We provide information to you about the notes in two separate documents: (1) this prospectus, which provides specific information about the CHASEseries notes and general information about all of the notes that may be issued by the issuing entity, some of which may not apply to a particular tranche of notes, and financial and other information about the issuing entity’s assets, and (2) the accompanying prospectus supplement, which will describe the specific terms of the offered tranche of CHASEseries notes, including:

•	the timing of interest and principal payments;

•	information about enhancement for your tranche of CHASEseries notes; and

•	the method for selling your tranche of CHASEseries notes.

The accompanying prospectus supplement will also supplement the disclosure in this prospectus.

This prospectus may be used to offer and sell any tranche of CHASEseries notes only if accompanied by an applicable prospectus supplement.

If the terms of a particular tranche of CHASEseries notes differ between this prospectus and the accompanying prospectus supplement, you should rely on the information in the accompanying prospectus supplement.

You should rely only on the information provided in this prospectus and the accompanying prospectus supplement including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the notes in any state where the offer is not permitted. We do not claim the accuracy of the information in this prospectus or the accompanying prospectus supplement as of any date other than the dates stated on their respective covers.

We include cross-references in this prospectus to captions in these materials where you can find further related discussions. The Table of Contents in this prospectus and in the accompanying prospectus supplement provide the pages on which these captions are located.

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Transaction Parties and Documents

Chase USA
Sponsor/Depositor/
Originator/Administrator/
Servicer
Credit Card
Receivables
First USA
Master
Trust
First USA
Collateral
Certificate
Chase Issuance
Trust
Issuing Entity
CHASEseries
Notes
Class A
Notes
Class B
Notes
Class C
Notes
Noteholders
First USA
Master
Trustee
Owner
Trustee
Indenture
Trustee/
Collateral
Agent
First USA
Master Trust
Pooling and
Servicing
Agreement
First USA
Series
Supplement
Trust
Agreement
Transfer and
Servicing
Agreement
Indenture/Asset
Pool One
Supplement
CHASEseries
Indenture
Supplement
Terms
Documents

Summary

This summary does not contain all the information you may need to make an informed investment decision. You should read this entire prospectus and the accompanying prospectus supplement before you purchase any notes. The accompanying prospectus supplement will supplement disclosure in this prospectus. You should consider the discussion under “Risk Factors” beginning on page 11 of this prospectus before you purchase any notes.

The Issuing Entity

The Chase Issuance Trust, a Delaware statutory trust, is the issuing entity for the notes and is also referred to in this prospectus as the “issuing entity.”

The Originator, Sponsor, Depositor, Servicer and Administrator

Chase Bank USA, National Association is the originator and sponsor of and the depositor into the issuing entity and is referred to in this prospectus as “Chase USA.” Chase USA will also be the servicer of all credit card receivables transferred to the issuing entity and will provide all administrative services on behalf of the issuing entity.

Chase USA is also the originator and sponsor of, the depositor into and the servicer for the First USA Credit Card Master Trust, referred to in this prospectus as the “First USA master trust” and the Chase Credit Card Master Trust, referred to in this prospectus as the “Chase master trust.” A collateral certificate issued by the Chase master trust was included in the assets of the issuing entity from October 20, 2004 until December 15, 2009.

The First USA Master Trust

The First USA master trust is a common law trust existing under the First USA master trust agreement which is governed by Delaware law. The First USA master trust is the issuing entity for the First USA collateral certificate.

Indenture Trustee and Collateral Agent

Wells Fargo Bank, National Association is the indenture trustee under the indenture and the collateral agent under the asset pool one supplement.

Under the terms of the indenture and the asset pool one supplement, the role of the indenture trustee and the collateral agent is limited. See “The Indenture Trustee and Collateral Agent.”

The First USA Master Trust Trustee

BNY Mellon Trust of Delaware (formerly known as BNYM (Delaware)) is the First USA master trust trustee under the First USA master trust agreement.

Under the terms of the First USA master trust agreement, the role of the First USA master trust trustee is limited. See “The Indenture Trustee, Collateral Agent and First USA Master Trust Trustee.”

Assets of the Issuing Entity

The assets of the issuing entity may include:

•	credit card receivables that arise in revolving credit card accounts owned by Chase USA or by one of its affiliates;

•	issuing entity bank accounts, including any supplemental accounts; and

•	collateral certificates.

The assets of the issuing entity are currently comprised of (1) credit card receivables that arise in certain revolving credit card accounts owned by Chase USA that meet the eligibility criteria for, and have been designated for, inclusion in the issuing entity (2) a collateral certificate issued by the First USA master trust, called the “First USA collateral certificate,” and (3) funds on deposit in the issuing entity bank accounts. For a description of Chase USA’s revolving credit card accounts, see “Chase USA’s Credit Card Portfolio.”

The First USA collateral certificate represents an undivided interest in the assets of the First USA master trust. For a description of the First USA collateral certificate, see “Sources of Funds to Pay the Notes—The First USA Collateral Certificate.”

For a description of the First USA master trust, see “The First USA Master Trust.”

See “Annex II: Outstanding First USA Master Trust Series” to the accompanying prospectus supplement for additional information on the outstanding series issued by the First USA master trust.

The composition of the issuing entity’s assets will likely change over time due to:

•	the designation of additional revolving credit card accounts to have their credit card receivables included in the issuing entity;

•	changes in the composition of the credit card receivables in the First USA master trust or in the issuing entity, as applicable;

•	the designation of collateral certificates for inclusion in the issuing entity;

•	increases and decreases in the size of a collateral certificate; and

•	the termination or repurchase of a collateral certificate.

See “Sources of Funds to Pay the Notes—Addition of Assets” and “—Increases in the Invested Amount of an Existing Collateral Certificate.”

In addition, the occurrence of a pay out event with respect to a collateral certificate will result in an early amortization of that collateral certificate. The payments made upon the occurrence of a pay out event for a collateral certificate will be paid to noteholders or to Chase USA, as holder of the transferor certificate, or deposited in the excess funding account to the extent required. See “The First USA Master Trust—First USA Master Trust Pay Out Events.”

Securities Offered

The issuing entity is offering notes. The notes will be issued pursuant to an indenture between the issuing entity and Wells Fargo Bank, National Association, as indenture trustee, an asset pool one supplement, and the CHASEseries indenture supplement between the issuing entity and Wells Fargo Bank, National Association, as indenture trustee and collateral agent.

See “Annex I: Other Outstanding Classes and Tranches” to the accompanying prospectus supplement for additional information on other outstanding notes issued, or expected to be issued on or prior to the issuance of the notes offered pursuant to the accompanying prospectus supplement, by the issuing entity.

So long as there is sufficient credit enhancement and the required transferor amount and the minimum pool balance requirements have been satisfied, additional classes and tranches of notes may be issued on any date without notice to, or the consent of, the holders of any outstanding notes.

Use of Proceeds

Unless otherwise stated in the applicable prospectus supplement, Chase USA will use the proceeds from the sale of each tranche of notes, net of issuance expenses, for its general corporate purposes.

Series, Classes and Tranches of Notes

All notes offered by this prospectus and an accompanying prospectus supplement will be part of the CHASEseries. The prospectus supplement for a particular issuance of CHASEseries notes will designate the class and tranche those CHASEseries notes are a part of.

Each tranche of notes has a stated principal amount, an outstanding dollar principal amount and a nominal liquidation amount. See “The Notes—Stated Principal Amount, Outstanding Dollar Principal Amount and Nominal Liquidation Amount.”

Tranches of notes within a class of CHASEseries notes may be issued on different dates and have different stated principal amounts, interest rates, interest payment dates, scheduled principal payment dates, legal maturity dates and other varying characteristics as described, if applicable, in the accompanying prospectus supplement.

The scheduled principal payment dates and the legal maturity dates of the tranches of senior and subordinated notes will in most cases be different. Some tranches of subordinated notes may have scheduled principal payment dates and legal maturity dates earlier than some or all of the tranches of senior notes. However, tranches of subordinated notes will not be repaid before their legal maturity dates unless, after payment of those tranches of subordinated notes, the remaining tranches of subordinated notes provide the required enhancement for the senior notes. In addition, tranches of senior notes will not be issued unless after issuance there are enough outstanding subordinated notes to provide the required subordinated amount for all outstanding tranches of senior notes. See “The Notes—Issuances of New Series, Classes and Tranches of Notes.”

Other series of notes may be issued by the issuing entity in the future. Any additional series of notes will be secured by the assets in the issuing entity.

Interest

Interest on a tranche of notes will equal the product of:

•	the interest rate for that tranche of notes for the applicable interest period; times

•

(x) either (1) the actual number of days in the related interest period or (2) the number of days in the related interest period based on a 360-day year of twelve 30-day months, divided by (y) 360; times

•

the outstanding dollar principal amount of that tranche of notes as of the close of business on the last interest payment date or, for the first interest payment, the outstanding dollar principal amount of that tranche of notes as of the issuance date.

Each interest period will begin on and include an interest payment date and end on but exclude the next interest payment date. However, the first interest period will begin on and include the issuance date of a tranche of notes and end on but exclude the first interest payment date for that tranche of notes. The interest accrual method for a tranche of notes will be specified in the applicable prospectus supplement.

The issuing entity will make interest payments on a tranche of notes on the dates specified in the applicable prospectus supplement. Interest payments due on a day that is not a business day in New York, New York, Newark, Delaware or Minneapolis, Minnesota will be made on the following business day.

Principal

The issuing entity expects to pay the stated principal amount of each tranche of notes in one payment on the scheduled principal payment date for that tranche of notes, and is obligated to do so if funds are available on that date for that purpose. If the stated principal amount of a tranche of notes is not paid in full on its scheduled principal payment date due to insufficient funds, noteholders will generally not have any remedies against the issuing entity until the legal maturity date of that tranche of notes.

If the stated principal amount of a tranche of notes is not paid in full on the scheduled principal payment date, then, subject to the principal payment rules described in “—Subordination, Credit Enhancement” and “—Required Subordinated Amount,” an early amortization event with respect to that tranche of notes will occur and principal and interest payments on that tranche of notes will be made monthly until they are paid in full or their legal maturity date occurs, whichever is earlier. Principal of a tranche of notes may be paid earlier than the scheduled principal payment date for that tranche of notes if an early amortization event or an event of default and acceleration occurs with respect to that tranche of notes. See “The Notes—Redemption and Early Amortization of Notes; Early Amortization Events” and “—Events of Default.”

Revolving Period

The revolving period for a tranche of notes is the period from the issuance date for that tranche of notes through the beginning of the amortization period or accumulation period. The accumulation period is generally scheduled to begin twelve whole calendar months before the scheduled principal payment date for a tranche of notes. Under certain circumstances, the accumulation period length for a tranche of notes may be shortened by the servicer so long as there is at least one targeted deposit. For a description of when and how the accumulation period may be shortened see “The Notes—Revolving Period.”

Receivables arising in additional accounts may be added to the issuing entity at any time or receivables arising in designated accounts may be removed from the issuing entity at any time. There is no minimum or maximum amount of additional accounts that may be added during the revolving period for any tranche of notes but all accounts must meet the requirements for addition described in “Sources of Funds to Pay the Notes—Addition of Assets.” Any removal of accounts must meet the conditions for removal described in “Sources of Funds to Pay the Notes— Removal of Assets.”

In addition, the amount of the First USA collateral certificate may be increased or paid down at any time during the revolving period for the First USA collateral certificate and additional collateral certificates may also be added to the issuing entity at any time. There is no minimum or maximum increase or decrease for an existing collateral certificate and no minimum or maximum amount of additional collateral certificates that may be added during the revolving period for any tranche of notes.

Transferor Amount

The interest in the issuing entity not securing any series, class or tranche of notes is the “transferor amount.” The interest representing the transferor amount will be held by Chase USA or an affiliate. The transferor amount does not provide credit enhancement to any notes.

The transferor amount will increase or decrease based on a variety of factors including:

•

increases and decreases in the principal amount of the assets included in the issuing entity, including the amount of principal receivables, without a corresponding increase or decrease in the nominal liquidation amount of any notes;

•	the issuance of a new series, class or tranche of notes by the issuing entity, assuming there is not a corresponding increase in the principal amount of the assets included in the issuing entity;

•	changes in the amount on deposit in the excess funding account; and

•

reductions in the nominal liquidation amount of any series, class or tranche of notes due to payments of principal on those notes or a deposit to the principal funding account with respect to those notes.

Required Transferor Amount

The issuing entity has a minimum transferor amount requirement called the “required transferor amount.” The required transferor amount for any month will equal the product of the amount of principal receivables in the issuing entity for that month and the required transferor amount percentage. The required transferor amount percentage is currently 4%.

If, for any month, the transferor amount is less than the required transferor amount, Chase USA will be required to transfer additional collateral certificates or credit card receivables to the issuing entity or Chase USA will be required to increase the invested amount of an existing collateral certificate held by the issuing entity.

If Chase USA is unable to designate additional collateral certificates or credit card receivables or if Chase USA fails to increase the invested amount of an existing collateral certificate when required to do so, an early amortization event will occur with respect to the notes.

See “Sources of Funds to Pay the Notes—Transferor Amount” and “The Notes—Redemption and Early Amortization of Notes; Early Amortization Events.”

Minimum Pool Balance

In addition to the required transferor amount requirement, the issuing entity has a minimum pool balance requirement. The minimum pool balance for any month will equal the sum of (1) for all notes in their revolving period, the sum of the nominal liquidation amounts of those notes as of the close of business on the last day of that month and (2) for all notes in their amortization period, the sum of the nominal liquidation amounts of those notes as of the close of business as of the last day of the most recent revolving period for each of those notes, excluding any notes that will be paid in full or that will have a nominal liquidation amount of zero on their applicable payment date in the following month.

If, for any month, the pool balance is less than the minimum pool balance, Chase USA will be required to transfer additional collateral certificates or credit card receivables to the issuing entity or Chase USA will be required to increase the invested amount of an existing collateral certificate as described in “Sources of Funds to Pay the Notes—Addition of Assets” and “—Increases in the Invested Amount of an Existing Collateral Certificate.”

If Chase USA is unable to designate additional collateral certificates or credit card receivables or Chase USA is unable to increase the invested amount of an existing collateral certificate when required to do so, an early amortization event will occur with respect to the notes. See “Sources of Funds to Pay the Notes—Minimum Pool Balance” and “The Notes—Redemption and Early Amortization of Notes; Early Amortization Events.”

Risk Factors

Investment in the notes involves risks. You should consider carefully the risk factors beginning on page 11 in this prospectus and any additional risk factors in the accompanying prospectus supplement.

Servicing Fee

As compensation for its servicing activities and as reimbursement for any expenses incurred by it as servicer for the issuing entity, Chase USA is entitled to receive a servicing fee for each month that will equal the sum of:

•	the amount of the servicing fee for the credit card receivables included in the issuing entity; plus

•	the share of the servicing fee for the First USA master trust allocable to the First USA collateral certificate.

The servicing fee for the First USA master trust and the issuing entity is generally equal to one-twelfth of the product of 1.50% per annum for so long as Chase USA is the servicer and 2.00% per annum in the event Chase USA is no longer the servicer, times the adjusted invested amount for the First USA collateral certificate or the principal receivables in the issuing entity, as applicable, as of the close of business on the last day of the prior monthly period.

The portion of the servicing fee allocated to the noteholders will be paid from available finance charge collections after they have been applied to make deposits for payments of interest on the notes, if any, as described in “Deposit and Application of Funds in the Issuing Entity—Application of Available Finance Charge Collections.”

See “Servicing of the Receivables and the First USA Collateral Certificate—Servicing Compensation.”

Nominal Liquidation Amount

If the nominal liquidation amount of a tranche of notes is less than the adjusted outstanding dollar principal amount of that tranche of notes, principal of and interest on that tranche of notes may not be paid in full. If the nominal liquidation amount of a tranche of notes has been reduced, the amount of principal collections and finance charge collections allocated to the notes to pay principal of and interest on that tranche of notes will be reduced.

For a more detailed discussion of nominal liquidation amount, see “The Notes—Stated Principal Amount, Outstanding Dollar Principal Amount and Nominal Liquidation Amount.”

Subordination, Credit Enhancement

The payment of principal and interest on subordinated notes will be subordinated to the payment of principal of and interest on senior notes.

Principal collections allocated to subordinated notes may be reallocated to pay interest on senior notes or the portion of the servicing fee allocable to senior notes. These reallocations will reduce the nominal liquidation amount of the subordinated notes. In addition, the nominal liquidation amount of the subordinated notes will generally be reduced for charge-offs resulting from any uncovered default amount allocated to the notes prior to any reductions in the nominal liquidation amount of the senior notes. Charge-offs resulting from any uncovered default amount allocated to the notes will initially be allocated to each tranche pro rata based upon each tranche’s nominal liquidation amount. These charge-offs will then be reallocated from tranches of senior notes to tranches of subordinated notes to the extent credit enhancement in the form of subordination is still available to those tranches of senior notes.

In addition, principal collections allocated to the notes will first be used to fund targeted deposits to the principal funding subaccounts of senior notes before being applied to the principal funding subaccounts of subordinated notes.

A tranche of subordinated notes that reaches its scheduled principal payment date, or that has an early amortization event, event of default and acceleration, or an optional redemption, will not be paid to the extent that that tranche is necessary to provide the required subordination for tranches of senior notes. If a tranche of subordinated notes cannot be paid because of the subordination provisions of the senior notes, prefunding of the principal funding subaccounts for tranches of senior notes will begin as described in this prospectus. After that time, that tranche of subordinated notes will be paid only to the extent that:

•

the principal funding subaccounts for the tranches of senior notes are prefunded to an appropriate level such that none of the tranches of subordinated notes that have reached their scheduled principal payment date are necessary to provide the required subordination; or

•

new tranches of subordinated notes are issued or other forms of credit enhancement exist so that the tranches of subordinated notes that have reached their scheduled principal payment date are no longer necessary to provide the required subordination; or

•

enough tranches of senior notes are repaid so that the tranches of subordinated notes that have reached their scheduled principal payment date are no longer necessary to provide the required subordination; or

•	the tranches of subordinated notes reach their legal maturity date.

On the legal maturity date of a tranche of notes, principal collections, if any, allocated to that tranche and proceeds from any sale of collateral certificates, if any, or credit card receivables will be paid to the noteholders of that tranche, even if that payment would reduce the amount of available subordination below the required subordination for the senior notes.

Required Subordinated Amount

The Class A required subordinated amount of Class C notes for a tranche of offered Class A notes is a percentage of the adjusted outstanding dollar principal amount of that tranche of Class A notes specified in the applicable prospectus supplement. The Class A required subordinated amount of Class B notes for a tranche of offered Class A notes is a percentage of the adjusted outstanding dollar principal amount of that tranche of Class A notes specified in the applicable prospectus supplement.

The Class B required subordinated amount of Class C notes for a tranche of offered Class B notes will generally be an amount equal to the product of:

•	the sum of

•

a fraction, the numerator of which is equal to the sum of the Class A required subordinated amount of Class C notes for all outstanding tranches of Class A notes for which the Class A required subordinated amount of Class B notes is greater than zero and the denominator of which is equal to the adjusted outstanding dollar principal amount of all outstanding Class B notes, including the offered notes, and

•

the product of (1) a percentage specified in the applicable prospectus supplement and (2) a fraction, the numerator of which is an amount, not less than zero, equal to the adjusted outstanding dollar principal amount of all outstanding Class B notes, including the tranche of Class B notes being offered, minus the Class A required subordinated amount of Class B notes for all outstanding tranches of Class A notes for which the Class A required subordinated amount of Class B notes is greater than zero and the denominator of which is equal to the adjusted outstanding dollar principal amount of all outstanding Class B notes, including the offered notes, and

•	the adjusted outstanding dollar principal amount of the Class B notes being offered.

The percentage and methodology for calculating the required subordinated amount for any tranche of senior notes may change without notice to, or the consent of, any noteholders if each applicable rating agency confirms that the change will not cause a reduction, qualification with negative implications or withdrawal of its then-current rating of any outstanding notes and the issuing entity has delivered to each applicable rating agency and the indenture trustee an opinion that the change will not have certain adverse tax consequences for holders of outstanding notes.

The required subordinated amount of subordinated notes of other Class A notes or Class B Notes may be different from the percentage specified for the tranche of notes being offered pursuant to the applicable prospectus supplement.

Class C Reserve Account

In connection with the issuance of a tranche of Class C notes, the issuing entity will establish a Class C reserve subaccount to provide credit enhancement solely for the holders of that tranche of Class C notes. The level of funding in the Class C reserve subaccount depends on the level of the three-month average excess spread percentage as described in the applicable terms document and whether an early amortization event or event of default has occurred.

The excess spread percentage for a month is determined by subtracting the base rate from the portfolio yield for that month. See “Glossary of Defined Terms” for a description of the base rate and portfolio yield.

Funds on deposit in a Class C reserve subaccount will be available to holders of the related tranche of Class C notes to cover shortfalls of interest payable on interest payment dates for that tranche of Class C notes. Funds on deposit in a Class C reserve subaccount will also be available to holders of the related tranche of Class C notes to cover certain shortfalls in principal. Only the holders of a tranche of Class C notes will have the benefit of the related Class C reserve subaccount. See “Deposit and Application of Funds in the Issuing Entity—Withdrawals from the Class C Reserve Account.”

The applicable terms document for each tranche of Class C notes indicates the amount required to be on deposit in a Class C reserve subaccount for that tranche of Class C notes. The amount targeted to be on deposit with respect to any month on the note transfer date in the following month is equal to the funding percentage corresponding to the three-month average excess spread percentage as indicated in the applicable terms document, times the initial outstanding dollar principal amount of all notes, excluding any notes that will be paid in full or that will have a nominal liquidation amount of zero on the applicable payment date in the following month, times the nominal liquidation amount of the applicable tranche of Class C notes, excluding the amount deposited with respect to the targeted principal deposit amount for that month on the applicable note transfer date for that tranche of Class C notes in the following month, divided by the nominal liquidation amount of all Class C notes, excluding the amount deposited with respect to the targeted principal deposit amount for that month on the applicable note transfer date for all tranches of Class C notes.

The amount targeted to be on deposit in a Class C reserve subaccount will be adjusted monthly to the percentages specified in the applicable terms document as the three-month average excess spread percentage rises or falls, as the initial dollar principal amount of all outstanding notes increases or decreases and as the nominal liquidation amount of the applicable tranche of Class C notes increases and decreases relative to the nominal liquidation amount of other Class C notes. The percentage and methodology for calculating the amount targeted to be on deposit in a Class C reserve subaccount may change without notice to, or the consent of, any noteholders if each applicable rating agency confirms that the change will not cause a reduction, qualification with negative implications or withdrawal of its then-current rating of any outstanding notes and the issuing entity has delivered to each applicable rating agency and the indenture trustee an opinion that the change will not have certain adverse tax consequences for holders of the outstanding notes.

If an early amortization event or event of default occurs with respect to a tranche of Class C notes, the targeted Class C reserve subaccount amount for the related Class C reserve subaccount will be the initial dollar principal amount of that tranche of Class C notes. See “Deposit and Application of Funds in the Issuing Entity—Targeted Deposits to the Class C Reserve Account.”

Limit on Repayment of All Notes

You may not receive full repayment of your notes if:

•

the nominal liquidation amount of your tranche of notes has been reduced by charge-offs due to any uncovered default amount or as a result of reallocations of principal collections to pay interest on senior notes or the portion of the servicing fee allocable to those senior notes, and those amounts have not been reimbursed from finance charge collections allocated to your tranche of notes; or

•

collateral certificates, if any, or credit card receivables are sold (1) following an event of default and acceleration or (2) on the legal maturity date and the proceeds from the sale of those assets, plus any funds on deposit in the applicable subaccounts allocated to your tranche of notes, and any other amounts available to your notes, are insufficient to provide full repayment of your notes.

Optional Redemption and Early Amortization of Notes

Chase USA, as the servicer for the issuing entity, has the right, but not the obligation, to redeem the notes of any tranche in whole but not in part on or after the day on which the aggregate outstanding principal amount of that tranche of notes is reduced to less than 10% of their highest outstanding dollar principal amount. This repurchase option is referred to as a clean-up call. Chase USA, as servicer for the issuing entity, will not redeem subordinated notes if those notes are required to provide credit enhancement for senior notes.

If Chase USA, as servicer for the issuing entity, elects to redeem a tranche of notes, it will notify the registered holders of that tranche at least 30 days prior to the redemption date. The redemption price of a note will equal 100% of the outstanding dollar principal amount of that note, plus accrued but unpaid interest and any additional interest or principal accreted and unpaid on that note to but excluding the date of redemption.

In addition, the issuing entity is required to repay any note upon the occurrence of an early amortization event with respect to that note, but only to the extent funds are available for repayment after giving effect to all allocations and reallocations and, in the case of tranches of subordinated notes, only to the extent that payment is permitted by the subordination provisions of the senior notes.

For a discussion of early amortization events, see “The Notes—Redemption and Early Amortization of Notes; Early Amortization Events.”

Events of Default

The documents that govern the terms and conditions of the notes include a list of adverse events known as “events of default.” Some events of default result in an automatic acceleration of the affected series, class or tranche of notes, and others result in the right of the noteholders of the affected series, class or tranche of notes to demand acceleration after an affirmative vote by holders of more than 66 2/3% of the outstanding dollar principal amount of the notes of the affected series, class or tranche.

For a discussion of events of default see “The Notes—Events of Default.”

An event of default with respect to one series, class or tranche of notes will not necessarily be an event of default with respect to any other series, class or tranche of notes.

It is not an event of default if the issuing entity fails to redeem a series, class or tranche of notes prior to the legal maturity date for those notes because it does not have sufficient funds available or if payment of principal of a class or tranche of subordinated notes is delayed because that class or tranche is necessary to provide required subordination for senior notes.

Events of Default Remedies

After an event of default and acceleration of a tranche of notes, funds on deposit in the applicable issuing entity bank accounts for the affected notes will be applied to pay principal of and interest on those notes. Then, in each following month, available principal collections and available finance charge collections allocated to those notes will be deposited into the applicable issuing entity bank account and applied to make monthly principal and interest payments on those notes until the earlier of the date those notes are paid in full and the legal maturity date of those notes. However, subordinated notes will receive payment of principal prior to their legal maturity date only if, and to the extent that, funds are available for that payment and, after giving effect to that payment, the required subordination will be maintained for senior notes.

If an event of default of a tranche of notes occurs and that tranche is accelerated, the indenture trustee may, and at the direction of the holders of more than 66 2/3% of the outstanding dollar principal amount of the affected tranche will, direct the collateral agent to sell assets. However, this sale of assets may occur only if:

•	the conditions specified in this prospectus are satisfied and only to the extent that payments are permitted by the subordination provisions of the senior notes; or

•	the legal maturity date of the affected tranche of notes has occurred.

None of the transferor, any affiliate of the transferor or any agent of the transferor will be permitted to purchase assets if the sale occurs or to participate in any vote with respect to that sale.

The holders of the accelerated tranche of notes will be paid their allocable share of the proceeds of a sale of these assets and amounts previously deposited in issuing entity bank accounts for each series, class or tranche of accelerated notes. Upon the sale of those assets and payment of the proceeds from the sale, the nominal liquidation amount of the accelerated tranche of notes will be reduced to zero. See “Sources of Funds to Pay the Notes—Sale of Assets.”

Limited Recourse to the Issuing Entity; Security for the Notes

Each tranche of notes is secured by a security interest in the assets of the issuing entity that are allocated to it under the indenture, the asset pool one supplement, the CHASEseries indenture supplement and the applicable terms document.

The sole source of payment for principal of or interest on a tranche of notes is provided by:

•

the portion of collections of principal receivables and finance charge receivables received by the issuing entity under the First USA collateral certificate and the credit card receivables and available to that tranche of notes after giving effect to any reallocations, payments and deposits; and

•	funds in the applicable issuing entity bank accounts for that tranche of notes.

A noteholder will generally have no recourse to any other assets of the issuing entity—other than shared excess available finance charge collections—or any other person or entity for the payment of principal of or interest on that noteholder’s tranche of notes.

However, if there is a sale of assets included in the issuing entity (1) following an event of default and acceleration, or (2) on the applicable legal maturity date, as described in “Sources of Funds to Pay the Notes—Sale of Assets,” following that sale the affected noteholders generally will have recourse only to their share of the proceeds of that sale, investment earnings on the proceeds of that sale and any funds previously deposited in any applicable issuing entity bank account held for the benefit of and allocated to those noteholders.

Each tranche of notes will be secured by a security interest in:

•	credit card receivables in accounts designated for inclusion in the issuing entity;

•	the First USA collateral certificate;

•	any additional collateral certificates or additional credit card receivables that may be included in the issuing entity;

•	the collection account;

•	the excess funding account;

•	the principal funding subaccount for that tranche of notes;

•	the interest funding subaccount for that tranche of notes; and

•	in the case of a tranche of Class C notes, the Class C reserve subaccount for that tranche of notes.

However, a tranche of notes is entitled to the benefits of only that portion of those assets allocated to it under the indenture, the asset pool one supplement, the CHASEseries indenture supplement and the terms document for that tranche of notes.

See “Sources of Funds to Pay the Notes—General.”

Denominations

The notes offered by this prospectus will be issued in denominations of $100,000 and multiples of $1,000 in excess of that amount.

Record Date

The record date for payment of the notes will be the last day of the month before the related interest payment date or principal payment date, as applicable.

Ratings

The notes to be offered with this prospectus and the accompanying prospectus supplement will be rated in one of the four highest rating categories by at least one nationally recognized rating agency.

A rating addresses the likelihood of the payment of interest on a note when due and the ultimate payment of principal of that note by its legal maturity date. A rating does not address the likelihood of payment of principal of a note on its scheduled principal payment date. In addition, a rating does not address the possibility of early payment or acceleration of a note, which could be caused by an early amortization event or an event of default. A rating is not a recommendation to buy, sell or hold notes and may be changed or withdrawn at any time by the assigning rating agency.

See “Risk Factors—A reduction, withdrawal or qualification of the ratings on your notes, or the issuance of unsolicited ratings on your notes, could adversely affect the liquidity or the market value of your notes.”

U.S. Federal Income Tax Consequences

Skadden, Arps, Slate, Meagher & Flom LLP will deliver an opinion that the notes will be characterized as debt for U.S. federal income tax purposes, and that the issuing entity will not be classified as an association or publicly traded partnership taxable as a corporation; accordingly, the issuing entity will not be subject to U.S. federal income tax.

By your acceptance of a note, you will agree to treat your note as debt for U.S. federal, state and local income and franchise tax purposes.

See “U.S. Federal Income Tax Consequences” for additional information concerning the U.S. federal income tax consequences of purchasing, owning and disposing of a note.

ERISA Considerations

Subject to important considerations described in “ERISA Considerations,” the notes are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

Risk Factors

The risk factors disclosed in this section of the prospectus describe the principal risk factors of an investment in the notes. You should carefully consider the following risks before making an investment decision. If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be adversely affected.

Some liens may be given priority over your notes which could cause your receipt of payments to be delayed or reduced.

Chase USA has represented and warranted in the First USA master trust agreement that the transfer of credit card receivables by it to the First USA master trust is either a complete transfer and assignment to the First USA master trust of all right, title and interest of Chase USA in and to the related credit card receivables, except for the interest of Chase USA as holder of the First USA master trust transferor interest, or a grant to the First USA master trust of a security interest in the credit card receivables. In addition, Chase USA has represented and warranted that its transfer of the credit card receivables and First USA collateral certificate to the issuing entity and any increase of the invested amount of a collateral certificate are each either a complete transfer and assignment to the issuing entity of those receivables and the First USA collateral certificate, except for the interest of Chase USA as holder of the transferor certificate of the issuing entity, or a grant to the issuing entity of a security interest in those receivables, the First USA collateral certificate and any increased invested amounts of the First USA collateral certificate. While a court could conclude that Chase USA still owns the credit card receivables or the First USA collateral certificate, Chase USA has taken steps to give the First USA master trust trustee and the collateral agent, on behalf of the noteholders, a first priority perfected security interest in the credit card receivables and the First USA collateral certificate, as applicable.

If a court concludes that the transfer of credit card receivables or a collateral certificate to the issuing entity is only a grant by Chase USA of a security interest in those credit card receivables or in that collateral certificate, then a tax or government lien, or other lien, imposed under applicable state or federal law without the consent of Chase USA on Chase USA’s property arising before a collateral certificate is issued or new credit card receivables come into existence may be senior to the First USA master trust’s or the issuing entity’s interest in those credit card receivables or the issuing entity’s interest in that collateral certificate. Also, if Chase USA becomes insolvent or the Federal Deposit Insurance Corporation—referred to in this prospectus as the “FDIC”—is appointed conservator or receiver of Chase USA, the FDIC’s administrative expenses might be paid from collections on the credit card receivables or the First USA collateral certificate before the issuing entity or the First USA master trust received any payments. If insolvency proceedings are commenced by or against Chase USA, as servicer of the credit card receivables, or if certain time periods elapse, the issuing entity and the First USA master trust may not have a first priority perfected security interest in collections commingled and used for the benefit of Chase USA, as servicer. If these events occur, payments to you could be delayed or reduced. See “Material Legal Aspects of the Credit Card Receivables—Transfer of Credit Card Receivables” and “The First USA Master Trust—First USA Master Trust Representations and Warranties.”

If a conservator or receiver is appointed for Chase USA, delays or reductions in payment of your notes could occur.

Chase USA is chartered as a national banking association and is subject to regulation and supervision by the Office of the Comptroller of the Currency—referred to herein as the “OCC.” If Chase USA becomes insolvent, is in an unsound condition or engages in certain violations of its bylaws or regulations, or if other similar circumstances occur, the OCC is authorized to appoint the FDIC as conservator or receiver. If the FDIC is appointed as conservator or receiver for Chase USA, payments of principal of and interest on a class or tranche of notes could be delayed or reduced.

The FDIC, as conservator or receiver, is authorized to repudiate any contract of Chase USA. This authority may permit the FDIC to repudiate the transfer of credit card receivables or the First USA collateral certificate to the issuing entity (including the grant to the issuing entity of a security interest in credit card receivables or the First USA collateral certificate) or the transfer of credit card receivables to the First USA master trust (including the grant to the First USA master trust of a security interest in the credit card receivables). Under an FDIC regulation in effect before September 30, 2010, which we refer to here as the “Original Safe Harbor,” the FDIC, as conservator or receiver, will not use its repudiation authority to reclaim, recover or recharacterize financial assets, such as the credit card receivables and a collateral certificate, transferred by a bank if certain conditions are met, including that the transfer was made for adequate consideration, and was not made fraudulently, in contemplation of insolvency, or with the intent to hinder, delay or defraud the bank or its creditors and that the transfer satisfies the requirements for sale accounting treatment under generally accepted accounting principles, other than the legal isolation requirement. As discussed in “—Changes in accounting standards have resulted in the assets and liabilities of the issuing entity and the First USA master trust being consolidated on the balance sheet of Chase USA,” under accounting standards that became effective on January 1, 2010 for calendar year reporting entities, Chase USA has consolidated the issuing entity and the First USA master trust onto its balance sheet and the transfers of credit card receivables to the issuing entity and the First USA master trust and the transfer of the First USA collateral certificate to the issuing entity, which had satisfied the requirements for sale accounting treatment prior to January 1, 2010, no longer satisfy the requirements for sale accounting treatment. On September 27, 2010, the FDIC issued a final rule amending the Original Safe Harbor, which we refer to as the “Revised Safe Harbor,” that extends the benefit of the FDIC’s legal isolation safe harbor under the Original Safe Harbor to any obligations of master trusts and revolving trusts for which obligations were issued on or before September 27, 2010, and for which the conditions for sale accounting treatment, other than legal isolation, that were in place before November 15, 2009, and all other requirements of the Original Safe Harbor, are satisfied. The Revised Safe Harbor extends to obligations issued by such trusts both before and after September 27, 2010. Chase USA believes that the conditions of the Revised Safe Harbor are currently being satisfied for issuances from the issuing entity and for the issuance of the First USA collateral certificate from the First USA master trust.

If the FDIC, as conservator or receiver, were to determine that the Revised Safe Harbor did not apply to the issuing entity or the First USA master trust and repudiated Chase USA’s transfer of credit card receivables or the First USA collateral certificate, the amount of compensation the FDIC would be required to pay is limited to “actual direct compensatory damages” measured as of the date of conservatorship or receivership. These damages do not include damages for lost profits or opportunity, and may not include damages, such as accrued interest, for the period between the date of conservatorship or receivership and the date of repudiation. The FDIC could delay its decision to repudiate Chase USA’s transfer of credit card receivables or the First USA collateral certificate for a reasonable period following its appointment as conservator or receiver for Chase USA.

Even if the FDIC did not repudiate the transfer of credit card receivables or the First USA collateral certificate, the FDIC, as conservator or receiver, could:

•

require the collateral agent or the First USA master trust trustee to go through an administrative claims procedure to establish its right to payments collected on the credit card receivables or the First USA collateral certificate, as applicable;

•	request a stay of any judicial action or proceeding with respect to the issuing entity’s or the First USA master trust’s claims against Chase USA; or

•

repudiate without compensation and refuse to perform Chase USA’s ongoing obligations under the transfer and servicing agreement or the First USA master trust agreement, such as the duty to collect payments or otherwise service the credit card receivables, to transfer additional credit card receivables to the issuing entity or the First USA master trust or to provide administrative services to the issuing entity.

Furthermore, the Federal Deposit Insurance Act provides that, with certain exceptions, during the 45-day period beginning on the date of the appointment of the FDIC as conservator for a bank or the 90-day period beginning on the date of the appointment of the FDIC as receiver for a bank, no person may, without the consent of the FDIC as conservator or receiver, exercise any right or power to terminate, accelerate, or declare a default under any contract to which the bank is a party, or to obtain possession of or exercise control over any property of the bank or affect the contractual rights of the bank, provided that (among other exceptions) this requirement does not permit the FDIC as conservator or receiver to fail to comply with otherwise enforceable provisions of any such contract. Even if the issuing entity receives the benefit of the Revised Safe Harbor, the Federal Deposit Insurance Act could be interpreted to prohibit the indenture trustee, the collateral agent, the First USA master trust trustee, noteholders, certificateholders or other persons from taking certain actions to implement contractual provisions, such as the early amortization provisions of the indenture and the rapid amortization provisions of the First USA master trust agreement. Such interpretation, whether or not ultimately sustained, could lead to a delay and reduction in payments on your notes.

There are also statutory prohibitions on (1) any attachment or execution being issued by any court upon assets in the possession of the FDIC as receiver and (2) any property in the possession of the FDIC as receiver being subject to levy, attachment, garnishment, foreclosure or sale without the consent of the FDIC.

If the FDIC were appointed as conservator or receiver for Chase USA, then under the terms of the indenture, an early amortization event would occur for all outstanding notes. If the issuing entity’s assets included credit card receivables at this time, new principal receivables would not be transferred to the issuing entity. An early amortization event with respect to your notes could result in an acceleration of or reduction in payments on your notes as described in “The Notes—Redemption and Early Amortization of Notes; Early Amortization Events.”

If the FDIC were appointed as conservator or receiver for Chase USA, then under the terms of the First USA master trust agreement a “pay out event” would occur for all outstanding series of certificates issued out of the First USA master trust, including the First USA collateral certificate. New principal receivables would not be transferred to the First USA master trust and the First USA master trust trustee would sell the credit card receivables allocated to each series of certificates issued by the First USA master trust unless a required percentage of investors in any such series of the First USA master trust gave the First USA master trust trustee other instructions. The First USA master trust would terminate earlier than was planned if each series of certificates in the First USA master trust did not vote to continue the First USA master trust. If such a vote is required, the First USA collateral certificate, as the only certificate issued by the First USA master trust that remains outstanding, will be deemed to have voted in the negative. A pay out event with respect to a collateral certificate included in the issuing entity could result in an acceleration of or reduction in payments on your notes as described in “The First USA Master Trust—First USA Master Trust Pay Out Events.”

The FDIC as conservator or receiver may nonetheless have the power:

•

regardless of the terms of the issuing entity trust agreement, the indenture, the transfer and servicing agreement, the First USA master trust agreement or the instructions of those authorized to direct the indenture trustee’s or the First USA master trust trustee’s actions, (1) to prevent the beginning of an early amortization period, (2) to prevent the early sale of the credit card receivables and termination of the First USA master trust or (3) to require new principal receivables to continue being transferred to the issuing entity or the First USA master trust; or

•

regardless of the terms of the issuing entity trust agreement, the indenture, the transfer and servicing agreement, the First USA master trust agreement or the instructions of the noteholders or certificateholders, (1) to require the early sale of the issuing entity’s credit card receivables, the First USA master trust’s credit card receivables or the First USA collateral certificate, (2) to require termination of the First USA master trust or termination of the First USA master trust’s outstanding certificates (including the First USA collateral certificate) or (3) to prohibit the continued transfer of principal receivables to the issuing entity or the First USA master trust.

In addition, the FDIC, as conservator or receiver, may have the power to (i) prevent the indenture trustee, the collateral agent, the First USA master trust trustee or the noteholders or certificateholders, as applicable, from appointing a new servicer under the transfer and servicing agreement or the First USA master trust agreement, as applicable, or (ii) authorize Chase USA to stop servicing the credit card receivables.

In the receivership of a national bank, a court has held that certain of the rights and powers of the FDIC as receiver extended to a statutory trust formed by that national bank in connection with a securitization of credit card receivables. If Chase USA were to enter conservatorship or receivership, the FDIC could argue that its rights and powers as receiver extend to the issuing entity or the First USA master trust. If the FDIC were to take this position and seek to repudiate or otherwise affect the rights of noteholders under any transaction document, you could suffer losses on your notes.

Regulatory action could cause delays or reductions in payment of your notes to occur.

Federal banking agencies have broad enforcement powers over Chase USA. If the appropriate banking agency were to find that any agreement or contract, including a securitization agreement, of Chase USA, the First USA master trust or the issuing entity, or the performance of any obligation under such an agreement or contract, constitutes an unsafe or unsound practice, violates any law, rule, regulation, or written condition or agreement applicable to Chase USA or would adversely affect the safety and soundness of Chase USA, that banking agency has the power to order Chase USA, among other things, to rescind that agreement or contract, refuse to perform that obligation, terminate that activity, or take such other action as such agency determines to be appropriate. If an appropriate banking agency did reach such a conclusion, and ordered Chase USA to rescind or amend the securitization agreements, payments to you could be delayed or reduced, and Chase USA may not be liable to you for contractual damages for complying with such an order and you may not have any legal recourse against the appropriate banking agency. See “Material Legal Aspects of the Credit Card Receivables—Certain Regulatory Matters.”

In addition, the Consumer Financial Protection Bureau, referred to in this prospectus as the “CFPB,” has broad authority to enforce certain federal consumer financial protection laws. If the CFPB were to determine that any practices or procedures of Chase USA or the terms of any of Chase USA’s credit card accounts were not in accordance with law, it could bring an enforcement action against Chase USA. See “Material Legal Aspects of the Credit Card Receivables—Consumer Protection Laws.”

Chase USA is experiencing heightened scrutiny by its regulators of its compliance with new and existing regulations, and with respect to its controls and operational processes. Accordingly, Chase USA expects that its banking supervisors will in the future continue to take more formal enforcement actions against Chase USA rather than issuing informal supervisory actions or criticisms.

Changes to consumer protection laws may impede collection efforts, alter timing and amount of collections and reduce the yield on the pool of credit card receivables which may result in acceleration of or reduction in payments on your notes.

Practices with respect to revolving credit card accounts that do not comply with consumer protection laws may result in certain credit card receivables not being valid or enforceable in accordance with the terms of such accounts against the obligors of those credit card receivables. Federal and state consumer protection laws regulate the creation and enforcement of consumer loans, including credit card receivables.

In May of 2009, Congress enacted the Credit Card Accountability Responsibility and Disclosure Act of 2009—referred to in this prospectus as the “CARD Act.” The CARD Act, as modified by a series of implementing rules, amends the Truth in Lending Act by mandating various new and additional standards and practices with respect to the marketing, underwriting, pricing, billing and other aspects of the consumer credit card business.

As a result of the adoption of the CARD Act, the amount of interest charges and fees collected by Chase USA may decrease, the number of additional accounts originated may decrease, and consumers may choose to use credit cards less frequently. Similar effects may result from any future adverse changes in federal and state consumer protection laws or regulations, or adverse changes in their applicability or interpretation. Each of these effects, independently or collectively, may reduce the yield on the pool of credit card receivables, which may result in a pay out event or an early amortization event and may result in an acceleration of payment or reduced payments on your notes. See “Material Legal Aspects of the Credit Card Receivables—Consumer Protection Laws” in this prospectus for a more complete description of the significant provisions of the CARD Act.

There have been numerous other attempts at the federal, state and local levels to further regulate the credit card industry. For instance, legislation has been proposed restricting interchange fees on credit card transactions, imposing a ceiling on the rate of interest a financial institution may assess on a credit card account and requiring consumer lenders to abide by the interest rate limits of the state in which the consumer resides. Legislation restricting interchange fees or imposing a ceiling on interest rates could result in a reduction of the yield on the pool of credit card receivables which could result in an early amortization event for the notes or a pay out event for a collateral certificate and could result in an acceleration of payment or reduced payments on your notes. See “Material Legal Aspects of the Credit Card Receivables—Consumer Protection Laws” and “The First USA Master Trust—Defaulted Receivables; Rebates and Fraudulent Charges,” “The First USA Master Trust—First USA Master Trust Pay Out Events,” “The Notes— Redemption and Early Amortization of Notes; Early Amortization Events.”

If a cardholder sought protection under federal or state bankruptcy or debtor relief laws, a court could reduce or discharge completely the cardholder’s obligations to repay amounts due on the cardholder’s credit card account and, as a result, the related credit card receivables arising in that credit card account would be written off as uncollectible. You could suffer a loss if no funds are available from credit enhancement or other sources and collections of finance charge receivables allocated to your notes are insufficient to cover the applicable defaulted amount. See “Material Legal Aspects of the Credit Card Receivables—Consumer Protection Laws” and “The First USA Master Trust—Defaulted Receivables; Rebates and Fraudulent Charges.”

Legislation has also been proposed that would amend the U.S. Bankruptcy Code, referred to in this prospectus as the “Bankruptcy Code,” to permit modification of certain mortgages that are secured by a Chapter 13 debtor’s principal residence. The scope, duration and terms of potential future legislation with similar effect are discussed from time to time. If such legislation is enacted, it could result in an increase in the number of bankruptcy filings. Chase USA cannot predict whether any such legislation will be passed.

Financial regulatory reforms could have a significant impact on the issuing entity, the First USA master trust or Chase USA.

The Dodd-Frank Wall Street Reform and Consumer Protection Act, enacted in 2010 and referred to in this prospectus as the “Dodd-Frank Act,” has significantly increased the regulation of the financial services industry. This legislation, among other things: requires federal regulators to adopt regulations requiring securitizers or originators to retain at least 5% of the credit risk of securitized exposures unless the underlying exposures are qualified residential mortgages or meet certain underwriting standards to be determined by regulation; requires the SEC to promulgate rules requiring issuers of asset-backed securities to (i) disclose data regarding the underlying assets as determined to be necessary for investors to independently perform due diligence and (ii) perform a review of the underlying assets and disclose the nature of the review; increases oversight of credit rating agencies; requires the SEC to promulgate rules generally prohibiting firms from underwriting or sponsoring a securitization that would result in a material conflict of interest with respect to investors in that securitization; restricts the interchange fees payable on debit card transactions; establishes the CFPB, which has broad authority to regulate the credit, savings, payment and other consumer financial products and services that Chase USA and its affiliates offer; establishes a Financial Stability Oversight Council, referred to in this prospectus as the “FSOC,” to oversee systemic risk, and provides regulators with the power to require companies deemed “systemically important” to sell or transfer assets and terminate activities if the regulators determine that the size or scope of activities of the company pose a threat to the safety and soundness of the company or the financial stability of the United States; increases regulation of the over-the-counter derivatives market by requiring central clearing of standardized over-the-counter derivatives, and imposing heightened supervision of over-the-counter derivatives dealers and major market participants; imposes margin requirements on derivative transactions that could significantly reduce customer appetite for such products; requires bank regulators to phase out the treatment of trust preferred capital debt securities as Tier 1 capital for regulatory capital purposes; and requires Chase USA and its affiliates to provide a credible plan for resolution under the Bankruptcy Code, and provides sanctions that include divestiture of assets or restructuring in the event the plan is deemed insufficient.

In the United States, the Department of the Treasury, FSOC, SEC, the Commodity Futures Trading Commission, referred to in this prospectus as the “CFTC,” Federal Reserve Board, OCC, CFPB and FDIC are engaged in extensive rule-making mandated by the Dodd-Frank Act, and a substantial amount of the rule-making remains to be done. As a result, the complete impact of the Dodd-Frank Act remains uncertain. It is not clear what form some of these regulations will ultimately take, or how the issuing entity, the First USA master trust or Chase USA will be affected.

No assurance can be given that the Dodd-Frank Act and related regulations or any other new legislative changes enacted will not have a significant impact on the issuing entity, the First USA master trust or Chase USA, including on the level of receivables held in the issuing entity or the First USA master trust, or the amount of notes that may be issued in the future.

The Dodd-Frank Act also requires the SEC to impose asset-level registration statement disclosure requirements if the data is necessary for investors to independently perform due diligence and to prohibit certain material conflicts of interest relating to securitizations.

On March 30, 2011, the SEC, the FDIC, the Federal Reserve Board and certain other prudential banking regulators proposed regulations that would mandate risk retention for securitizations, including credit card securitizations. The proposed regulations would require that the sponsor maintain, unhedged, a minimum of 5% of the unpaid principal balance of the assets owned or held by the issuing entity and would permit that retained risk to be held in the form of a seller’s interest. On August 28, 2013, the regulators re-proposed the risk retention regulations. The re-proposed regulations would require that the sponsor maintain, unhedged, a minimum of 5% of the fair value of the asset-backed security interests in the securitization and would permit that retained risk to be held in the form of a seller’s interest representing at least 5% of the unpaid principal balance of all outstanding asset-backed security interests held by investors in the issuing entity. The transferor amount used in Chase USA’s securitizations may not fit clearly within the definition of seller’s interest used in the re-proposed regulations. Other interests in the issuing entity retained by Chase USA, including subordinated notes, the Class C reserve account and the residual interest in the issuing entity, may not be given credit as qualifying forms of risk retention under the final risk retention rules. Although Chase USA is hopeful that the definition of seller’s interest will be conformed to market practice in the final rules, Chase USA cannot at this time predict whether its existing risk retention mechanisms will satisfy the regulatory requirements, whether structural changes would be necessary, or whether any failure of the transferor amount to qualify would alter Chase USA’s interest in conducting securitization transactions in the future.

On July 21, 2011, regulatory authority over certain federal consumer financial protection statutes was transferred to the CFPB. Accordingly, certain federal consumer financial laws including, but not limited to, the Truth in Lending, Equal Credit Opportunity, Fair Credit Reporting, and Electronic Fund Transfer Acts, will be enforced by the CFPB, subject to certain statutory limitations.

On August 31, 2011, the SEC issued an advance notice of proposed rulemaking relating to the exemptions from status as an investment company under the Investment Company Act of 1940 relied upon by the First USA master trust and the issuing entity. At this time, we cannot predict what form the related final rules will take, whether the exemptions that the First USA master trust and the issuing entity rely on will continue to be available, whether new and prohibitive conditions to reliance on the exemptions will be included in the final rule or whether such rules would materially impact Chase USA’s securitization program.

On September 19, 2011, the SEC issued a notice of proposed rulemaking intended to implement the prohibition regarding material conflicts of interest relating to certain securitizations pursuant to Section 621 of the Dodd-Frank Act. At this time, we cannot predict what form the final rules and any related interpretive guidance from the SEC will take, or whether such rules would materially impact Chase USA’s securitization program.

Changes in accounting standards have resulted in the assets and liabilities of the issuing entity and the First USA master trust being consolidated on the balance sheet of Chase USA.

In June 2009, the Financial Accounting Standards Board, referred to in this prospectus as “FASB,” issued guidance which amended the guidance of accounting for the transfers of financial assets and the consolidation of variable interest entities. The 2009 guidance eliminated the concept of qualifying special purpose entities and provided additional guidance with regard to accounting for transfers of financial assets. The 2009 guidance also changed the approach for determining the primary beneficiary of a variable interest entity from a quantitative risk and reward model to a qualitative model based on control and economics. The 2009 guidance became effective for the issuing entity and the First USA master trust on January 1, 2010. Based on the 2009 guidance and Chase USA’s interpretation of its requirements, Chase USA consolidated the issuing entity and the First USA master trust on its balance sheet and the transfer of credit card receivables and the First USA collateral certificate under the transfer and servicing agreement as well as the transfers of credit card receivables under the First USA master trust agreement, which had satisfied the requirements for sale accounting treatment prior to January 1, 2010, no longer satisfy the requirements for sale accounting treatment under generally accepted accounting principles. No assurance can be given that the 2009 guidance will not have a significant impact on the issuing entity, the First USA master trust or Chase USA, including on the level of receivables held in the issuing entity or the First USA master trust or the amount of notes that may be issued in the future. See “—If a conservator or receiver is appointed for Chase USA, delays or reductions in payment of your notes could occur.”

Proposed and implemented changes to legislation, regulations, disclosure rules and accounting rules may result in curtailment of future issuance which may reduce the market price or adversely affect the liquidity of your notes.

Since the financial crisis, credit card securitization transactions have faced proposed and new legislation, rules and regulations. These requirements include changes that have been implemented to accounting rules which have an impact on capital requirements for securitized assets, adoption of new capital requirements, the implementation of the CARD Act and rules promulgated under the Dodd-Frank Act with respect to representations and warranties and due diligence. The Dodd-Frank Act also requires the SEC to promulgate new rules regarding disclosure for asset-backed securities which may also modify existing shelf eligibility requirements for asset-backed securities. The SEC has released proposed rules that would require extensive additional disclosure for asset-backed securities including those backed by credit card receivables, as well as rules with respect to shelf eligibility for asset-backed securities. The SEC, bank regulators and other agencies have also proposed rules to implement the risk retention requirements of the Dodd-Frank Act. The cumulative impact of past changes and the implementation of new legislation, rules and regulations, including the SEC’s proposed requirement to disclose “grouped account data” related to credit card accounts and receivables, may be to increase the costs of any future issuance of notes while reducing some of the benefits. The new legislation, rules and regulations could potentially result in the curtailment of any new issuance of notes by the issuing entity. A decision to cease issuing additional notes from the issuing entity could reduce the market price or adversely affect the liquidity of your notes.

Competition in the credit card industry may result in a decline in ability to generate new credit card receivables. This may result in the payment of principal earlier or later than the scheduled principal payment date.

The credit card industry is highly competitive. As new credit card companies enter the market and companies try to expand their market share, effective advertising, target marketing and pricing strategies grow in importance. Chase USA’s ability to compete in this environment will affect its ability to generate new credit card receivables and might also affect payment patterns on the credit card receivables. If the rate at which Chase USA generates new credit card receivables declines significantly, Chase USA might be unable to transfer additional credit card receivables to the issuing entity or to the First USA master trust or to maintain the balance of any collateral certificates held by the issuing entity and a pay out event for a collateral certificate or an early amortization event could occur, resulting in payment of principal sooner than expected. If the rate at which Chase USA generates new credit card receivables decreases significantly at a time when noteholders are scheduled to receive principal, noteholders might receive principal more slowly than planned.

Payment patterns of cardholders may not be consistent over time and variations in these payment patterns may result in reduced payment of principal or receipt of payment of principal earlier or later than expected.

Collections of principal receivables available to pay the notes on any principal payment date or to make deposits into an issuing entity bank account will depend on many factors, including:

•	the rate of repayment of credit card balances by cardholders, which may be slower or faster than expected which may cause payment on the notes to be earlier or later than expected;

•	the extent of credit card usage by cardholders, and the creation of additional credit card receivables; and

•	the rate of default by cardholders.

Changes in payment patterns and credit card usage result from a variety of economic, customer related, competitive, social and legal factors. Economic factors include, among other things, the rate of inflation, unemployment levels and relative interest rates. The availability of incentive or other award programs may also affect cardholders’ actions. Social factors include consumer confidence levels and the public’s attitude about incurring debt and the consequences of personal bankruptcy. Chase USA cannot predict how these or other factors will affect repayment patterns or card usage and, consequently, the timing and amount of payments on the notes.

The rate of collections on delinquent accounts may not be consistent over time and variations in this rate may lead to significant increases in the rate of charge-offs.

If Chase USA is unable to recover amounts owing on delinquent accounts, it will charge off these accounts. Future charge-offs in each of the trust portfolios and overall credit quality for each trust portfolio are subject to uncertainties which may cause actual results to differ from current and historical performance. These uncertainties could include the direction and level of credit card loan delinquencies, changes in customer behavior, bankruptcy trends and changes in the bankruptcy law, the rate of unemployment, portfolio seasoning, interest rate movements, and portfolio mix, among others.

The credit performance of each trust portfolio could be adversely affected by any decline in U.S. housing prices and increase in the unemployment rate. Increase in charge-offs may reduce the effective yield on the credit card receivables and the amount of outstanding balances in each trust portfolio. These reductions could result in an early amortization event for the notes or a pay out event for a collateral certificate and could result in an acceleration of payment or reduced payments on your notes. See “Chase USA’s Credit Card Portfolio—Delinquency and Loss Experience.”

Class A notes and Class B notes can lose the benefit of subordination under some circumstances resulting in delayed or reduced payments to you.

Subordinated notes may have scheduled principal payment dates and legal maturity dates earlier than some or all of the senior notes.

If subordinated notes reach their scheduled principal payment date at a time when they are needed to provide the required subordination for the senior notes and the issuing entity is unable to issue additional subordinated notes or obtain acceptable alternative forms of credit enhancement, prefunding of the senior notes will begin and those subordinated notes may not be paid on their scheduled principal payment date. The principal funding subaccounts of the senior notes will be prefunded with principal collections available for that purpose up to the amount necessary to permit the payment of those subordinated notes while maintaining the required subordination for the senior notes. See “Deposit and Application of Funds in the Issuing Entity—Targeted Deposits of Available Principal Collections to the Principal Funding Account.”

Subordinated notes which have reached their scheduled principal payment date will not be paid until the remaining subordinated notes provide the required subordination for the senior notes, which payment may be delayed further as other subordinated notes reach their scheduled principal payment date. The subordinated notes will be paid on their legal maturity date, to the extent that any funds are available from proceeds of the sale of assets and amounts on deposit in applicable issuing entity bank accounts, whether or not the senior notes have been fully prefunded. If the rate of repayment of principal on the assets in the issuing entity were to decline during the prefunding period for the senior notes, then the principal funding subaccounts of the senior notes may not be fully prefunded before the legal maturity date of the subordinated notes. In that event and only to the extent not fully prefunded, the senior notes would not have the required subordination as of the legal maturity date of those subordinated notes unless additional subordinated notes were issued or a sufficient amount of senior notes would have matured so that the remaining outstanding subordinated notes are sufficient to provide the necessary subordination.

The tables in “Chase USA’s Credit Card Portfolio—Principal Payment Rates” will show the highest and lowest cardholder monthly principal payment rates for each of the trust portfolios during the periods shown in those tables. Principal payment rates for the issuing entity and the First USA master trust may change due to a variety of factors including economic, social, legal and regulatory factors and changes in the terms of the revolving credit card accounts by Chase USA. Accordingly, the principal payment rate for the issuing entity may change due to these factors as well as due to the inclusion in the issuing entity of collateral certificates or credit card receivables with different characteristics than those currently included. There can be no assurance that the principal payment rate for the issuing entity and the First USA master trust will remain in the range shown in those tables in the future.

Allocations of the default amount and reallocation of principal collections could result in a reduction in payment on the notes.

Chase USA, as servicer of the credit card receivables in the issuing entity and the First USA master trust, will write off credit card receivables arising in revolving credit card accounts if those credit card receivables become uncollectible. The notes will be allocated a portion of the default amount for credit card receivables and any collateral certificates included in the issuing entity. In addition, if you hold a subordinated note, principal collections allocated to your notes may be reallocated to pay interest on senior notes or to pay the portion of the servicing fee allocable to senior notes. You may not receive full repayment of your notes and full payment of interest due if the nominal liquidation amount of your notes has been reduced by charge-offs resulting from any uncovered default amount or as a result of reallocations of principal collections to pay interest on senior notes or the portion of the servicing fee allocable to senior notes, and those amounts have not been reimbursed from finance charge collections allocated to the CHASEseries. For a discussion of nominal liquidation amount, see “The Notes—Stated Principal Amount, Outstanding Dollar Principal Amount and Nominal Liquidation Amount.”

The note interest rate and the credit card receivables interest rate may re-set at different times or fluctuate differently, resulting in a delay or reduction in payments on the notes.

Some revolving credit card accounts may have finance charges set at a variable rate based on a designated index (for example, the prime rate). A tranche of notes may bear interest either at a fixed rate or at a floating rate based on a different index (for example, LIBOR). The variable rate for a revolving credit card account may re-set at a point in time when the applicable floating rate index for a tranche of notes has not re-set. If so, the rate charged on the revolving credit card accounts may decline, and finance charge collections may be reduced without a corresponding reduction in the amounts payable as interest on the notes and other amounts paid from finance charge collections allocated to that tranche of notes. This could result in delayed or reduced principal and interest payments to you.

Issuance of additional notes and certificates issued by a credit card master trust, including collateral certificates, may affect the timing and amount of payments to you.

The issuing entity may issue new notes of any series, class or tranche from time to time, and the First USA master trust may issue new certificates, including collateral certificates, from time to time. New notes and certificates, including collateral certificates, may be issued by the issuing entity or the First USA master trust, as applicable, without notice to existing noteholders and without their consent, and may have different terms from outstanding notes and certificates, including collateral certificates. For a description of the conditions that must be met before the First USA master trust can issue new certificates, including any collateral certificate, or the issuing entity can issue new notes, see “The First USA Master Trust—New Issuances” and “The Notes—Issuances of New Series, Classes and Tranches of Notes.”

The issuance of new notes or certificates, including collateral certificates, could adversely affect the timing and amount of payments on outstanding notes. For example, some notes issued after your tranche of notes may have a higher interest rate than your tranche of notes. This could result in a reduction in the finance charge collections used to pay interest on your notes. Also, when new notes and certificates, including collateral certificates, are issued, the voting rights of your notes will be diluted. See “—You may have limited or no ability to control actions under the indenture and the First USA master trust agreement.”

The composition of the assets in the issuing entity may change. This may decrease the credit quality of the assets securing the notes. If this occurs, your receipt of payments of principal and interest may be reduced, delayed or accelerated.

The assets in the issuing entity currently consist of credit card receivables arising in revolving credit card accounts owned by Chase USA, the First USA collateral certificate and funds on deposit in the issuing entity bank accounts. Chase USA cannot guarantee that new assets will be of the same credit quality as the assets that are currently included in the issuing entity.

The assets included in the issuing entity may change every day. Chase USA may choose, or may be required, to transfer additional collateral certificates or credit card receivables to the issuing entity. The revolving credit card accounts from which those additional credit card receivables arise may have terms and conditions that are different from the terms and conditions that apply with respect to the revolving credit card accounts whose credit card receivables are already included in the issuing entity or the First USA master trust. For example, the new credit card accounts may have higher or lower fees or interest rates, or different payment terms. In addition, the credit card receivables in revolving credit card accounts originated by Bank One, Delaware, National Association, prior to the Merger Date may have been subject to underwriting criteria different from the underwriting criteria for the credit card receivables in revolving credit card accounts originated by Chase USA prior to the Merger Date. In addition, Chase USA may transfer the credit card receivables in revolving credit card accounts purchased by Chase USA to a credit card master trust or to the issuing entity if specified conditions are satisfied. Those credit card accounts purchased by Chase USA will have been originated using the account originator’s underwriting criteria, not those of Chase USA. That account originator’s underwriting criteria may have been more or less stringent than those of Chase USA. Also, Chase USA may transfer credit card receivables to a credit card master trust or to the issuing entity that arise in revolving credit card accounts that may have been originated by Chase USA using different credit criteria from the criteria applied by Chase USA for the revolving credit card accounts whose credit card receivables are currently transferred to that credit card master trust or to the issuing entity. Chase USA cannot guarantee that new credit card accounts will be of the same credit quality as the credit card accounts currently or historically designated to have their credit card receivables transferred to a credit card master trust or to the issuing entity. If the credit quality of the credit card receivables transferred to a credit card master trust were to deteriorate and the issuing entity’s assets included a collateral certificate issued by that credit card master trust, or if the credit quality of credit card receivables transferred to and included in the issuing entity were to deteriorate, your receipt of principal and interest payments may be reduced, delayed or accelerated.

In addition, principal collections and other amounts treated as principal collections received on a collateral certificate not allocated to noteholders and not required to be deposited to a principal funding account or applicable principal funding subaccount for the benefit of a tranche of notes or used to pay interest on senior notes or the portion of the servicing fee allocable to senior notes, will be paid by the servicer, on behalf of the issuing entity, to the transferor or deposited in the excess funding account. The invested amount of the First USA collateral certificate may also be increased and additional collateral certificates and credit card receivables may be transferred to the issuing entity without the payment of cash if the conditions to that increase or transfer and designation have been satisfied. New assets included in the issuing entity, either through a designation for inclusion of assets or the increase in the invested amount of an existing collateral certificate, may have characteristics, terms and conditions that are different from those of the collateral certificates or credit card receivables already included in the issuing entity and may be of a different credit quality due to differences in underwriting criteria and payment terms.

The transferor, on behalf of the issuing entity, will direct any increases or decreases to the invested amount of the First USA collateral certificate over time. These increases or decreases may result in increases or decreases in the relative amounts of different types of assets included in the issuing entity and such changes in the composition of the assets in the issuing entity may impact the credit quality of the assets securing the notes. In addition, there is no obligation on the part of a credit card master trust that has a collateral certificate included in the issuing entity to increase the invested amount of that collateral certificate. If the credit quality of the assets included in the issuing entity were to deteriorate, your receipt of principal and interest payments may be reduced, delayed or accelerated. See “Sources of Funds to Pay the Notes.”

Some customers may provide information that is inaccurate or intentionally false during the underwriting process.

Receivables are originated generally in accordance with the underwriting criteria and process described in this prospectus. Customers supply a variety of information regarding income, occupation, and employment status that is used in the underwriting process. Chase USA generally does not verify this information, and this information may be inaccurate or intentionally false. Credit card transactions arising from credit card accounts that are underwritten based on such inaccurate or intentionally false information either (i) may lead to increased receivable delinquencies or charge offs, which could result in a payout event or an early amortization event and could result in an acceleration of payment or reduced payments on your notes or (ii) if any transaction is determined to be a fraudulent charge, could result in an increase in adjustments to the First USA Master Trust Transferor Interest or the issuing entity’s Transferor Amount.

The underwriting, risk management and servicing efforts of Chase USA may not be effective.

Chase USA’s underwriting criteria and process may not be successful in identifying and declining applicants with higher than average credit risks, such as applicants that may have had difficulty obtaining loans from other sources, including other banks and other financial institutions, due to credit problems, limited credit histories, adverse financial circumstances or high debt-to-income ratios. Chase USA’s risk management policies, procedures and techniques may not be sufficient to identify all of the risks to which it is exposed, to mitigate the risks it has identified, or to identify additional risks to which it may become subject in the future. In addition, a failure to effectively identify, manage, monitor and mitigate operational risks may negatively impact Chase USA’s ability to service the First USA collateral certificate or the credit card receivables of the issuing entity. These risks may result in your principal and interest payments being reduced, delayed or accelerated.

Yield and payments on the assets in the issuing entity could decrease, resulting in the receipt of principal payments earlier or later than the scheduled principal payment date or the occurrence of an early amortization event.

There is no assurance that the stated principal amount of your notes will be paid on their scheduled principal payment date.

A significant decrease in the amount of assets in the issuing entity for any reason could result in the occurrence of an early amortization event and therefore, early payment of your notes. In addition, the effective yield on the assets in the issuing entity could decrease due to, among other factors, a change in periodic finance charges on the revolving credit card accounts, an increase in the level of delinquencies or increased convenience use of credit cards whereby cardholders pay their credit card balance in full each month and incur no finance charges. This could reduce the amount of finance charge collections allocated to the notes. If for any month, the three-month average excess spread percentage is less than the required excess spread percentage for that month, an early amortization event will occur and could result in an early repayment of your notes. See “The Notes—Redemption and Early Amortization of Notes; Early Amortization Events.”

Chase USA may not be able to generate new credit card receivables or designate new revolving credit card accounts or maintain or increase the size of a collateral certificate when required. This could result in an acceleration of or reduction in payments on your notes.

The issuing entity’s ability to make payments on the notes will be impaired if sufficient new credit card receivables are not generated by Chase USA. Chase USA may be prevented from generating sufficient new credit card receivables or designating new credit card receivables to add to the issuing entity or the First USA master trust due to regulatory restrictions or for other reasons. Chase USA does not guarantee that new credit card receivables will be created, that any credit card receivables will be transferred to the issuing entity or to the First USA master trust, that the size of collateral certificates transferred to the issuing entity will be maintained or increased when required or that credit card receivables will be repaid at a particular time or with a particular pattern.

The First USA master trust agreement provides that Chase USA must transfer additional credit card receivables to the First USA master trust if the total amount of principal receivables in the First USA master trust falls below a specified amount of principal receivables. If the principal amount of assets included in the issuing entity falls below specific levels, the transfer and servicing agreement provides that Chase USA must transfer additional credit card receivables or additional collateral certificates to the issuing entity or increase the invested amount of an existing collateral certificate included in the issuing entity. There is no guarantee that Chase USA will have enough credit card receivables to transfer to the First USA master trust, any other applicable credit card master trust or to the issuing entity or that Chase USA will be able to transfer additional collateral certificates to the issuing entity or increase the invested amount of an existing collateral certificate included in the issuing entity. If Chase USA does not make an addition of credit card receivables to the First USA master trust when it is required to do so by the First USA master trust agreement, a pay out event will occur with respect to the First USA collateral certificate for the First USA master trust. This pay out event could result in an acceleration of or reduction in payments on your notes. Additionally, if Chase USA does not make an addition of assets to the issuing entity or increase the invested amount of an existing collateral certificate when it is required to do so, an early amortization event will occur, which will result in acceleration of or a reduction in payments on your notes. See “The First USA Master Trust—The Credit Card Receivables” and “—First USA Master Trust Pay Out Events,” and “The Notes—Redemption and Early Amortization of Notes; Early Amortization Events.”

Chase USA may change the terms of the revolving credit card accounts in a way that reduces, accelerates or slows collections. These changes may result in reduced, accelerated or delayed payments to you.

As owner of the revolving credit card accounts, Chase USA retains the right to change various terms and conditions of those credit card accounts, including finance charges and other fees it charges and the required minimum monthly payment. A pay out event for a collateral certificate or early amortization event for the notes could occur if Chase USA decreased the finance charges or fees it charges and that reduction resulted in a material decrease in the yield on the credit card receivables arising in those credit card accounts. In addition, Chase USA may change the terms of those credit card accounts to maintain its competitive position in the credit card industry or to comply with regulatory guidelines or relevant law. Changes in the terms of those credit card accounts may reduce (1) the amount of credit card receivables arising under those credit card accounts, (2) the amount of collections on those credit card receivables, (3) the size of a collateral certificate issued by a credit card master trust to which those credit card accounts have been designated to have their credit card receivables transferred or (4) the amount of collections allocated to a collateral certificate. If payment rates decrease significantly at a time when you are scheduled to receive payments of principal, you might receive principal more slowly than expected.

Chase USA has agreed in the transfer and servicing agreement that it will not change the terms of the revolving credit card accounts designated to have their credit card receivables transferred to the issuing entity and the First USA master trust or its policies relating to the operation of its credit card business, including the increase or reduction of the required minimum monthly payment and the calculation of the amount or the timing of charge-offs, finance charges and other fees, unless it reasonably believes such a change would not cause a pay out event to occur for the First USA master trust, or an early amortization event or an event of default to occur for the issuing entity and it takes the same action on its other substantially similar revolving credit card accounts, to the extent permitted by those credit card accounts.

Subject to the regulatory and other limitations described in this prospectus, Chase USA has the ability to change the terms of the revolving credit card accounts. Changes in relevant law, changes in relevant regulatory guidance, changes in the marketplace or prudent business practices could cause Chase USA to change revolving credit card account terms.

If Chase USA breaches representations and warranties relating to the credit card receivables, payments on your notes may be reduced.

Chase USA, as transferor of the credit card receivables, makes representations and warranties relating to the validity and enforceability of the credit card receivables arising under the revolving credit card accounts in the First USA master trust portfolio, and as to the perfection and priority of the First USA master trust trustee’s security interest in the credit card receivables. Chase USA will make similar representations and warranties to the extent that credit card receivables are included as assets of the issuing entity. However, the First USA master trust trustee does not and the issuing entity owner trustee—referred to in this prospectus as the “owner trustee”—will not make any examination of the credit card receivables or the related records for the purpose of determining the presence or absence of defects, compliance with representations and warranties, or for any other purpose.

If a representation or warranty relating to the credit card receivables is violated, the related obligors may have defenses to payment or offset rights, or creditors of Chase USA may claim rights to the assets of the issuing entity, or to the First USA master trust’s assets. If a representation or warranty is violated, Chase USA may have an opportunity to cure the violation. If it is unable to cure the violation, subject to certain conditions described in “Sources of Funds to Pay the Notes—Transferor Representations and Warranties” and “The First USA Master Trust—First USA Master Trust Representations and Warranties,” Chase USA must accept reassignment of each credit card receivable affected by the violation. These reassignments are the only remedy for breaches of representations and warranties, even if your damages exceed your share of the reassignment price. See “Sources of Funds to Pay the Notes—Transferor Representations and Warranties” and “The First USA Master Trust—First USA Master Trust Representations and Warranties.”

There is no public market for the notes. As a result you may be unable to sell your notes or the price of the notes may suffer.

The underwriters of the notes may assist in resales of the notes but they are not required to do so. A secondary market for any notes may not develop. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your notes.

In addition, some notes may have a more limited trading market and experience more price volatility. There may be a limited number of buyers when you decide to resell those notes. This may affect the price you receive for the notes or your ability to resell the notes. Moreover, adverse events in financial markets, such as increased illiquidity, de-valuation of various assets in secondary markets and the lowering of ratings on certain asset-backed securities may reduce the market price or adversely affect the liquidity of your notes.

You should not purchase notes unless you understand and know you can bear these and other investment risks as outlined in this section.

If your notes are repaid prior to the scheduled principal payment date, you may not be able to reinvest your principal in a comparable security.

If your notes are repaid early and this occurs at a time when prevailing interest rates are lower than when your notes were issued, you may not be able to reinvest your proceeds in a comparable security with an effective interest rate equivalent to that of your notes.

A reduction, withdrawal or qualification of the ratings on your notes, or the issuance of unsolicited ratings on your notes, could adversely affect the liquidity or the market value of your notes.

The initial rating of a tranche of notes addresses the likelihood of the payment of interest on that tranche when due and the ultimate payment of principal of that tranche by its legal maturity date. The ratings do not address the likelihood of payment of principal of a tranche of notes on its scheduled principal payment date. In addition, the ratings do not address the possibility of early payment or acceleration of a tranche of notes, which could be caused by an early amortization event or an event of default. See “The Notes—Redemption and Early Amortization of Notes; Early Amortization Events” and “—Events of Default.”

The ratings of a tranche of notes are not a recommendation to buy, hold or sell that tranche. The ratings of that tranche may be reduced, withdrawn or qualified at any time by the applicable rating agency. If the ratings on your notes are reduced, withdrawn or qualified, it could adversely affect the liquidity or the market value of your notes.

We note that the rating agencies hired by Chase USA to rate a tranche of notes may be perceived to have a conflict of interest because Chase USA has paid the fee charged by the rating agencies for their rating services.

Rating agencies not hired to rate a tranche of notes may assign unsolicited ratings, which may differ from the ratings assigned by any hired rating agencies. The SEC adopted a rule in December 2009 for nationally recognized statistical rating organizations, referred to in this prospectus as “NRSROs,” aimed at enhancing transparency, objectivity and competition in the credit rating process. Pursuant to the rule, all information provided by an issuer, sponsor or underwriter to a hired NRSRO in connection with an initial credit rating or in connection with surveillance of an existing rating must be posted on a password protected website accessible by non-hired NRSROs in order to make it possible for non-hired NRSROs to assign unsolicited ratings. An unsolicited rating could be assigned at any time, including prior to the closing date. NRSROs, including the hired NRSROs, have different rating methodologies, criteria, models and requirements. If any non-hired NRSRO assigns an unsolicited rating on a tranche of notes, there can be no assurance that such rating will not differ from, or be lower than, the ratings provided by the hired NRSROs, which could adversely affect the liquidity or the market value of your notes. Potential investors in the notes are urged to make their own evaluation of the creditworthiness of the receivables and the credit enhancement on the notes, and not to rely solely on the ratings on a tranche of notes.

You may have limited or no ability to control actions under the indenture and the First USA master trust agreement. This may result in, among other things, payment of principal being accelerated when it is in your interest to receive payment of principal on the scheduled principal payment date, or it may result in payment of principal not being accelerated when it is in your interest to receive early payment of principal.

Under the indenture, some actions require the consent of noteholders holding more than a specified percentage of the aggregate outstanding dollar principal amount of a series, class or tranche of notes or all of the notes. In the case of votes by holders of a series, class or tranche of notes or votes by holders of all the notes, the outstanding dollar principal amount of the senior-most class of notes will generally be substantially greater than the outstanding dollar principal amount of the subordinated notes. Consequently, the holders of the senior-most class of notes will generally have the ability to determine whether and what actions should be taken. The subordinated noteholders will generally need the concurrence of the senior-most noteholders to cause actions to be taken.

Under the First USA master trust agreement, some actions require the vote of a specified percentage of the aggregate principal amount of all the certificates issued by the First USA master trust. These actions include consenting to specified amendments to the First USA master trust agreement. In the case of votes, including a vote with regard to insolvency of Chase USA, by holders of all the certificates issued by the First USA master trust, the First USA collateral certificate will be deemed to have voted with the majority of the outstanding series of certificates issued by the First USA master trust. If an equal percentage of the aggregate principal amount of all the certificates issued by the First USA master trust—without regard to the First USA collateral certificate—vote in the positive and in the negative, the First USA collateral certificate will be deemed to have voted in the negative. Consequently, the noteholders will not have the ability to determine whether and what actions should be taken but will be subject to the determination made by the holders of the other certificates issued by the First USA master trust. In addition, if the First USA collateral certificate is the only certificate remaining outstanding under the First USA master trust, it will be deemed to have voted in the negative for any vote, including the sale, liquidation or other disposition of the portion of the credit card receivables allocated to the First USA collateral certificate.

If an event of default occurs, your remedies may be limited and you may not receive full payment of principal and accrued interest.

Your remedies may be limited if an event of default under a tranche of notes occurs. After an event of default affecting your tranche of notes and an acceleration of your tranche of notes, any funds in an issuing entity bank account with respect to that tranche will be applied to pay principal of and interest on that tranche. Then, in each following month, available principal collections and available finance charge collections allocated to your tranche of notes will be deposited into the applicable issuing entity bank account and applied to make monthly principal and interest payments on that tranche until the legal maturity date of that tranche.

However, if your tranche of notes is subordinated, you generally will receive payment of principal of that tranche only if, and to the extent that, after giving effect to that payment, the required subordination will be maintained for the senior notes.

Following an event of default and acceleration, holders of the affected tranche of notes will have the ability to direct a sale of the assets in the issuing entity under the limited circumstances as described in “The Notes—Events of Default Remedies” and “Sources of Funds to Pay the Notes—Sale of Assets.”

However, following an event of default and acceleration, if the indenture trustee or the holders of more than 66 2/3% of the outstanding dollar principal amount of the affected tranche of notes direct the sale of a portion of the assets securing that tranche, the sale will occur only if, after giving effect to that payment, the required subordination will be maintained for the senior notes by the remaining subordinated notes or if that sale occurs on the legal maturity date of that tranche. If principal of or interest on a tranche of notes has not been paid in full on its legal maturity date, the sale will automatically take place on that date regardless of the subordination requirements of any senior notes, provided that the principal amount of the assets sold in any such sale will not exceed the limits set forth in the indenture, and any proceeds from such sale will be allocated in accordance with the indenture.

Even if a sale of assets is permitted, there is no assurance that the proceeds of the sale will be enough to pay unpaid principal of and interest on the accelerated tranche of notes.

Legal proceedings may have a negative impact on Chase USA which in turn could have a negative impact on the issuing entity.

Chase USA has developed and implemented compliance functions to monitor its operations to ensure that it complies with all applicable laws. However, Chase USA is party to various legal proceedings. Chase USA believes it has numerous substantive legal defenses to all pending claims and intends to vigorously defend the cases. However, because Chase USA is unable to estimate damages at this time, there can be no assurance that the defense or resolution of these matters will not have a material adverse effect on its financial position.

Chase USA’s review of the pool asset disclosure in this prospectus does not provide absolute certainty that the pool asset disclosure is accurate in all material respects.

Chase USA performed a review under Rule 193 of the Securities Act of 1933, as amended, of the information required to be included in this prospectus and any accompanying prospectus supplement relating to the receivables pursuant to Item 1111 of Regulation AB. Such information is referred to in this prospectus as “Rule 193 Information.” This review is further described under “Chase USA’s Credit Card Portfolio – Rule 193 Review.” Chase USA’s review was designed to provide reasonable assurance that the Rule 193 Information is accurate in all material respects, however, the review was not designed, and was not likely, to be sufficient to provide absolute certainty that the Rule 193 Information is accurate in all material respects. Chase USA used judgment to determine the scope of the review, and the completion of the review process required the application of a significant level of human diligence and judgment. As a result, the review by Chase USA was designed and effected to provide reasonable assurance that the Rule 193 Information is accurate in all material respects. Investors should be aware that the review did not provide complete assurance that the Rule 193 Information is, in fact, accurate in all material respects.

Glossary

This prospectus and any accompanying prospectus supplement use defined terms. You can find a listing of defined terms in the “Glossary of Defined Terms” beginning on page 149 in this prospectus.

The Issuing Entity

General

Chase Issuance Trust, a Delaware statutory trust, also called the “issuing entity,” is the issuing entity of the notes. The issuing entity was established on April 24, 2002 under the direction of Chase USA, as sponsor and depositor. Its principal offices are at 1100 North Market Street, Wilmington, Delaware 19890-1600, in care of Wilmington Trust Company, as owner trustee, telephone number (302) 651-1000. The issuing entity was previously known as the Bank One Issuance Trust. The fiscal year for the issuing entity ends December 31.

The First USA Master Trust issued the First USA Collateral Certificate that was included as an asset of the issuing entity on May 1, 2002. The Chase Master Trust issued a collateral certificate that was included as an asset of the issuing entity on October 20, 2004. The collateral certificate issued by the Chase Master Trust was paid in full and cancelled on December 15, 2009. Chase USA is the owner of the revolving credit card accounts which have been designated to have their receivables included as assets of the issuing entity.

The issuing entity’s activities are limited to, among other things:

•	acquiring and holding collateral certificates, credit card receivables and the other assets of the issuing entity and the proceeds from those assets;

•	issuing notes;

•	making payments on the notes; and

•	engaging in other activities as may be required in connection with conservation of the issuing entity estate and the making of distributions to the noteholders and the transferor.

The assets of the issuing entity may include:

•	credit card receivables that arise in revolving credit card accounts owned by Chase USA or by one of its affiliates;

•	the issuing entity bank accounts, including any supplemental accounts, established for the benefit of any series, classes or tranches of notes; and

•

collateral certificates, each representing an undivided interest in a credit card master trust or other securitization special purpose entity whose assets consist primarily of credit card receivables arising in revolving credit card accounts owned by Chase USA or by one of its affiliates.

The assets of the issuing entity currently consist of:

•	credit card receivables arising in certain revolving credit card accounts owned by Chase USA that meet the eligibility criteria for, and have been designated for, inclusion in the issuing entity;

•	First USA Collateral Certificate; and

•	funds on deposit in the issuing entity bank accounts.

The issuing entity will establish a collection account to receive payments in respect of the assets, including collections on credit card receivables that are held directly by the issuing entity and amounts allocated to any collateral certificates. The issuing entity will also maintain an excess funding account and will retain

Principal Collections in that account that, if otherwise paid to Chase USA, as holder of the Transferor Certificate, would have resulted in the Transferor Amount being less than the Required Transferor Amount or the Pool Balance being less than the Minimum Pool Balance.

The credit card receivables and the First USA Collateral Certificate have been transferred to the issuing entity pursuant to the “transfer and servicing agreement,” among Chase USA, as transferor, servicer and administrator, the issuing entity, and Wells Fargo Bank, National Association, as indenture trustee and collateral agent. The issuing entity then transferred the First USA Collateral Certificate and the credit card receivables to asset pool one pursuant to the “asset pool one supplement,” among the issuing entity and Wells Fargo Bank, National Association, as indenture trustee and collateral agent. Additional revolving credit card accounts may, from time to time, also be designated to have their credit card receivables transferred to the issuing entity and to asset pool one pursuant to the agreements referenced above. The receivables and the First USA Collateral Certificate have been, and any additional credit card receivables will be, pledged to secure the notes pursuant to the indenture.

The original indenture contemplated the ability to create multiple asset pools, each of which would have its own assets. Asset pool one is currently the only asset pool in the issuing entity. The indenture has been amended to provide that there will be no asset pools other than asset pool one.

Asset pool one currently consists of Issuing Entity Eligible Receivables arising in certain revolving credit card accounts owned by Chase USA and the First USA Collateral Certificate issued by the First USA Master Trust. All of the assets included in the issuing entity are included in asset pool one pursuant to the asset pool one supplement, in which the collateral agent has been granted a security interest to secure notes which have been designated in an indenture supplement as being secured by that collateral. In the future, any additional assets added to the issuing entity, including (1) Issuing Entity Eligible Receivables that arise in revolving credit card accounts owned by Chase USA or by one of its affiliates and (2) any additional collateral certificates, each representing an undivided interest in the First USA Master Trust or another credit card master trust or other securitization special purpose entity for which Chase USA or an affiliate of Chase USA acts as transferor or seller and as servicer, and whose assets consist primarily of credit card receivables arising in revolving credit card accounts owned by Chase USA or by one of its affiliates, will be included in asset pool one. Asset pool one is governed by the asset pool one supplement.

Chase USA has transferred and assigned all of its right, title and interest in and to the credit card receivables in the revolving credit card accounts designated for the issuing entity and all credit card receivables created afterward in those credit card accounts to the issuing entity. Other than indicating in its computer files that the credit card receivables have been conveyed to the issuing entity, the records and agreements relating to the revolving credit card accounts and the credit card receivables in the issuing entity maintained by the issuing entity are not and will not be: (1) segregated by Chase USA, the servicer or the issuing entity, as applicable, from other documents and agreements relating to other revolving credit card accounts and credit card receivables or (2) stamped or marked to reflect the transfer of the credit card receivables to the issuing entity, but the computer records of Chase USA are and will be required to be marked to evidence that transfer.

Chase USA has filed and will file UCC financing statements meeting the requirements of Delaware state law with respect to the credit card receivables and the First USA Collateral Certificate to perfect the security interests of the issuing entity and the collateral agent on behalf of the noteholders. See “Risk Factors” and “Material Legal Aspects of the Credit Card Receivables.”

The Trust Agreement

The issuing entity operates pursuant to an agreement, referred to in this prospectus as the “issuing entity trust agreement” or the “trust agreement,” between Chase USA, as transferor, and Wilmington Trust Company, as owner trustee. The issuing entity does not have any officers or directors. Its sole beneficiary is Chase USA. As beneficiary, Chase USA will generally direct the actions of the issuing entity.

Chase USA and the owner trustee may amend the trust agreement without the consent of the noteholders or the indenture trustee, and upon the issuance of a tax opinion, so long as the amendment will not and is not reasonably expected to (1) adversely affect in any material respect the interests of the noteholders or (2) significantly change the permitted activities of the issuing entity, as described in the trust agreement.

In addition, the trust agreement may also be amended from time to time with the consent of Chase USA and the owner trustee and, (a) in the case of a significant change in the permitted activities of the issuing entity which is not reasonably expected to have a material adverse effect on the noteholders, the consent of not less than a majority of the aggregate outstanding dollar principal amount of each class and tranche of notes affected by the change and, (b) in all other cases, with the consent of more than 66 2/3% of the aggregate outstanding dollar principal amount of each series, class or tranche of notes affected by that amendment.

However, without the consent of the holders of 100% of each series, class or tranche of notes then outstanding and affected by an amendment, no amendment will:

•

result in an increase or a reduction in any manner of the amount of, or acceleration or delay in the timing of, collections of payments in respect of any collateral certificate or any credit card receivables or distributions that are required to be made for the benefit of the noteholders, or

•	result in a reduction of the percentage of the outstanding dollar principal amount of any series, class or tranche of notes, the holders of which are required to consent to an amendment.

See “The Notes—Tax Opinions for Amendments” for additional conditions to amending the trust agreement.

Issuing Entity Covenants

The issuing entity will not, among other things:

•

fail to pay any amount owed with respect to principal and interest payable on the notes, other than amounts withheld in good faith under the Internal Revenue Code or other applicable tax law including foreign withholding;

•	voluntarily dissolve or liquidate; or

•	fail to maintain the security interest in the collateral or otherwise impair the rights of the issuing entity or the noteholders in the collateral.

Wilmington Trust Company—also referred to herein as the “issuing entity owner trustee” or the “owner trustee”—is a Delaware trust company incorporated in 1903. The issuing entity owner trustee’s principal place of business is located at 1100 North Market Street, Wilmington, Delaware 19890. Since 1998, Wilmington Trust Company has served as owner trustee in numerous asset-backed securities transactions involving credit card receivables.

Wilmington Trust Company is subject to various legal proceedings that arise from time to time in the ordinary course of business. Wilmington Trust Company does not believe that the ultimate resolution of any of these proceedings will have a materially adverse effect on its services as owner trustee.

Wilmington Trust Company has provided the above information for purposes of complying with Regulation AB. Other than the above two paragraphs, Wilmington Trust Company has not participated in the preparation of, and is not responsible for, any other information contained in this prospectus.

The owner trustee is responsible for maintaining the trust distribution account for the benefit of the depositor, as holder of the residual interest in the issuing entity. The owner trustee may execute documents on behalf of the issuing entity and may take other actions on behalf of the issuing entity at the direction of the noteholders, the indenture trustee, the collateral agent, the depositor, the administrator or the servicer.

The owner trustee will not be liable for (i) any action it takes or omits to take unless the action or omission constitutes willful misconduct, negligence or bad faith by the owner trustee or (ii) any action it takes or omits to take in good faith at the instruction of the administrator. The owner trustee will not be required to exercise any of its rights or powers under the transaction documents or to institute, conduct or defend any litigation on behalf of the issuing entity at the direction of the depositor unless the depositor has offered indemnity satisfactory to the owner trustee to protect it against the costs and liabilities that may be incurred.

The owner trustee may resign at any time by notifying the administrator. The administrator may remove the owner trustee, and will remove the owner trustee if the owner trustee becomes legally unable to act, becomes subject to a bankruptcy-related event or is no longer eligible to act as owner trustee under the trust agreement. However, no resignation or removal of the owner trustee will be effective until the appointment of a replacement owner trustee is effective. Chase USA, on behalf of the issuing entity, will pay out of its own funds, without reimbursement, the fees of the owner trustee and will reimburse the owner trustee for its expenses and indemnify the owner trustee against all liabilities, in each case incurred by the owner trustee in connection with the performance of its duties unless incurred through the owner trustee’s own willful misconduct, negligence or bad faith, except for errors in judgment.

The Administrator

Chase USA is the administrator for the issuing entity under the transfer and servicing agreement, a copy of which has been filed as an exhibit to the registration statement. As administrator, Chase USA will agree, to the extent provided in the transfer and servicing agreement, to provide notices and to perform on behalf of the issuing entity all administrative obligations required by the indenture and as described in the transfer and servicing agreement. Duties of the administrator may include the execution of documents on behalf of the issuing entity.

As compensation for its performance of the administrator’s obligations under the transfer and servicing agreement and as reimbursement for its expenses related thereto, the administrator will be entitled to a monthly administration fee to be paid by Chase USA. Chase USA, on behalf of the issuing entity, will pay out of its own funds, without reimbursement, all expenses incurred, fees and disbursements of the administrator.

The administrator may resign upon giving the issuing entity 60 days’ prior written notice. The issuing entity may remove the administrator upon giving the administrator 60 days’ prior written notice, and may remove the administrator immediately if the administrator defaults in its duties under the transfer and servicing agreement or becomes subject to a bankruptcy-related event. However, no resignation or removal of the administrator will be effective until the appointment of a replacement administrator is effective.

Chase USA

General

Chase USA is the sponsor and originator of, and the depositor and servicer for, the First USA Master Trust and the issuing entity. Chase USA is also the administrator of the issuing entity.

Chase USA, a wholly-owned subsidiary of JPMorgan Chase & Co., was formed in 1982 and is headquartered in Newark, Delaware. Chase USA is chartered as a national banking association and is therefore subject to regulation and supervision by the Office of the Comptroller of the Currency. Chase USA’s activities are predominately related to consumer and small business credit card lending and other forms of consumer lending.

Chase USA is one of the largest issuers of VISA® and MasterCard®1 credit cards in the United States. Chase USA’s revenues derive primarily from interest income and fees on its revolving credit card accounts and Interchange income. Its primary expenses include the cost of funding credit card loans, credit losses, salaries and employee benefits, marketing expenses, processing expenses and income taxes.

Chase USA offers a wide variety of bankcard products to targeted segments of creditworthy customers throughout the United States, most of whom are experienced users of general purpose credit products. These products cover a range which includes both Chase-branded products as well as products that are developed and marketed through co-brand partnerships.

Chase USA markets a variety of bankcard products through multiple distribution channels, including direct mail, the extensive branch network of JPMorgan Chase Bank, National Association, referred to in this prospectus as “JPMorgan Chase Bank,” an array of websites and other direct response media channels.

The principal executive office of Chase USA is located at 201 North Walnut Street, Wilmington, Delaware 19801, telephone number (302) 282-5113.

General Securitization Experience

Chase USA or its predecessor institutions have been securitizing credit card receivables since 1990. The First USA Master Trust was established in September 1992 by First USA Bank, a predecessor of Chase USA. The Chase Master Trust (formerly known as Chemical Master Credit Card Trust I) was established in October 1995 by Chemical Bank (now known as JPMorgan Chase Bank, National Association), an affiliate of Chase USA.

Chase USA securitizes its credit card receivables because the market for securitization of financial assets provides Chase USA with a diversified source of funding and liquidity among different markets and investors. Chase USA meets a significant portion of its funding requirements through securitization of its credit card receivables. Chase USA participates in the securitization market in the United States.

In October of 2008, Chase USA acquired the revolving credit card accounts of Washington Mutual Bank from JPMorgan Chase Bank and assumed the rights, duties and obligations of Washington Mutual Bank with respect to its credit card securitization trusts, which had privately issued securities from time to time. Chase USA was the servicer for these credit card securitization trusts. In August 2011, all outstanding securities issued under the Washington Mutual Bank credit card securitization trusts were paid off and the Washington Mutual Bank securitization program was terminated.

In the U.S. securitization market, Chase USA sponsors a number of programs in which its receivables are sold in securitization transactions or other structured financings both in the public markets and in private transactions. The securitized credit card receivables of Chase USA including those of its predecessor institutions were $31.0 billion as of September 30, 2013, $34.8 billion as of December 31, 2012, $35.7 billion as of December 31, 2011, $48.2 billion as of December 31, 2010 and $85.3 billion as of December 31, 2009.

U.S. Public Securitization Program for Credit Card Receivables

Chase USA has historically used three main public credit card securitization programs for securitizing its credit card receivables. These have been securitizations through the issuing entity, the Chase Master Trust and the First USA Master Trust. The issuing entity has been active since 2002. The First USA Master Trust has been active from 1992. The Chase Master Trust has been active since 1995. While securities issued by the Chase Master Trust and the First USA Master Trust are currently outstanding, since July 2004, Chase USA has only issued public credit card-backed securities through the issuing entity.

[1]	VISA® and MasterCard® are registered trademarks of VISA USA International and MasterCard International Incorporated, respectively.

None of the asset-backed securities issued by the issuing entity have experienced any losses, events of default or early amortization events and Chase USA has not taken any action outside of the ordinary performance of any of the issuing entity’s transactions to prevent such an occurrence. On June 1, 2009, Chase USA began discounting principal collections by designating a yield factor of 1.5% for all principal receivables included in the issuing entity arising on and after June 1, 2009, the purpose of which was to increase Finance Charge Collections. This yield factor was reduced to 0% on July 1, 2010. See “Chase USA’s Credit Card Portfolio— Discounting” and “Sources of Funds to Pay the Notes—Discount Receivables.”

In addition, none of the asset-backed securities issued by the First USA Master Trust have experienced any losses, events of default or early amortization events and Chase USA has not taken any action outside of the ordinary performance of any of the First USA Master Trust’s transactions to prevent such an occurrence. None of the asset-backed securities issued by the Chase Master Trust have experienced any losses, events of default or early amortization events. However, in June 2003, Chase USA completed a consent solicitation to amend the documentation for three series of securities with high fixed interest rates issued by the Chase Master Trust. The purpose of the amendment was to reduce the likelihood of an early amortization event by modifying the definitions used to determine whether the average yield for the portfolio net of losses for three months would exceed the average interest requirement and servicing fee for the same period.

Repurchases of Receivables

With respect to the information required by Item 1104(e) of Regulation AB, in the past year there has been no repurchase activity as a result of a breach of a representation or warranty for any securitization of credit card receivables for which Chase USA is securitizer. Chase USA, as securitizer, discloses all fulfilled and unfulfilled repurchase requests for receivables that were the subject of a demand to repurchase on SEC Form ABS-15G. As of the date of this prospectus, Chase USA filed its most recent Form ABS-15G with the SEC on February 11, 2013. Chase USA also discloses all such demands for repurchase with respect to the First USA master trust and the issuing entity in the monthly reports on Form 10-D. Chase USA’s Central Index Key number is 0000869090. See “Where You Can Find More Information” for information as to how these reports may be accessed.

Bankruptcy Considerations

The issuing entity is organized as a Delaware statutory trust. As such, it is subject to a proceeding under the U.S. Bankruptcy Code. However, the trust agreement for the issuing entity includes limitations on its activities designed to make remote the likelihood of a bankruptcy of the issuing entity. These limitations include restrictions on the nature of its activities and on the incurrence of additional indebtedness and restrictions on its ability to commence a voluntary case or proceeding under U.S. bankruptcy laws or any similar state law.

In addition, pursuant to the trust agreement and the transfer and servicing agreement, the owner trustee, the indenture trustee, the collateral agent and the noteholders will agree to not institute any proceeding against the issuing entity under U.S. bankruptcy laws or any similar state laws in connection with any obligations under the notes, the trust agreement or the transfer and servicing agreement.

Under Delaware law, the insolvency or receivership of Chase USA or the bankruptcy of the holder of a beneficial interest in the issuing entity would not in and of itself result in the termination or dissolution of the issuing entity.

The effect of the appointment of the FDIC, as conservator or receiver for Chase USA or the issuing entity’s assets, is discussed in “Material Legal Aspects of the Credit Card Receivables—Certain Matters Relating to Conservatorship or Receivership.”

Chase USA’s Credit Card Portfolio

The Credit Card Receivables

The credit card receivables conveyed or to be conveyed to the issuing entity pursuant to the transfer and servicing agreement and to the First USA Master Trust pursuant to the First USA Master Trust Agreement have been or will be generated from transactions made by holders of selected VISA and MasterCard revolving credit card accounts from the portfolio of VISA and MasterCard revolving credit card accounts owned by Chase USA or by one of its affiliates. The portfolio of VISA and MasterCard revolving credit card accounts currently owned by Chase USA is comprised partially of accounts originated or acquired by Chase USA prior to the Merger Date and partially of accounts originated or acquired by Bank One, Delaware, National Association prior to the Merger Date. The credit card receivables included in the issuing entity and the First USA Master Trust may include credit card receivables that are contractually delinquent.

VISA and MasterCard International license their respective trademarks permitting financial institutions to issue credit cards to their customers. In addition, VISA and MasterCard International provide clearing services facilitating exchange of payments among member institutions and networks linking members’ credit authorization systems.

The VISA and MasterCard credit cards are issued by Chase USA as part of the worldwide VISA and MasterCard International systems, and transactions creating the receivables through the use of these credit cards are processed through the VISA and MasterCard International authorization and settlement systems. In addition, in 2013, JPMorgan Chase Bank announced an agreement with VISA to develop a platform that will be dedicated exclusively to the processing of certain Chase USA credit card transactions and JPMorgan Chase Bank debit card transactions. This platform is currently under development and will allow JPMorgan Chase Bank to interact directly with merchants.

VISA and MasterCard credit cards may be used:

•	to purchase merchandise and services,

•	to obtain cash advances from a financial institution, automated teller machine, a check drawn on the account or as overdraft protection, and

•	to consolidate and transfer balances from other credit cards.

Amounts due on accounts for any of these purposes are included as receivables in the issuing entity or the First USA Master Trust, as applicable, and are unsecured.

Throughout the term of the issuing entity, the revolving credit card accounts from which the credit card receivables arise will be the revolving credit card accounts added to the issuing entity on each addition date minus any reconveyed revolving credit card accounts. Throughout the term of the First USA Master Trust, the revolving credit card accounts from which the credit card receivables arise will be the revolving credit card accounts designated by Chase USA on the First USA Master Trust Cut Off Date, plus any additional revolving credit card accounts minus any reconveyed revolving credit card accounts.

Chase USA has the right, subject to certain limitations and conditions described in the transfer and servicing agreement, to designate from time to time additional revolving credit card accounts and to transfer to the issuing entity all credit card receivables arising in those additional credit card accounts, whether those credit card receivables are then existing or thereafter created. Any additional revolving credit card accounts designated must be Issuing Entity Eligible Accounts as of the date the transferor designates those accounts to have their credit card receivables transferred to the issuing entity and must have been selected as additional credit card accounts absent a selection procedure believed by Chase USA to be materially adverse to the interests of the holders of notes secured by the assets of the issuing entity.

Chase USA has the right, subject to certain limitations and conditions described in the First USA Master Trust Agreement, to designate from time to time additional revolving credit card accounts and to transfer to the First USA Master Trust all credit card receivables arising in those additional credit card accounts, whether those credit card receivables are then existing or thereafter created. Any additional revolving credit card accounts designated must be First USA Master Trust Eligible Accounts as of the date the transferor designates those accounts to have their credit card receivables transferred to the First USA Master Trust and must have been selected as additional credit card accounts absent a selection procedure believed by Chase USA to be materially adverse to the interests of the holders of any series of certificates issued by the First USA Master Trust, including the First USA Collateral Certificate.

Additional revolving credit card accounts that may be designated to have their credit card receivables included in the issuing entity or the First USA Master Trust may be selected using different criteria from those used in selecting the revolving credit card accounts already designated to have their receivables included in the Issuing Entity Receivables or the First USA Master Trust Portfolio, as applicable. Consequently, actual delinquency and loss, yield percentage and principal payment rate experience with respect to the additional Issuing Entity Eligible Accounts or First USA Master Trust Eligible Accounts may be different from the experience for each Trust Portfolio described in this prospectus.

Pursuant to the First USA Master Trust Agreement or the transfer and servicing agreement, as applicable, Chase USA will have the right to designate certain revolving credit card accounts for removal subject to the conditions set forth in “Sources of Funds to Pay the Notes—Removal of Assets,” and to require the First USA Master Trust Trustee or the issuing entity, as applicable, to reconvey all credit card receivables arising in those credit card accounts to Chase USA, whether those credit card receivables are then existing or thereafter created. In connection with a removal of credit card accounts, Chase USA will represent that no selection procedures believed by Chase USA to be materially adverse to the interests of the noteholders or the certificateholders, as applicable, were utilized in selecting the accounts to be removed. See “The First USA Master Trust—The Credit Card Receivables” and “Sources of Funds to Pay the Notes—Removal of Assets.”

Origination

Credit card accounts designated for inclusion in the issuing entity and the First USA Master Trust have been originated in the following ways:

•

Applications. Chase USA makes applications for VISA and MasterCard accounts available online and at all JPMorgan Chase Bank branches, and partner-sourced channels, including point of sale outlets. Chase USA also mails applications directly to existing and prospective cardholders. Chase USA advertises on television, radio, and digital marketing channels as well as in print media with the goal of generating customer applications. In each case, Chase USA reviews an application for completeness and creditworthiness. Applications provide information to Chase USA on the applicant’s employment, income and residence status.

•

Direct Mail. Chase USA uses direct mail solicitation campaigns to access individuals whom Chase USA has identified as desirable cardholders using a rigorous analytical process that targets customers through various data mining methods and targeting models. A list of prospects acquired from a variety of sources may be screened at one or more credit bureaus in accordance with Chase USA’s underwriting criteria, including previous payment patterns and longevity of account relationships. In addition, Chase USA also takes into account other existing relationships with Chase USA or its affiliates and co-brand partners in targeting and approving prospective customers. Prospective customers are required to complete a detailed application, except for individuals qualifying for pre-screened direct mail solicitation who are conditionally offered a credit card upon completion of an acceptance certificate. Chase USA aligns the product offering with the target customer segment along with the number and sequence of offers in order to maximize penetration, response rates, usage and profitability.

•

Co-Branding. Chase USA participates in co-branding, which involves a partnership between Chase USA and a products or services company to solicit the customers of that company. Chase USA’s co-branding partners include companies such as airlines, hotels and retailers. Chase USA typically pays to the co-branding partners referral compensation and/or a portion of ongoing revenue , with the benefit of such ongoing revenue payment generally accruing to the customer in the form of “points” or cash equivalent value which can then be redeemed with Chase and/or the respective co-branding partners.

•

Affinity Groups. The affinity groups programs are relationship programs which involve the active participation of endorsing organizations. These programs typically are exclusive marketing arrangements which involve the solicitation of prospective cardholders from identifiable groups with a common interest or affiliation. Chase USA typically pays referral compensation to the affinity groups for each new revolving credit card account opened and an ongoing percentage of the sales on the credit card account.

•

Mergers and Portfolio Acquisitions. Chase USA has added, and may continue to add, accounts to its credit card portfolio by purchasing credit card portfolios from other financial institutions or through the acquisition by Chase USA or one of its affiliates of other financial institutions with credit card portfolios. Prior to acquiring a portfolio, Chase USA reviews the historical performance and seasoning of the portfolio and the policies and practices of the selling institution. However, individual revolving credit card accounts are not requalified by Chase USA at the time of a portfolio acquisition. There can be no assurance that revolving credit card accounts so acquired were originated in a manner consistent with Chase USA’s underwriting policies or that the underwriting and qualification of those credit card accounts conformed to the originating bank’s standards at the time of origination. However, once acquired, each account will be subject to terms and conditions that are consistent with those applicable to an account originated by Chase USA and will continue to operate under those terms and conditions for so long as it is being held by Chase USA. The revolving credit card accounts whose credit card receivables comprise the Issuing Entity Receivables and the First USA Master Trust Portfolio include revolving credit card accounts previously acquired by Chase USA. Such credit card accounts and any revolving credit card accounts previously acquired or acquired in the future by Chase USA may be added as additional credit card accounts to the issuing entity or the First USA Master Trust, as applicable, provided that, at the time of addition, they constitute Issuing Entity Eligible Accounts or First USA Master Trust Eligible Accounts, as applicable.

•

Financial Institutions Program. At the end of January 2012, Chase USA stopped originating new accounts through the financial institutions program. The financial institutions program consisted of exclusive marketing partnership relationships with banks and other financial institutions. Through this program, participating financial institutions offered VISA and MasterCard products to their customers under their own brand without becoming primary issuers. In addition, Chase USA typically paid a referral fee for each revolving credit card account opened and an ongoing percentage of the sales on the credit card account.

•	Telemarketing. Chase USA previously originated new accounts through outbound telemarketing solicitation campaigns but has not utilized this origination channel since the third quarter of 2010.

Underwriting Criteria and Process

Chase USA uses underwriting criteria that focus on the obligor’s creditworthiness and ability to pay. Chase USA revises its underwriting criteria periodically and at appropriate frequencies as determined by Chase USA based on factors such as historical portfolio performance, card utilization, consumer trends and employment statistics. Data sources are evaluated from time to time and additional data sources are used when appropriate to improve underwriting results.

Generally, the credit risk of each applicant is evaluated using Chase USA’s proprietary credit scoring system, along with available information about the obligor’s credit history and outstanding debt. The credit scoring system uses Chase USA’s proprietary models, as well as models developed by independent consulting firms. Credit scoring is intended to provide a general indication, based on the information received from the applicants, independent credit bureaus or other sources, of the applicant’s creditworthiness. Credit scoring assigns values to the information obtained from each applicant’s application, credit bureau report and other sources and uses those assigned values to estimate credit risk. Chase USA’s personnel and outside consultants regularly evaluate the performance of the scoring models as a general indicator of the credit risk of applicants.

The score generally required for an applicant to be approved may be adjusted to reflect, among other things, Chase USA’s credit risk tolerance and the economic environment at the time of the approval. Assessing an obligor’s ability to pay and creditworthiness may be complicated by external factors, including economic factors that may change an obligor’s behavior or performance. While Chase USA uses the best information available to it, the determination of a credit score does not provide absolute assurances as to an obligor’s willingness and ability to pay.

Chase USA’s underwriting process includes both automated underwriting and manual credit decision-making by Chase USA personnel. Automated underwriting utilizes the data received from applicants, credit bureaus and other sources to reach a credit decision under Chase USA’s underwriting criteria. Entry of such information and systems coding may be subject to operational error. Chase USA’s internal control function periodically reviews the quality of data input and the systems’ coding. Chase USA uses manual credit decision-making as part of the underwriting process to supplement its automated underwriting, primarily when it believes an experienced lender’s review would enhance the credit decision-making, additional information is needed, and/or under specific circumstances, such as when fraud concerns are present. The portion of the credit decisions that are made through the manual process varies from time to time depending on the number of applications received, credit line increases requested and other factors. When an application is identified to be reviewed manually, Chase USA personnel will evaluate an individual’s credit bureau information and other available information, including supplemental information from the individual, to make a judgment with respect to the individual’s ability to repay his or her obligations. Such manual process involves human judgment and a certain amount of discretion, to be exercised within parameters applicable at the time of the credit request and established by Chase USA.

Chase USA originates credit card accounts through direct mail and non-direct mail channels. Direct mail solicitations are further classified into preapproved solicitations and non-preapproved solicitations. For preapproved direct mail solicitations, Chase USA generally obtains from credit bureaus prospective cardholder names that meet its underwriting criteria. The lists of prospective cardholders are edited and matched against internal and external sources to seek quality and accuracy. Chase USA then mails those prospective cardholders preapproved solicitation packages which require a limited amount of additional information from the prospective cardholder in order to open an account. Preapproved direct mail solicitations are targeted to higher quality prospective cardholders and, historically, the related accounts exhibit credit quality results similar to accounts originated through non-preapproved solicitations.

For non-preapproved direct mail solicitations, Chase USA obtains prospective cardholder names from a variety of sources and edits the lists utilizing internal and external sources to seek quality and accuracy. The prospective cardholders on the final lists are mailed solicitation materials which include full applications.

Chase USA also obtains applications from non-direct mail channels. Non-direct mail solicitations may also be classified into preapproved solicitations and non-preapproved solicitations. Non-direct mail solicitations are made through partner-supplied channels and the JPMorgan Chase Bank retail banking network, including through the internet and “take-one” applications, from bank personnel, and at periodic marketing events. While applicants responding to these non-direct mail solicitations are generally required to complete a full application, qualified applicants sourced from partner-supplied channels, including retail locations and internet sites, may be evaluated similarly to preapproved solicitations.

Initial credit limits are determined based on, among other things, proprietary credit scores, credit bureau data and application data, including income information, credit history and outstanding debt. In the case of existing cardholders, increased credit limits, both customer requested and Chase USA initiated, are evaluated utilizing, among other things, the cardholder’s prior credit card account performance, proprietary credit scores, and updated income information.

Compliance with Underwriting Criteria

Chase USA has conducted a review of the assets in the pool to determine if they deviate from the disclosed underwriting criteria described above under “—Underwriting Criteria and Process.”

Chase USA considers the decision to approve a new credit card account or a credit line increase to be an exception to the underwriting criteria in effect during the related time period only if such decision is a result of an error or mistake during the manual credit decision-making process. These mistakes may occur because the manual credit decision-making process involves the exercise of human judgment. Such mistakes may result in the approval of a new credit card account or an increased line of credit to an obligor who has attributes that could include, but are not limited to:

•	bankruptcy or charged-off status;

•	delinquency for more than a designated period and/or for more than the acceptable frequency;

•	evidence suggesting a lack of demonstrated ability to pay; or

•	failure to satisfy the debt-to-income measurement required by the underwriting criteria in effect at the time.

Based on a review of the manual credit decisions made during the calendar quarter ended September 30, 2013, the number of accounts in the issuing entity or the First USA Master Trust identified with exceptions, as described above, to Chase USA’s underwriting process and criteria in effect during that time period as a percentage of the total number of accounts in the issuing entity or the First USA Master Trust in each case was less than 1%. Chase USA believes that the inclusion of receivables arising from such accounts in the asset pool would not have a material adverse effect on the issuing entity or the First USA Master Trust.

Maintenance of Credit Card Accounts

Each cardholder is subject to an agreement with Chase USA governing the terms and conditions of the related VISA or MasterCard revolving credit card account. However, regardless of origination channel, each account is subject to a systematic evaluation of payment and behavioral information by Chase USA which may result in periodic modifications to the terms of that account.

In each cardholder agreement, Chase USA has reserved the right, pursuant to applicable law:

•

to add to, change or terminate any terms, conditions, services or features of each VISA or MasterCard credit card account at any time in accordance with applicable law, including increasing or decreasing periodic interest charges, other charges, fees, credit limits or minimum payment terms, and

•	to sell or transfer the accounts and/or any amounts owed on such accounts to another creditor.

The agreement with each cardholder provides that, subject to applicable law, after notice to a cardholder of any new or changed terms, those new or changed terms will become effective at the time stated in the notice. The cardholder can avoid certain changes in terms by giving timely written notification to Chase USA and not using the credit card account.

Chase USA’s ability to change the terms of the accounts is limited by applicable law, including the CARD Act. For example, except in limited circumstances, an increase by Chase USA in the cardholder’s rate of interest will apply to future balances but not existing balances. See “Material Legal Aspects of the Credit Card Receivables—Consumer Protection Laws.”

Billing and Payments

The revolving credit card accounts designated to have their receivables included in the issuing entity and the First USA Master Trust have various billing and payment structures, including varying minimum payment levels and fees. A billing statement is sent to each cardholder at the end of each monthly billing cycle for which the account has a debit or credit balance of more than one dollar or an interest charge has been imposed.

Generally, the minimum payment due each month on each account is equal to the larger of the following:

•	$25, or the amount owed if less;

•	the sum of 1% of the ending balance, total billed periodic interest charges, and any billed late fees.

As part of the minimum payment due, any amount past due and any amount over the credit line or credit access line may also be added.

Chase USA charges annual membership fees on some, but not all, accounts. In connection with solicitations of new accounts, Chase USA typically does not solicit new accounts with an annual membership fee unless the account participates in certain rewards programs. In addition to any annual membership fee, Chase USA may, in accordance with applicable law, assess late payment fees, overlimit fees, returned check and returned payment fees, transaction fees for cash advances, balance transfers and certain purchases, administrative fees and various services fees. Pursuant to the CARD Act and the implementing rules, Chase USA will not be permitted to charge overlimit fees to a customer unless the customer has opted-in to overlimit coverage. In response to these regulatory changes, Chase USA has implemented a policy to no longer charge overlimit fees to any of its customers.

If applicable, accounts are assessed transaction fees generally ranging in amounts of up to 5% of the amount of the transaction for cash advances, purchases of money orders, wire transfers, or other quasi-cash items, balance transfers or the use of checks posted to an account, with a minimum ranging from $5 to $15. Transactions fees also may be assessed in amounts of up to 3% of the U.S. dollar equivalent of foreign transactions.

Chase USA may assess a late payment fee, generally ranging from $15 to $35 for most revolving credit card accounts, if it does not receive the minimum payment by the payment due date shown on the monthly billing statement.

Chase USA may assess a return access check fee of up to $35, a return payment fee of up to $35, and administrative fees for certain functions performed at the request of the cardholder. Unless otherwise arranged between Chase USA and the cardholder, any late payment fee, return access check fee, return payment fee or administrative fee is added to the purchase balance.

Chase USA offers variable rate revolving credit card accounts. Chase USA also offers temporary introductory or promotional rates. The introductory rates on the revolving credit card accounts generating the Issuing Entity Receivables and the First USA Master Trust Portfolio are primarily non-variable APRs. After the introductory rate period, the APRs are usually floating periodic rates that adjust periodically according to an index. Post-introductory APRs generally range from 9.99% to 29.99%. In addition, Chase USA may extend reduced rate offers to retain certain accounts. Chase USA may not generally raise the rate on any revolving credit card account without 45 days’ advance notice to the cardholder.

Chase USA generally calculates periodic interest charges for each category of transactions by multiplying the daily balance for each of those categories by the daily periodic rate for each of those categories, each day. To calculate the daily balance for each day of the billing cycle, Chase USA takes the beginning balance for each feature, adds any new transactions or other debits (including fees, unpaid interest charges and other charges), subtracts any payments or credits, and makes other adjustments. Transactions are added as of the transaction date, the beginning of the billing cycle in which they are posted to the account, or a later date (except that check transactions are added as of the date deposited by the payee or a later date). Fees are added either on the date of a related transaction, the date they are posted to the account, or the last day of the billing cycle. This gives that day’s daily balance. A credit balance is treated as a balance of zero. If a daily periodic rate applies to any feature, Chase USA multiplies the daily balance by the daily periodic rate to calculate the periodic interest charges for that day. Chase USA then adds these periodic interest charges to the daily balance to calculate the beginning balance for the next day.

To calculate the total periodic interest charge for a billing cycle when a daily periodic rate(s) applies, Chase USA adds all of the daily periodic interest charges for all features. To calculate the total periodic interest charge for a billing cycle when a monthly periodic rate applies, Chase USA multiplies the average daily balance for each feature by the applicable monthly periodic rate and adds the results together. The total will equal the periodic interest charges for the billing cycle, except for minor variations due to rounding. To determine an average daily balance, Chase USA adds the daily balances for each day in the applicable billing cycle and divides by the number of the days in the billing cycle.

Chase USA accrues periodic interest charges on a transaction, fee, or interest charge from the date it is added to the daily balance until payment in full is received on the account. However, Chase USA generally does not charge periodic interest charges on new purchases billed during a billing cycle if it receives payment of the new balance on the current and previous billing statement by the date and time the minimum payment is due which is generally 25 to 28 days from the current or previous cycle billing date, as applicable. This “grace period” only applies to purchases and does not apply to balance transfers, balance transfer checks, cash advances, cash advance checks or overdraft advances, if applicable.

Chase USA applies payments equal to or less than the required minimum payment amount and any credits to balances on the credit card account in the order determined by Chase USA. Generally, and except as required by law, Chase USA credits payments over the required minimum payment to balances with the highest annual percentage rates, referred to in this prospectus as “APRs,” first. Chase USA then credits payments to lower rate balances in descending order of APRs. Chase USA can give you no assurance that periodic interest charges, fees and other charges will remain at current levels in the future.

The foregoing provisions apply with respect to cardholders that have entered into one of Chase USA’s standard agreements by, in the case of a new credit card account, use of or payment on an account or, in the case of a credit card account acquired by Chase USA from another institution, acceptance of the terms of Chase USA’s agreement as permitted by applicable law, such as by not rejecting the agreement. If the cardholder of a credit card account acquired by Chase USA from another institution has not entered into one of Chase USA’s standard agreements, the terms of the credit card account will continue to be governed by the agreement between the cardholder and the seller of the credit card account, which may differ in material respects from the terms described above.

Collection of Delinquent Accounts

Chase USA considers an account to be delinquent if the minimum monthly payment due on the account is not received by Chase USA by the due date shown on the billing statement. An account that is not already delinquent is not classified as delinquent if at least the required minimum payment is received by the next billing date.

Efforts to collect delinquent credit card receivables are made by Chase USA’s collection department personnel and collection agencies retained by Chase USA. Chase USA uses risk-based statistical models to determine the appropriate collection strategies at various stages of delinquencies based on proprietary credit score, account performance, account balance and other account financial information. Generally, Chase USA includes a request for payment of overdue amounts on billing statements issued after the account becomes delinquent. In addition, Chase USA may notify the cardholder of a request for payment of the overdue amounts by mail or phone calls.

Generally, collection personnel initiate telephone contact with cardholders whose credit card accounts have become one cycle or more delinquent. If the initial telephone contact fails to resolve the delinquency, Chase USA continues to contact the cardholder.

Chase USA generally charges off an account at the end of the month in which that credit card account becomes greater than six billing cycles past due unless a payment has been received in an amount sufficient to bring the credit card account into a different delinquency category or to bring the credit card account current. Charge-offs may occur earlier in some circumstances, as in the case of bankrupt cardholders, cardholders who are deceased with loan balances outstanding which are not assumed or retired by their estate, or restructured loans that do not comply with their modified terms. At the time of charge-off, an evaluation is made on a case by case basis to determine whether to pursue further collection activities and the type of collection activities. Generally, after an account is charged off, debt collection continues by Chase USA’s collection department personnel or collection agencies. In some cases, charged-off revolving credit card accounts of bankrupt obligors are sold to buyers of distressed debt.

If Chase USA receives notice that a cardholder is the subject of a bankruptcy proceeding, Chase USA generally charges off that cardholder’s account upon the earlier of sixty (60) days after receipt of such notice and the time period set forth in the previous paragraph.

Chase USA’s reaging policy and practices are in compliance with guidelines established by the Federal Financial Institutions Examination Council—referred to in this prospectus as the “FFIEC”. Chase USA may restore or “reage” a delinquent revolving credit card account to current status when the cardholder has demonstrated a renewed willingness and ability to repay the account according to its terms, such as by making payments in an amount equal to three minimum monthly payments within a consecutive three-month period. A credit card account may be reaged no more than once in twelve months and no more than twice in five years. An additional workout reage is also permitted under appropriate circumstances once in five years. A credit card account may only be reaged if it has existed for at least nine months.

Chase USA also offers restructured loan programs to certain financially distressed cardholders. In addition, third-party customer credit counseling services, with which Chase USA has no affiliation, provide external debt management programs, which those cardholders may elect to use. For both program types, participating cardholders must agree with Chase USA to a schedule of fixed monthly payments for a specified duration at a lowered APR. Upon completion of or removal from a restructured loan program, the account generally returns to its pre-existing terms. For restructured loans that do not comply with their modified terms, charge-offs occur at 120 days past due.

The credit evaluation, servicing and charge-off policies and collection practices of Chase USA may change over time in accordance with the business judgment of its management, applicable law and guidelines established by applicable regulatory authorities.

Portfolio Information Tables

The information presented in the tables that follow is current as of September 30, 2013, unless otherwise noted, and incorporates by reference certain reports that we subsequently file with the SEC. We incorporate by reference any monthly reports on Form 10-D and current reports on Form 8-K subsequently filed by or on behalf of the issuing entity or the First USA Master Trust prior to the termination of the offering of the notes. Information that we file later with the SEC that is incorporated by reference will automatically update the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the accompanying prospectus supplement. See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

Delinquency and Loss Experience

The following tables describe the delinquency and loss experience for each of the periods shown for each Trust Portfolio and include all receivables included in the applicable Trust Portfolio as of the date specified in the tables. In addition, the tables for the issuing entity also include the outstanding principal amount of the First USA Collateral Certificate. There can be no assurance that the delinquency and loss experience for the First USA Master Trust Portfolio or the Issuing Entity Receivables will be similar to the historical experience set forth below because, among other things, economic and financial conditions affecting the ability of cardholders to make payments may be different from those that have prevailed during the periods reflected below. Additionally, loss and delinquency percentages for each Trust Portfolio may be reduced as a result of the addition of newly originated receivables which generally have lower delinquency and loss levels in early periods than they do in later periods as the related accounts become more seasoned. The addition of these receivables to a Trust Portfolio increases the outstanding receivables balance for that Trust Portfolio which, for each Trust Portfolio, is the denominator used to calculate the percentages set forth below. Customer behavior may change in response to requirements of consumer protection laws, such as the CARD Act. For more information on historic delinquencies and losses for each of the Trust Portfolios, see the information referenced in “—Static Pool Information.”

Delinquency Experience

Chase Issuance Trust

(dollars in thousands)

	As of September 30,
	2013
	Number of Accounts	Dollar Amount(1)	Percentage of Total Receivables
Receivables Outstanding	25,172,592	$44,417,694	100.00%

Number of Days Delinquent:
30-59 days	37,734	$211,088	0.48%
60-89 days	24,526	155,951	0.35
90-119 days	19,492	130,603	0.29
120-149 days	14,308	105,221	0.24
150-179 days	12,478	93,258	0.21
180+ days	174	1,020	0.00

Total	108,712	$697,141	1.57%

	As of December 31,
	2012			2011
	Number of Accounts	Dollar Amount(1)	Percentage of Total Receivables	Number of Accounts	Dollar Amount(1)	Percentage of Total Receivables
Pool Balance(2)	25,662,632	$48,968,170	100.00%	23,611,648	$47,683,787	100.00%

Number of Days Delinquent:
30-59 days	46,520	$262,045	0.54%	56,983	$321,087	0.67%
60-89 days	32,570	210,114	0.43	39,690	251,091	0.53
90-119 days	27,070	181,435	0.37	33,933	221,694	0.47
120-149 days	19,574	139,172	0.28	29,340	199,006	0.42
150-179 days	17,590	131,293	0.27	26,657	187,690	0.39
180 or more days	169	1,126	0.00	168	1,009	0.00

Total	143,493	$925,185	1.89%	186,771	$1,181,577	2.48%

	As of December 31,
	2010			2009
	Number of Accounts	Dollar Amount(1)	Percentage of Total Receivables	Number of Accounts	Dollar Amount(1)	Percentage of Total Receivables
Pool Balance(2)	29,554,010	$61,482,209	100.00%	40,211,284	$93,446,214	100.00%

Number of Days Delinquent:
30-59 days	87,238	$523,937	0.85%	166,537	$1,059,973	1.13%
60-89 days	65,574	449,412	0.73	128,600	922,164	0.99
90-119 days	59,765	416,055	0.68	119,446	910,382	0.97
120-149 days	53,400	381,497	0.62	104,258	817,347	0.87
150-179 days	49,473	361,261	0.59	106,403	918,990	0.98
180 or more days	178	1,079	0.00	173	1,032	0.00

Total	315,628	$2,133,241	3.47%	625,417	$4,629,888	4.94%

(1)	The dollar amount reflected includes all principal, finance charge and fee amounts due from cardholders as of the date specified.
(2)	Includes the outstanding amount of the collateral certificate issued by the First USA Master Trust, the outstanding amount of the collateral certificate issued by the Chase Master Trust and the outstanding amount of receivables in the issuing entity, as applicable. The collateral certificate issued by the Chase Master Trust was paid in full and cancelled as of December 15, 2009.

The total credit card receivables in the issuing entity that were delinquent as a percentage of receivables outstanding decreased from 4.94% at December 31, 2009 to 3.47% at December 31, 2010, decreased to 2.48% at December 31, 2011, decreased to 1.89% at December 31, 2012 and decreased to 1.57% at September 30, 2013.

Delinquency Experience

First USA Master Trust Portfolio

(dollars in thousands)

	As of September 30,
	2013
	Number of Accounts	Dollar Amount(1)	Percentage of Total Receivables
Receivables Outstanding	801,512	$1,214,404	100.00%

Number of Days Delinquent:
30-59 days	876	$5,593	0.47%
60-89 days	565	4,159	0.34
90-119 days	416	3,411	0.28
120-149 days	310	2,802	0.23
150-179 days	275	2,695	0.22
180 or more days	1	9	0.00

Total	2,443	$18,669	1.54%

	As of December 31,
	2012			2011
	Number of Accounts	Dollar Amount(1)	Percentage of Total Receivables	Number of Accounts	Dollar Amount(1)	Percentage of Total Receivables
Receivables Outstanding	813,514	$1,350,030	100.00%	817,614	$1,492,881	100.00%

Number of Days Delinquent:
30-59 days	1,062	$7,091	0.53%	1,357	$9,284	0.62%
60-89 days	772	6,236	0.46	949	7,679	0.51
90-119 days	593	5,564	0.41	742	6,073	0.41
120-149 days	450	3,633	0.27	690	6,168	0.41
150-179 days	386	3,662	0.27	638	5,751	0.39
180 or more days	2	19	0.00	3	37	0.00

Total	3,265	$26,205	1.94%	4,379	$34,992	2.34%

	As of December 31,
	2010			2009
	Number of Accounts	Dollar Amount(1)	Percentage of Total Receivables	Number of Accounts	Dollar Amount(1)	Percentage of Total Receivables
Receivables Outstanding	832,858	$1,632,957	100.00%	1,778,231	$4,177,303	100.00%

Number of Days Delinquent:
30-59 days	1,798	$13,898	0.85%	5,554	$46,424	1.11%
60-89 days	1,312	11,500	0.70	4,386	42,119	1.01
90-119 days	1,182	10,848	0.66	4,087	42,833	1.03
120-149 days	1,119	11,007	0.67	3,335	36,067	0.86
150-179 days	983	9,593	0.60	3,496	41,201	0.99
180 or more days	1	8	0.00	4	43	0.00

Total	6,395	$56,854	3.48%	20,862	$208,687	5.00%

(1)	The dollar amount reflected includes all principal, finance charge and fee amounts due from cardholders as of the date specified.

The total credit card receivables in the First USA Master Trust Portfolio that were delinquent as a percentage of receivables outstanding decreased from 5.00% at December 31, 2009 to 3.48% at December 31, 2010, decreased to 2.34% at December 31, 2011, decreased to 1.94% at December 31, 2012 and decreased to 1.54% at September 30, 2013.

Loss Experience

Chase Issuance Trust

(dollars in thousands)

	Nine Months Ended September 30, 2013		Year Ended December 31,
			2012	2011	2010	2009
Average Pool Balance(1)	$44,438,159		$43,180,753	$47,075,292	$71,277,879	$83,905,639
Gross Losses(2)	$1,255,464		$1,951,147	$2,828,060	$6,697,770	$6,949,859
Recoveries(3)	181,427		286,600	432,684	597,277	458,400

Net Losses(4)	$1,074,037		$1,664,547	$2,395,376	$6,100,493	$6,491,459
Net Losses as a percentage of Average Pool Balance	3.22	%(5)	3.85%	5.09%	8.56%	7.74%

(1)	Includes the outstanding amount of the collateral certificate issued by the First USA Master Trust, the outstanding amount of the collateral certificate issued by the Chase Master Trust and the outstanding amount of principal receivables in the issuing entity, as applicable. The collateral certificate issued by the Chase Master Trust was paid in full and cancelled as of December 15, 2009.
(2)	Gross Losses are charge-offs of principal receivables. Gross Losses do not include the amount of any reductions in principal receivables due to fraud, returned goods or customer disputes, the amount of which instead results in the reduction of the Transferor Amount. The number of accounts experiencing a loss for the nine months ended September 30, 2013 was 213,667.
(3)	Recoveries are amounts received on previously charged-off receivables. Recoveries as a percentage of Gross Losses for the nine months ended September 30, 2013 were 14.45% and for each of the years ended December 31, 2012, 2011, 2010 and 2009 were 14.69%, 15.30%, 8.92% and 6.60%, respectively.
(4)	Net Losses are Gross Losses minus Recoveries. Net Losses do not include any reductions in principal receivables due to fraud, returned goods or customer disputes, the amount of which instead results in the reduction of the Transferor Amount. Net Losses as a percentage of Gross Losses for the nine months ended September 30, 2013 were 85.55% and for each of the years ended December 31, 2012, 2011, 2010 and 2009 were 85.31%, 84.70%, 91.08% and 93.40%, respectively.
(5)	Annualized.

The net loss percentage for the issuing entity increased from 7.74% for 2009 to 8.56% for 2010, decreased to 5.09% for 2011, decreased to 3.85% for 2012 and decreased to 3.22% for the nine months ended September 30, 2013.

Loss Experience

First USA Master Trust Portfolio

(dollars in thousands)

	Nine Months Ended September 30, 2013		Year Ended December 31,
			2012	2011	2010	2009
Average Principal Receivables Outstanding	$1,212,764		$1,311,731	$1,414,974	$2,071,069	$7,988,652
Gross Losses(1)	$36,694		$58,822	$84,725	$196,713	$634,372
Recoveries(2)	5,289		8,653	12,912	16,769	42,931

Net Losses(3)	$31,405		$50,169	$71,813	$179,944	$591,441
Net Losses as a percentage of Average Principal Receivables Outstanding	3.45	%(4)	3.82%	5.08%	8.69%	7.40%

(1)	Gross Losses are charge-offs of principal receivables. Gross Losses do not include the amount of any reductions in principal receivables due to fraud, returned goods or customer disputes, the amount of which instead results in the reduction of the First USA Master Trust Transferor Interest. The number of accounts experiencing a loss for the nine months ended September 30, 2013 was 5,100.
(2)	Recoveries are amounts received on previously charged-off receivables. Recoveries as a percentage of Gross Losses for the nine months ended September 30, 2013 were 14.41% and for each of the years ended December 31, 2012, 2011, 2010 and 2009 were 14.71%, 15.24%, 8.52% and 6.77%, respectively.
(3)	Net Losses are Gross Losses minus Recoveries. Net Losses do not include the amount of any reductions in principal receivables due to fraud, returned goods or customer disputes, the amount of which instead results in the reduction of the First USA Master Trust Transferor Interest. Net Losses as a percentage of Gross Losses for the nine months ended September 30, 2013 were 85.59% and for each of the years ended December 31, 2012, 2011, 2010 and 2009 were 85.29%, 84.76%, 91.48% and 93.23%, respectively.
(4)	Annualized.

The net loss percentage for the First USA Master Trust increased from 7.40% for 2009 to 8.69% for 2010, decreased to 5.08% for 2011, decreased to 3.82% for 2012 and decreased to 3.45% for the nine months ended September 30, 2013.

The delinquency and net loss percentages for each of the Trust Portfolios at any time reflect, among other factors, the quality of the related credit card loans in that Trust Portfolio, the average seasoning of the related revolving credit card accounts in that Trust Portfolio, the success of Chase USA’s collection efforts and general economic conditions.

Each Trust Portfolio continues to reflect a well-seasoned portfolio that has good national geographic diversification. Future charge-offs in each of the Trust Portfolios and overall credit quality for each Trust Portfolio are subject to uncertainties which may cause actual results to differ from current and historical performance. These uncertainties could include the direction and level of credit card loan delinquencies, changes in customer behavior, bankruptcy trends and changes in the bankruptcy law, the rate of unemployment, portfolio seasoning, interest rate movements, and portfolio mix, among others.

Recoveries

Chase USA, as transferor of the First USA Master Trust and the issuing entity, is required, pursuant to the terms of the First USA Master Trust Agreement and the transfer and servicing agreement, as applicable, to transfer to the First USA Master Trust or the issuing entity, as applicable, a percentage of the recoveries on charged-off accounts received each month. The amounts described in the preceding sentence are called “Recoveries” and more specifically, (1) with respect to the First USA Master Trust, “First USA Master Trust Recoveries” and (2) with respect to the issuing entity, “Issuing Entity Recoveries.” Each month, Recoveries allocated to the First USA Master Trust or the issuing entity, as applicable, are equal to the total recoveries collected by Chase USA from the revolving credit card accounts in the Bank Servicing Portfolio, times defaulted receivables in the First USA Master Trust or the issuing entity, as applicable, divided by defaulted receivables in the Bank Servicing Portfolio.

Collections of Recoveries will be generally treated as Principal Collections, except that to the extent the amount of Recoveries received by the issuing entity with respect to any month exceeds the aggregate amount of principal receivables (other than Ineligible Receivables) in Defaulted Accounts that became Defaulted Accounts in that month, the amount of that excess will be treated as Finance Charge Collections.

Dilution

The servicer for the First USA Master Trust or for the issuing entity will adjust the amount of any principal receivable as a result of transactions in respect of any principal receivable which was discovered as having been created through a fraudulent or counterfeit charge or because of transactions occurring in respect of a rebate or refund to a cardholder, or because that principal receivable was created in respect of merchandise which was refused or returned by a cardholder. This is called a “credit adjustment” or “dilution.” To the extent that the servicer adjusts the amount of any principal receivable as a result of dilution then, (1) with respect to the First USA Master Trust, the First USA Master Trust Transferor Interest and (2) with respect to the issuing entity, the Transferor Amount, will in each case be reduced by the amount of the adjustment.

Interchange

Creditors participating in the VISA and MasterCard associations receive certain fees, known as “Interchange,” as partial compensation for taking credit risk, absorbing fraud losses and funding credit card receivables for a limited period before initial billing. Under the VISA and MasterCard systems, a portion of Interchange in connection with cardholder charges for goods and services is collected by banks that issue credit cards by applying a discount to the amount paid by those banks to the banks that clear the related transactions for merchants. VISA and MasterCard set Interchange fees annually based on the number of credit card transactions and the amount charged per transaction. VISA and MasterCard may from time to time change the amount of Interchange reimbursed to banks issuing their credit cards.

As an approximation of the amount of Interchange generated by principal receivables arising in revolving credit card accounts in the issuing entity, Chase USA will, with respect to each month, pay to the servicer, for inclusion as collections of finance charge receivables, an amount determined by Chase USA or an affiliate, as applicable, as owner of the account, in its sole discretion, to be reasonably representative of the amount of interchange generated by the receivables arising in the accounts of Chase USA or an affiliate, as applicable, as owner of the account. Currently, this amount is equal to (A) the product of (1) interchange for the monthly period and (2) the total amount of purchases of merchandise and services designated to the issuing entity divided by (B) the total amount of purchases of merchandise and services in Chase USA’s portfolio of revolving credit card accounts. This amount—referred to herein as the “Issuing Entity Interchange Amount”—will be in addition to the amount of collections of principal receivables and the amount of collections of finance charge receivables otherwise allocated to the issuing entity.

As an approximation of the amount of Interchange generated by principal receivables arising in revolving credit card accounts in the First USA Master Trust Portfolio, Chase USA will, with respect to each month, pay to the First USA Master Trust servicer, for inclusion as collections of First USA Master Trust finance charge receivables, an amount equal to the product of (1) 1.3% or any other percentage specified by Chase USA from time to time, provided that each Rating Agency then rating any series of certificates issued by the First USA Master Trust confirms that any other percentage so designated will not result in the withdrawal or downgrade of the rating of the certificates of any series issued by the First USA Master Trust then in effect, and (2) the amount of collections other than collections of periodic finance charges, annual membership fees, cash advance fees, late fees, overlimit fees, return check fees and similar fees and other charges or Recoveries for that month. This amount—referred to herein as the “First USA Master Trust Interchange Amount”—will be in addition to the amount of collections of principal receivables and the amount of collections of finance charge receivables otherwise allocated to the First USA Master Trust.

In addition, to the extent that revolving credit card accounts, other than as described in the preceding paragraph, are designated to have their credit card receivables included in the issuing entity, the transferor with respect to those credit card receivables will determine for any month, in its sole discretion, the amount of Interchange generated by the principal receivables included in the issuing entity. This amount will be included as collections of finance charge receivables.

Discounting

On June 1, 2009, Chase USA began discounting principal collections by designating a yield factor of 1.50% for all principal receivables included in the issuing entity arising on and after June 1, 2009. This yield factor was reduced to 0% on July 1, 2010. See “Sources of Funds to Pay the Notes—Discount Receivables” in this prospectus for a description of how the yield factor is designated.

Revenue Experience

The revenue experience for the issuing entity for the nine months ended September 30, 2013 and for each of the years ended December 31, 2012, 2011, 2010 and 2009 is described in the following table.

The revenue experience for the issuing entity in the following table is calculated on a cash basis. Finance charges, fees and interchange are comprised of monthly periodic finance charges, annual membership fees and other credit card fees, interchange amounts and discounted principal collections from principal receivables arising between June 1, 2009 and June 30, 2010.

Revenue Experience

Chase Issuance Trust

(dollars in thousands)

	Nine Months Ended September 30, 2013		Year Ended December 31,
			2012	2011	2010	2009
Finance Charges, Fees and Interchange(1)	$5,900,754		$7,558,845	$8,416,430	$14,422,936	$13,572,246
Yield from Finance Charges, Fees and Interchange(2)	17.75	%(3)	17.51%	17.88%	20.23%	16.18%

(1)	Finance Charges, Fees and Interchange include the finance charges, fees and Interchange received with respect to the collateral certificate issued by the First USA Master Trust, the collateral certificate issued by the Chase Master Trust and the outstanding amount of principal receivables in the issuing entity, as applicable. The collateral certificate issued by the Chase Master Trust was paid in full and cancelled as of December 15, 2009.
(2)	Yield from Finance Charges, Fees and Interchange is the result of dividing finance charges, fees, interchange amounts and discounted principal collections from principal receivables arising between June 1, 2009 and June 30, 2010, by the Pool Balance for the periods indicated.
(3)	Annualized.

The revenue experience on the First USA Master Trust Portfolio for the nine months ended September 30, 2013 and for each of the years ended December 31, 2012, 2011, 2010 and 2009 is described in the following table.

The revenue experience on the First USA Master Trust Portfolio in the following table is calculated on a cash basis. Finance charges, fees and interchange are comprised of monthly periodic finance charges, annual membership fees and other credit card fees and interchange amounts.

Revenue Experience

First USA Master Trust Portfolio

(dollars in thousands)

	Nine Months Ended September 30, 2013		Year Ended December 31,
			2012	2011	2010	2009
Finance Charges, Fees and Interchange	$147,951		$212,049	$232,003	$334,748	$1,096,286
Yield from Finance Charges, Fees and Interchange(1)	16.31	%(2)	16.17%	16.40%	16.16%	13.72%

(1)	Yield from Finance Charges, Fees and Interchange is the result of dividing finance charges, fees and interchange amounts by principal receivables outstanding during the periods indicated.
(2)	Annualized.

The revenue experience will be affected by numerous factors, including the monthly periodic finance charges on the credit card receivables, the amount of the annual membership fees, other fees and interchange amounts, changes in the delinquency and loss rates on the credit card receivables, the percentage of revolving credit card accounts bearing finance charges at promotional rates, changes in the level of delinquencies on the credit card receivables and the percentage of cardholders who pay their balances in full each month and do not incur monthly periodic finance charges, which may in turn be caused by a variety of factors, including seasonal variations, the availability of other sources of credit and general economic conditions. Accordingly, revenue experience will be affected by future changes in the types of charges and fees assessed by Chase USA on the revolving credit card accounts and on the types of additional revolving credit card accounts added to the First USA Master Trust and the issuing entity from time to time. See “Risk Factors.”

The revenue experience from periodic finance charges and fees—other than annual fees—depends in part upon the collective preference of cardholders to use their credit cards as revolving debt instruments for purchases and cash advances and to pay account balances over several months—as opposed to convenience use, where cardholders pay off their entire balance each month, thereby avoiding periodic finance charges on their purchases—and upon other credit card related services for which the cardholder pays a fee.

Principal Payment Rates

The following tables set forth the highest and lowest cardholder monthly principal payment rates for each Trust Portfolio during any month in the periods shown and the average of the cardholder monthly principal payment rates for all months in the periods shown. The cardholder monthly principal payment rate for each month and each Trust Portfolio is calculated as a percentage of, with respect to the First USA Master Trust, the amount of principal receivables in the First USA Master Trust as of the first day of that month and, with respect to the issuing entity, the Pool Balance as of the first day of that month, in each case, subject to adjustment for additions and removals of assets that occur in that month. Payment rates shown in the tables are based on amounts which are deemed payments of principal receivables with respect to the revolving credit card accounts.

Cardholder Monthly Principal Payment Rates

Chase Issuance Trust

	Nine Months Ended	Year Ended December 31,
Receivables Principal Payment Rate(1)	September 30, 2013	2012	2011	2010	2009
Lowest Month	24.66%	23.67%	22.00%	18.00%	16.01%
Highest Month	27.64%	26.30%	25.11%	23.69%	20.19%
Monthly Average	26.57%	25.26%	24.02%	21.13%	18.46%

(1)	Based on the Pool Balance, which includes the outstanding principal amount of the collateral certificate issued by the First USA Master Trust, the outstanding principal amount of the collateral certificate issued by the Chase Master Trust and the outstanding amount of principal receivables in the issuing entity, as applicable. The collateral certificate issued by the Chase Master Trust was paid in full and cancelled as of December 15, 2009.

Cardholder Monthly Principal Payment Rates

First USA Master Trust Portfolio

	Nine Months Ended	Year Ended December 31,
Receivables Principal Payment Rate	September 30, 2013	2012	2011	2010	2009
Lowest Month	24.49%	23.62%	21.46%	16.99%	15.50%
Highest Month	27.77%	26.11%	24.45%	22.83%	18.92%
Monthly Average	26.53%	25.06%	23.47%	20.36%	17.09%

The amount of collections of credit card receivables may vary from month to month due to seasonal variations, general economic conditions, payment habits of individual cardholders and number of collection days. Chase USA cannot assure you that the cardholder monthly principal payment rates in the future will be similar to the historical experience set forth above.

Composition of Issuing Entity Receivables

As of September 30, 2013:

•	the Issuing Entity Receivables included $44,379,994,025 in total receivables;

•	the accounts in the issuing entity had an average total receivables balance of $1,765, including accounts with a zero balance and an average credit limit of $10,846;

•	the percentage of the aggregate total receivables balance in the Issuing Entity Receivables to the aggregate total credit limit was 16.3%;

•	the average age of the accounts, the receivables of which are in the Issuing Entity Receivables, was approximately 139 months;

•

for the September 2013 monthly period, 4.41% of the accounts in the issuing entity received the minimum payment due and 21.05% of the accounts in the issuing entity received a full balance payment; and

•

of the accounts in the issuing entity, approximately 12.2% related to cardholders with billing addresses in California, 9.5% in New York, 7.8% in Texas, 6.1% in Illinois and 5.6% in Florida; no other single state accounts for more than 5% of the accounts in the issuing entity. Since the largest number of accountholders (based on billing addresses) whose accounts were included in the issuing entity were in California, New York, Texas, Illinois and Florida, adverse economic conditions affecting accountholders residing in these states could affect timely payment by the related accountholders of amounts due on the accounts and, accordingly, the actual rates of delinquencies and losses with respect to the issuing entity.

The following tables summarize the Issuing Entity Receivables in the issuing entity by various criteria as of September 30, 2013. Receivables in the following tables include principal, finance charge and fee receivables held directly by the issuing entity. The following tables do not include information with respect to the First USA Collateral Certificate. See “—Composition of First USA Master Trust Portfolio” for a summary of the First USA Master Trust Portfolio that supports the First USA Collateral Certificate. Because the composition of the Issuing Entity Receivables may change over time, these tables are not necessarily indicative of the composition of the receivables in the issuing entity at any future time.

Composition by Account Balance

Chase Issuance Trust

Account Balance Range	Number of Accounts	Percentage of Total Number of Accounts	Amount of Receivables	Percentage of Total Amount of Receivables
Credit Balance	194,787	0.8%	$(38,361,554)	(0.1)%
No Balance	13,075,345	52.0	0	0.0
$0.01 to $5,000.00	8,958,697	35.6	13,001,740,013	29.3
$5,000.01 to $10,000.00	1,725,685	6.9	12,244,271,259	27.6
$10,000.01 to $15,000.00	674,835	2.7	8,223,891,181	18.5
$15,000.01 to $20,000.00	288,717	1.1	4,963,272,396	11.2
$20,000.01 to $25,000.00	139,094	0.6	3,096,275,091	7.0
$25,000.01 to $50,000.00	87,863	0.3	2,710,235,652	6.1
$50,000.01 or More	2,687	0.0	178,669,987	0.4

Total	25,147,710	100.0%	$44,379,994,025	100.0%

Composition by Credit Limit

Chase Issuance Trust

Credit Limit Range	Number of Accounts	Percentage of Total Number of Accounts	Amount of Receivables	Percentage of Total Amount of Receivables
$0.00 to $5,000.00	8,913,870	35.5%	$3,416,091,529	7.7%
$5,000.01 to $10,000.00	4,723,351	18.8	7,020,534,999	15.8
$10,000.01 to $15,000.00	4,486,348	17.8	8,661,790,268	19.5
$15,000.01 to $20,000.00	2,688,158	10.7	7,420,864,333	16.7
$20,000.01 to $25,000.00	2,274,156	9.0	7,831,129,652	17.6
$25,000.01 to $50,000.00	2,032,332	8.1	9,650,171,814	21.8
$50,000.01 or More	29,495	0.1	379,411,430	0.9

Total	25,147,710	100.0%	$44,379,994,025	100.0%

Composition by Period of Delinquency

Chase Issuance Trust

Payment Status (Days Contractually Delinquent)	Number of Accounts	Percentage of Total Number of Accounts	Amount of Receivables	Percentage of Total Amount of Receivables
Not Delinquent	24,879,224	99.0%	42,924,825,436	96.7%
Up to 29 Days	159,851	0.6	758,607,614	1.7
30 to 59 Days	37,707	0.1	210,914,145	0.5
60 to 89 Days	24,508	0.1	155,821,576	0.4
90 to 119 Days	19,479	0.1	130,497,101	0.3
120 to 149 Days	14,298	0.1	105,133,490	0.2
150 to 179 Days	12,469	0.0	93,174,507	0.2
180 or More Days	174	0.0	1,020,156	0.0

Total	25,147,710	100.0%	44,379,994,025	100.0%

Composition by Account Age

Chase Issuance Trust

Age Range	Number of Accounts	Percentage of Total Number of Accounts	Amount of Receivables	Percentage of Total Amount of Receivables
Less than or equal to 6 Months	0	0.0%	0	0.0%
Over 6 Months to 12 Months	0	0.0	0	0.0
Over 12 Months to 24 Months	0	0.0	0	0.0
Over 24 Months to 36 Months	0	0.0	0	0.0
Over 36 Months to 48 Months	0	0.0	0	0.0
Over 48 Months to 60 Months	1,569,720	6.2	2,457,992,289	5.5
Over 60 Months to 120 Months	12,377,002	49.3	20,500,968,871	46.2
Over 120 Months	11,200,988	44.5	21,421,032,865	48.3

Total	25,147,710	100.0%	44,379,994,025	100.0%

Composition of First USA Master Trust Portfolio

As of September 30, 2013:

•	the First USA Master Trust included $1,214,404,198 in total receivables;

•	the accounts in the First USA Master Trust Portfolio had an average total receivables balance of $1,515, including accounts with a zero balance and an average credit limit of $11,762;

•	the percentage of the aggregate total receivables balance in the First USA Master Trust Portfolio to the aggregate total credit limit was 12.9%;

•	the average age of accounts in the First USA Master Trust Portfolio was approximately 205 months;

•

for the September 2013 monthly period, 3.26% of the accounts in the First USA Master Trust Portfolio received the minimum payment due and 20.39% of the accounts in the First USA Master Trust Portfolio received a full balance payment; and

•

of the accounts in the First USA Master Trust Portfolio, approximately 12.1% related to cardholders with billing addresses in California, 7.6% in Texas, 7.2% in New York, 6.2% in Florida and 5.9% in Illinois; no other single state accounts for more than 5% of the accounts in the First USA Master Trust Portfolio. Since the largest number of accountholders (based on billing addresses) whose accounts were included in the First USA Master Trust were in California, Texas, New York, Florida and Illinois, adverse economic conditions affecting accountholders residing in these states could affect timely payment by the related accountholders of amounts due on the accounts and, accordingly, the actual rates of delinquencies and losses with respect to the First USA Master Trust Portfolio.

The following tables summarize the First USA Master Trust Portfolio by various criteria as of September 30, 2013. Receivables in the following tables include principal, finance charge and fee receivables. Because the composition of the First USA Master Trust Portfolio may change over time, these tables are not necessarily indicative of the composition of the First USA Master Trust Portfolio at any future time.

Composition by Account Balance

First USA Master Trust Portfolio

Account Balance Range	Number of Accounts	Percentage of Total Number of Accounts	Amount of Receivables	Percentage of Total Amount of Receivables
Credit Balance	5,787	0.7%	(1,066,688)	(0.1)%
No Balance	473,029	59.0	0	0.0
$0.01 to $5,000.00	245,875	30.7	318,823,382	26.3
$5,000.01 to $10,000.00	41,414	5.2	295,686,708	24.3
$10,000.01 to $15,000.00	17,778	2.2	217,195,051	17.9
$15,000.01 to $20,000.00	8,982	1.1	154,828,797	12.7
$20,000.01 to $25,000.00	4,810	0.6	107,215,151	8.8
$25,000.01 to $50,000.00	3,752	0.5	116,243,942	9.6
$50,000.01 or More	85	0.0	5,477,855	0.5

Total	801,512	100.0%	1,214,404,198	100.0%

Composition by Credit Limit

First USA Master Trust Portfolio

Credit Limit Range	Number of Accounts	Percentage of Total Number of Accounts	Amount of Receivables	Percentage of Total Amount of Receivables
$0.00 to $5,000.00	283,733	35.5%	51,846,454	4.3%
$5,000.01 to $10,000.00	123,769	15.4	127,036,651	10.5
$10,000.01 to $15,000.00	122,979	15.3	178,752,188	14.7
$15,000.01 to $20,000.00	88,358	11.0	190,733,167	15.7
$20,000.01 to $25,000.00	76,672	9.6	225,751,353	18.6
$25,000.01 to $50,000.00	104,989	13.1	427,013,215	35.1
$50,000.01 or More	1,012	0.1	13,271,170	1.1

Total	801,512	100.0%	1,214,404,198	100.0%

Composition by Period of Delinquency

First USA Master Trust Portfolio

Payment Status (Days Contractually Delinquent)	Number of Accounts	Percentage of Total Number of Accounts	Amount of Receivables	Percentage of Total Amount of Receivables
Not Delinquent	795,318	99.2%	1,176,479,263	96.9%
Up to 29 Days	3,751	0.5	19,257,034	1.6
30 to 59 Days	876	0.1	5,592,717	0.5
60 to 89 Days	565	0.1	4,158,704	0.3
90 to 119 Days	416	0.1	3,411,085	0.3
120 to 149 Days	310	0.0	2,802,119	0.2
150 to 179 Days	275	0.0	2,694,600	0.2
180 or More Days	1	0.0	8,676	0.0

Total	801,512	100.0%	1,214,404,198	100.0%

Composition by Account Age

First USA Master Trust Portfolio

Age Range	Number of Accounts	Percentage of Total Number of Accounts	Amount of Receivables	Percentage of Total Amount of Receivables
Less than or equal to 6 Months	0	0.0%	0	0.0%
Over 6 Months to 12 Months	0	0.0%	0	0.0
Over 12 Months to 24 Months	0	0.0%	0	0.0
Over 24 Months to 36 Months	0	0.0%	0	0.0
Over 36 Months to 48 Months	0	0.0%	0	0.0
Over 48 Months to 60 Months	0	0.0%	0	0.0
Over 60 Months to 120 Months	21,682	2.7%	32,527,900	2.7
Over 120 Months	779,830	97.3%	1,181,876,298	97.3

Total	801,512	100.0%	1,214,404,198	100.0%

Credit Risk Management

Chase USA primarily uses a proprietary credit scoring model to assess the credit risk of potential and existing cardholders. However, Chase USA is including FICO®2 score information for a random sample of each Trust Portfolio in this prospectus consistent with the credit card industry’s acceptance of FICO scores as a general indicator of credit risk. A FICO score is a measurement determined by Fair, Isaac & Company using information collected by the major credit bureaus to assess an individual’s credit risk. A FICO score is based on a borrower’s historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. FICO scores are based on independent third party information, the accuracy of which cannot be verified by Chase USA. FICO scores may vary by credit bureau depending on credit history available at each credit bureau. FICO scores provided by each credit bureau may also vary depending on which version of FICO is used. FICO scores range from approximately 250 to approximately 900. A FICO score purports to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. Although FICO scores are generally accepted as having a good ability to rank-order the risk of a wide variety of types of consumer loans, they should not be used to draw inferences about the performance of any individual credit card account or set of accounts. Chase USA has not made, nor will it make, any representation as to the actual performance of the receivables arising in any credit card account or that a particular credit score should be relied upon as a basis for an expectation that the cardholder will repay the receivables arising in any credit card account in accordance with the terms of that account.

[2]	FICO® is a federally registered servicemark of Fair, Isaac & Company.

The following tables set forth FICO scores for a statistically significant random sample of credit card accounts included in each Trust Portfolio for the period shown. The FICO scores set forth below are Experian/ Fair Isaac Risk Model (Version 08) scores. Because the composition of the Trust Portfolios is expected to change over time, there can be no assurance that the FICO score distribution for each Trust Portfolio in future periods will be similar to the information set forth below. In addition, FICO scores may change over time, depending on the conduct of the cardholder and changes in credit score technology.

Chase Issuance Trust

FICO® Scores

	As of August 31, 2013
FICO Score Range(1)	Amount of Receivables	Percentage of Total Amount of Receivables
No FICO Score	$22,185,156	0.99%
Less Than 600	77,083,222	3.45
600 to 659	186,493,438	8.35
660 to 719	586,718,625	26.28
720 and Above	1,360,357,153	60.93

Total	$2,232,837,594	100.00%

(1)	The FICO scores are Experian/Fair Isaac Risk Model (Version 08) scores.

First USA Master Trust Portfolio

FICO® Scores

	As of August 31, 2013
FICO Score Range(1)	Amount of Receivables	Percentage of Total Amount of Receivables
No FICO Score	$619,267	1.05%
Less Than 600	1,764,143	2.99
600 to 659	3,861,601	6.55
660 to 719	15,005,788	25.46
720 and Above	37,683,201	63.95

Total	$58,934,000	100.00%

(1)	The FICO scores are Experian/Fair Isaac Risk Model (Version 08) scores.

Rule 193 Review

Chase USA has performed the review described below of the receivables in the issuing entity and in the First USA Master Trust in order to provide reasonable assurance that the information contained in this prospectus and any accompanying prospectus supplement regarding the pool assets underlying the CHASEseries notes – referred to in this prospectus as the “Rule 193 Information” – is accurate in all material respects.

Chase USA began the review process by identifying the disclosure in this prospectus and any accompanying prospectus supplement that is required to be included pursuant to Item 1111 of Regulation AB and which comprises the Rule 193 Information. Chase USA determined the scope and type of review procedures to be utilized in respect of each portion of the Rule 193 Information.

Chase USA evaluated and reviewed the information contained in this prospectus and any accompanying prospectus supplement regarding the portfolio of receivables. Responsible internal personnel at Chase USA reviewed the descriptions in “Chase USA’s Credit Card Portfolio – The Credit Card Receivables,” “Chase USA’s Credit Card Portfolio – Origination,” “Chase USA’s Credit Card Portfolio – Underwriting Criteria,” “Chase

USA’s Credit Card Portfolio – Maintenance of Credit Card Accounts,” “Chase USA’s Credit Card Portfolio – Billing and Payments” and “Chase USA’s Credit Card Portfolio – Collection of Delinquent Accounts”. Chase USA also consulted with internal and external counsel who reviewed certain relevant sections of this prospectus and any accompanying prospectus supplement containing Rule 193 Information. The review process will be performed periodically at appropriate frequencies as determined by Chase USA. Chase USA attributes all findings and conclusions of the review to itself.

Chase USA is responsible for the preparation and review of the portfolio information tables in this prospectus and any accompanying prospectus supplement. The FICO Scores tables were prepared by obtaining FICO score data from the credit bureaus on a statistically significant, random sample of the credit card accounts included in each Trust Portfolio and stratifying the receivables balance by FICO scores, which is based on data from Chase USA’s credit card loan processing system and databases. All other tables were prepared using data from Chase USA’s credit card loan processing system and databases. For the review of the Delinquency Experience, Composition by Period of Delinquency, Loss Experience, Revenue Experience, and Cardholder Monthly Principal Payment Rate tables, Chase USA verified that the information presented in these tables agreed to the data in its credit card loan processing system. For the review of the Composition of the Issuing Entity Receivables, and for the review of the Composition by Account Balance, Composition by Credit Limit, Composition by Account Age, and FICO Scores tables, Chase USA recalculated the information in these tables using data from its credit card databases and verified that the recalculated information agreed to the information presented in these tables. Additionally, because the issuing entity and First USA Master Trust are consolidated into Chase USA, both trusts are included in Chase USA’s control environment and monitoring structure. The control environment includes a quarterly control affirmation which relies on self assessment of internal controls, compliance with Section 404 of the Sarbanes–Oxley Act of 2002, review of financial risk events, operational risk reports, and internal audits.

Chase USA engaged a third-party service provider to assist in its review of the portfolio information tables using certain procedures as requested and determined by Chase USA. Chase USA assumes responsibility for the findings and conclusions of the third-party review and attributes all findings and conclusions of the review to itself.

Findings of Rule 193 Review

Chase USA has concluded that the review described above provides reasonable assurance that the Rule 193 Information in this prospectus and any accompanying prospectus supplement is accurate in all material respects.

Static Pool Information

Static pool information regarding the issuing entity portfolio and the First USA Master Trust Portfolio is provided in Annex I to this prospectus, which forms an integral part of this prospectus. Static pool information consists of net losses, delinquencies, yield, payment rate, percentage of accounts making minimum payments and percentage of accounts making full payments for the issuing entity and the First USA Master Trust Portfolio.

As a result of (1) the merger of Bank One, Delaware, National Association and Chase USA Bank, National Association, (2) the conversion of data processing services from First Data Resources, Inc. to Total Systems Services, Inc. (“TSYS”®), a Georgia corporation, and (3) the refinement of the TSYS data tracking system to produce and store the information necessary to comply with the reporting requirements of Regulation AB, Chase USA has determined that static pool information for periods prior to the December 2005 monthly period either was not retained or, if retained, is not available in a form that would allow it to be presented in a reliable, accurate manner which is consistent with the other portfolio information provided for the issuing entity and the First USA Master Trust.

The Indenture Trustee, Collateral Agent and the First USA Master Trust Trustee

General

Wells Fargo Bank, National Association is the indenture trustee under the indenture and is referred to in this prospectus as “Wells Fargo Bank.” Wells Fargo Bank is also the collateral agent for asset pool one under the asset pool one supplement. Wells Fargo Bank is a national banking association and a wholly owned subsidiary of Wells Fargo & Company. Its corporate trust office is located at Wells Fargo Center, Sixth and Marquette, Minneapolis, MN 55479, Attn: Asset Backed Securities Department. A diversified financial services company, Wells Fargo & Company provides banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo Bank, National Association provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. Wells Fargo Bank has provided corporate trust services since 1934.

Wells Fargo Bank has served and currently is serving as indenture trustee for numerous securitization transactions and programs involving pools of credit card receivables.

BNY Mellon Trust of Delaware, a Delaware banking corporation, is the First USA Master Trust Trustee under the First USA Master Trust Agreement. The principal corporate trust office for BNY Mellon Trust of Delaware is located at 100 White Clay Center, Suite 102, Newark, Delaware 19711.

Chase USA and its affiliates may from time to time enter into normal banking and trustee relationships with the indenture trustee, the collateral agent, the First USA Master Trust Trustee and their respective affiliates. The indenture trustee, the collateral agent, the First USA Master Trust Trustee, Chase USA and any of their respective affiliates may hold notes issued by the issuing entity or certificates issued by the First USA Master Trust in their own names. For purposes of meeting the legal requirements of certain local jurisdictions generally as authorized under the indenture, the indenture trustee and the First USA Master Trust Trustee will have the power to appoint a co-indenture trustee or co-master trust trustee or separate indenture trustees or the First USA Master Trust Trustee, as applicable, of all or any part of the issuing entity or the First USA Master Trust. In the event of an appointment, all rights, powers, duties and obligations conferred or imposed upon the indenture trustee by the indenture or upon the First USA Master Trust Trustee by the First USA Master Trust Agreement will be conferred or imposed upon that indenture trustee or the First USA Master Trust Trustee and that separate trustee or co-trustee jointly, or, in any jurisdiction in which the indenture trustee or the First USA Master Trust Trustee is considered to be incompetent or unqualified to perform certain acts, singly upon that separate trustee or co-trustee who will exercise and perform those rights, powers, duties and obligations solely at the direction of the indenture trustee or the First USA Master Trust Trustee, as applicable.

The Indenture Trustee

As indenture trustee, Wells Fargo Bank has agreed to perform only those duties specifically set forth in the indenture. Many of the duties of the indenture trustee are described throughout this prospectus. Under the terms of the indenture, the indenture trustee’s limited responsibilities include the following:

•	to deliver to noteholders of record certain notices, reports and other documents received by the indenture trustee, as required under the indenture;

•	to authenticate, deliver, cancel and otherwise administer the notes;

•	to serve as the initial transfer agent, paying agent and registrar, and, if it resigns these duties, to appoint a successor transfer agent, paying agent and registrar;

•	to direct the collateral agent to invest funds in the issuing entity bank accounts at the direction of the issuing entity;

•	to represent the noteholders in interactions with clearing agencies and other similar organizations;

•

to periodically report on and notify noteholders of certain matters relating to actions taken by the indenture trustee, property and funds that are possessed by the indenture trustee (including in its capacity as collateral agent), and other similar matters; and

•	to perform certain administrative functions identified in the indenture.

In addition, the indenture trustee has the discretion to require the issuing entity to cure a potential event of default and to institute and maintain suits to protect the interest of the noteholders in the collateral. The indenture trustee is not liable for any errors of judgment as long as the errors are made in good faith and the indenture trustee was not negligent. The indenture trustee is not responsible for any investment losses to the extent that they result from permitted investments except for losses attributable to the indenture trustee’s failure to make payments on permitted investments issued by the indenture trustee.

If an event of default occurs, in addition to the responsibilities described above, the indenture trustee will exercise its rights and powers under the indenture to protect the interests of the noteholders using the same degree of care and skill as a fiduciary would exercise or use under the circumstances in the conduct of his own affairs. If an event of default occurs and is continuing, the indenture trustee will be responsible for enforcing the agreements and the rights of the noteholders. See “The Notes—Events of Default Remedies.” The indenture trustee may, under certain limited circumstances, have the right or the obligation to do the following:

•	demand immediate payment by the issuing entity of all principal and accrued interest on the notes;

•	enhance monitoring of the securitization;

•	protect the interests of the noteholders in the First USA Collateral Certificate or the receivables in a bankruptcy or insolvency proceeding;

•	prepare and send timely notice to noteholders of the event of default;

•	institute judicial proceedings for the collection of amounts due and unpaid;

•	rescind and annul a declaration of acceleration of the notes by the noteholders following an event of default; and

•	cause the collateral agent to sell assets (see “Sources of Funds to Pay the Notes—Sale of Assets”).

The indenture trustee is required to provide written notice to all noteholders of a series, class or tranche of notes within 90 days of the occurrence of any event known to the indenture trustee to be an event of default with respect to that series, class or tranche of notes. Following an event of default, the holders of more than 66 2/3% of the outstanding dollar principal amount of any series, class or tranche of notes will have the right to direct the indenture trustee to exercise certain remedies available to the indenture trustee under the indenture. In such case, the indenture trustee may decline to follow the direction of the holders only if it determines that: (1) the action so directed is unlawful or conflicts with the indenture, (2) the action so directed would involve it in personal liability, or (3) the action so directed would be unjustly prejudicial to the noteholders not taking part in such direction.

If an Issuing Entity Servicer Default occurs, in addition to the responsibilities described above the indenture trustee may be required to appoint a successor servicer or to take over servicing responsibilities under the transfer and servicing agreement. See “Servicing of the Receivables and the First USA Collateral Certificate—Resignation and Removal of the Servicer; Issuing Entity Servicer Default and First USA Master Trust Servicer Default.”

The indenture trustee is required under the Trust Indenture Act to mail an annual report to all registered noteholders with respect to the occurrence of any of the events specified in the Trust Indenture Act during the previous twelve months, including: a change to the indenture trustee’s eligibility under the Trust Indenture Act, a conflict of interest specified in the Trust Indenture Act and any action taken by the indenture trustee that materially affects the notes. If none of the events specified in the Trust Indenture Act occurred during the previous twelve months, the indenture trustee will be under no obligation to mail an annual report.

The indenture trustee may resign at any time by notifying the issuing entity. The indenture trustee may be removed with respect to any series, class or tranche of notes at any time by a majority of the holders of that series, class or tranche of notes. The issuing entity must remove the indenture trustee if the indenture trustee is no longer eligible to act as trustee under the indenture or if the indenture trustee becomes insolvent. In all circumstances, the issuing entity must appoint a successor indenture trustee for the notes. Any resignation or removal of the indenture trustee and appointment of a successor indenture trustee will not become effective until the successor indenture trustee accepts the appointment. Chase USA, on behalf of the issuing entity, will pay out of its own funds, without reimbursement, all expenses incurred by, and fees and disbursements of, the indenture trustee.

The Collateral Agent

The collateral agent will agree to perform only those duties specifically set forth in the asset pool one supplement. Many of the duties the collateral agent has are described throughout this prospectus. Under the terms of the asset pool one supplement, the collateral agent’s limited responsibilities will include the right or obligation to do the following:

•	establish and maintain necessary issuing entity bank accounts and maintain accurate records of activity in those accounts;

•	invest funds in the issuing entity bank accounts on behalf of the indenture trustee at the direction of the issuing entity;

•	distribute and transfer funds at the direction of the servicer, as applicable, in accordance with the terms of the indenture supplement and the asset pool one supplement, as applicable;

•	remove and reassign ineligible receivables and accounts from asset pool one;

•	maintain custody of the First USA Collateral Certificate and any other collateral certificates; and

•	perform certain other administrative functions identified in the asset pool one supplement.

The collateral agent is not liable for any errors of judgment as long as the errors are made in good faith and the collateral agent was not negligent. In addition, the collateral agent is not liable for any action taken or omitted to be taken by it in good faith in accordance with the direction of the indenture trustee or holders of more than 66 2/3% of the outstanding dollar principal amount of the notes relating to the time, method and place of conducting any proceeding for any remedy available to the collateral agent, or exercising any trust or power conferred upon the collateral agent with respect to a series, class or tranche of notes.

The collateral agent may resign at any time by notifying the issuing entity. The collateral agent may also be removed at any time upon receipt of notice from a majority of the holders of the outstanding dollar principal amount of the notes delivered to the collateral agent on behalf of the indenture trustee and the issuing entity. The issuing entity must also remove the collateral agent if the collateral agent is no longer eligible to act as collateral agent under the asset pool one supplement or if the collateral agent becomes insolvent. In all circumstances, the issuing entity must appoint a successor collateral agent. Any resignation or removal of the collateral agent and appointment of a successor collateral agent will not become effective until the successor collateral agent accepts the appointment. Chase USA, on behalf of the issuing entity, will pay out of its own funds, without reimbursement, all expenses incurred by, and fees and disbursements of, the collateral agent.

The issuing entity, Chase USA and any of their affiliates may maintain accounts and other banking or trustee relationships with the indenture trustee and the collateral agent and any of their affiliates.

The First USA Master Trust Trustee

The First USA Master Trust Trustee has served and currently is serving as trustee for numerous securitization transactions and programs involving pools of credit card receivables.

Under the terms of the First USA Master Trust Agreement, the servicer agrees to pay to the First USA Master Trust Trustee reasonable compensation for performance of its duties under the First USA Master Trust Agreement. The First USA Master Trust Trustee has agreed to perform only those duties specifically set forth in the First USA Master Trust Agreement. Many of the duties of the First USA Master Trust Trustee are described throughout this prospectus. Under the terms of the First USA Master Trust Agreement, the First USA Master Trust Trustee’s limited responsibilities include the following:

•	to deliver to certificateholders of record certain notices, reports and other documents received by the First USA Master Trust Trustee, as required under the First USA Master Trust Agreement;

•	to authenticate, deliver, cancel and otherwise administer the certificates issued by the First USA Master Trust;

•	to remove and reassign ineligible receivables and accounts from the First USA Master Trust;

•	to establish and maintain necessary First USA Master Trust accounts and to maintain accurate records of activity in those accounts;

•	to invest funds in the First USA Master Trust accounts at the direction of the servicer;

•	to represent the certificateholders in interactions with clearing agencies and other similar organizations;

•	to distribute and transfer funds at the direction of the servicer, as necessary, in accordance with the terms of the First USA Master Trust Agreement;

•	to file with the appropriate party all documents necessary to protect the rights and interests of the certificateholders of the First USA Master Trust;

•	to enforce the rights of the certificateholders against the servicer, if necessary;

•	to notify the certificateholders and other parties, to sell the receivables and to allocate the proceeds of such sale, in the event of the termination of the First USA Master Trust;

•	to cause a sale of receivables from the First USA Master Trust on the legal final payment date of any class of certificates; and

•	to perform certain other administrative functions identified in the First USA Master Trust Agreement.

In addition, with respect to the First USA Master Trust, the First USA Master Trust Trustee will also serve as the initial transfer agent, paying agent and registrar, and, if it resigns these duties, will be responsible for appointing a successor transfer agent, paying agent and registrar.

In addition to the responsibilities described above, the First USA Master Trust Trustee has the discretion to require Chase USA to cure a potential pay out event and to declare a pay out event with respect to the First USA Collateral Certificate. See “The First USA Master Trust—First USA Master Trust Pay Out Events.”

If the transferor for the First USA Master Trust becomes insolvent, while any series of certificates issued under the First USA Master Trust is outstanding, the First USA Master Trust Trustee will: (1) notify the applicable certificateholders of the insolvency, (2) dispose of the receivables in the First USA Master Trust, and (3) allocate the proceeds of the sale. See “The First USA Master Trust—First USA Master Trust Pay Out Events.”

If a servicer default occurs, in addition to the responsibilities described above, the First USA Master Trust Trustee may be required to appoint a successor servicer or to take over servicing responsibilities under the First USA Master Trust Agreement. See “Servicing of the Receivables and the First USA Collateral Certificate—Resignation and Removal of the Servicer; Issuing Entity Servicer Default and First USA Master Trust Servicer Default.” In addition, if a servicer default occurs, the First USA Master Trust Trustee, in its discretion, may proceed to protect its rights or the rights of the certificateholders under the First USA Master Trust Agreement by a suit, action or other judicial proceeding.

The First USA Master Trust Trustee is not liable for any errors of judgment as long as the errors are made in good faith and the First USA Master Trust Trustee was not negligent. The First USA Master Trust Trustee may resign at any time, and may be forced to resign if it fails to meet the eligibility requirements specified in the First USA Master Trust Agreement. Upon the resignation of the First USA Master Trust Trustee, Chase USA will be obligated to appoint a successor First USA Master Trust Trustee. Chase USA may also remove a First USA Master Trust Trustee if it ceases to be eligible to continue as such under the First USA Master Trust Agreement, if it becomes legally unable to act or if it becomes insolvent. In those circumstances, Chase USA will be obligated to appoint a successor First USA Master Trust Trustee. Any resignation or removal of a First USA Master Trust Trustee and appointment of a successor First USA Master Trust Trustee does not become effective until acceptance of the appointment by the successor First USA Master Trust Trustee. Chase USA will pay out of its own funds, without reimbursement, all expenses incurred by, and fees and disbursements of, a First USA Master Trust Trustee.

The holders of a majority of certificates of any series issued under the First USA Master Trust have the right to direct the time, method or place of conducting any proceeding for any remedy available to the First USA Master Trust Trustee for such series under the First USA Master Trust Agreement unless the First USA Master Trust Trustee determines that such direction would be illegal, would involve the First USA Master Trust Trustee in personal liability or would be prejudicial to the remaining holders of certificates issued under the First USA Master Trust.

Servicing of the Receivables and the First USA Collateral Certificate

General

As discussed under “Chase USA” above, Chase USA is the servicer for the credit card receivables arising in a portfolio of revolving credit card accounts owned by Chase USA or one of its affiliates which are included in the issuing entity pursuant to the transfer and servicing agreement. In addition, Chase USA is the servicer for the First USA Master Trust under the First USA Master Trust Agreement. Under the transfer and servicing agreement and the First USA Master Trust Agreement, the servicer is responsible for servicing and administering the credit card receivables in accordance with the servicer’s policies and procedures for servicing comparable credit card receivables. The servicer’s duties include billing, collecting and investigating payment delinquencies on accounts, maintaining records for each cardholder account and other managerial and custodial functions. The servicer also deposits collections on the receivables into the collection account maintained for the issuing entity or the First USA Master Trust, as applicable, calculates allocations of the amounts from those collections and prepares monthly reports.

Chase USA, as servicer, has the right to waive or modify various terms and provisions of the accounts whose credit card receivables have been added to the First USA Master Trust and the issuing entity. For example, the servicer may, under certain circumstances and subject to regulatory and other limits, either increase or reduce the amount of finance charges or other fees owed by an accountholder or the required minimum monthly payment due on an account or may amend the penalty fees for failure to pay an amount due. The servicer will typically waive or reduce these provisions in an effort to (i) create a payment incentive for a non-paying accountholder, (ii) retain customers that might otherwise be lost through attrition or (iii) promote new or additional cardholder activity.

Chase USA has outsourced certain servicing activities. For a description of outsourcing, see “—Outsourcing of Servicing.”

Servicing Experience

Chase USA has been servicing credit card receivables since 1982 and, as of September 30, 2013, Chase USA serviced over 87.8 million credit card accounts. Common servicing practices and procedures are used for all accounts.

Servicing Compensation

As compensation for its servicing activities and as reimbursement for any expenses incurred by it as servicer for the issuing entity, Chase USA is entitled to receive a servicing fee in the amounts and at the times specified in “Deposit and Application of Funds in the Issuing Entity—Application of Available Finance Charge Collections” and “—Application of Available Principal Collections.”

For each month, the servicing fee will equal the sum of:

•	the First USA Master Trust Investor Monthly Servicing Fee; plus

•	the amount of the servicing fee for the credit card receivables included in the issuing entity, called the “Receivables Servicing Fee.”

The portion of the servicing fee allocated to the noteholders, called the “Servicing Fee,” will be paid from Available Finance Charge Collections as described in “Deposit and Application of Funds in the Issuing Entity—Application of Available Finance Charge Collections.”

The “First USA Master Trust Investor Monthly Servicing Fee” is the share of the servicing fee for the First USA Master Trust allocated to the First USA Collateral Certificate. For any month, the First USA Master Trust Investor Monthly Servicing Fee will be determined as set forth under “—Payment of Expenses” below.

The portion of the servicing fee for the First USA Master Trust not allocated to the First USA Collateral Certificate will be allocated to the First USA Master Trust Transferor Interest, the Invested Amounts of any other outstanding series issued by the First USA Master Trust and any other interests in the First USA Master Trust, if any, with respect to that series. Neither the First USA Master Trust nor the certificateholders of any series issued by the First USA Master Trust, including the First USA Collateral Certificate, will have any obligation to pay the portion of the servicing fee allocable to the First USA Master Trust Transferor Interest.

Payment of Expenses

Chase USA, as servicer, has agreed to pay from its servicing compensation some expenses incurred in connection with servicing the credit card receivables including, without limitation, payment of the fees and disbursements of (1) the First USA Master Trust Trustee, (2) the owner trustee, (3) the indenture trustee and collateral agent and (4) the independent certified public accountants and other fees which are not expressly stated in the First USA Master Trust Agreement, the trust agreement or the indenture to be payable by the First USA Master Trust, the holders of certificates issued under the First USA Master Trust, the issuing entity or the noteholders other than taxes, if any, of the First USA Master Trust or the issuing entity, as applicable.

The sources of payment for fees and expenses of each participant with respect to the issuing entity and the First USA Master Trust are as follows:

Issuing Entity (from Available Finance Charge Collections after interest)	CHASEseries Servicing Fee Formula (for any month)	Chase USA, as Servicer for the First USA Master Trust (out of the First USA Master Trust Servicing Fee)
The product of the CHASEseries Floating Allocation Percentage and the sum of:

• Servicing Fee to the servicer of the issuing entity	• one-twelfth times 1.5% (if Chase USA is the servicer) or 2.0% (if Chase USA is not the servicer) times the Issuing Entity Average Principal Balance

• the First USA Collateral Certificate’s allocable share of the First USA Master Trust Investor Monthly Servicing Fee to the servicer of the First USA Master Trust

•          one-twelfth times 1.5% (if Chase USA is the servicer) or 2.0% (if Chase USA is not the servicer) times the numerator used to calculate the First USA Collateral Certificate Floating Allocation Percentage for that month

• fees and expenses of the First USA Master Trust Trustee

The fees, expenses and disbursements of the owner trustee, the indenture trustee, the administrator and the collateral agent are paid by Chase USA out of its own funds, without reimbursement, on behalf of the issuing entity.

Certain Matters Regarding the Servicer

The servicer may not resign from its obligations and duties under the transfer and servicing agreement or the First USA Master Trust Agreement, except (a) upon determination that (i) performance of its duties is no longer permissible under applicable law and (ii) there is no reasonable action which the servicer could take to make the performance of its duties under the applicable agreement permissible under applicable law or (b) upon the assumption, by a supplemental agreement to the transfer and servicing agreement, executed and delivered to the owner trustee, the indenture trustee and the collateral agent, of the obligations and duties of the servicer by any of its affiliates or by any entity the appointment of which each applicable Rating Agency confirms will not cause a reduction, qualification with negative implications or withdrawal of its then-current rating of any outstanding notes, or certificates and which, in either case, qualifies as an eligible servicer. No such resignation will become effective until with respect to the issuing entity, the indenture trustee or with respect to the First USA Master Trust, the First USA Master Trust Trustee or, in each case, a successor to the servicer has assumed that servicer’s responsibilities and obligations under the transfer and servicing agreement or the First USA Master Trust Agreement, as applicable.

The transfer and servicing agreement and the First USA Master Trust Agreement provide that the servicer will indemnify and hold harmless the issuing entity, the owner trustee, the indenture trustee, the collateral agent and the First USA Master Trust Trustee for any reasonable loss, liability, claim, expense, damage or injury resulting from (1) the servicer’s actions or inaction as servicer, (2) the administration of the issuing entity or the First USA Master Trust by the owner trustee or the First USA Master Trust Trustee, as applicable, (3) the issuance by the issuing entity of any notes or the issuance by the First USA Master Trust of any certificates, (4) any Issuing Entity Servicer Default or a First USA Master Trust Servicer Default, as described in “—Resignation and Removal of the Servicer; Issuing Entity Servicer Default and First USA Master Trust Servicer Default,” or (5) any termination of the rights and obligations of the servicer.

The servicer will not indemnify any party for (1) liabilities imposed by reason of fraud, negligence, or willful misconduct by that party, (2) any liabilities, costs or expenses arising from actions taken by the owner trustee, the indenture trustee, the collateral agent or the First USA Master Trust Trustee at the request of noteholders or certificateholders, as applicable, (3) any losses, claims or damages incurred by any of them in their capacities as investors, or (4) any liabilities, costs or expenses arising under any tax law. Any such indemnification will not be payable from the assets transferred to the issuing entity or the First USA Master Trust, as applicable.

The servicer is required to maintain fidelity bond coverage insuring against losses through wrongdoing of its officers and employees who are involved in the servicing of credit card receivables covering those actions and in those amounts as the servicer believes to be reasonable from time to time.

Resignation and Removal of the Servicer; Issuing Entity Servicer Default and First USA Master Trust Servicer Default

In the event of (1) any Issuing Entity Servicer Default, either the indenture trustee or noteholders representing more than 50% of the aggregate unpaid principal amount of all affected notes or (2) any First USA Master Trust Servicer Default, either the First USA Master Trust Trustee or certificateholders representing interests aggregating more than 50% of the Invested Amount for all outstanding series of certificates of the First USA Master Trust may deliver a notice of termination of all of the rights and obligations of the servicer as servicer under the transfer and servicing agreement or the First USA Master Trust Agreement. With respect to the issuing entity, the indenture trustee and with respect to the First USA Master Trust, the First USA Master Trust Trustee will then be obligated to appoint a successor servicer as promptly as possible. The rights and interest of Chase USA under the transfer and servicing agreement or the First USA Master Trust Agreement and in the Transferor Amount or the First USA Master Trust Transferor Interest will not be affected by a termination of Chase USA as servicer. Because Chase USA, as servicer, has significant responsibilities with respect to the servicing of the receivables, the indenture trustee or the First USA Master Trust Trustee may have difficulty finding a suitable successor servicer. Potential successor servicers may not have the capacity to adequately perform the duties required of a successor servicer or may not be willing to perform such duties for the amount of the servicing fee currently payable to the servicer.

If a successor servicer has not been appointed or has not accepted appointment by the time the servicer ceases to act as servicer, the indenture trustee will automatically become the successor servicer for the issuing entity and the First USA Master Trust Trustee will automatically become the successor servicer for the First USA Master Trust. If Wells Fargo Bank or BNY Mellon Trust of Delaware is automatically appointed as successor servicer it may not have the capacity to perform the duties required of a successor servicer and current servicing compensation may not be sufficient to cover its actual costs and expenses of servicing the accounts. If such entity is legally unable to act as servicer, it will petition a court of competent jurisdiction to appoint any established institution qualifying as an eligible servicer as the successor servicer under the transfer and servicing agreement or the First USA Master Trust Agreement, as applicable.

An “Issuing Entity Servicer Default” with respect to the issuing entity and a “First USA Master Trust Servicer Default” with respect to the First USA Master Trust include any of the following events:

•

failure by the servicer to make any payment, transfer or deposit, or to give instructions to the indenture trustee or the First USA Master Trust Trustee to do so, on the required date under the applicable agreement, or within the applicable grace period;

•	failure on the part of the servicer to duly observe or perform in any material respect any other covenants or agreements of the servicer if that failure:

•	has a material and adverse effect on the holders of any outstanding notes issued by the issuing entity or the holders of any outstanding certificates issued by the First USA Master Trust; and

•	continues unremedied for a period of 60 days after written notice;

•	the delegation by the servicer of its duties under the transfer and servicing agreement or the First USA Master Trust Agreement, except as specifically permitted under such agreement;

•

any representation, warranty or certification made by the servicer in the transfer and servicing agreement or the First USA Master Trust Agreement or in any certificates issued by the First USA Master Trust delivered under the terms of any such agreement proves to have been incorrect when made if it:

•	has a material adverse effect on the holders of any outstanding notes issued by the issuing entity or any certificates issued by the First USA Master Trust; and

•

continues to be incorrect in any material respect and continues to have a material adverse effect on those noteholders or certificateholders, as applicable, for a period of 60 days after written notice; or

•	the occurrence of certain events of bankruptcy, insolvency, conservatorship or receivership of the servicer.

Notwithstanding the foregoing, a delay in or failure of performance referred to in the first clause above for a period of 10 Business Days after the applicable grace period, or referred to under the second or fourth clause above for a period of 60 Business Days after the applicable grace period, will not constitute an Issuing Entity Servicer Default or a First USA Master Trust Servicer Default, as applicable, if the delay or failure could not be prevented by the exercise of reasonable diligence by the servicer and the delay or failure was caused by an act of God or the public enemy, acts of declared or undeclared war, public disorder, rebellion or sabotage, epidemics, landslides, lightning, fire, hurricanes, earthquakes, floods or similar causes.

In the event of an Issuing Entity Servicer Default or a First USA Master Trust Servicer Default, if a conservator or receiver is appointed for the servicer and no Issuing Entity Servicer Default or First USA Master Trust Servicer Default other than that conservatorship or receivership or the insolvency of the servicer exists, the conservator or receiver may have the power to prevent the indenture trustee, the collateral agent, the First USA Master Trust Trustee, the noteholders or the certificateholders, as applicable, from effecting a transfer of the servicing obligations. See “Risk Factors—If a conservator or receiver is appointed for Chase USA, delays or reductions in payment of your notes could occur.”

Outsourcing of Servicing

Pursuant to the transfer and servicing agreement and the First USA Master Trust Agreement, Chase USA, as servicer, has the right to delegate or outsource its duties as servicer on behalf of the issuing entity and the First USA Master Trust to any person who agrees to conduct such duties in accordance with the transfer and servicing agreement or the First USA Master Trust Agreement, and Chase USA’s credit card guidelines. Chase USA has outsourced certain of its servicing functions by contracting with affiliated and unaffiliated third parties.

Notwithstanding any such outsourcing, the servicer will continue to be liable for all of its obligations under the transfer and servicing agreement and the First USA Master Trust Agreement, as applicable. In certain circumstances, however, Chase USA could be relieved of its duties as servicer for the issuing entity or the First USA Master Trust, as applicable, upon the assumption of such duties by another entity.

Chase USA has outsourced certain servicing activities including certain customer service and telephone service center operations, fraud services, data processing, administrative functions and collection activities to certain affiliates and subsidiaries and various third parties. These third parties also provide these services with respect to credit card receivables that have not been securitized through the issuing entity or the First USA Master Trust.

Chase USA and its affiliates retain the right to change various terms and conditions of the agreements with the third party vendors, and retain the right to change the third party vendors themselves. These changes may be the result of several different factors, including but not limited to: customer satisfaction, informational accuracy, adherence to privacy and corporate security standards or requirements, quality evaluation, performance or skill evaluations, risk management policies, or cost structure. Affiliates, subsidiaries and third party vendors who provide services to Chase USA, its affiliates and its customers may change from time to time, and noteholders will not be notified of any change. Similarly, to the extent that the terms and conditions are altered for agreements with affiliates, subsidiaries and third party vendors, noteholders will not be given notice of those changes.

If an affiliated or unaffiliated third party performing certain outsourced or delegated functions were to enter bankruptcy or become insolvent, then the servicing of the accounts in the issuing entity and the First USA Master Trust could be delayed and payments on your notes could be accelerated, delayed or reduced.

Decisions by Chase USA to outsource certain duties either to affiliated or unaffiliated third parties are based on cost, the ability of such parties to provide greater flexibility to Chase USA, experience and various other factors. Chase USA or one of its affiliates monitors the third parties performing the outsourced functions based on the level of risk associated with, and the particular duties being provided by, each third party.

Chase USA had a contractual arrangement with Total Systems Services, Inc. (“TSYS”) under which TSYS performed certain data processing and administrative functions associated with servicing credit card receivables. Since 2007, Chase USA has been performing credit card processing services for the issuing entity and the First USA Master Trust in-house under a license of the TS2® technology platform from TSYS.

Evidence as to Compliance

The fiscal year for the issuing entity and the First USA Master Trust will end on December 31 of each year. The servicer will file with the SEC an annual report on Form 10-K on behalf of the issuing entity and the First USA Master Trust within ninety days after the end of each such entity’s fiscal year or sooner if required by Regulation AB.

Within ninety days after the fiscal year end of each of the issuing entity and the First USA Master Trust or sooner if required by Regulation AB, the servicer will deliver to the owner trustee, the indenture trustee, the First USA Master Trust Trustee, the collateral agent and each Rating Agency that has rated any outstanding notes and, if required, file with the SEC as part of an annual report on the Form 10-K filed on behalf of each such entity, the following documents:

•

a report regarding its assessment of compliance during the preceding fiscal year with all applicable servicing criteria set forth in relevant SEC regulations with respect to asset-backed securities transactions taken as a whole involving the servicer that are backed by the same types of assets as those backing the notes;

•

with respect to each assessment report described immediately above, a report by a registered public accounting firm that attests to, and reports on, the assessment made by the asserting party, as set forth in relevant SEC regulations; and

•	a servicer compliance certificate, signed by an authorized officer of the servicer, to the effect that:

•

a review of the servicer’s activities during the reporting period and of its performance under the transfer and servicing agreement and, as applicable, the First USA Master Trust Agreement, has been made under such officer’s supervision; and

•

to the best of such officer’s knowledge, based on such review, the servicer has fulfilled all of its obligations under the transfer and servicing agreement and, as applicable, the First USA Master Trust Agreement, in all material respects throughout the reporting period or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof.

Copies of all statements, certificates and reports furnished to the owner trustee and the First USA Master Trust Trustee may be obtained by a request in writing delivered to the owner trustee and the First USA Master Trust Trustee, as applicable.

The Notes

General

The CHASEseries notes will be issued pursuant to the indenture, the asset pool one supplement and an indenture supplement called the “CHASEseries indenture supplement.” A copy of the form of each of these documents is filed as an exhibit to the registration statement of which this prospectus is a part or incorporated by reference into this prospectus. For each tranche of notes, there will be a terms document that will contain the specific terms for that tranche. The following discussion summarizes the material terms of the CHASEseries notes, the indenture, the asset pool one supplement, the CHASEseries indenture supplement and the form terms document. These summaries do not purport to be complete and are qualified in their entirety by reference to the provisions of the CHASEseries notes, the indenture, the asset pool one supplement, the CHASEseries indenture supplement and the form terms document.

The indenture, the asset pool one supplement and the CHASEseries indenture supplement do not limit the aggregate principal amount of notes that may be issued.

The CHASEseries consists of multiple classes of notes. When we refer to Class A notes, Class B notes or Class C notes in this prospectus and the accompanying prospectus supplement, we mean Class A notes, Class B notes and Class C notes of the CHASEseries, respectively. A class designation determines the relative seniority for receipt of cash flows and funding of the default amount allocated to the CHASEseries notes. The CHASEseries is a multiple tranche series, meaning each class of CHASEseries notes has multiple discrete issuances called “tranches” which have been issued at different times and have different terms. Whenever a “class” of CHASEseries notes is referred to in this prospectus or any prospectus supplement, it also includes all tranches of that class of CHASEseries notes, unless the context otherwise requires. The accompanying prospectus supplement will specify the material terms of the class or tranche of CHASEseries notes being issued.

Holders of the notes of any outstanding tranche will not have the right to prior review of, or consent to, any subsequent issuance of a tranche of notes.

The issuing entity will pay principal of and interest on a class or tranche of notes solely from Available Finance Charge Collections, Available Principal Collections and other amounts in any issuing entity bank accounts, including any supplemental accounts, relating to that class or tranche, after giving effect to all required allocations and any reallocations. If those sources are not sufficient for payment of principal of and interest on that class or tranche, the noteholders will have no recourse to any other assets of the issuing entity or any other person or entity for the payment of principal of or interest on that class or tranche.

The notes represent a contractual debt obligation of the issuing entity. The notes are not interests in or obligations of Chase USA or any of its affiliates and none of the notes, any underlying collateral certificate or any credit card receivables are insured or guaranteed by the FDIC or any other governmental agency or instrumentality.

Stated Principal Amount, Outstanding Dollar Principal Amount and Nominal Liquidation Amount

Each class or tranche of notes has a stated principal amount, an outstanding dollar principal amount and a Nominal Liquidation Amount.

Stated Principal Amount

The stated principal amount of a class or tranche of notes is the amount that is stated on the face of the notes of that class or tranche to be payable to the holder of that class or tranche. It can be denominated in U.S. dollars or in a foreign currency.

Outstanding Dollar Principal Amount

For a class or tranche of U.S. dollar notes, the outstanding dollar principal amount is the initial dollar principal amount of that class or tranche, unless otherwise described in the accompanying prospectus supplement, less principal payments made to the noteholders. For a class or tranche of foreign currency notes, the outstanding dollar principal amount is the U.S. dollar equivalent of the initial principal amount of that class or tranche, as specified in the applicable prospectus supplement, less dollar payments converted to make payments to noteholders, each with respect to principal for that class or tranche. For a class or tranche of discount notes, the outstanding dollar principal amount is an amount stated in, or determined by a formula described in, the applicable prospectus supplement. The outstanding dollar principal amount of a class or tranche of discount notes will increase over time as principal accretes. The outstanding dollar principal amount of any class or tranche of notes will decrease as a result of each payment of principal on that class or tranche.

In addition, a class or tranche of notes may have an Adjusted Outstanding Dollar Principal Amount. The Adjusted Outstanding Dollar Principal Amount of a class or tranche of notes is the outstanding dollar principal amount of that class or tranche, less any funds on deposit in the principal funding subaccount for that class or tranche. The Adjusted Outstanding Dollar Principal Amount of any class or tranche of notes will decrease as a result of each deposit into the principal funding subaccount for that class or tranche.

Nominal Liquidation Amount

The “Nominal Liquidation Amount” of a class or tranche of notes is a U.S. dollar amount based on the initial dollar principal amount at issuance of that class or tranche minus certain reductions—including reductions for (1) reallocations of Principal Collections allocated to that class or tranche, (2) allocations of charge-offs for any uncovered Default Amount and (3) deposits in the principal funding account or applicable principal funding subaccount for that class or tranche, plus increases described below. The Nominal Liquidation Amount of the notes is equal to the sum of the Nominal Liquidation Amounts of all classes or tranches of notes.

There are four ways that the Nominal Liquidation Amount of a class or tranche of notes can be increased:

•

For a class or tranche of discount notes, the Nominal Liquidation Amount of that class or tranche will increase over time as principal accretes, to the extent that Finance Charge Collections are allocated for that purpose.

•

For all notes, the Nominal Liquidation Amount will increase if Finance Charge Collections are available to reimburse earlier reductions in the Nominal Liquidation Amount due to charge-offs for any uncovered Default Amount or from reallocations of Principal Collections from subordinated notes to pay interest on senior notes or the portion of the Servicing Fee allocable to senior notes. The increases will be allocated first to the senior-most notes with a deficiency in their Nominal Liquidation Amount and then, in succession, to the more subordinated notes with a deficiency in their Nominal Liquidation Amount.

•

For all classes or tranches of notes, the Nominal Liquidation Amount of a class or tranche of notes will increase by an amount equal to the portion of the amount on deposit in the principal funding subaccount for that class or tranche, in excess of the amount targeted to be on deposit in the principal funding account for that class or tranche, that is deposited into the principal funding subaccount for another class or tranche of notes or is paid to the issuing entity pursuant to the CHASEseries indenture supplement.

•

For all classes or tranches of notes, the Nominal Liquidation Amount of that class or tranche of notes will increase by an amount equal to the principal amount of any additional notes of that class or tranche issued after the initial issuance of notes of that class or tranche.

The increases will be further allocated to each tranche of a class of notes pro rata based on the deficiency in the Nominal Liquidation Amount of each tranche of that class.

The Nominal Liquidation Amount of a class or tranche of notes may be reduced as follows:

•

If Available Finance Charge Collections are insufficient to fund the CHASEseries Default Amount, any uncovered CHASEseries Default Amount will result in a reduction of the Nominal Liquidation Amount of the notes. Subordinated notes will generally bear the risk of reduction in their Nominal Liquidation Amount due to charge-offs resulting from any uncovered CHASEseries Default Amount before senior notes.

While these reductions will be initially allocated pro rata to each tranche of notes based on the Nominal Liquidation Amount used for that tranche in the calculation of the CHASEseries Floating Allocation Percentage, they will then be reallocated to the tranches of subordinated notes in succession based on class designation, beginning with the tranches of the most subordinated notes. However, these reallocations will be made from tranches of senior notes to subordinated notes only to the extent that those tranches of senior notes have not used all of their required subordinated amount. Reductions that cannot be reallocated to a more subordinated tranche will reduce the Nominal Liquidation Amount of the tranche to which the reductions were initially allocated.

•

If Available Principal Collections allocable to subordinated notes are reallocated to pay interest on senior notes or any shortfall in the payment of the portion of the Servicing Fee allocable to senior notes, the Nominal Liquidation Amount of the subordinated notes will be reduced by the amount of the reallocations. The amount of the reallocation of Available Principal Collections will be applied to reduce the Nominal Liquidation Amount of the subordinated notes in succession, beginning with the most subordinated notes. However, Available Principal Collections will be reallocated only to the extent that those senior notes have not used all of their required subordinated amount. In addition, no Available Principal Collections will be reallocated to pay interest on a senior note or any portion of the Servicing Fee allocable to senior classes of notes if the reallocation would result in the reduction of the Nominal Liquidation Amount of those senior notes.

These reductions will generally be allocated within each class pro rata to each outstanding tranche of notes of the related class based on the Nominal Liquidation Amount used for that tranche in the calculation of the CHASEseries Floating Allocation Percentage.

•	The Nominal Liquidation Amount of a class or tranche of notes will be reduced by the amount on deposit in the applicable principal funding subaccount.

•	The Nominal Liquidation Amount of a class or tranche of notes will be reduced by the amount of payments of principal on that class or tranche.

•

Upon a sale of assets following an event of default and acceleration or on the legal maturity date of a class or tranche of notes, the Nominal Liquidation Amount of that class or tranche will be reduced to zero. See “Sources of Funds to Pay the Notes—Sale of Assets.”

Available Finance Charge Collections will be applied, as described in “Deposit and Application of Funds in the Issuing Entity,” to cover the CHASEseries Default Amount. If Available Finance Charge Collections are sufficient to cover the CHASEseries Default Amount, the Nominal Liquidation Amount of the notes will not be reduced. Available Finance Charge Collections also will be applied, as described in “Deposit and Application of Funds in the Issuing Entity,” to reimburse earlier reductions in the Nominal Liquidation Amount of the notes for any uncovered Default Amount or for reallocations of Principal Collections from subordinated notes to pay interest on senior notes or the portion of the Servicing Fee allocable to the senior notes. Available Finance Charge Collections used to reimburse earlier reductions of the Nominal Liquidation Amount will be treated as Available Principal Collections.

In most circumstances, the Nominal Liquidation Amount of a class or tranche of notes, together with any accumulated Available Principal Collections held in the applicable principal funding subaccount, will be equal to the outstanding dollar principal amount of that class or tranche. However, if there are reductions in the Nominal Liquidation Amount as a result of charge-offs for any uncovered Default Amount or as a result of reallocations of Principal Collections allocated to that class or tranche to pay interest on more senior notes or the portion of the Servicing Fee allocable to senior notes, there will be a deficit in the Nominal Liquidation Amount of that class or tranche. Unless that deficiency is reimbursed through the application of Available Finance Charge Collections, the stated principal amount of that class or tranche will not be paid in full. This means that if the Nominal Liquidation Amount of a class or tranche of notes has been reduced by charge-offs for any uncovered CHASEseries Default Amount or by reallocations of Available Principal Collections allocated to subordinated notes to pay interest on senior notes or the portion of the Servicing Fee allocable to senior notes, the holders of the class or tranche of notes with the reduced Nominal Liquidation Amount may receive less than the full stated principal amount of their class or tranche of notes. This occurs because the amount of dollars allocated to pay them is less than the outstanding dollar principal amount of that class or tranche.

The Nominal Liquidation Amount of a class or tranche of notes may not be reduced below zero, and may not be increased above the outstanding dollar principal amount of that class or tranche, less any amounts on deposit in the applicable principal funding subaccount.

Charge-offs for any uncovered CHASEseries Default Amount and reallocations of Principal Collections to pay interest on senior notes or the portion of the Servicing Fee allocable to senior notes reduce the Nominal Liquidation Amount of outstanding classes and tranches of notes only and do not affect classes or tranches of notes that are issued after that time.

Interest

Interest will accrue on a tranche of notes, except on a tranche of discount notes, from the relevant issuance date at the applicable interest rate for that tranche, which may be a fixed, floating or other type of rate as specified in the accompanying prospectus supplement. Interest will be distributed on the dates specified in the accompanying prospectus supplement, each referred to in this prospectus as an “Interest Payment Date,” or, if the Interest Payment Dates for any tranche of notes occur less frequently than monthly, interest will be deposited in the interest funding account or the applicable interest funding subaccount pending distribution to that tranche. Each tranche of notes has a separate interest funding subaccount. Interest payments or deposits will be funded from Available Finance Charge Collections allocated to that tranche during the preceding month or months, from any applicable credit enhancement, if necessary, and from certain other amounts specified in this prospectus or in the accompanying prospectus supplement.

For each issuance of a tranche of fixed rate notes, the fixed rate of interest at which interest will accrue on that tranche will be designated in the accompanying prospectus supplement. For each issuance of a tranche of floating rate notes, the interest rate index or other formula on which the interest is based will be designated in the accompanying prospectus supplement. In addition, the accompanying prospectus supplement will specify if any tranche of notes receives any additional interest and how it is to be calculated.

A tranche of discount notes will be issued at a price lower than the stated principal amount payable on the Scheduled Principal Payment Date of that tranche. Until the Scheduled Principal Payment Date for a tranche of discount notes, accreted principal will be capitalized as part of the principal amount of that tranche so long as an early amortization event or an event of default and acceleration with respect to that tranche has not occurred. If applicable, the accompanying prospectus supplement will specify the accretion rate to be borne by a tranche of discount notes after an event of default and acceleration or after its Scheduled Principal Payment Date.

Each payment of interest on a tranche of notes will include all interest accrued from the preceding Interest Payment Date—or, for the first period in which interest accrues, from the issuance date—through the day preceding the current Interest Payment Date, or any other period as may be specified in the accompanying prospectus supplement. Interest on a tranche of notes will be due and payable on each Interest Payment Date.

If interest on a tranche of notes is not paid within 35 days after that interest is due, an event of default will occur with respect to that tranche. See “—Events of Default.”

Principal

The timing of payment of principal of a tranche of notes will be specified in the accompanying prospectus supplement, and each date on which payment is made will be referred to in this prospectus as a “Principal Payment Date.”

The accompanying prospectus supplement will specify the Scheduled Principal Payment Date on which the principal of a tranche of notes is scheduled to be repaid and the legal maturity date on which a tranche of notes must be paid, to the extent of available funds. Principal of a tranche of notes may be paid later than its Scheduled Principal Payment Date if sufficient funds are not allocated from the issuing entity to the tranche of notes to be paid. Additionally, in the case of a tranche of subordinated notes, principal of that tranche will be paid on its Scheduled Principal Payment Date only to the extent that payment is permitted by the subordination provisions of the senior notes.

It is not an event of default if the principal of a tranche of notes is not paid on its Scheduled Principal Payment Date. However, if the stated principal amount of a tranche of notes is not paid in full by its legal maturity date, an event of default will occur with respect to that tranche. See “—Events of Default.”

Principal of a tranche of notes may be paid earlier than its Scheduled Principal Payment Date if an early amortization event (other than non-payment of the stated principal amount of a tranche on its Scheduled Principal Payment Date) or an event of default and acceleration occurs with respect to that tranche. See “—Redemption and Early Amortization of Notes; Early Amortization Events” and “—Events of Default.”

See “Risk Factors” for a discussion of factors that may affect the timing of principal payments on a tranche of notes.

Subordination of Interest and Principal

Interest payments on and principal payments of Class B notes and Class C notes are subordinated to payments on Class A notes. Subordination of Class B notes and Class C notes provides credit enhancement for Class A notes. Interest and principal payments on Class C notes are subordinated to payments on Class A notes and Class B notes. Subordination of Class C notes provides credit enhancement for Class A notes and Class B notes.

In certain circumstances, the credit enhancement for a tranche of Class A notes may be provided solely by the subordination of Class C notes and the Class B notes will not, in that case, provide credit enhancement for that tranche of Class A notes. Funds on deposit in the Class C reserve subaccount for any tranche of Class C notes will, however, be available only to the holders of that tranche of Class C notes to cover shortfalls of interest on any interest payment date and principal on the legal maturity date and other specified dates for that tranche of Class C notes. See “Deposit and Application of Funds in the Issuing Entity—Withdrawals from the Class C Reserve Account.”

Available Principal Collections may be reallocated to pay interest on senior notes and to pay the portion of the Servicing Fee allocable to the senior notes, subject to certain limitations. In addition, charge-offs due to any uncovered CHASEseries Default Amount are generally first applied against the subordinated notes. See “—Stated Principal Amount, Outstanding Dollar Principal Amount and Nominal Liquidation Amount—Nominal Liquidation Amount.”

Available Principal Collections allocable to subordinated notes may be deposited into the principal funding subaccount of subordinated notes or used to make payments of principal on subordinated notes while senior notes are outstanding only under the following circumstances:

•	If after giving effect to the proposed principal payment there is still a sufficient amount of subordinated notes to provide the required subordination for the outstanding senior notes. See

“Deposit and Application of Funds in the Issuing Entity—Targeted Deposits of Available Principal Collections to the Principal Funding Account” and “—Allocation to Principal Funding Subaccounts.” For example, if a tranche of Class A notes has matured and been repaid, this generally means that, unless other Class A notes are issued, at least some Class B notes that were providing credit enhancement to the Class A notes and some Class C notes that were providing credit enhancement to the Class A notes, may be repaid when they mature even if other tranches of Class A notes are outstanding.

•

If the principal funding subaccounts of the senior notes have been sufficiently prefunded as described in “Deposit and Application of Funds in the Issuing Entity—Targeted Deposits of Available Principal Collections to the Principal Funding Account—Prefunding of the Principal Funding Account of Senior Notes.”

•

If new subordinated notes are issued or other forms of credit enhancement exist so that the subordinated notes that have reached their scheduled principal payment date are no longer necessary to provide the required subordination.

•	If the tranche of subordinated notes reaches its legal maturity date.

Available Principal Collections remaining after any reallocations for payments of interest on the senior notes or for the payment of the portion of the Servicing Fee allocable to the senior notes will be first applied to make targeted deposits to the principal funding subaccounts of senior notes before being applied to make targeted deposits to the principal funding subaccounts of the subordinated notes.

Required Subordinated Amount

The issuing entity may issue different tranches of notes at the same time or at different times, but no tranche of senior notes may be issued unless a sufficient amount of subordinated notes will be issued on that date or has previously been issued and is outstanding and available as subordination for that tranche of senior notes. The required subordinated amount of a class or tranche of senior notes is the aggregate Nominal Liquidation Amount of subordinated notes that is required to be outstanding and available on the date when a class or tranche of senior notes is issued. This amount will be specified in the applicable prospectus supplement. The required subordinated amount is also used, in conjunction with the consumption of enhancement from subordinated notes, referred to as “usage,” to determine whether a class or tranche of subordinated notes may be repaid before its legal maturity date while senior notes are outstanding.

The issuing entity may change the required subordinated amount for any class or tranche of notes, or the method of computing the required subordinated amount, at any time without notice to, or the consent of, any noteholders so long as the issuing entity has:

•

received written confirmation from each Rating Agency that has rated any outstanding notes that the change will not result in the reduction, qualification with negative implications or withdrawal of its then-current rating of any outstanding notes; and

•	delivered an Issuing Entity Tax Opinion to the indenture trustee and each Rating Agency that has rated any outstanding notes.

In order to issue Class A notes, the issuing entity must calculate the amount of Class B notes and Class C notes available as subordination for a new tranche of Class A notes. The issuing entity will first calculate the available amount of Class B notes for the new tranche of Class A notes. This is done by computing the following:

•

the aggregate Nominal Liquidation Amount of all tranches of outstanding Class B notes on that date, after giving effect to issuances, deposits, allocations, reallocations or payments with respect to Class B notes to be made on that date; plus

•

the aggregate amount of all Class A Usage of Class B Required Subordinated Amount by any outstanding tranche of Class A notes on that date, after giving effect to any issuances, deposits, allocations, reallocations or payments to be made on that date; minus

•

the aggregate amount of the Class A required subordinated amount of Class B notes for all other tranches of Class A notes outstanding on that date, after giving effect to any issuances, deposits, allocations, reallocations or payments to be made on that date.

The issuing entity then will calculate the amount of Class C notes available as subordination for a new tranche of Class A notes by computing the following:

•

the aggregate Nominal Liquidation Amount of all tranches of outstanding Class C notes on that date, after giving effect to issuances, deposits, allocations, reallocations or payments with respect to Class C notes to be made on that date; plus

•

the aggregate amount of all Class A Usage of Class C Required Subordinated Amount by any outstanding tranche of Class A notes on that date, after giving effect to issuances, deposits, allocations, reallocations or payments to be made on that date; minus

•

the aggregate amount of the Class A required subordinated amount of Class C notes for all other tranches of Class A notes outstanding on that date, after giving effect to any issuances, deposits, allocations, reallocations or payments to be made on that date.

In order to issue Class B notes, the issuing entity must calculate the amount of Class C notes available as subordination for a new tranche of Class B notes by computing the following:

•

the aggregate Nominal Liquidation Amount of all tranches of outstanding Class C notes on that date, after giving effect to issuances, deposits, allocations, reallocations or payments with respect to Class C notes to be made on that date; plus

•

the sum of the aggregate amount of all Class B Usage of Class C Required Subordinated Amount by any outstanding tranche of Class B notes and the aggregate amount of Class A Usage of Class C Required Subordinated Amount by any outstanding tranche of Class A notes with a Class A required subordinated amount of Class B notes of zero on that date, after giving effect to issuances, deposits, allocations, reallocations or payments to be made on that date; minus

•

the sum of the aggregate amount of the Class B required subordinated amount of Class C notes for all other tranches of Class B notes outstanding on that date plus the aggregate amount of Class A required subordinated amount of Class C notes for all outstanding tranches of Class A notes with a Class A required subordinated amount of Class B notes of zero, after giving effect to any issuances, deposits, allocations, reallocations or payments to be made on that date.

Revolving Period

The revolving period for a tranche of notes is the period from the issuance date for that tranche of notes through the beginning of the amortization period or accumulation period. The accumulation period is generally scheduled to begin twelve whole calendar months before the Scheduled Principal Payment Date for a tranche of notes. This is referred to as the “accumulation period length.” The deposit targeted to be made into the principal funding subaccount for that tranche for each month during the accumulation period will be one-twelfth of the outstanding dollar principal amount of that tranche.

The issuing entity may postpone the beginning of the accumulation period for a tranche of notes if the servicer determines that less than twelve months will be required to accumulate Available Principal Collections necessary to pay the outstanding dollar principal amount of that tranche of notes on its Scheduled Principal Payment Date. The targeted deposit for each month during the accumulation period will become proportionately larger for each month that the commencement of the accumulation period is postponed. There must be at least one targeted deposit.

Receivables arising in additional revolving credit card accounts may be added to the issuing entity and receivables arising in designated accounts may be removed from the issuing entity at any time. In addition, the invested amount of an existing collateral certificate may be increased or paid down at any time during the revolving period for that collateral certificate and additional collateral certificates may also be added to the issuing entity at any time. There is no minimum or maximum increase or decrease for an existing collateral certificate and no minimum or maximum amount of additional revolving credit card accounts or collateral certificates that may be added during the revolving period but all revolving credit card accounts and additional collateral certificates must meet the requirements for addition described in “Sources of Funds to Pay the Notes—Addition of Assets.”

Redemption and Early Amortization of Notes; Early Amortization Events

The servicer of the issuing entity may, at its option, redeem any tranche of notes at any time when the outstanding principal amount of the noteholders’ interest in that tranche is less than 10% of the highest outstanding dollar principal amount at any time of that tranche. Chase USA, as servicer for the issuing entity, will not redeem subordinated notes if those notes are required to provide credit enhancement for senior notes.

If Chase USA, as servicer for the issuing entity, elects to redeem a tranche of notes, it will notify the registered holders of that tranche at least 30 days prior to the redemption date. The redemption price of a note will equal 100% of the outstanding dollar principal amount of that note, plus accrued but unpaid interest and any additional interest or principal accreted and unpaid on that note to but excluding the date of redemption.

In addition, if an early amortization event (other than non-payment of those notes on the Scheduled Principal Payment Date) occurs with respect to any tranche of notes, the issuing entity will be required to repay, to the extent that funds are available for that repayment after giving effect to all allocations and reallocations and, with respect to subordinated notes, to the extent payment is permitted by the subordination provisions of the senior notes, the principal of each affected tranche of notes before the Scheduled Principal Payment Date of that tranche. If the early amortization event described in the sixth bullet point in the next paragraph occurs, the issuing entity will be required to make principal and interest payments on those notes monthly until the outstanding dollar principal amount of those notes plus accrued, past due and additional interest are paid in full or their legal maturity date specified in the accompanying prospectus supplement occurs, whichever is earlier. The issuing entity will give notice to holders of the affected notes before an early amortization date.

Early amortization events include the following:

•

for any month, the three-month average Excess Spread Percentage is less than zero (or any greater required excess spread percentage designated in accordance with the CHASEseries indenture supplement for that month);

•

Chase USA fails to designate additional collateral certificates or credit card receivables for inclusion in the issuing entity or Chase USA fails to increase the invested amount of an existing collateral certificate included in the issuing entity when either action is required;

•	any Issuing Entity Servicer Default occurs that would have a material adverse effect on the holders of the notes;

•

the ability of Chase USA to designate additional credit card receivables for inclusion in a master trust that has issued a collateral certificate included in the issuing entity or to designate additional credit card receivables for inclusion in the issuing entity is restricted and that restriction causes either (1) the Pool Balance to not equal or exceed the Minimum Pool Balance or (2) the Transferor Amount to not equal or exceed the Required Transferor Amount, each calculated excluding the Invested Amount of any affected existing collateral certificate included in the issuing entity or the credit card receivables arising in any affected revolving credit card account included in the issuing entity, as the case may be, and the issuing entity fails to meet those tests for 10 days;;

•	the occurrence of an event of default and acceleration of a class or tranche of notes;

•	the occurrence of the Scheduled Principal Payment Date of a tranche of notes;

•	the issuing entity becoming an “investment company” within the meaning of the Investment Company Act of 1940, as amended;

•	the insolvency, conservatorship or receivership of Chase USA; or

•	any additional early amortization event specified in the accompanying prospectus supplement with respect to any tranche of notes.

The amount repaid with respect to any class or tranche of notes will be the outstanding dollar principal amount of that class or tranche of notes, plus accrued, past due and additional interest to but excluding the date of repayment. If the amount of Available Finance Charge Collections and Available Principal Collections allocated to the tranche of notes to be repaid, together with funds on deposit in the applicable principal funding subaccount, interest funding subaccount and Class C reserve subaccount, if applicable, are insufficient to pay the outstanding dollar principal amount plus accrued, past due and additional interest in full on the next Principal Payment Date after giving effect to the subordination provisions of the senior notes and allocations to any other notes ranking equally with that tranche of notes, monthly payments on the notes to be repaid will thereafter be made on each Principal Payment Date until the outstanding dollar principal amount of the notes plus all accrued, past due and additional interest are paid in full, or the legal maturity date of the notes occurs, whichever is earlier.

No Principal Collections will be allocated to a tranche of notes with a Nominal Liquidation Amount of zero, even if the stated principal amount of that tranche has not been paid in full. However, any funds previously deposited in the applicable principal funding subaccount, interest funding subaccount and Class C reserve subaccount, if applicable, will still be available to pay principal of and interest on that tranche of notes on each Interest Payment Date and/or Principal Payment Date, as applicable, until those amounts have been disbursed. In addition, Finance Charge Collections allocated to the CHASEseries notes, after payment of certain other items, can be applied to reimburse reductions in the Nominal Liquidation Amount of that tranche of notes resulting from reallocations of Available Principal Collections allocable to the subordinated notes to pay interest on senior notes or the portion of the Servicing Fee allocable to the senior notes or from charge-offs for any uncovered CHASEseries Default Amount.

Events of Default

Events of default include the following:

•	the issuing entity’s failure, for a period of 35 days, to pay interest on any tranche of notes when that interest becomes due and payable;

•	the issuing entity’s failure to pay the stated principal amount of any tranche of notes on their applicable legal maturity date;

•

the issuing entity’s default in the performance, or breach, of any other of its covenants or warranties in the indenture, for a period of 90 days after either the indenture trustee or the holders of 25% of the aggregate outstanding dollar principal amount of the outstanding notes of the affected class or tranche has provided written notice requesting remedy of that breach, and, as a result of that default, the interests of the related noteholders are materially and adversely affected and continue to be materially and adversely affected during the 90-day period; and

•	the occurrence of certain events of bankruptcy or insolvency of the issuing entity.

Failure to pay the full stated principal amount of a note on its Scheduled Principal Payment Date will not constitute an event of default. An event of default with respect to a tranche of notes will not necessarily be an event of default with respect to any other series, class or tranche of notes that may be issued.

It is not an event of default if the issuing entity fails to redeem a note prior to the legal maturity date of that note because it does not have sufficient funds available or because payment of principal of a subordinated note is delayed because it is necessary to provide required subordination for senior notes.

Events of Default Remedies

The occurrence of the event of default involving the bankruptcy or insolvency of the issuing entity results in an automatic acceleration of all of the notes. If other events of default occur and are continuing with respect to any class or tranche of notes, either the indenture trustee or the holders of more than 66 2/3% of the outstanding dollar principal amount of that class or tranche of notes may declare the principal of all those outstanding notes to be immediately due and payable. This declaration of acceleration may generally be rescinded by the holders of more than 66 2/3% of the outstanding dollar principal amount of that class or tranche of notes.

If a class or tranche of notes is accelerated before its legal maturity date, the indenture trustee may at any time thereafter, and at the direction of the holders of more than 66 2/3% of the outstanding dollar principal amount of that class or tranche of notes at any time thereafter will, direct the collateral agent to sell assets as provided herein.

In addition, a sale of assets following an event of default and acceleration of a tranche of subordinated notes may be delayed as described in “Sources of Funds to Pay the Notes—Sale of Assets” if the payment is not permitted by the subordination provisions of the senior notes.

If an event of default occurs relating to the failure to pay principal of or interest on a tranche of notes in full on the legal maturity date, assets will automatically be sold on that date, as described in “Sources of Funds to Pay the Notes—Sale of Assets,” provided that no assets will be sold in order to repay a tranche of notes with a Nominal Liquidation Amount equal to zero and no such tranche will receive any proceeds from any such sale.

Upon a sale of assets, the Nominal Liquidation Amount of the applicable tranche of notes will be automatically reduced to zero and thereafter Available Principal Collections and Available Finance Charge Collections will no longer be allocated to that tranche of notes. Holders of the applicable tranche of notes will receive the proceeds of the sale plus any amounts on deposit in issuing entity bank accounts in each case that are allocable to that tranche of notes in an amount not to exceed the outstanding dollar principal amount of, plus any accrued, past due and additional interest on, that tranche of notes.

Any money or other property collected by the indenture trustee or the collateral agent with respect to a tranche of notes in connection with a sale of assets following an event of default will be applied in the following priority, at the dates fixed by the indenture trustee:

•

first, to pay all compensation and reimbursements owed to the indenture trustee and the collateral agent for services rendered in connection with the indenture and the asset pool one supplement, or indemnification of the indenture trustee and the collateral agent for any and all losses, liabilities or expenses incurred without negligence or bad faith on their part, arising out of or in connection with the performance of their duties and obligations;

•	second, to pay the amounts of principal then due and unpaid plus any accrued but unpaid interest and any additional interest on that tranche of notes;

•	third, to pay any servicing fee owed to the servicer and any other fees or expenses then owing for that tranche of notes; and

•	fourth, any remaining amounts will be paid to the issuing entity.

If a sale of assets does not take place following an acceleration of a tranche of notes, then:

•

The issuing entity will continue to hold the assets, and distributions on the assets will continue to be applied in accordance with the distribution provisions of the indenture, the asset pool one supplement and the CHASEseries indenture supplement.

•

Principal will be paid on the accelerated tranche of notes to the extent funds are received by the issuing entity and available to the accelerated tranche after giving effect to all allocations and reallocations and payment is permitted by the subordination provisions of the senior notes.

•

If the accelerated notes are a tranche of subordinated notes, and the subordination provisions of the senior notes prevent the payment of the accelerated tranche of subordinated notes, prefunding of the senior notes will begin. Afterward, payment will be made to the extent provided in the CHASEseries indenture supplement.

•	On the legal maturity date of the accelerated tranche of notes, if that tranche of notes has not been paid in full, the collateral agent will sell, or cause to be sold, assets.

The holders of more than 66 2/3% of the outstanding dollar principal amount of any accelerated tranche of notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee or the collateral agent, or exercising any trust or power conferred on the indenture trustee or on the collateral agent. However, this right may be exercised only if the direction provided by the noteholders does not conflict with applicable law or the indenture or the CHASEseries indenture supplement or have a substantial likelihood of involving the indenture trustee or the collateral agent in personal liability. The holder of any note will have the right to institute suit for the enforcement of payment of principal of and interest on that note on the legal maturity date expressed in that note, provided that payment of principal and interest on any note on the legal maturity date is subject to the payment and allocation provisions of the indenture.

Generally, if an event of default occurs and any notes are accelerated, neither the indenture trustee nor the collateral agent is obligated to exercise any of its rights or powers under the indenture unless the holders of the affected notes offer the indenture trustee or the collateral agent reasonable indemnity. Upon acceleration of the maturity of a tranche of notes following an event of default, the indenture trustee and the collateral agent will have a lien on the collateral for those notes ranking senior to the lien of those notes for their unpaid fees and expenses.

The indenture trustee has agreed, and the noteholders will agree, that they will not at any time institute against the issuing entity, the First USA Master Trust or any credit card master trust or other securitization special purpose entity whose assets consist primarily of credit card receivables arising in revolving credit card accounts owned by Chase USA or by one of its affiliates, any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

Final Payment of the Notes

Noteholders are entitled to payment of principal in an amount equal to the outstanding dollar principal amount of their respective notes. However, Available Principal Collections will be allocated to pay principal on the notes only up to their Nominal Liquidation Amount, which will be reduced for charge-offs for any uncovered CHASEseries Default Amount and reallocations of Available Principal Collections to pay interest on senior notes or the portion of the Servicing Fee allocable to the senior notes. In addition, if a sale of assets occurs, as described in “Sources of Funds to Pay the Notes—Sale of Assets,” the amount of assets sold generally will be limited to the lesser of (i) 105% of the Nominal Liquidation Amount of the applicable tranche of notes or (ii) the sum of (1) the product of (A) the Transferor Percentage, (B) the aggregate outstanding Pool Balance and (C) a fraction, the numerator of which is the CHASEseries Floating Allocation Percentage and the denominator of which is the sum of the CHASEseries Noteholder Percentages for the allocation of Finance Charge Collections for all series of notes backed by asset pool one, and (2) the Nominal Liquidation Amount of the affected tranche. If the Nominal Liquidation Amount of a tranche has been reduced, noteholders of that tranche will receive full payment of principal only to the extent proceeds from the sale of assets are sufficient to pay the full principal amount or amounts have been previously deposited in an issuing entity bank account for that tranche.

On the date of a sale of assets, the proceeds of that sale will be available to pay the outstanding dollar principal amount of, plus any accrued, past due and additional interest on, that tranche.

A tranche of notes will be considered to be paid in full, the holders of that tranche will have no further right or claim, and the issuing entity will have no further obligation or liability for principal or interest, on the earliest to occur of:

•	the date of the payment in full of the outstanding dollar principal amount of, and all accrued, but unpaid interest and any additional interest on, that tranche;

•

the date on which the outstanding dollar principal amount of that tranche, after giving effect to all deposits, allocations, reallocations, sales of assets and payments to be made on that date, is reduced to zero, and all accrued, past due and additional interest on that tranche is paid in full;

•	the legal maturity date of that tranche, after giving effect to all deposits, allocations, reimbursements, reallocations, sales of assets and payments to be made on that date; or

•	the date of the payment following the date on which a sale of assets has taken place with respect to that tranche, as described in “Sources of Funds to Pay the Notes—Sale of Assets.”

Issuances of New Series, Classes and Tranches of Notes

Conditions to Issuance

The issuing entity may issue new notes of any tranche only if the conditions of issuance are met or waived as described below. These conditions include:

•

on or prior to the third Business Day before the new issuance is to occur, the issuing entity delivers to the indenture trustee and each applicable Rating Agency that has rated any outstanding series, class or tranche of notes notice of the new issuance;

•	on or prior to the date that the new issuance is to occur, the issuing entity delivers to the indenture trustee and each applicable Rating Agency a certificate to the effect that:

•

the issuing entity reasonably believes that the new issuance will not, at the time of its occurrence, (1) result in the occurrence of an early amortization event or event of default with respect to any series, class or tranche of notes then outstanding, (2) have a material adverse effect on the amount of funds available to be distributed to holders of any series, class or tranche of notes or the timing of those distributions or (3) adversely affect the security interest of the collateral agent;

•

all instruments furnished to the indenture trustee conform to the requirements of the indenture and constitute sufficient authority under the indenture for the indenture trustee to authenticate and deliver the new notes;

•	the form and terms of the new notes have been established in conformity with the provisions of the indenture; and

•	the issuing entity has satisfied any other matters as reasonably requested by the indenture trustee;

•

on or prior to the date that the new issuance is to occur, the issuing entity delivers to the indenture trustee, an indenture supplement and, if applicable, a terms document relating to the applicable series, class and tranche of notes;

•	in the case of foreign currency notes, the issuing entity has appointed one or more paying agents in the appropriate countries;

•

on or prior to the date that the new issuance is to occur, the issuing entity has obtained written confirmation from each applicable Rating Agency that the new issuance will not cause a reduction, qualification with negative implications or withdrawal of its then-current rating of any outstanding series, class or tranche of notes; and

•	the required subordination amount condition is satisfied.

If the issuing entity obtains approval from each Rating Agency that has rated any outstanding series, class or tranche of notes, then any or all of the conditions described above may be waived or modified.

Notwithstanding the conditions to issuance described above, if so specified in the terms document relating to the issuance of a new tranche of notes, the issuing entity will not be required to obtain written confirmation from each applicable Rating Agency that any subsequent new issuance will not cause a reduction, qualification with negative implications or withdrawal of its then-current rating of any outstanding notes if those outstanding notes were issued on or after May 4, 2012.

The issuing entity and the indenture trustee are not required to permit any prior review by or to obtain the consent of any noteholder of any outstanding series, class or tranche of notes to issue any additional notes of any series, class or tranche.

Chase USA may from time to time, without notice to, or the consent of, the registered holders of a tranche of notes, create and issue further notes equal in rank to the tranche of notes offered by the accompanying prospectus supplement in all respects—or in all respects except for the payment of interest accruing prior to the issue date of the further tranche of notes or except for the first payment of interest following the issue date of the further tranche of notes. This is called a “reopening.” When issued, the additional notes of a tranche will equally and ratably be entitled to the benefits of the indenture and the related indenture supplement and terms document applicable to those notes with the other outstanding notes of that tranche without preference, priority or distinction. These further tranches of notes may be consolidated and form a single tranche with the previously issued notes and will have the same terms as to status, redemption or otherwise as the previously issued tranche of notes.

There are no restrictions on the timing or amount of any additional issuance of notes of an outstanding tranche of notes, so long as the conditions described above are met or waived. As of the date of any issuance of additional notes of an outstanding tranche of notes, the stated principal amount, outstanding dollar principal amount and Nominal Liquidation Amount of that tranche will be increased to reflect the principal amount of the additional notes. The targeted deposits, if any, to the principal funding account, the interest funding account and the Class C reserve account will be increased proportionately to reflect the principal amount of the additional notes.

In addition, Chase USA, or an affiliate, may retain any notes upon initial issuance or upon a reopening and may sell them on a subsequent date.

Payments on Notes; Paying Agent

The issuing entity, the indenture trustee, the owner trustee, Chase USA and any agent of the foregoing will treat the registered holder of any note as the absolute owner of that note, whether or not the note is overdue and notwithstanding any notice to the contrary, for the purpose of making payment and for all other purposes.

The issuing entity will make payments on a note to the registered holder of that note at the close of business on the record date established for the related Interest Payment Date or Principal Payment Date, as applicable.

The issuing entity has designated the corporate trust office of Wells Fargo Bank, National Association as its paying agent for the notes. Any other entities appointed to serve as paying agents on any tranche of the notes will be identified in the accompanying prospectus supplement. The issuing entity will be required to maintain a paying agent in each place of payment for the notes but may at any time designate additional paying agents or rescind the designation of any paying agent.

After notice by publication, all funds paid to a paying agent for the payment of the principal of or interest on any note which remains unclaimed at the end of two years after the principal or interest becomes due and payable will be repaid to the issuing entity. After funds are repaid to the issuing entity, the holder of that note may look only to the issuing entity for payment of that principal or interest.

Record Date

The record date for payment of the notes will be the last day of the month before the related Interest Payment Date or Principal Payment Date, as applicable.

Addresses for Notices

Notices to noteholders will be given by mail sent to the addresses of those noteholders as they appear in the note register.

List of Noteholders

Three or more holders of notes of any series, class or tranche, each of whom has owned a note for at least six months, may, upon written request to the indenture trustee, obtain access to the current list of noteholders of the issuing entity for purposes of communicating with other noteholders concerning their rights under the indenture or the notes. The indenture trustee may elect not to give the requesting noteholders access to the list if it agrees to mail the desired communication or proxy to all applicable noteholders.

Voting

Any action or vote to be taken by the holders of more than 66 2/3%, or other specified percentage, of any tranche of notes may be adopted by the affirmative vote of the holders of more than 66 2/3%, or the applicable other specified percentage, of the outstanding dollar principal amount of the outstanding class or tranche of notes, as the case may be.

Any action or vote taken by holders of notes in accordance with the indenture will be binding on all holders of the affected notes or the affected class or tranche of notes, as the case may be.

Notes held by the issuing entity, Chase USA or any affiliate of either entity will not be deemed outstanding for purposes of voting.

Issuing Entity’s Annual Compliance Statement

The issuing entity is required to furnish annually to the indenture trustee a statement concerning its performance and fulfillment of covenants, agreements or conditions in the indenture as well as the presence or absence of defaults under the indenture.

Indenture Trustee’s Annual Report

The indenture trustee is required to mail each year to all registered noteholders a report concerning:

•	its eligibility and qualifications to continue as trustee under the indenture,

•	any amounts advanced by it under the indenture,

•	the amount, interest rate and maturity date of indebtedness owing by the issuing entity to it and the collateral agent, each in its individual capacity,

•	the property and funds physically held by it as collateral agent,

•	any release or release and substitution of collateral subject to the lien of the asset pool one supplement that has not previously been reported, and

•	any action taken by it or the collateral agent, on behalf of the indenture trustee, that materially affects the notes and that has not previously been reported.

If none of the events specified in the Trust Indenture Act occurred during the previous twelve months, the indenture trustee will be under no obligation to mail an annual report.

Reports

Monthly Reports

Monthly reports containing distribution and pool performance information on the notes and the collateral securing the notes required under Section 15(d) of the Securities Exchange Act of 1934, as modified by Regulation AB, will be filed with the SEC on Form 10-D. These reports will not be sent to noteholders. See “Where You Can Find More Information” for information as to how these reports may be accessed.

Annual Reports

An annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as modified by Regulation AB, will be filed with the SEC on Form 10-K. The annual report filed on Form 10-K will include as exhibits (1) an assessment report of compliance with servicing criteria pursuant to Item 1122(a) and (d) of Regulation AB, (2) an accountant’s attestation report pursuant to Item 1122(b) of Regulation AB and (3) a servicer compliance statement pursuant to Item 1123 of Regulation AB. These reports will not be sent to noteholders. See “Where You Can Find More Information” for information as to how these reports may be accessed.

On or before January 31 of each calendar year, the paying agent, on behalf of the indenture trustee, will furnish to each person who at any time during the prior calendar year was a noteholder of record a statement containing the information required to be provided by an issuer of indebtedness under the Internal Revenue Code. See “U.S. Federal Income Tax Consequences.”

Governing Law

The laws of the State of Delaware will govern the notes and the indenture.

Form, Exchange and Registration and Transfer of Notes

The notes will be delivered in registered form. The notes will be represented by one or more global notes registered in the name of The Depository Trust Company, as depository, or its nominee. We refer to each beneficial interest in a global note as a “book-entry note.” For a description of the special provisions that apply to book-entry notes, see “—Book-Entry Notes.”

A holder of notes may exchange those notes for other notes of the same class and tranche of any authorized denominations and of the same aggregate stated principal amount and tenor.

Any holder of a note may present that note for registration of transfer, with the form of transfer properly executed, at the office of the note registrar or at the office of any transfer agent that the issuing entity designates. Holders of notes will not be charged any service charge for the exchange or transfer of their notes. Holders of notes that are to be transferred or exchanged will be liable for the payment of any taxes and other governmental charges described in the indenture before the transfer or exchange will be completed. The note registrar or transfer agent, as the case may be, will effect a transfer or exchange when it is satisfied with the documents of title and identity of the person making the request.

The issuing entity has appointed Wells Fargo Bank, National Association as the note registrar for the notes. The issuing entity also may at any time designate additional transfer agents for the notes. The issuing entity may at any time rescind the designation of any transfer agent or approve a change in the location through which any transfer agent acts. However, the issuing entity will be required to maintain a transfer agent in each place of payment for the notes.

The accompanying prospectus supplement may state that application will be or has been made to list your class or tranche of notes on the Luxembourg Stock Exchange or another exchange.

Book-Entry Notes

The notes will be delivered in book-entry form. This means that, except under the limited circumstances described in “—Definitive Notes,” purchasers of notes will not be entitled to have the notes registered in their names and will not be entitled to receive physical delivery of the notes in definitive paper form. Instead, upon issuance, all the notes of a class will be represented by one or more fully registered permanent global notes, without interest coupons.

Each global note will be deposited with The Depository Trust Company and will be registered in the name of its nominee, Cede & Co. No global note representing book-entry notes may be transferred except as a whole by DTC to a nominee of DTC, or by a nominee of DTC to another nominee of DTC. Thus, DTC or its nominee will be the only registered holder of the notes and will be considered the sole representative of the beneficial owners of notes for purposes of the indenture.

The registration of the global notes in the name of Cede & Co. will not affect beneficial ownership and is performed merely to facilitate subsequent transfers. The book-entry system, which is also the system through which most publicly traded common stock is held, is used because it eliminates the need for physical movement of securities. The laws of some jurisdictions, however, may require some purchasers to take physical delivery of their notes in definitive form. These laws may impair the ability to own or transfer book-entry notes.

Purchasers of notes in the United States may hold interests in the global notes through DTC, either directly, if they are participants in that system—such as a bank, brokerage house or other institution that maintains securities accounts for customers with DTC or its nominee—or otherwise indirectly through a participant in DTC. Purchasers of notes in Europe may hold interests in the global notes through Clearstream Banking or through Euroclear Bank S.A./N.V., as operator of the Euroclear system.

Because DTC will be the only registered owner of the global notes, Clearstream Banking and Euroclear will hold positions through their respective U.S. depositories, which in turn will hold positions on the books of DTC.

As long as the notes are in book-entry form, they will be evidenced solely by entries on the books of DTC, its participants and any indirect participants. DTC will maintain records showing:

•	the ownership interests of its participants, including the U.S. depositories; and

•	all transfers of ownership interests between its participants.

The participants and indirect participants, in turn, will maintain records showing:

•	the ownership interests of their customers, including indirect participants, that hold the notes through those participants; and

•	all transfers between these persons.

Thus, each beneficial owner of a book-entry note will hold its note indirectly through a hierarchy of intermediaries, with DTC at the “top” and the beneficial owner’s own securities intermediary at the “bottom.”

The issuing entity, the indenture trustee, any agent of the indenture trustee, any paying agent and the note registrar will not be liable for the accuracy of, and are not responsible for maintaining, supervising or reviewing DTC’s records or any participant’s records relating to book-entry notes. In addition, after distribution by the issuing entity, the indenture trustee, any agent of the indenture trustee, any paying agent and the note registrar, as applicable, to DTC or its nominee of amounts owed in respect of book-entry notes, the issuing entity, the indenture trustee, any agent of the indenture trustee, any paying agent and the note registrar will not be responsible or liable for payments made or failed to be made by DTC or its nominee in connection therewith.

Unless definitive notes, that is, notes in physical form, are issued to the beneficial owners as described in “—Definitive Notes,” all references to “holders” of notes means DTC. The issuing entity, the indenture trustee and any paying agent, transfer agent or note registrar may treat DTC as the absolute owner of the notes for all purposes.

Beneficial owners of book-entry notes should realize that the issuing entity will make all distributions of principal and interest on their notes to DTC and will send all required reports and notices solely to DTC as long as DTC is the registered holder of the notes. DTC and the participants are generally required by law to receive and transmit all distributions, notices and directions from the indenture trustee to the beneficial owners through the chain of intermediaries.

Similarly, the indenture trustee will accept notices and directions solely from DTC. Therefore, in order to exercise any rights of a holder of notes under the indenture, each person owning a beneficial interest in the notes must rely on the procedures of DTC and, in some cases, Clearstream Banking or Euroclear. If the beneficial owner is not a participant in that system, then it must rely on the procedures of the participant through which that person owns its interest. DTC has advised the issuing entity that it will take actions under the indenture only at the direction of its participants, which in turn will act only at the direction of the beneficial owners. Some of these actions, however, may conflict with actions it takes at the direction of other participants and beneficial owners.

Notices and other communications by DTC to participants, by participants to indirect participants, and by participants and indirect participants to beneficial owners will be governed by arrangements among them.

Beneficial owners of book-entry notes should also realize that book-entry notes may be more difficult to pledge because of the lack of a physical note. Beneficial owners may also experience delays in receiving distributions on their notes since distributions will initially be made to DTC and must be transferred through the chain of intermediaries to the beneficial owner’s account.

The Depository Trust Company

DTC is a limited-purpose trust company organized under the New York Banking Law and is a “banking institution” within the meaning of the New York Banking Law. DTC is also a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York UCC, and a “clearing agency” registered under Section 17A of the Securities Exchange Act of 1934. DTC was created to hold securities deposited by its participants and to facilitate the clearance and settlement of securities transactions among its participants through electronic book-entry changes in accounts of the participants, thus eliminating the need for physical movement of securities. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, referred to in this prospectus as “DTCC.” DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. The rules applicable to DTC and its participants are on file with the Securities and Exchange Commission.

Clearstream Banking

Clearstream Banking is registered as a bank in Luxembourg and is regulated by the Banque Centrale du Luxembourg, the Central Bank of Luxembourg, which supervises Luxembourg banks. Clearstream Banking is a wholly owned subsidiary of Deutsche Börse AG Clearstream Banking holds securities for its customers and facilitates the clearance and settlement of securities transactions by electronic book-entry transfers between their accounts. Clearstream Banking provides various services, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream Banking also deals with over 50 securities markets worldwide through established depository and custodial relationships. Clearstream Banking has established an electronic bridge with Euroclear in Brussels to facilitate settlement of trades between Clearstream Banking and Euroclear. Over 300,000 domestic and internationally traded bonds, equities and investment funds are currently deposited with Clearstream Banking.

Clearstream Banking customers are worldwide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream Banking U.S. customers are limited to securities brokers and dealers and banks. Currently, Clearstream Banking has approximately 2,500 customers located in over 110 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream Banking is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream Banking.

Euroclear System

Euroclear was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment. This system eliminates the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. The Euroclear system is operated by Euroclear Bank S.A./N.V. as the Euroclear operator. The Euroclear operator conducts all operations. All Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator. The Euroclear operator establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law. These Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

This information about DTC, Clearstream Banking and Euroclear has been provided by each of them for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Distributions on Book-Entry Notes

The issuing entity will make distributions of principal of and interest on book-entry notes to DTC. These payments will be made in immediately available funds by the issuing entity’s paying agent at the office of the paying agent that the issuing entity designates for that purpose.

In the case of principal payments, the global notes must be presented to the paying agent in time for the paying agent to make those payments in immediately available funds in accordance with its normal payment procedures.

Upon receipt of any payment of principal of or interest on a global note, DTC will immediately credit the accounts of its participants on its book-entry registration and transfer system. DTC will credit those accounts with payments in amounts proportionate to the participants’ respective beneficial interests in the stated principal amount of the global note as shown on the records of DTC. Payments by participants to beneficial owners of book-entry notes will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

Distributions on book-entry notes held beneficially through Clearstream Banking will be credited to cash accounts of Clearstream Banking participants in accordance with its rules and procedures, to the extent received by its U.S. depository.

Distributions on book-entry notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Terms and Conditions, to the extent received by its U.S. depository.

In the event definitive notes are issued, distributions of principal and interest on definitive notes will be made directly to the holders of the definitive notes in whose names the definitive notes were registered at the close of business on the related record date.

Global Clearance and Settlement Procedures

Initial settlement for the notes will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC’s rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System. Secondary market trading between Clearstream Banking participants and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream Banking and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Banking or Euroclear participants, on the other, will be effected in DTC in accordance with DTC’s rules on behalf of the relevant European international clearing system by the U.S. depositories. However, cross-market transactions of this type will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines, European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depository to take action to effect final settlement on its behalf by delivering or receiving notes in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Banking participants and Euroclear participants may not deliver instructions directly to DTC.

Because of time-zone differences, credits to notes received in Clearstream Banking or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and will be credited the Business Day following a DTC settlement date. The credits to or any other transactions in the notes settled during processing will be reported to the relevant Euroclear or Clearstream Banking participants on that Business Day. Cash received in Clearstream Banking or Euroclear as a result of sales of notes by or through a Clearstream Banking participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date, but will be available in the relevant Clearstream Banking or Euroclear cash account only as of the Business Day following settlement in DTC.

Although DTC, Clearstream Banking and Euroclear have agreed to these procedures in order to facilitate transfers of notes among participants of DTC, Clearstream Banking and Euroclear, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

Definitive Notes

Beneficial owners of book-entry notes may exchange those notes for definitive notes in physical form registered in their name only if:

•	DTC is unwilling or unable to continue as depository for the global notes or ceases to be a registered “clearing agency” and the issuing entity is unable to find a qualified replacement for DTC;

•	the issuing entity, in its sole discretion, elects to replace any series, class or tranche, or portion thereof, of book-entry notes held through DTC with definitive notes; or

•

any event of default has occurred with respect to those book-entry notes and beneficial owners evidencing not less than 50% of the unpaid outstanding dollar principal amount of the notes of that series, class or tranche advise the indenture trustee and DTC that the continuation of a book-entry system is no longer in the best interests of those beneficial owners.

If any of these three events occurs, DTC is required to notify the beneficial owners through the chain of intermediaries that definitive notes are available. The appropriate global note will then be exchangeable in whole for definitive notes in registered form of like tenor and of an equal aggregate stated principal amount, in specified denominations. Definitive notes will be registered in the name or names of the person or persons specified by DTC in a written instruction to the note registrar. DTC may base its written instruction upon directions it receives from its participants. Afterward, the holders of the definitive notes will be recognized as the “holders” of the notes under the indenture.

Replacement of Notes

The issuing entity will replace at the expense of the holder (1) any mutilated note upon surrender of that note to the indenture trustee and (2) any notes that are destroyed, lost or stolen upon delivery to the indenture trustee of evidence of the destruction, loss or theft of those notes satisfactory to the issuing entity and the indenture trustee. In the case of a destroyed, lost or stolen note, the issuing entity and the indenture trustee may require the holder of the note to provide an indemnity satisfactory to the indenture trustee and the issuing entity before a replacement note will be issued.

Amendments to the Indenture, the Asset Pool One Supplement and Indenture Supplements

No material changes may be made to the indenture, the asset pool one supplement or any indenture supplement without the consent of noteholders as discussed below. However, the asset pool one supplement or any indenture supplement may be amended without the consent of any noteholders, but with prior notice to each Rating Agency, upon delivery by the issuing entity to the indenture trustee and the collateral agent of:

•

an officer’s certificate stating that the issuing entity reasonably believes that that amendment will not (1) and is not reasonably expected to result in the occurrence of an early amortization event or event of default for any series, class or tranche of notes, (2) have a material adverse effect on the interest of the holders of any series, class or tranche of notes, or (3) adversely affect the security interest of the collateral agent in the collateral securing any series, class or tranche of notes,

•	except for amendments described in the first two bullet points in the next section below, an opinion of counsel as described in “—Tax Opinions for Amendments,” and

•

except for amendments listed in the bullet points below, confirmation in writing from each Rating Agency that has rated any outstanding series, class or tranche of notes that that Rating Agency will not withdraw or downgrade its then-current ratings on any outstanding series, class or tranche of notes as a result of the proposed amendment.

The types of amendments of the indenture, the asset pool one supplement or any indenture supplement, that, subject to the conditions described above, do not require the consent of any noteholders, include, but are not limited to:

•	to cure any ambiguity or mistake or to correct or supplement any provision in the indenture which may be inconsistent with any other provision;

•

to establish any form of note and to provide for the issuance of any series, class or tranche of notes and to establish the terms of the notes or to add to the rights of the holders of any series, class or tranche of notes;

•	to evidence the succession of another entity to the issuing entity, and the assumption by the successor of the covenants of the issuing entity in the indenture and the notes;

•

to add to the covenants of the issuing entity, or have the issuing entity surrender any of its rights or powers under the indenture, for the benefit of the holders of any or all series, classes or tranches of notes;

•	to add to the indenture certain provisions expressly permitted by the Trust Indenture Act, as amended;

•

to provide for the acceptance of a successor indenture trustee under the indenture with respect to one or more series, classes or tranches of notes and add to or change any of the provisions of the indenture as necessary to provide for or facilitate the administration of the trusts under the indenture by more than one indenture trustee;

•

to provide for acceptance of a successor collateral agent under the asset pool one supplement and to add to or change any of the provisions of the asset pool one supplement as necessary to provide for or facilitate the administration of the trusts under the asset pool one supplement by more than one collateral agent;

•	to add any additional early amortization events or events of default with respect to the notes of any or all series, classes or tranches;

•

to provide for the consolidation of the First USA master trust and the issuing entity into a single entity or the transfer of assets of the First USA master trust to the issuing entity after the termination of all series of the certificates in the First USA master trust, other than the First USA Collateral Certificate;

•

if one or more additional transferors are added to or removed from the transfer and servicing agreement or any master trust agreement, or one or more additional beneficiaries are added to or removed from the trust agreement to make any necessary changes to the indenture or any other related document;

•	to provide for additional or alternative credit enhancement for any tranche of notes;

•	to comply with any regulatory, accounting or tax law; or

•	to qualify for sale treatment under generally accepted accounting principles in effect prior to November 15, 2009.
In addition, the indenture allows for an amendment to the Regulation AB Item 1122 servicing criteria identified as applicable in the annual assessment of compliance by the indenture trustee without the consent of any noteholders or written confirmation from each Rating Agency that has rated any outstanding series, class or tranche of notes that the proposed amendment will not result in the withdrawal or downgrade of its then-current ratings on any outstanding series, class or tranche of notes.

By purchasing an interest in any note each noteholder will be deemed to have consented to amendments to the indenture or any indenture supplement to satisfy conditions for sale accounting treatment that were in place prior to November 15, 2009 for credit card receivables in the issuing entity, which could include amendments providing for the transfer of credit card receivables and the Transferor Amount to a newly formed bankruptcy remote special purpose entity that would then transfer the credit card receivables to the issuing entity. Promptly following the execution of any amendment to the indenture and the applicable indenture supplement, the indenture trustee will furnish written notice of the substance of that amendment to each noteholder.

The issuing entity and the indenture trustee may modify and amend the indenture, the asset pool one supplement or any indenture supplement, for reasons other than those stated in the prior paragraphs, upon (1) prior notice to each Rating Agency, (2) the consent of the holders of more than 66 2/3% of the aggregate outstanding dollar principal amount of each series, class or tranche of notes affected by that modification or amendment and (3) the delivery of an opinion of counsel as described in “—Tax Opinions for Amendments.” However, the prior consent of 100% of the adversely affected noteholders of each outstanding series, class or tranche of notes is required for any amendment that would result in:

•	a change in any date scheduled for the payment of interest on any note, the Scheduled Principal Payment Date or legal maturity date of any note;

•

a reduction of the stated principal amount of, or interest rate on, any note, or a change in the method of computing the outstanding dollar principal amount, the Adjusted Outstanding Dollar Principal Amount, or the Nominal Liquidation Amount in a manner that is adverse to any noteholder;

•	a reduction of the amount of a discount note payable upon the occurrence of an early amortization event or other optional or mandatory redemption or upon the acceleration of its legal maturity date;

•	an impairment of the right to institute suit for the enforcement of any payment on any note;

•	a reduction of the percentage in outstanding dollar principal amount of notes of any series, class or tranche required for any waiver or consent under the indenture;

•	a modification of any provision requiring the noteholder to consent to an amendment of the indenture or any indenture supplement, except to increase any percentage of noteholders required to consent;

•	permission being given to create any lien or other encumbrance on the collateral ranking senior to the lien in favor of the holders of any tranche of notes;

•	a change in any place of payment where any principal of, or interest on, any note is payable, unless the prospectus supplement has provided for another place of payment;

•	a change in the method of computing the amount of principal of, or interest on, any note on any date; or

•	any other amendment other than those explicitly permitted by the indenture without the consent of noteholders.

The holders of more than 66 2/3% of the outstanding dollar principal amount of the notes of a series, class or tranche may waive, on behalf of the holders of all the notes of that series, class or tranche, compliance by the issuing entity with specified restrictive provisions of the indenture or the indenture supplement.

The holders of more than 66 2/3% of the outstanding dollar principal amount of the notes of an affected series, class or tranche may, on behalf of all holders of notes of that series, class or tranche, waive any past default under the indenture or the indenture supplement with respect to notes of that series, class or tranche. However, the consent of the holders of all outstanding notes of a series, class or tranche is required to waive any past default in the payment of principal of, or interest on, any note of that series, class or tranche or in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holders of each outstanding note of that series, class or tranche.

Tax Opinions for Amendments

No amendment to the indenture, the asset pool one supplement or any indenture supplement to be made without the consent of noteholders—other than an amendment made to cure an ambiguity or correct an inconsistency, to establish any form of note and to provide for the issuance of any series, class or tranche of notes and to establish the terms of the notes or to add to the rights of the holders of any series, class or tranche of notes, as described in “—Amendments to the Indenture, the Asset Pool One Supplement and Indenture Supplements”— and no amendment to the trust agreement will be effective unless the issuing entity has delivered to the indenture trustee, the owner trustee, the collateral agent and the Rating Agencies an Issuing Entity Tax Opinion.

Limited Recourse to the Issuing Entity; Security for the Notes

Each tranche of notes is secured by a security interest in the assets in the issuing entity that are allocated to it as described in “Summary—Limited Recourse to the Issuing Entity; Security for the Notes”, including the collection account and the excess funding account. Therefore, only a portion of the collections allocated to the issuing entity and amounts on deposit in the collection account and the excess funding account are available to the notes. The notes are entitled only to their allocable share of Finance Charge Collections, Principal Collections, amounts on deposit in the collection account and the excess funding account and proceeds of the sale of assets. Holders of notes will generally have no recourse to any other assets of the issuing entity—other than Shared Excess Available Finance Charge Collections—or any other person or entity for the payment of principal of or interest on the notes.

Each tranche of notes is entitled to the benefits of only that portion of the assets allocated to that tranche under the indenture, the asset pool one supplement, the indenture supplement and the related terms document, if any. Each tranche of notes is also secured by a security interest in the applicable principal funding subaccount, the applicable interest funding subaccount, in the case of a tranche of Class C notes, the applicable Class C reserve subaccount and any other applicable supplemental account.

Sources of Funds to Pay the Notes

General

The issuing entity’s primary assets will consist of credit card receivables that arise in revolving credit card accounts owned by Chase USA or by one of its affiliates and collateral certificates issued by credit card master trusts or other securitization special purpose entities whose assets consist primarily of credit card receivables arising in revolving credit card accounts owned by Chase USA or by one of its affiliates. Each collateral certificate will represent an undivided interest in the assets of the applicable credit card master trust or applicable securitization special purpose entity. In addition to credit card receivables and collateral certificates, the assets of the issuing entity will include issuing entity bank accounts.

The assets in the issuing entity currently include the First USA Collateral Certificate and credit card receivables arising in revolving credit card accounts owned by Chase USA that Chase USA has designated to be transferred to the issuing entity and funds on deposit in the issuing entity bank accounts.

For a description of the First USA Collateral Certificate, see “—The First USA Collateral Certificate.” For a description of the First USA Master Trust, see “The First USA Master Trust.” For a description of the credit card receivables included in the issuing entity, see “Chase USA’s Credit Card Portfolio—Composition of Issuing Entity Receivables.”

The composition of the issuing entity’s assets will likely change over time due to:

•	Chase USA’s ability to designate additional revolving credit card accounts to have their credit card receivables included in the issuing entity;

•	Chase USA’s ability to designate additional collateral certificates for inclusion in the issuing entity or to increase and decrease the size of any existing or additional collateral certificates;

•

changes in the composition of the credit card receivables in the First USA Master Trust or in the issuing entity, as applicable, as new credit card receivables are created, existing credit card receivables are paid off or charged-off, additional revolving credit card accounts are designated to have their credit card receivables included in the First USA Master Trust or the issuing entity and revolving credit card accounts are designated to have their credit card receivables removed from the First USA Master Trust or from the issuing entity; and

•	the termination or repurchase of a collateral certificate.

Chase USA can increase the Invested Amount of an existing collateral certificate on any Business Day in order to accommodate the issuance of new notes or solely to increase the Transferor Amount. If there are multiple collateral certificates and credit card receivables included in the issuing entity, Chase USA can choose to increase one, all or any combination thereof in any amount. Any increase in the Invested Amount of an existing collateral certificate without a corresponding increase in the principal amount of credit card receivables included in the issuing entity and the Invested Amount of any other collateral certificate then included in the issuing entity will result in a change in the composition of the issuing entity.

In addition, all newly generated credit card receivables arising in revolving credit card accounts that have been designated to the issuing entity for inclusion in asset pool one will be transferred to the issuing entity and designated for inclusion in asset pool one, which will result in changes in the composition of the issuing entity.

Alternatively, principal payments received on a collateral certificate not allocated to noteholders or used to pay interest on senior notes or the portion of the Servicing Fee allocable to senior notes, or not required to be deposited to a principal funding account for the benefit of the notes or the excess funding account, will be instead paid to Chase USA, thereby resulting in a shift in the composition of the issuing entity. If the transferor amount of the credit card master trust is sufficient, and Chase USA is the transferor for that master trust and the issuing entity, the amount of a collateral certificate may be increased with a resulting decrease of the transferor interest in that master trust and an increase in the Transferor Amount in the issuing entity. Any principal collections received under an existing collateral certificate without a corresponding increase in that collateral certificate will decrease the size of that collateral certificate. In addition, the First USA Collateral Certificate is subject to its own pay out events under the terms of the First USA Master Trust Agreement. The occurrence of a pay out event with respect to an existing collateral certificate will result in the commencement of the amortization period for that collateral certificate. The payments made upon the occurrence of a pay out event for a collateral certificate will be paid to noteholders or paid to Chase USA as holder of the Transferor Certificate or deposited in the excess funding account to the extent required.

Payments on the notes will be funded by the following amounts:

•	that class or tranche’s allocable share of the collections received on the assets included in the issuing entity;

•	Shared Excess Available Principal Collections from any other series of notes; and

•	Unapplied Master Trust Level Principal Collections for the First USA Master Trust.

In addition, Shared Excess Available Finance Charge Collections from any other series of notes in Shared Excess Available Finance Charge Collections Group A may be available to the notes to make required payments.

As indicated above, the composition of the issuing entity is expected to change over time, and additional collateral certificates and additional credit card receivables may be designated for inclusion in the issuing entity in the future. The pertinent characteristics of the credit card receivables included in the First USA Master Trust and the issuing entity are described under “Chase USA’s Credit Card Portfolio.” In addition, if additional collateral certificates are designated for inclusion in the issuing entity, the pertinent characteristics of such collateral certificates will be described in this prospectus.

Deposit and Application of Funds in the Issuing Entity

The servicer will allocate Finance Charge Collections, Principal Collections, the Default Amount and the Receivables Servicing Fee. The collateral agent will, at the direction of the servicer, allocate to the notes the product of:

•	the CHASEseries Noteholder Percentage and

•	the amount of Finance Charge Collections plus the amount of investment earnings on amounts on deposit in the collection account and the excess funding account.

The collateral agent will also, at the direction of the servicer, allocate to the notes:

•	the product of (1) the applicable CHASEseries Noteholder Percentage and (2) the amount of Principal Collections,

•	the product of (1) the applicable CHASEseries Noteholder Percentage and (2) the Default Amount, and

•	the product of (1) the applicable CHASEseries Noteholder Percentage and (2) the Receivables Servicing Fee.

The CHASEseries Noteholder Percentage means, for any month, (1) with respect to Finance Charge Collections, the Default Amount and the Receivables Servicing Fee, the CHASEseries Floating Allocation Percentage, and (2) with respect to Principal Collections, the CHASEseries Principal Allocation Percentage.

If Principal Collections allocated to the notes for any month are less than the targeted monthly principal payment or deposit for the notes, and any other series of notes has excess Principal Collections and any other amounts available to be treated as Principal Collections remaining after its application of its allocation as described above, then the amount of excess from each series of notes will be applied to cover the principal shortfalls of each other series of notes, to the extent of any shortfall in a monthly principal payment, pro rata based on the aggregate principal shortfalls for each series. If, after the application of excess Principal Collections from other series of notes, shortfalls still exist in Principal Collections allocated to a series, then Collateral Certificate Principal Shortfall Payments, if any, from the First USA Master Trust will be applied to cover the remaining principal shortfalls.

Upon a sale of assets, or interests therein, following an event of default and acceleration, or on the applicable legal maturity date for a tranche of notes the portion of the Nominal Liquidation Amount related to that tranche of notes will be reduced to zero and thereafter that tranche of notes will no longer receive any allocations of Finance Charge Collections or Principal Collections from the issuing entity or be allocated a portion of the Default Amount or the Receivables Servicing Fee. For a discussion on how assets are selected for sale if multiple assets exist, see “—Sale of Assets.”

The servicer will allocate to the holder of the Transferor Certificate, the Transferor Percentage of Finance Charge Collections and investment earnings on amounts on deposit in the collection account and the excess funding account, Principal Collections, the Default Amount and the Receivables Servicing Fee. However, if the Transferor Amount is, or as a result of the allocation would become, less than the Required Transferor Amount or the Pool Balance is, or as a result of the payment would become, less than the Minimum Pool Balance, the amount of Principal Collections allocated to the holder of the Transferor Certificate will be deposited in the excess funding account. Finance Charge Collections initially allocated to the holder of the Transferor Certificate will be applied to cover certain shortfalls in the amount of investment earnings on investments of funds in certain issuing entity bank accounts, such as the principal funding subaccount, for the benefit of noteholders to the extent specified herein.

The First USA Collateral Certificate

The following discussion pertains to the First USA Collateral Certificate, which is currently the only collateral certificate in the issuing entity, and it summarizes the material terms of the First USA Collateral Certificate. This summary does not purport to be complete and is qualified in its entirety by reference to the provisions of the First USA Master Trust Agreement and the First USA Collateral Certificate, as applicable. For a description of Chase USA’s credit card activities, see “Chase USA’s Credit Card Portfolio” and for a description of the First USA Master Trust and its assets, see “The First USA Master Trust.”

The First USA Collateral Certificate represents an undivided interest in the assets of the First USA Master Trust. The First USA Collateral Certificate is the only certificate issued pursuant to Series 2002-CC of the First USA Master Trust. The assets of the First USA Master Trust consist primarily of credit card receivables arising in revolving credit card accounts owned by Chase USA. The amount of credit card receivables in the First USA Master Trust will fluctuate from day to day as new credit card receivables are generated or included in or removed from the First USA Master Trust, and as other credit card receivables are paid off, charged off as uncollectible, or otherwise adjusted.

The First USA Collateral Certificate does not have a specified interest rate. The issuing entity, as holder of the First USA Collateral Certificate, is entitled to receive its allocable share of First USA Master Trust Finance Charge Collections and the First USA Master Trust Principal Collections, and is assessed its allocable share of the First USA Master Trust Default Amount. In addition, the issuing entity, as holder of the First USA Collateral Certificate, is obligated to pay the First USA Master Trust Investor Monthly Servicing Fee.

For the First USA Master Trust, finance charge receivables are all periodic finance charges, annual membership fees, cash advance fees and late charges on amounts charged for merchandise and services, and some other fees designated by Chase USA on revolving credit card accounts designated to have their credit card receivables transferred to the First USA Master Trust. As an approximation of the amount of Interchange generated by principal receivables arising in revolving credit card accounts in the First USA Master Trust Portfolio, an amount equal to the First USA Master Trust Interchange Amount will be treated as finance charge collections for the First USA Master Trust. This amount will be in addition to the amount of collections of principal receivables and the amount of collections of finance charge receivables otherwise allocated to the First USA Master Trust.

For the First USA Master Trust, principal receivables are amounts charged by cardholders on revolving credit card accounts designated for inclusion in the First USA Master Trust for merchandise and services, amounts advanced to cardholders as cash advances and all amounts billed to cardholders on the revolving credit card accounts (other than finance charge receivables), but reduced by discount receivables. First USA Master Trust Recoveries are generally treated as First USA Master Trust Principal Collections.

The First USA Collateral Certificate has a fluctuating Invested Amount. Each month, the First USA Collateral Certificate will decrease by its allocable share of the First USA Master Trust Principal Collections and First USA Master Trust Default Amount. In addition, the Invested Amount of the First USA Collateral Certificate will increase by the amount of any additional investment in the First USA Collateral Certificate that is funded through the issuance of a new series, class or tranche of notes or through an increase in the Transferor Amount.

The Invested Amount of the First USA Collateral Certificate, as of the close of business on any day, is equal to:

•	the Invested Amount of the First USA Collateral Certificate as of the close of business on the prior day; plus

•	the amounts of any increases with respect to the First USA Collateral Certificate on that day; minus

•	the First USA Master Trust Principal Collections allocated to the First USA Collateral Certificate and paid on that day, including amounts paid with respect to remaining principal shortfalls; minus

•	the First USA Master Trust Default Amount allocated to the First USA Collateral Certificate for that day.

The First USA Master Trust Transferor Interest which is owned by Chase USA, represents the interest in the principal receivables in the First USA Master Trust not represented by any series of certificates, including the First USA Collateral Certificate.

Each month, the First USA Master Trust will allocate the First USA Master Trust Finance Charge Collections, the First USA Master Trust Principal Collections and the First USA Master Trust Default Amount to the certificates outstanding under the First USA Master Trust, including the First USA Collateral Certificate.

Allocations of the First USA Master Trust Finance Charge Collections, the First USA Master Trust Principal Collections, and the First USA Master Trust Default Amount are generally made pro rata among (1) each series of certificates issued by the First USA Master Trust, including the First USA Collateral

Certificate, based on each certificate’s respective Invested Amount, (2) Chase USA, as the transferor, based on the First USA Master Trust Transferor Interest, and (3) in certain circumstances, the interest of certain credit enhancement providers.

For all certificates in the First USA Master Trust, with the exception of the First USA Collateral Certificate, the First USA Master Trust Principal Collections are allocated similarly to the allocation of the First USA Master Trust Finance Charge Collections when no principal amounts are needed for deposit into a principal funding account or needed to pay principal to investors. However, the First USA Master Trust Principal Collections are allocated differently when principal amounts are needed to be deposited into the principal funding accounts for other series issued under the First USA Master Trust or paid to the investors in the First USA Master Trust. When the principal amount of a certificate issued by the First USA Master Trust, other than the First USA Collateral Certificate, begins to accumulate or amortize, First USA Master Trust Principal Collections continue to be allocated to that certificate as if the Invested Amount of that certificate had not been reduced by First USA Master Trust Principal Collections deposited to a principal funding account for the First USA Master Trust or paid to investors in the First USA Master Trust. During this time of accumulation or amortization, allocations of First USA Master Trust Principal Collections to the investors in a series of certificates issued by the First USA Master Trust, other than the First USA Collateral Certificate, are based on the Invested Amount of that series “fixed” at the time immediately before the first deposit of First USA Master Trust Principal Collections into a principal funding account or the time immediately before the first payment of First USA Master Trust Principal Collections to investors of that series.

The First USA Collateral Certificate is allocated First USA Master Trust Principal Collections during a First USA Collateral Certificate Revolving Period in a manner similar to the allocation of the First USA Master Trust Finance Charge Collections. During a First USA Collateral Certificate Amortization Period, the First USA Master Trust Principal Collections are allocated to the First USA Collateral Certificate based on the highest Invested Amount of the First USA Collateral Certificate during the last month of the most recent First USA Collateral Certificate Revolving Period.

A First USA Collateral Certificate Amortization Period will include any month during which the sum of the First USA Master Trust Principal Collections and the First USA Master Trust Default Amount allocated to the First USA Collateral Certificate exceeds the amount of the First USA Master Trust Additional Invested Amount for the First USA Collateral Certificate for that month. It is expected that the First USA Collateral Certificate will have more than one First USA Collateral Certificate Revolving Period and more than one First USA Collateral Certificate Amortization Period.

Upon the occurrence of certain pay out events, with respect to the First USA Collateral Certificate, a First USA Collateral Certificate Amortization Period for the First USA Collateral Certificate will commence and will continue until the Invested Amount of the First USA Collateral Certificate is paid in full. The collections received by the issuing entity from the First USA Collateral Certificate upon the occurrence of a pay out event for the First USA Collateral Certificate will be paid to the noteholders or Chase USA, as holder of the Transferor Certificate, or deposited in the excess funding account to the extent required. For a description of pay out events that will cause the First USA Collateral Certificate to enter a First USA Collateral Certificate Amortization Period, see “The First USA Master Trust—The First USA Master Trust Pay Out Events.”

For a detailed description of the percentage used by the servicer for the First USA Master Trust in allocating First USA Master Trust Finance Charge Collections, First USA Master Trust Principal Collections and First USA Master Trust Default Amounts to the First USA Collateral Certificate during the First USA Collateral Certificate Revolving Period, see the definition of “First USA Collateral Certificate Floating Allocation Percentage” in the “Glossary of Defined Terms.” For a detailed description of the percentage used by the servicer for the First USA Master Trust in allocating First USA Master Trust Principal Collections to the First USA Collateral Certificate during the First USA Collateral Certificate Amortization Period, see the definition of “First USA Collateral Certificate Principal Allocation Percentage” in the “Glossary of Defined Terms.”

For a detailed description of the application of collections and allocation of defaults by the First USA Master Trust, see “The First USA Master Trust—Application of Collections” and “—Defaulted Receivables; Rebates and Fraudulent Charges.”

For a detailed description of the servicing fee to be paid with respect to the First USA Collateral Certificate, see “Servicing of the Receivables and the First USA Collateral Certificate—Servicing Compensation.”

Transferor Amount

The interest in the issuing entity not securing any series, class or tranche of notes issued by the issuing entity is the Transferor Amount. The Transferor Amount, which may be held either in an uncertificated form or evidenced by a Transferor Certificate, will be held by Chase USA or an affiliate. The Transferor Certificate or an interest in the Transferor Amount may be transferred by the holder in whole or in part to an affiliate upon (1) delivery of certain issuing entity and credit card master trust tax opinions and (2) receipt of written confirmation from each rating agency that has rated any outstanding notes that the transfer will not result in the reduction, qualification with negative implications or withdrawal of its then-current rating of any outstanding notes. In addition, prior to any transfer of the Transferor Certificate or an interest in the Transferor Amount, (x) the new transferor must agree to assume all of the duties and obligations of the transferor under the transfer and servicing agreement and (y) any additional conditions to the transfer of a beneficial interest as provided in the trust agreement must have been satisfied.

For any month, the Transferor Amount is equal to the Pool Balance for that month minus the aggregate Nominal Liquidation Amount of all series, classes and tranches of notes as of the close of business as of the last day of that month. The Transferor Amount will fluctuate due to changes in the aggregate Invested Amount of the First USA Collateral Certificate, the amount of principal receivables included in the issuing entity, the amount on deposit in the excess funding account and the aggregate Nominal Liquidation Amount of all notes. The Transferor Amount will generally increase if there are reductions in the Nominal Liquidation Amount of a series, class or tranche of notes due to payments of principal on that series, class or tranche or a deposit to the principal funding account or applicable principal funding subaccount with respect to that series, class or tranche or an increase in the Invested Amount of an existing collateral certificate included in the issuing entity without a corresponding increase in the Nominal Liquidation Amount of series, classes or tranches of notes. The Transferor Amount will generally decrease as a result of the issuance of a new series, class or tranche of notes, assuming that there is not a corresponding increase in the principal amount of the assets included in the issuing entity. The Transferor Amount does not provide credit enhancement to the notes and will not provide credit enhancement to any series, class or tranche of notes that may be issued by the issuing entity.

The Required Transferor Amount for any month will generally equal a designated percentage of the amount of principal receivables included in the issuing entity as of the close of business on the last day of that month—referred to as the “Required Transferor Amount Percentage.” The Required Transferor Amount Percentage is currently 4%.

The servicer may designate a different Required Transferor Amount Percentage but prior to reducing the percentage, the servicer must provide the following to the indenture trustee and the collateral agent:

•

written confirmation from each Rating Agency that has rated any outstanding notes that the change will not result in the reduction, qualification with negative implications or withdrawal of its then-current rating of any outstanding notes; and

•	an Issuing Entity Tax Opinion.

If, for any month, the Transferor Amount is less than the Required Transferor Amount, Chase USA will be required to designate additional collateral certificates or credit card receivables for inclusion in the issuing entity or Chase USA will be required to increase the Invested Amount of an existing collateral certificate as described in “—Addition of Assets.” If Chase USA is unable to designate additional collateral certificates or credit card receivables for inclusion in the issuing entity or Chase USA fails to increase the Invested Amount of an existing collateral certificate when required to do so, an early amortization event will occur with respect to the notes.

Minimum Pool Balance

The “Pool Balance” for any month is comprised of (1) the Invested Amount of any outstanding collateral certificates included in the issuing entity at the end of the month plus (2) the amount of principal receivables in the issuing entity at the end of the month plus (3) the amount on deposit in the excess funding account at the end of the month.

In addition to the Required Transferor Amount requirement, the issuing entity will have a Minimum Pool Balance requirement.

The “Minimum Pool Balance” for any month will generally be an amount equal to the sum of (1) for all notes in their revolving period, the sum of the Nominal Liquidation Amounts of those notes as of the close of business on the last day of that month and (2) for all notes in their amortization period, the sum of the Nominal Liquidation Amounts of those notes as of the close of business on the last day of the most recent revolving period for each of those notes, excluding any notes which will be paid in full on the applicable payment date for those notes in the following month and any notes which will have a Nominal Liquidation Amount of zero on the applicable payment date for those notes in the following month.

If, for any month, the Pool Balance is less than the Minimum Pool Balance for the prior month, Chase USA will be required to designate additional collateral certificates or credit card receivables for inclusion in the issuing entity or Chase USA will be required to increase the Invested Amount of an existing collateral certificate as described in “—Addition of Assets.” If Chase USA is unable to designate additional collateral certificates or credit card receivables for inclusion in the issuing entity or if Chase USA fails to increase the Invested Amount of an existing collateral certificate when required to do so, an early amortization event will occur with respect to the notes. See “The Notes—Redemption and Early Amortization of Notes; Early Amortization Events.”

Allocations of Amounts to the Excess Funding Account and Allocations of Amounts on Deposit in the Excess Funding Account

With respect to each month, if (1) the Transferor Amount is, or as a result of a payment would become, less than the Required Transferor Amount or (2) the Pool Balance is, or as a result of a payment would become, less than the Minimum Pool Balance, the collateral agent will, at the direction of the servicer, allocate Principal Collections that would otherwise have been paid to the holder of the Transferor Certificate to the excess funding account in an amount equal to the greater of the amount by which the Transferor Amount would be less than the Required Transferor Amount and the amount by which the Pool Balance would be less than the Minimum Pool Balance, each determined with respect to the related month.

Amounts on deposit in the excess funding account will be treated as Shared Excess Available Principal Collections and, to the extent required, allocated to each series of notes in accordance with the applicable indenture supplement. Any remaining amounts on deposit in the excess funding account in excess of the amount required to be treated as Shared Excess Available Principal Collections for a month will be released to the holder of the Transferor Certificate in accordance with the related indenture supplement to the extent that after the release (1) the Transferor Amount is equal to or greater than the Required Transferor Amount and (2) the Pool Balance is equal to or greater than the Minimum Pool Balance.

Increases in the Invested Amount of an Existing Collateral Certificate

The Invested Amount of any existing collateral certificate included in the issuing entity may be increased by Chase USA on any Business Day in connection with the issuance of an additional series, class or tranche of notes or an increase of the Transferor Amount.

Increases in the Invested Amount of an existing collateral certificate included in the issuing entity will be funded from the proceeds of the issuance of an additional series, class or tranche of notes or funded by the transferor, which funding may be in cash or through an increase in the Transferor Amount.

Notwithstanding the descriptions of increases in the Invested Amount of any existing collateral certificate included in the issuing entity in the two prior paragraphs, the Invested Amount of an existing collateral certificate will not be increased if an early amortization event has occurred as a result of a failure to transfer additional assets to the issuing entity or a failure to increase the Invested Amount of an existing collateral certificate included in the issuing entity at a time when the Pool Balance for the prior month is less than the Minimum Pool Balance for the prior month, and if increasing the Invested Amount of or reinvesting in that collateral certificate would result in a reduction in the allocation percentage applicable for principal collections for that collateral certificate.

Addition of Assets

Chase USA will have the right, from time to time, (1) to designate additional revolving credit card accounts to have their credit card receivables transferred to the issuing entity, (2) to transfer one or more additional collateral certificates to the issuing entity or (3) to increase the Invested Amount of an existing collateral certificate included in the issuing entity. You are not entitled to receive prior notice from Chase USA of any addition of credit card accounts or collateral certificates to the issuing entity or of the increase in the Invested Amount of any existing collateral certificates included in the issuing entity. Chase USA will be required to designate additional revolving credit card accounts, transfer additional collateral certificates, or increase the Invested Amount of any existing collateral certificates included in the issuing entity, if on any Determination Date, (1) the Transferor Amount is less than the Required Transferor Amount for the prior month, or (2) the Pool Balance is less than the Minimum Pool Balance for the prior month. If Chase USA fails to maintain certain short-term credit ratings as described in the transfer and servicing agreement, the Transferor Amount and the Pool Balance will be determined on a daily basis in accordance with a method to be determined by the transferor, subject to receipt of written confirmation from each Rating Agency that has rated any outstanding notes that the method of determination will not result in the withdrawal or downgrade of its then-current rating of any outstanding notes.

Each additional revolving credit card account must be an Issuing Entity Eligible Account and each additional collateral certificate must be an Issuing Entity Eligible Collateral Certificate at the time of its transfer. However, additional collateral certificates, if any, may not be of the same credit quality as the existing collateral certificate and credit card receivables arising in additional revolving credit card accounts, if any, may not be of the same credit quality as the credit card receivables arising in revolving credit card accounts already included in the issuing entity. Additional revolving credit card accounts may have been originated by Chase USA or an affiliate using credit criteria different from those which were applied to the revolving credit card accounts already included in the issuing entity or may have been acquired by Chase USA from a third-party financial institution which may have used different credit criteria from those applied to the revolving credit card accounts already included in the issuing entity.

The transfer by Chase USA to the issuing entity of additional collateral certificates or credit card receivables arising in additional revolving credit card accounts or, with respect to the first bullet point below, the increase by Chase USA of the Invested Amount of an existing collateral certificate, is subject to the following conditions, among others:

•

Chase USA must give written notice to the owner trustee, the indenture trustee, the servicer, the collateral agent and each Rating Agency that has rated any outstanding series, class or tranche of notes, unless the notice requirement is waived, that the additional collateral certificates and/or additional revolving credit card accounts will be included in the issuing entity or that the Invested Amount of an existing collateral certificate is going to be increased;

•

Chase USA will have delivered to the collateral agent and the servicer a written assignment for the additional collateral certificates or additional revolving credit card accounts and Chase USA will have delivered to the collateral agent a true and complete list of the additional revolving credit card accounts in the form of a computer file, microfiche list, CD-ROM or such other form as is agreed upon between Chase USA and the collateral agent;

•

Chase USA, as servicer, will represent and warrant that (x) (1) each additional revolving credit card account is an Issuing Entity Eligible Account or (2) each additional collateral certificate is an Issuing Entity Eligible Collateral Certificate and (y) Chase USA is not insolvent;

•

the acquisition by the issuing entity of the credit card receivables arising in the additional revolving credit card accounts or of the additional collateral certificate will not, in the reasonable belief of Chase USA, (1) result in the occurrence of an early amortization event or event of default with respect to any series, class or tranche of notes then outstanding, (2) have a material adverse effect on the amount of funds available to be distributed to holders of any series, class or tranche of notes or the timing of those distributions or (3) adversely affect the security interest of the collateral agent;

•

the assignment to the issuing entity of the credit card receivables arising in the additional revolving credit card accounts or of the additional collateral certificate constitutes (1) a valid sale, transfer and assignment to the issuing entity of all right, title and interest in the credit card receivables or collateral certificate, as applicable, or (2) a grant of a “security interest” (as defined in the UCC) in the credit card receivables or collateral certificate, as applicable, to the issuing entity;

•

if, with respect to any three-month period, the aggregate number of additional revolving credit card accounts designated to have their credit card receivables included in the issuing entity equals or exceeds 15%—or with respect to any twelve-month period, 20%—of the aggregate number of revolving credit card accounts designated for inclusion in the issuing entity as of the first day of that period, the collateral agent will have received notice that no Rating Agency will withdraw or downgrade its then-current ratings on any outstanding series, class or tranche of notes as a result of the addition;

•

if so notified by any Rating Agency that has rated any outstanding series, class or tranche of notes that the Rating Agency has elected to confirm existing ratings prior to a transfer of additional collateral certificates, the collateral agent will have received notice that on or prior to the applicable addition date, the Rating Agency will not withdraw or downgrade its then-current ratings on any outstanding series, class or tranche of notes as a result of the proposed transfer of additional collateral certificates;

•

Chase USA and the issuing entity will have delivered to the owner trustee, and the issuing entity will have delivered to the collateral agent, an officer’s certificate confirming the items described above; and

•

Chase USA will have delivered to the indenture trustee, with a copy to each Rating Agency that has rated any outstanding notes, an opinion of counsel stating that the provisions of the written assignment are effective to create, in favor of the collateral agent, a valid security interest in all of Chase USA’s right, title and interest in and to that portion of the additional revolving credit card accounts.

Removal of Assets

Chase USA may, but will not be obligated to, designate certain credit card accounts and the credit card receivables in those credit card accounts for removal from the assets of the issuing entity. You are not entitled to receive prior notice from Chase USA of any removal of credit card accounts from the issuing entity.

Chase USA will be permitted to designate for removal from the issuing entity and require reassignment to it, of credit card receivables arising under revolving credit card accounts only upon satisfaction of the following conditions:

•

the removal of any credit card receivables arising in any removed revolving credit card accounts will not, in the reasonable belief of Chase USA, (1) result in the occurrence of an early amortization event or event of default with respect to any series, class or tranche of notes then outstanding, (2) have a material adverse effect on the amount of funds available to be distributed to holders of any series, class or tranche of notes or the timing of those distributions or (3) adversely affect the security interest of the collateral agent, or cause the Transferor Amount to be less than the Required Transferor Amount or the Pool Balance to be less than the Minimum Pool Balance for the month in which the removal occurs;

•

Chase USA will have delivered to the issuing entity and the issuing entity will have delivered to the collateral agent, for execution a written assignment and Chase USA shall have delivered, within 5 Business Days after the removal date, or as otherwise agreed upon between Chase USA and the collateral agent, a true and complete list, in the form of a computer file, microfiche list, CD-ROM or such other form as is agreed upon between Chase USA and the owner trustee, of all removed accounts designated by the written assignment identified by account number and the aggregate amount of credit card receivables outstanding in each removed account;

•	Chase USA, as servicer, will represent and warrant that (1) a random selection procedure was used by the servicer in selecting the removed revolving credit card accounts and only one removal of randomly selected revolving credit card accounts will occur in the then-current month, (2) the removed revolving credit card accounts arose pursuant to an affinity, private-label, agent-bank, co-branding or other arrangement with a third party that has been cancelled by that third party or has expired without renewal and which by its terms permits the third party to repurchase the revolving credit card accounts subject to that arrangement upon that cancellation or non-renewal and the third party has exercised that repurchase right or (3) the removed revolving credit card accounts were selected using another method that will not preclude transfers from being accounted for as sales under generally accepted accounting principles that were in effect prior to November 15, 2009 or prevent the trust from continuing to qualify as a qualifying special purpose entity in accordance with FASB’s guidance with regard to accounting for the transfers and servicing of financial assets that was in effect prior to November 15, 2009 (provided that due to changes in generally accepted accounting principles, the concept of qualifying special purpose entities has been eliminated and transfers may now be precluded from sale accounting treatment, see “Risk Factors—Changes in accounting standards have resulted in the assets and liabilities of the issuing entity and the First USA master trust being consolidated on the balance sheet of Chase USA”);

•

on or prior to the removal date, if the removed revolving credit card accounts were selected as specified in clause (3) of the preceding bullet point, Chase USA will have received confirmation from each Rating Agency that has rated any outstanding series, class or tranche of notes that the proposed removal will not result in a withdrawal or downgrade of its then-current ratings for any outstanding series, class or tranche of notes; and

•	Chase USA and the issuing entity will have delivered to the owner trustee and the collateral agent officer’s certificates confirming the items set forth above.

Discount Receivables

With 30 days’ prior written notice to the servicer, the collateral agent, the owner trustee, the indenture trustee and each Rating Agency that has rated any outstanding notes, and without notice to or consent from the noteholders, Chase USA may designate a percentage (referred to as the “yield factor”), which may be a fixed percentage or a variable percentage based on a formula, of the amount of principal receivables arising in credit card accounts designated for inclusion in the issuing entity to be treated after the designation, or for the period specified, as finance charge receivables. The designation of the yield factor will take effect at the time specified in the notice unless, in the reasonable belief of Chase USA, it would cause an early amortization event or event of default with respect to any series, class or tranche of notes. After the designation takes effect, the product of the yield factor and newly-generated principal receivables (or receivables generated during the specified period) will be treated as finance charge receivables and referred to as discount receivables, and in processing collections of principal receivables, the product of the yield factor and collections of newly-generated principal receivables (or receivables generated during the specified period) will be treated as Finance Charge Collections. Chase USA may, from time to time, increase, reduce or eliminate the yield factor, without notice to or consent from the noteholders. See “Chase USA’s Credit Card Portfolio—Discounting” in this prospectus for information on Chase USA’s current designation of the yield factor.

Issuing Entity Bank Accounts

The issuing entity has established a collection account for the purpose of receiving amounts collected on the credit card receivables designated for inclusion in the issuing entity and the First USA Collateral Certificate and amounts collected on the other assets in the issuing entity, including additional collateral certificates that may be transferred at a later date.

The issuing entity has also established an excess funding account for the purpose of depositing Principal Collections that would otherwise be paid to Chase USA, as holder of the Transferor Certificate, at a time when payments of those Principal Collections to Chase USA would cause the Transferor Amount to be less than the Required Transferor Amount or the Pool Balance to be less than the Minimum Pool Balance.

In connection with the notes, the issuing entity has also established a principal funding account and an interest funding account for the benefit of the notes, which will have subaccounts for each tranche of notes, and a Class C reserve account solely for the benefit of the Class C notes, which will have subaccounts for each tranche of Class C notes.

If so specified in the accompanying prospectus supplement, the issuing entity may direct the indenture trustee to cause the collateral agent to establish and maintain in the name of the collateral agent additional supplemental accounts for any series, class or tranche of notes for the benefit of the indenture trustee, the collateral agent and the related noteholders.

The supplemental accounts described in this section are also referred to as issuing entity bank accounts. Amounts maintained in issuing entity bank accounts may only be invested in CHAIT Permitted Investments.

Each month, collections allocated to the First USA Collateral Certificate, the Issuing Entity Receivables and any other assets in the issuing entity will first be deposited into the collection account, and then will be allocated among each series of notes secured by the assets in the issuing entity and Chase USA, as holder of the Transferor Certificate. Amounts on deposit in the collection account for the benefit of the holders of the notes will then be allocated to the applicable principal funding account, interest funding account Class C reserve account and any other supplemental account for each class of notes for the purposes described in “Deposit and Application of Funds in the Issuing Entity.”

Funds on deposit in the principal funding account and the interest funding account will be used to make payments of principal of and interest on the notes when those payments are due. Payments of interest and principal will be due in the month when the funds are deposited into the accounts, or in later months. If interest on a tranche of notes is not scheduled to be paid every month, the issuing entity will deposit accrued interest amounts funded from Available Finance Charge Collections into the interest funding subaccount for that tranche to be held until the interest is due. See “Deposit and Application of Funds in the Issuing Entity—Targeted Deposits of Available Finance Charge Collections to the Interest Funding Account.”

If the earnings on funds in the principal funding subaccount with respect to a tranche of notes are less than the interest payable on the portion of the outstanding dollar principal amount of that tranche, Segregated Finance Charge Collections will be allocated to the notes up to the amount of the shortfall and treated as Available Finance Charge Collections to be applied as described in “Deposit and Application of Funds in the Issuing Entity—Available Finance Charge Collections” and “—Segregated Finance Charge Collections.”

Transferor Representations and Warranties

Chase USA, as transferor, has made and will make certain representations and warranties to the issuing entity to the effect that, among other things, as of (1) each date of issuance of a tranche of notes, (2) each date the Invested Amount of the existing collateral certificate is increased and (3) each date additional revolving credit card accounts are designated to have their credit card receivables transferred to the issuing entity or one or more additional collateral certificates are transferred to the issuing entity:

•	the transferor is an entity duly organized, validly existing and in good standing and has the authority to perform its obligations under the transfer and servicing agreement;

•

the execution and delivery of the transfer and servicing agreement has been duly authorized, and will not conflict with or result in a breach of any of the material terms of or constitute a material default under any instrument to which the transferor is a party or by which its properties are bound;

•

there are no proceedings or investigations pending or, to the best knowledge of the transferor, threatened against the transferor before any governmental authority asserting the invalidity of the transfer and servicing agreement, seeking to prevent the consummation of any of the transactions contemplated by the transfer and servicing agreement or seeking any determination that would materially and adversely affect the validity or enforceability of the transfer and servicing agreement;

•	the transferor has received all consents required in connection with the transactions contemplated by the transfer and servicing agreement; and

•	the execution of the transfer and servicing agreement will not constitute a violation of any requirements of law applicable to the transferor.

The transferor will also represent and warrant, among other things, that:

•

as of each date that (1) a new credit card receivable is transferred to the issuing entity, (2) additional revolving credit card accounts are designated to have their credit card receivables transferred to the issuing entity, and (3) one or more additional collateral certificates are transferred to the issuing entity, the transfer and servicing agreement and any related written assignment, each constitutes a legal, valid and binding obligation of the transferor;

•

as of each date of issuance of a series, class or tranche of notes, the transfer and servicing agreement and the First USA Master Trust Agreement each constitutes a legal, valid and binding obligation of the transferor;

•

as of each date the Invested Amount of an existing collateral certificate is increased, the transfer and servicing agreement and the First USA Master Trust Agreement each constitutes a legal, valid and binding obligation of the transferor;

•

as of each date additional revolving credit card accounts are designated to have their credit card receivables transferred to the issuing entity, the initial issuance date of the First USA Collateral Certificate and each date one or more additional collateral certificates are transferred to the issuing entity, the information contained in the transfer and servicing agreement describing those credit card accounts and/or collateral certificates that are transferred to the issuing entity is true and correct in all material respects;

•

as of each date a new credit card receivable is transferred to the issuing entity, the initial issuance date of the First USA Collateral Certificate, each date the Invested Amount of an existing collateral certificate is increased, each date additional revolving credit card accounts are designated to have their credit card receivables transferred to the issuing entity and each date one or more additional collateral certificates are transferred to the issuing entity, (1) the transferor owns and has good and marketable title to that credit card receivable, collateral certificate, or increased Invested Amount of a collateral certificate, and that credit card receivable, collateral certificate, or increased Invested Amount of a collateral certificate will be transferred to the issuing entity by the transferor free and clear of any lien (other than any lien for municipal or local taxes if those taxes are due and payable or if the transferor is contesting the validity of those taxes and has set aside adequate reserves), claim or encumbrance by any person and in compliance with all requirements of law and (2) all authorizations, consents, orders or approvals or registrations or declarations have been obtained, effected or given by the transferor in connection with the transfer of the credit card receivables and/ or collateral certificates or the increased Invested Amount of a collateral certificate;

•

as of the initial issuance date of the First USA Collateral Certificate, each date the Invested Amount of an existing collateral certificate is increased, each date additional revolving credit card accounts are designated to have their credit card receivables transferred to the issuing entity, each date one or more additional collateral certificates are transferred to the issuing entity and each date of issuance of a series, class or tranche of notes, the transfer and servicing agreement constitutes a valid sale, transfer and assignment to the issuing entity of all right, title and interest of the transferor in and to the First USA Collateral Certificate, the increased Invested Amount of a collateral certificate, any credit card receivables existing on that addition date or thereafter created and any additional collateral certificate or a valid and continuing first priority perfected security interest in the First USA Collateral Certificate, the increased Invested Amount of that collateral certificate, any credit card receivables existing on that addition date or thereafter created and those additional collateral certificates;

•

as of the initial issuance date of the FUSA Collateral Certificate, each date the Invested Amount of the FUSA Collateral Certificate is increased, each date additional revolving credit card accounts are designated to have their credit card receivables transferred to the issuing entity, each date one or more collateral certificates are transferred to the issuing entity and each date of issuance of a series, class or tranche of notes, other than the security interest granted to the issuing entity pursuant to the transfer and servicing agreement or any other security interest that has been terminated, the transferor has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed the relevant credit card receivables or collateral certificate, as applicable;

•

as of each date the Invested Amount of the FUSA Collateral Certificate is increased, each date one or more collateral certificates are transferred to the issuing entity and each date of issuance of a series, class or tranche of notes, any collateral certificate included in the issuing entity constitutes a “certificated security” within the meaning of the applicable UCC;

•

as of the date additional revolving credit card accounts are designated to have their credit card receivables transferred to the issuing entity, (1) each related additional revolving credit card account is an Issuing Entity Eligible Account, and (2) each credit card receivable contained in that additional credit card account and each new credit card receivable transferred to the issuing entity by the transferor is, as of the designation date for the revolving credit card account or the date of the creation of that new credit card receivable, as applicable, an Issuing Entity Eligible Receivable and constitutes an “account” within the meaning of the applicable UCC and no selection procedure believed to be materially adverse to the interest of the holders of notes has been used in selecting those credit card accounts designated to have their credit card receivables transferred to the issuing entity; and

•

as of the initial issuance date of the First USA Collateral Certificate, each date the Invested Amount of an existing collateral certificate included in asset pool one is increased and each date one or more additional collateral certificates are transferred to the issuing entity, the existing collateral certificate or each additional collateral certificate, as applicable, is an Issuing Entity Eligible Collateral Certificate.

If a breach of any representation and warranty described above occurs which has a material and adverse effect on the related collateral certificate or credit card receivable, then—unless the representations and warranties become true and correct in all material respects within 60 days, or a longer period, not in excess of 120 days, as may be agreed to by the indenture trustee, the collateral agent and the servicer, after the earlier to occur of the discovery of the breach by the transferor who conveyed the affected collateral certificate or credit card receivable to the issuing entity or receipt by the transferor of written notice of the breach given by the owner trustee, the indenture trustee, the collateral agent or the servicer—the transferor will accept reassignment of the Ineligible Collateral Certificate or Ineligible Receivable, as applicable. The transferor will accept reassignment of each Ineligible Collateral Certificate upon delivery to it of the Ineligible Collateral Certificate with a valid assignment by the collateral agent who will then direct the servicer to (1) deduct the invested amount of each Ineligible Collateral Certificate from the Pool Balance and (2) decrease the Transferor Amount by the invested amount of the Ineligible Collateral Certificate. The transferor will accept reassignment of each Ineligible Receivable by directing the servicer to (1) deduct the principal balance of each Ineligible Receivable from the Pool Balance and (2) decrease the Transferor Amount by the principal balance of the Ineligible Receivable.

If the exclusion of an Ineligible Collateral Certificate or an Ineligible Receivable from the calculation of the Transferor Amount would cause the Transferor Amount to be reduced below the Required Transferor Amount or the Pool Balance to be reduced below the Minimum Pool Balance or would otherwise not be permitted by law, the transferor who conveyed the Ineligible Collateral Certificate or Ineligible Receivable will immediately, but in no event later than 10 Business Days after that event, make a deposit in the excess funding account in immediately available funds in an amount equal to the amount by which the Transferor Amount would be reduced below the Required Transferor Amount or the Pool Balance would be reduced below the Minimum Pool Balance.

If:

•

(1) a breach of the representation and warranty relates to prior liens or a credit card receivable is not an Issuing Entity Eligible Receivable or a collateral certificate is not an Issuing Entity Eligible Collateral Certificate, and (2) any of the following three conditions is met:

•

as a result of that breach or event, that credit card receivable is charged off as uncollectible or the issuing entity’s rights in, to or under that collateral certificate or credit card receivable or its proceeds are impaired or the proceeds of that collateral certificate or credit card receivable are not available for any reason to the issuing entity free and clear of any lien; or

•

a lien upon that credit card receivable or collateral certificate arises in favor of the United States of America or any state or any agency or instrumentality thereof and involves taxes or liens arising under Title IV of the Employee Retirement Income Security Act of 1974, as amended, referred to in this prospectus as “ERISA”, or has been consented to by the transferor; or

•	with respect to that credit card receivable, the transferor has taken an action that causes that credit card receivable to be deemed to be an Ineligible Receivable;

then, upon the earlier to occur of the discovery of the breach or event by the transferor or the servicer or receipt by the transferor of written notice of the breach or event given by the indenture trustee, the collateral agent or the owner trustee, the transferor will accept reassignment of that credit card receivable or that collateral certificate on the terms and conditions set forth above.

Sale of Assets

Assets may be sold upon an event of default and acceleration with respect to a tranche of notes and will be sold on the legal maturity date of a tranche of notes so long as the conditions described in “The Notes—Events of Default” and “The Notes—Events of Default Remedies” are satisfied, and with respect to subordinated notes, only to the extent that payment is permitted by the subordination provisions of the senior notes. None of the transferor, any affiliate of the transferor or any agent of the transferor will be permitted to purchase assets if a sale occurs or to participate in any vote with respect to that sale.

A sale will take place at the option of the indenture trustee or at the direction of the holders of more than 66 2/3% of the outstanding dollar principal amount of notes of that tranche. However, a sale will only be permitted if at least one of the following conditions is met:

•	the holders of more than 90% of the aggregate outstanding dollar principal amount of the accelerated tranche of notes consent;

•	the net proceeds of that sale, plus amounts on deposit in the applicable subaccounts would be sufficient to pay all amounts due on the accelerated tranche of notes; or

•

if the indenture trustee determines that the funds to be allocated to the accelerated tranche of notes including Available Finance Charge Collections and Available Principal Collections allocated to the accelerated tranche of notes and amounts on deposit in the applicable subaccounts may not be sufficient to make payments on the accelerated tranche of notes when due and the holders of more than 66 2/3% of the outstanding dollar principal amount of the accelerated tranche of notes consent to the sale.

Any sale of assets for a tranche of subordinated notes may be delayed for that tranche but not beyond the legal maturity date for that tranche of subordinated notes if the subordination provisions prevent payment of the accelerated tranche. Such sale will be delayed until (1) a sufficient amount of the senior notes are prefunded, (2) enough senior notes are repaid, or (3) a sufficient amount of new subordinated notes have been issued, and the tranche of subordinated notes that is to be accelerated is no longer needed to provide the required subordination for the senior notes. If a tranche of senior notes directs a sale of assets, then after the sale, that tranche will no longer be entitled to subordination from subordinated notes.

If principal of or interest on a tranche of notes has not been paid in full on its legal maturity date, after giving effect to any adjustments, deposits and distributions to be made on that date, a sale of assets will automatically take place on that date regardless of the subordination requirements of any senior notes. Proceeds from the sale and amounts on deposit in issuing entity bank accounts related to that tranche will be immediately paid to the noteholders of that tranche.

In connection with any sale of assets for notes that have been accelerated or have reached their legal maturity date, the principal amount of assets sold will, in the aggregate, not exceed 105% of the Nominal Liquidation Amount of the accelerated notes, and in no event more than an amount of assets equal to the sum of:

•	the product of:

•	the Transferor Percentage;

•	the aggregate outstanding Pool Balance; and

•

a fraction, the numerator of which is the CHASEseries Floating Allocation Percentage and the denominator of which is the sum of the CHASEseries Noteholder Percentages for the allocation of Finance Charge Collections; and

•	the Nominal Liquidation Amount of the affected tranche of notes.

The Nominal Liquidation Amount of any tranche of notes will be automatically reduced to zero upon the occurrence of the sale. After the sale, Available Principal Collections and Available Finance Charge Collections will no longer be allocated to that tranche. If a tranche of senior notes directs a sale of assets, then after the sale that tranche will no longer be entitled to credit enhancement from subordinated notes. Tranches of notes that have directed sales of assets are not considered outstanding under the indenture.

After giving effect to a sale of assets for a tranche of notes, the amount of proceeds on deposit in a principal funding account or subaccount may be less than the outstanding dollar principal amount of that tranche. This deficiency can arise because of a Nominal Liquidation Amount Deficit or if the sale price for the assets was less than the outstanding dollar principal amount and accrued, past due and additional interest of that tranche. These types of deficiencies will not be reimbursed unless, in the case of Class C notes, there are sufficient amounts on deposit in the related Class C reserve subaccount.

Any amount remaining on deposit in the interest funding subaccount for a tranche of notes that has received final payment as described in “The Notes—Final Payment of the Notes” and that has caused a sale of assets will be treated as Available Finance Charge Collections and be allocated as described in “Deposit and Application of Funds in the Issuing Entity—Application of Available Finance Charge Collections.”

Deposit and Application of Funds in the Issuing Entity

The asset pool one supplement specifies how Finance Charge Collections, Principal Collections, the Default Amount and the Servicing Fee will be allocated among the outstanding series of notes and the Transferor Certificate. The CHASEseries indenture supplement specifies how Available Finance Charge Collections, which are the notes’ share of Finance Charge Collections plus other amounts treated as Available Finance Charge Collections, and Available Principal Collections, which is the notes’ share of Principal Collections plus other amounts treated as Available Principal Collections, will be deposited into the issuing entity bank accounts established for the notes to provide for the payment of principal of and interest on the notes as payments become due. The following sections summarize those provisions.

For a detailed description of the percentage used by the collateral agent, at the direction of the servicer, in allocating Finance Charge Collections, the Default Amount and the Servicing Fee to the notes, see the definition of “CHASEseries Floating Allocation Percentage” in the “Glossary of Defined Terms.” For a detailed description of the percentage used by the collateral agent, at the direction of the servicer, in allocating Principal Collections to the notes, see the definition of “CHASEseries Principal Allocation Percentage” in the “Glossary of Defined Terms.”

Available Finance Charge Collections

Available Finance Charge Collections consist of the following amounts:

•	The notes’ share of Finance Charge Collections. See “Sources of Funds to Pay the Notes—Deposit and Application of Funds in the Issuing Entity.”

•	Investment earnings on amounts on deposit in the principal funding account and the interest funding account of the notes.

•	Segregated Finance Charge Collections allocated to the notes to cover earning shortfalls on funds on deposit in the principal funding account.

•

Any Shared Excess Available Finance Charge Collections from other series in Shared Excess Available Finance Charge Collections Group A allocated to the notes. See “—Shared Excess Available Finance Charge Collections.”

•	Any amounts to be treated as Available Finance Charge Collections pursuant to any terms document.

After a sale of assets as described in “Sources of Funds to Pay the Notes—Sale of Assets,” any amount on deposit in the interest funding subaccount for the related class or tranche of notes remaining after payment to that class or tranche will be treated as Available Finance Charge Collections for the benefit of other classes or tranches of notes and that class or tranche will not be entitled to any Available Finance Charge Collections. See “The First USA Master Trust—Application of Collections.”

Application of Available Finance Charge Collections

Each month, the indenture trustee, at the direction of the servicer, will apply Available Finance Charge Collections for the prior month as follows:

•

first, on the applicable Note Transfer Date for each tranche of notes, to make the targeted deposits to the interest funding account to fund the payment of interest on the notes as described in “—Allocation to Interest Funding Subaccounts;”

•	second, on the First Note Transfer Date, to pay the Servicing Fee for the prior month, plus any previously due and unpaid Servicing Fee;

•	third, on the First Note Transfer Date, to be treated as Available Principal Collections in an amount equal to the CHASEseries Default Amount for the prior month;

•	fourth, on the First Note Transfer Date, to be treated as Available Principal Collections in an amount equal to the aggregate Nominal Liquidation Amount Deficit, if any, of the notes;

•	fifth, on the applicable Note Transfer Date for each tranche of Class C Notes, to make the targeted deposit to the Class C reserve account, if any;

•	sixth, on the applicable Note Transfer Date, to make any other payments or deposits required for any tranche of notes;

•	seventh, on the First Note Transfer Date, to be treated as Shared Excess Available Finance Charge Collections;

•

eighth, to be applied as Unapplied Excess Finance Charge Collections from Shared Excess Available Finance Charge Collections Group A as described in “—Unapplied Excess Finance Charge Collections and Unapplied Master Trust Level Excess Finance Charge Collections”; and

•	ninth, on the First Note Transfer Date, to Chase USA, as transferor.

Application of Available Finance Charge Collections

Targeted Deposits of Available Finance Charge Collections to the Interest Funding Account

The aggregate deposit targeted to be made each month to the interest funding account will be equal to the sum of the interest funding account deposits targeted to be made for that month for each tranche of notes. The interest funding account deposit targeted for any month will also include any shortfall in the targeted deposit from any prior month which has not been previously deposited.

•

Interest Payments.    The deposit targeted for any tranche of outstanding interest bearing notes for any month, to be deposited on the applicable Note Transfer Date, will be equal to the amount of interest accrued on the outstanding dollar principal amount of that tranche during the period from and including the Monthly Interest Accrual Date in that month—or in the case of the first Monthly Interest Accrual Date, from and including the date of issuance of that tranche—to but excluding the Monthly Interest Accrual Date in the following month.

•

Discount Notes.    The deposit targeted for a tranche of discount notes for any month will be the amount of accretion of principal of that tranche from and including the Monthly Principal Accrual Date in that month—or in the case of the first Monthly Principal Accrual Date, from and including the date of issuance of that tranche—to but excluding the Monthly Principal Accrual Date in the following month.

•

Specified Deposits.    If the terms document relating to any tranche of notes provides for deposits in addition to or different from the deposits described above to be made to the interest funding subaccount for that tranche, the deposits targeted for that tranche for any month will be the specified amounts.

•

Additional Interest.    Unless otherwise specified in the terms document relating to any tranche of notes, the deposit targeted for any tranche of notes for any month that has accrued and overdue interest for that month will include the interest accrued on the overdue interest during the period from and including the Monthly Interest Accrual Date in that month to but excluding the Monthly Interest Accrual Date in the following month.

Each deposit to the interest funding account for each month will be made on the applicable Note Transfer Date for that tranche of notes in the following month. A tranche of notes may be entitled to more than one of the preceding deposits, plus deposits from other sources.

A class or tranche of notes for which assets have been sold by Chase USA as described in “Sources of Funds to Pay the Notes—Sale of Assets” will not be entitled to receive any of the above deposits to be made from Available Finance Charge Collections after the sale has occurred.

Allocation to Interest Funding Subaccounts

The aggregate amount on deposit in the interest funding account will be allocated, and a portion deposited in the interest funding subaccount established for each tranche of notes on each applicable Note Transfer Date, as follows:

•

Available Finance Charge Collections are at least equal to or greater than targeted amounts.    If Available Finance Charge Collections are at least equal to or greater than the sum of the deposits targeted by each tranche of notes as described above, then that targeted amount will be deposited in the interest funding subaccount established for each tranche of notes on the applicable Note Transfer Date.

•

Available Finance Charge Collections are less than targeted amounts.    If Available Finance Charge Collections are less than the sum of the deposits targeted by each tranche of notes as described above, then Available Finance Charge Collections will be allocated as follows:

•	first, to cover the deposits with respect to and payments to the Class A notes, pro rata,

•	second, to cover the deposits with respect to and payments to the Class B notes, pro rata, and

•	third, to cover the deposits with respect to and payments to the Class C notes, pro rata.

In each case, Available Finance Charge Collections allocated to a class of notes will be allocated to each tranche of notes within that class pro rata based on the ratio of:

•	the aggregate amount of the deposits and payments targeted with respect to that tranche, to

•	the aggregate amount of the deposits and payments targeted with respect to all tranches of notes in that class.

Allocations of Reductions from Charge-Offs

On each First Note Transfer Date when there is a charge-off for an uncovered CHASEseries Default Amount for the prior month, that reduction will be allocated, and reallocated, on that date to each tranche of notes as described below.

Initially, the amount of the charge-off will be allocated to each tranche of outstanding notes pro rata based on the ratio of the Nominal Liquidation Amount used for that tranche in the calculation of the CHASEseries Floating Allocation Percentage for the prior month to the aggregate Nominal Liquidation Amount used in the calculation of the CHASEseries Floating Allocation Percentage for that month.

Immediately afterwards, the amount of charge-offs allocated to the Class A notes and Class B notes will be reallocated to the Class C notes as described below, and the amount of charge-offs allocated to the Class A notes and not reallocated to the Class C notes because of the limits described below will be reallocated to the Class B notes as described below. In addition, charge-offs initially allocated to the Class B notes and charge-offs allocated to the Class A notes which are reallocated to Class B notes because of Class C usage limitations can be reallocated to Class C notes if permitted as described below. Any amount of charge-offs which cannot be reallocated to subordinated notes as a result of the limits described below will reduce the Nominal Liquidation Amount of the tranche of notes to which it was initially allocated.

For each tranche of notes, the Nominal Liquidation Amount of that tranche will be reduced by an amount equal to the charge-offs which are allocated or reallocated to that tranche less the amount of charge-offs that are reallocated from that tranche to subordinated notes.

Limitations on Reallocations of Charge-Offs to a Tranche of Class C Notes from Tranches of Class A Notes and Class B Notes

No reallocations of charge-offs from a tranche of Class A notes to Class C notes may cause that tranche’s Class A Usage of Class C Required Subordinated Amount to exceed that tranche’s Class A required subordinated amount of Class C notes.

No reallocations of charge-offs from a tranche of Class B notes to Class C notes may cause that tranche’s Class B Usage of Class C Required Subordinated Amount to exceed that tranche’s Class B required subordinated amount of Class C notes.

The amount permitted to be reallocated to tranches of Class C notes will be applied to each tranche of Class C notes pro rata based on the ratio of the Nominal Liquidation Amount used for that tranche of Class C notes in the calculation of the CHASEseries Floating Allocation Percentage for the prior month to the Nominal Liquidation Amount of all Class C notes used in the calculation of the CHASEseries Floating Allocation Percentage for the prior month.

No reallocation will reduce the Nominal Liquidation Amount of any tranche of Class C notes below zero.

Limitations on Reallocations of Charge-Offs to a Tranche of Class B Notes from Tranches of Class A Notes

No reallocations of charge-offs from a tranche of Class A notes to Class B notes may cause that tranche’s Class A Usage of Class B Required Subordinated Amount to exceed that tranche’s Class A required subordinated amount of Class B notes.

The amount permitted to be reallocated to tranches of Class B notes will be applied to each tranche of Class B notes pro rata based on the ratio of the Nominal Liquidation Amount used for that tranche of Class B notes in the calculation of the CHASEseries Floating Allocation Percentage for the prior month to the Nominal Liquidation Amount of all Class B notes used in the calculation of the CHASEseries Floating Allocation Percentage for the prior month.

No reallocation will reduce the Nominal Liquidation Amount of any tranche of Class B notes below zero.

Allocations of Reimbursements of Nominal Liquidation Amount Deficits

If there are Available Finance Charge Collections available to reimburse any Nominal Liquidation Amount Deficits on any First Note Transfer Date, those funds will be allocated as follows:

•	first, to the Class A notes;

•	second, to the Class B notes; and

•	third, to the Class C notes.

In each case, Available Finance Charge Collections allocated to a class will be allocated to each tranche of notes within that class pro rata based on the ratio of:

•	the Nominal Liquidation Amount Deficit of that tranche, to

•	the aggregate Nominal Liquidation Amount Deficit of all tranches of that class.

In no event will the Nominal Liquidation Amount of a tranche of notes be increased above the Adjusted Outstanding Dollar Principal Amount of that tranche.

Application of Available Principal Collections

Each month, the indenture trustee, at the direction of the servicer, will apply Available Principal Collections for the prior month as follows:

•

first, if after giving effect to deposits to be made on each applicable Note Transfer Date, Available Finance Charge Collections for the prior month are insufficient to make the full targeted deposit into the interest funding subaccount for any tranche of Class A notes on that applicable Note Transfer Date, then Available Principal Collections for the prior month, in an amount not to exceed the Principal Collections, plus certain other amounts, allocable to the Class B notes and Class C notes for that month, will be allocated, to the extent available, to the interest funding subaccount of each tranche of Class A notes pro rata based on, for each tranche of Class A notes, the lesser of:

•	the amount of the deficiency of the targeted amount to be deposited into the interest funding subaccount of that tranche of Class A notes, and

•

an amount equal to the sum of the Class A Unused Subordinated Amount of Class C notes plus the Class A Unused Subordinated Amount of Class B notes, in each case for that tranche of Class A notes, determined after giving effect to the allocation of charge-offs for any uncovered CHASEseries Default Amount on the First Note Transfer Date;

•

second, if after giving effect to deposits to be made on each applicable Note Transfer Date, Available Finance Charge Collections are insufficient to make the full targeted deposit into the interest funding subaccount for any tranche of Class B notes on that applicable Note Transfer Date, then Available Principal Collections for the prior month, in an amount not to exceed the Principal Collections plus certain other amounts, allocable to the Class B notes and Class C notes for that month, minus the aggregate amount of Available Principal Collections reallocated as described in the preceding paragraph, will be allocated, to the extent available, to the interest funding subaccount of each such tranche of Class B notes pro rata based on, for each tranche of Class B notes, the lesser of:

•	the amount of the deficiency of the targeted amount to be deposited into the interest funding subaccount of that tranche of Class B notes, and

•

an amount equal to the Class B Unused Subordinated Amount of Class C notes for that tranche of Class B notes, determined after giving effect to the allocation of charge-offs for any uncovered CHASEseries Default Amount on the First Note Transfer Date and the reallocation of Available Principal Collections as described in the first paragraph above;

•

third, if after giving effect to deposits to be made on the First Note Transfer Date, Available Finance Charge Collections for the prior month are insufficient to pay the portion of the Servicing Fee allocable to the Class A notes for that month, plus any previously due and the unpaid Servicing Fee allocable to the Class A notes, then Available Principal Collections for the prior month, in an amount not to exceed the Principal Collections, plus certain other amounts, allocable to the Class B notes and Class C notes for that month, minus the aggregate amount of Available Principal Collections reallocated as described in the preceding paragraphs, will be paid to the servicer in an amount equal to, and allocated to each tranche of Class A notes pro rata based on, for each tranche of Class A notes, the lesser of:

•

the amount of the deficiency allocated to that tranche of Class A notes pro rata based on the ratio of the Nominal Liquidation Amount used for that tranche in the calculation of the CHASEseries Floating Allocation Percentage for the prior month to the aggregate Nominal Liquidation Amount used in the calculation of the CHASEseries Floating Allocation Percentage for that month, and

•

an amount equal to the sum of the Class A Unused Subordinated Amount of Class C notes plus the Class A Unused Subordinated Amount of Class B notes, in each case, for that tranche of Class A notes, determined after giving effect to the allocation of charge-offs for any uncovered CHASEseries Default Amount on that First Note Transfer Date and the reallocation of Available Principal Collections as described in the preceding paragraphs;

•

fourth, if after giving effect to deposits to be made on the First Note Transfer Date, Available Finance Charge Collections for the prior month are insufficient to pay the portion of the Servicing Fee allocable to the Class B notes for that month, plus any previously due and unpaid Servicing Fee allocable to the Class B notes, then Available Principal Collections, plus certain other amounts, for the prior month, in an amount not to exceed the Principal Collections allocable to the Class B notes and Class C notes for that month, minus the aggregate amount of Available Principal Collections reallocated as described in the preceding paragraphs, will be paid to the servicer in an amount equal to, and allocated to each tranche of Class B notes pro rata based on, for each tranche of Class B notes, the lesser of:

•	the amount of the deficiency allocated to that tranche of Class B notes pro rata based on the ratio of the Nominal Liquidation Amount used for that tranche in the calculation of the

CHASEseries Floating Allocation Percentage for the prior month to the aggregate Nominal Liquidation Amount used in the calculation of the CHASEseries Floating Allocation Percentage for that month, and

•

an amount equal to the Class B Unused Subordinated Amount of Class C notes for that tranche of Class B notes, determined after giving effect to the allocation of charge-offs for any uncovered CHASEseries Default Amount on that First Note Transfer Date and the reallocation of Available Principal Collections as described in the preceding paragraphs;

•

fifth, on the applicable Note Transfer Dates, to make the targeted deposits to the principal funding subaccounts of all tranches of notes as described in “—Targeted Deposits of Available Principal Collections to the Principal Funding Account”;

•	sixth, on the applicable Note Transfer Date, to be treated as Shared Excess Available Principal Collections for the benefit of all other series;

•

seventh, to be deposited in the excess funding account until the Transferor Amount for the prior monthly period equals or exceeds the Required Transferor Amount for the prior monthly period and the Pool Balance for such prior monthly period equals or exceeds the Minimum Pool Balance for such prior monthly period; and

•	eighth, to be paid to Chase USA, as the transferor.

A tranche of notes for which assets have been sold as described in “Sources of Funds to Pay the Notes— Sale of Assets,” will not be entitled to receive any further allocations of Available Finance Charge Collections, Available Principal Collections or any other assets of the issuing entity.

Application of Available Principal Collections

Reductions to the Nominal Liquidation Amount of Subordinated CHASEseries Notes from Reallocations of Available Principal Collections

Each reallocation of Available Principal Collections deposited to the interest funding subaccount of a tranche of Class A notes described in the first paragraph of “—Application of Available Principal Collections” will reduce the Nominal Liquidation Amount of the Class C notes. However, the aggregate amount of that reduction for each such tranche of Class A notes will not exceed the Class A Unused Subordinated Amount of Class C notes for that tranche of Class A notes.

Each reallocation of Available Principal Collections deposited to the interest funding subaccount of a tranche of Class A notes described in the first paragraph of “—Application of Available Principal Collections” which does not reduce the Nominal Liquidation Amount of Class C notes pursuant to the preceding paragraph will reduce the Nominal Liquidation Amount of the Class B notes. However, the amount of that reduction for each such tranche of Class A notes will not exceed the Class A Unused Subordinated Amount of Class B notes for that tranche of Class A notes and those reductions in the Nominal Liquidation Amount of the Class B notes may be reallocated to the Class C notes if permitted as described below.

Each reallocation of Available Principal Collections deposited to the interest funding subaccount of a tranche of Class B notes described in the second paragraph of “—Application of Available Principal Collections” will reduce the Nominal Liquidation Amount—determined after giving effect to the preceding paragraphs—of the Class C notes. However, the amount of that reduction for each such tranche of Class B notes will not exceed the Class B Unused Subordinated Amount of Class C notes for that tranche of Class B notes.

Each reallocation of Available Principal Collections paid to the servicer described in the third paragraph of “—Application of Available Principal Collections” will reduce the Nominal Liquidation Amount—determined after giving effect to the preceding paragraphs—of the Class C notes. However, the amount of that reduction for each such tranche of Class A notes will not exceed the Class A Unused Subordinated Amount of Class C notes for that tranche of Class A notes—determined after giving effect to the preceding paragraphs.

Each reallocation of Available Principal Collections paid to the servicer described in the third paragraph of “—Application of Available Principal Collections” which does not reduce the Nominal Liquidation Amount of the Class C notes as described above will reduce the Nominal Liquidation Amount—determined after giving effect to the preceding paragraphs—of the Class B notes. However, the amount of that reduction for each such tranche of Class A notes will not exceed the Class A Unused Subordinated Amount of Class B notes for that tranche of Class A notes—determined after giving effect to the preceding paragraphs—and that reduction in the Nominal Liquidation Amount of the Class B notes may be reallocated to the Class C notes if permitted as described below.

Each reallocation of Available Principal Collections paid to the servicer described in the fourth paragraph of “—Application of Available Principal Collections” will reduce the Nominal Liquidation Amount— determined after giving effect to the preceding paragraphs—of the Class C notes. However, the amount of that reduction for each such tranche of Class B notes will not exceed the Class B Unused Subordinated Amount of Class C notes for that tranche of Class B notes.

Subject to the following paragraph, each reallocation of Available Principal Collections which reduces the Nominal Liquidation Amount of Class B notes as described above will reduce the Nominal Liquidation Amount of each tranche of the Class B notes pro rata based on the ratio of the Nominal Liquidation Amount for that tranche of Class B notes used in the CHASEseries Floating Allocation Percentage for the prior month to the Nominal Liquidation Amount for all Class B notes used in the CHASEseries Floating Allocation Percentage for the prior month.

Each reallocation of Available Principal Collections which reduces the Nominal Liquidation Amount of Class B notes as described in the preceding paragraph may be reallocated to the Class C notes and that reallocation will reduce the Nominal Liquidation Amount of the Class C notes. However, the amount of that reduction for each tranche of Class B notes will not exceed the Class B Unused Subordinated Amount of Class C notes for that tranche of Class B notes.

Each reallocation of Available Principal Collections which reduces the Nominal Liquidation Amount of Class C notes as described above will reduce the Nominal Liquidation Amount of each tranche of the Class C notes pro rata based on the ratio of the Nominal Liquidation Amount for that tranche of Class C notes used in the CHASEseries Floating Allocation Percentage for the prior month to the Nominal Liquidation Amount for all Class C notes used in the CHASEseries Floating Allocation Percentage for the prior month.

None of these reallocations will reduce the Nominal Liquidation Amount of any tranche of Class B notes or Class C notes below zero.

For each tranche of notes, the Nominal Liquidation Amount of that tranche will be reduced by the amount of reductions which are allocated or reallocated to that tranche less the amount of reductions which are reallocated from that tranche to subordinated notes.

Limit on Allocations of Available Principal Collections and Available Finance Charge Collections to Tranches of Notes

Each tranche of notes is allocated Available Principal Collections and Available Finance Charge Collections based solely on its Nominal Liquidation Amount. Accordingly, if the Nominal Liquidation Amount of any tranche of notes has been reduced due to reallocations of Available Principal Collections to cover payments of interest on senior notes or the portion of the Servicing Fee allocable to senior notes or due to charge-offs for any uncovered CHASEseries Default Amount, that tranche will not be allocated Available Principal Collections or Available Finance Charge Collections to the extent of these reductions. However, any funds in the applicable principal funding subaccount, any funds in the applicable interest funding subaccount and in the case of Class C notes, any funds in the applicable Class C reserve account, will still be available to pay principal of and interest on that tranche. If the Nominal Liquidation Amount of a tranche of notes has been reduced due to reallocations of Available Principal Collections to pay interest on senior notes or the portion of the Servicing Fee allocable to senior notes, or due to charge-offs for any uncovered CHASEseries Default Amount, it is possible for that tranche’s Nominal Liquidation Amount to be increased by allocations of Available Finance Charge Collections to that tranche. However, there are no assurances that there will be any Available Finance Charge Collections available for these allocations.

Targeted Deposits of Available Principal Collections to the Principal Funding Account

With respect to any month, the amount targeted to be deposited into the principal funding subaccount for any tranche of notes on the applicable Note Transfer Date will be the sum of the amounts listed below and any deposits targeted in prior months for which the full targeted deposit was not made. A tranche of notes may be entitled to more than one of the following deposits with respect to a particular month, which deposit will be made on the applicable Note Transfer Date in the following month:

•

Principal Payment Date.    For the month before any principal payment date of a tranche of notes, the deposit targeted for that tranche will be equal to the Nominal Liquidation Amount of that tranche, determined immediately before giving effect to that deposit but after giving effect to charge-offs for any uncovered CHASEseries Default Amount allocated to that tranche and any reductions of the Nominal Liquidation Amount as a result of reallocations of Available Principal Collections allocated to that tranche or increases of the Nominal Liquidation Amount of that tranche as a result of reimbursement of a Nominal Liquidation Amount Deficit from Available Finance Charge Collections allocated to that tranche to be made on the First Note Transfer Date in the following month.

•

Budgeted Deposits.    Beginning with the twelfth month before the scheduled principal payment date of a tranche of notes, the deposit targeted to be made into the principal funding subaccount for a tranche of notes for each month will be one-twelfth of the expected outstanding dollar principal amount of that tranche as of its scheduled principal payment date.

The issuing entity may postpone the date of the commencement of the targeted deposits under the previous sentence as described in “The Notes—Revolving Period.”

•

Prefunding of the Principal Funding Account of Senior Notes. If on any date on which principal is payable or to be deposited into a principal funding subaccount with respect to any tranche of Class C notes that payment of or deposit with respect to all or part of that tranche of Class C notes would be prohibited because it would cause a deficiency in the remaining available subordination for the Class A notes or Class B notes, the targeted deposit amount for the Class A notes and Class B notes will be an amount equal to the portion of the Adjusted Outstanding Dollar Principal Amount of the Class A notes and Class B notes that would have to cease to be outstanding in order to permit the payment of or deposit with respect to that tranche of Class C notes.

If on any date on which principal is payable or to be deposited into a principal funding subaccount with respect to any tranche of Class B notes that payment of or deposit with respect to all or part of that tranche of Class B notes would be prohibited because it would cause a deficiency in the remaining available subordination for the Class A notes, the targeted deposit amount for the Class A notes will be an amount equal to the portion of the Adjusted Outstanding Dollar Principal Amount of the Class A notes that would have to cease to be outstanding in order to permit the deposit with respect to or the payment of that tranche of Class B notes.

Prefunding of the principal funding subaccounts of tranches of senior notes will continue until:

•	enough senior notes are repaid so that the subordinated notes which are payable are no longer necessary to provide the required subordination for the outstanding senior notes;

•

new subordinated notes are issued or other forms of credit enhancement exist so that the subordinated notes which are payable are no longer necessary to provide the required subordination for the outstanding senior notes; or

•

the principal funding subaccounts of the senior notes are prefunded to an appropriate level so that the subordinated notes that are payable are no longer necessary to provide the required subordination for the outstanding senior notes.

For purposes of calculating the prefunding requirements, the required subordinated amount of a tranche of senior notes will be calculated based on the Adjusted Outstanding Dollar Principal Amount on that date as described in “The Notes—Required Subordinated Amount.”

If any tranche of senior notes becomes payable as a result of an early amortization event, event of default or other optional or mandatory redemption, or upon reaching its scheduled principal payment date, any prefunded amounts on deposit in the principal funding subaccount of that tranche will be paid to noteholders of that tranche and deposits to pay the notes will continue as necessary to pay that tranche.

When the prefunded amounts for any tranche of Class A notes or Class B notes are no longer necessary, they will be withdrawn from the applicable principal funding subaccount and first allocated among and deposited to the principal funding subaccounts of other tranches of notes as necessary, second deposited in the excess funding account until the Transferor Amount for the prior month equals or exceeds the Required Transferor Amount for the prior month and the Pool Balance for the prior month equals or exceeds the Minimum Pool Balance for the prior month, and third paid to the transferor in respect of the month in which the withdrawal occurs. The Nominal Liquidation Amount of the prefunded tranche will be increased by those amounts withdrawn from the applicable principal funding subaccount.

•

Event of Default, Early Amortization Event or Other Optional or Mandatory Redemption.    If any tranche of notes has been accelerated after the occurrence of an event of default, or an early amortization event or other optional or mandatory redemption has occurred with respect to any tranche of notes, the deposit targeted for that tranche with respect to that month and each following month will be equal to the Nominal Liquidation Amount of that tranche, determined immediately before giving effect to that deposit but after giving effect to charge-offs for any uncovered CHASEseries Default Amount allocated to that tranche and any reductions of the Nominal Liquidation Amount as a result of reallocations of Available Principal Collections allocated to that tranche or increase in the Nominal Liquidation Amount of that tranche as a result of reimbursement of a Nominal Liquidation Amount Deficit from Available Finance Charge Collections allocated to that tranche to be made on the First Note Transfer Date in the following month.

Allocation to Principal Funding Subaccounts

Available Principal Collections, after reallocation to cover Available Finance Charge Collections shortfalls, if any, will be allocated each month, and a portion deposited in the principal funding subaccount established for each tranche of notes on each applicable Note Transfer Date, as follows:

•

Available Principal Collections Are at least Equal to Targeted Amounts.    If Available Principal Collections remaining after giving effect to items one through four described in “—Application of Available Principal Collections” are at least equal to the sum of the deposits targeted by each tranche of notes, then the applicable targeted amount will be deposited in the principal funding subaccount established for each tranche.

•

Available Principal Collections Are Less Than Targeted Amounts.    If Available Principal Collections remaining after giving effect to items one through four described in “—Application of Available Principal Collections” are less than the sum of the deposits targeted by each tranche of notes, then Available Principal Collections will be deposited in the principal funding subaccounts in the following priority:

•	first, the amount available will be allocated to the Class A notes;

•	second, the amount available after the application above will be allocated to the Class B notes; and

•	third, the amount available after the applications above will be allocated to the Class C notes.

In each case, Available Principal Collections allocated to a class will be allocated to each tranche of notes within that class pro rata based on the ratio of:

•	the amount targeted to be deposited into the principal funding subaccount for the applicable tranche of that class, to

•	the aggregate amount targeted to be deposited into the principal funding subaccount for all tranches of that class.

If restrictions described in “—Limit on Deposits to the Principal Funding Subaccount of Subordinated Notes; Limit on Repayment of all Tranches” prevent the deposit of Available Principal Collections into the principal funding subaccount of any subordinated notes, the aggregate amount of Available Principal Collections available to make the targeted deposit for that tranche will be allocated first to the Class A notes and then to the Class B notes, in each case pro rata based on the dollar amount of subordinated notes required to be outstanding for each tranche of senior notes. See “—Targeted Deposits of Available Principal Collections to the Principal Funding Account.”

Limit on Deposits to the Principal Funding Subaccount of Subordinated Notes; Limit on Repayment of all Tranches

Limit on Deposits to the Principal Funding Subaccount of Subordinated Notes

No Available Principal Collections will be deposited in the principal funding subaccount of any tranche of Class B notes unless, following that deposit, the available subordinated amount of Class B notes is at least equal to the aggregate Class A Unused Subordinated Amount of Class B notes for all outstanding Class A notes. For this purpose, the available subordinated amount of Class B notes is equal to the aggregate Nominal Liquidation Amount of all other Class B notes which will be outstanding after giving effect to any reductions in the Nominal Liquidation Amount of all such outstanding Class B notes occurring in that month.

No Available Principal Collections will be deposited in the principal funding subaccount of any tranche of Class C notes unless, following that deposit:

•	the available subordinated amount of Class C notes is at least equal to the aggregate Class A Unused Subordinated Amount of Class C notes for all outstanding Class A notes; and

•	the available subordinated amount of Class C notes is at least equal to the aggregate Class B Unused Subordinated Amount of Class C notes for all outstanding Class B notes.

For this purpose, the available subordinated amount of Class C notes is equal to the aggregate Nominal Liquidation Amount of all other Class C notes which will be outstanding after giving effect to any reductions in the Nominal Liquidation Amount of all such outstanding Class C notes occurring in that month.

Available Principal Collections will be deposited in the principal funding subaccount of a subordinated note on a Note Transfer Date if and only to the extent the deposit is not contrary to any of the preceding three paragraphs and the prefunding target amount for each senior note is zero or the prefunding target amount has been funded to the extent necessary for that Note Transfer Date.

Limit on Repayment of all Tranches

No amount on deposit in a principal funding subaccount of any tranche of notes, or with respect to the Class C notes only, if applicable, a Class C reserve subaccount of any such tranche, will be applied to pay principal of that tranche in excess of the highest outstanding dollar principal amount of that tranche or, in the case of foreign currency notes, any other amount that may be specified in the related terms document for that tranche.

Deposits of Withdrawals from the Class C Reserve Account to the Principal Funding Account

Withdrawals from any Class C reserve subaccount will be deposited into the principal funding subaccount for the applicable tranche of Class C notes to the extent required pursuant to the CHASEseries indenture supplement.

Withdrawals from Interest Funding Subaccounts

After giving effect to all deposits of funds to the interest funding account in a month, the following withdrawals from the applicable interest funding subaccount will be made to the extent funds are available in the applicable interest funding subaccount. A tranche of notes may be entitled to more than one of the following withdrawals in a particular month:

•

Withdrawals for U.S. Dollar Notes.    On each applicable interest payment date for each tranche of U.S. dollar notes, an amount equal to interest due on the applicable tranche of notes on the applicable interest payment date, including any overdue interest payments and additional interest on overdue interest payments with respect to prior interest payment dates, will be withdrawn from the applicable interest funding subaccount and paid to the applicable paying agent.

•

Withdrawals for Discount Notes.    On each applicable Monthly Principal Accrual Date, with respect to each tranche of discount notes, an amount equal to the amount of the accretion of principal of that tranche from the prior Monthly Principal Accrual Date, or in the case of the first principal payment date, the date of issuance of that tranche, to but excluding the applicable Monthly Principal Accrual Date will be withdrawn from the applicable interest funding subaccount and first deposited in the excess funding account until the Transferor Amount for the prior month equals or exceeds the Required Transferor Amount for the prior month and the Pool Balance for the prior month equals or exceeds the Minimum Pool Balance for the prior month, and then paid to the transferor.

If the aggregate amount available for withdrawal from an interest funding subaccount of any tranche of notes in a month is less than all withdrawals required to be made from that subaccount for that tranche in that month after giving effect to all deposits, then the amount on deposit in that interest funding subaccount will be withdrawn and, if payable to more than one person, applied pro rata based on the amounts of the withdrawals required to be made. After payment in full of any tranche of notes, any amount remaining on deposit in the applicable interest funding subaccount will be first applied to cover any interest funding subaccount shortfalls for other tranches of notes in the manner described in “—Allocation to Interest Funding Subaccounts,” second applied to cover any principal funding subaccount shortfalls in the manner described in “—Allocation to Principal Funding Subaccounts,” and third paid to the transferor.

Withdrawals from Principal Funding Account

After giving effect to all deposits of funds to the principal funding account in a month, the following withdrawals for each tranche of notes from the applicable principal funding subaccount will be made to the extent funds are available in the applicable principal funding subaccount. A tranche of notes may be entitled to more than one of the following withdrawals in a particular month:

•

Withdrawal of Prefunding Excess Amounts.    If the issuing entity on any date determines with respect to any senior notes that, after giving effect to all issuances, deposits, allocations, reimbursements, reallocations and payments on that date, the prefunding excess amount of that class is greater than zero, that amount will be withdrawn by the servicer from the principal funding subaccount of that class and first, allocated among and deposited to the principal funding subaccounts of the Class A notes up to the amount then targeted to be on deposit in those principal funding subaccounts; second, allocated among and deposited to the principal funding subaccounts of the Class B notes up to the amount then targeted to be on deposit in those principal funding subaccounts; third, allocated among and deposited to the principal funding subaccounts of the Class C notes up to the amount then targeted to be on deposit in those principal funding subaccounts; fourth, deposited in the excess funding account until the Transferor Amount for the prior month equals or exceeds the Required Transferor Amount for the prior month and the Pool Balance for the prior month equals or exceeds the Minimum Pool Balance for the prior month; and, fifth, paid to the transferor in respect of the month in which the withdrawal occurs; provided, however, that the servicer does not have to make any deposit or payment until the applicable Note Transfer Date.

•

Withdrawals on the Legal Maturity Date.    On the legal maturity date of any tranche of notes, after giving effect to any deposits, allocations, reimbursements, reallocations, sales of collateral or other payments to be made on that date, amounts on deposit in the principal funding subaccount of any tranche of subordinated notes may be applied to pay principal of that tranche or to make other payments specified in a terms document.

Upon payment in full of any tranche of notes, any remaining amount on deposit in the applicable principal funding subaccount will be first applied to cover any interest funding subaccount shortfalls for other tranches of notes, second applied to cover any principal funding subaccount shortfalls, and third paid to the transferor. If the aggregate amount available for withdrawal from a principal funding subaccount for any tranche of notes is less than all withdrawals required to be made from that principal funding subaccount for that tranche in a month, after giving effect to all deposits to be made with respect to that month, then the amounts on deposit will be withdrawn and applied pro rata based on the amounts of the withdrawals required to be made.

Targeted Deposits to the Class C Reserve Account

The Class C reserve account will be funded on each applicable Note Transfer Date, as necessary, from Available Finance Charge Collections as described under “—Application of Available Finance Charge Collections.” The aggregate deposit targeted to be made to the Class C reserve account in each month will be the sum of the Class C reserve subaccount deposits targeted to be made for each tranche of Class C notes as required under the CHASEseries indenture supplement. The amount of any deposit, the aggregate amount targeted to be on deposit after giving effect to that deposit and the circumstances that require that a deposit be made will be set forth in the applicable prospectus supplement or terms document.

Withdrawals from the Class C Reserve Account

Withdrawals will be made from the Class C reserve account in the amount and manner required under the CHASEseries indenture supplement.

Pro rata Payments Within a Tranche of Notes

All notes of a tranche will receive payments of principal and interest pro rata based on the Nominal Liquidation Amount of each note in that tranche.

Shared Excess Available Finance Charge Collections

Available Finance Charge Collections for any month remaining after making the sixth application described in “—Application of Available Finance Charge Collections” will be available for allocation to other series of notes in Shared Excess Available Finance Charge Collections Group A. This excess, plus excesses, if any, from other series of notes in Shared Excess Available Finance Charge Collections Group A, called Shared Excess Available Finance Charge Collections, will be allocated to cover certain shortfalls in Finance Charge Collections allocated to the series in Shared Excess Available Finance Charge Collections Group A, if any. If these shortfalls exceed the amount of Shared Excess Available Finance Charge Collections for any month, Shared Excess Available Finance Charge Collections will be allocated pro rata among the applicable series in Shared Excess Available Finance Charge Collections Group A based on the relative amounts of those shortfalls.

Shared Excess Available Finance Charge Collections, to the extent available and allocated to the notes plus any other payments received in respect of the notes, will cover shortfalls in the first six applications described in “—Application of Available Finance Charge Collections.”

Shared Excess Available Finance Charge Collections Group A may include any other series of notes which may be issued by the issuing entity.

Unapplied Excess Finance Charge Collections and Unapplied Master Trust Level Excess Finance Charge Collections

If the amount of Shared Excess Available Finance Charge Collections for any month exceeds the amount required to cover all Finance Charge Collections shortfalls for all series of notes in Shared Excess Available Finance Charge Collections Group A, that excess, called “Unapplied Excess Finance Charge Collections,” will be made available to cover finance charge shortfalls for certain series of certificates issued by designated credit card master trusts or securitization special purpose entities that have issued collateral certificates included in the issuing entity and designated as unapplied excess finance charge sharing collateral certificates. The First USA Collateral Certificate is not an unapplied excess finance charge sharing collateral certificate.

If after application of Shared Excess Available Finance Charge Collections for any month, a shortfall remains with respect to any of the first six applications described in “—Application of Available Finance Charge Collections,” finance charge collections remaining with respect to certain series issued by designated credit card master trusts or securitization special purpose entities that have issued collateral certificates included in the issuing entity and designated as unapplied master trust level excess finance charge sharing collateral certificates, after all required applications are made with respect to those master trusts or securitization special purpose entities, called “Unapplied Master Trust Level Excess Finance Charge Collections,” may be allocated to the CHASEseries to cover remaining shortfalls with respect to any of the first six applications described in “—Application of Available Finance Charge Collections.” If shortfalls with respect to all series in Shared Excess Available Finance Charge Collections Group A exceed the amount of Unapplied Master Trust Level Excess Finance Charge Collections for any month, Unapplied Master Trust Level Excess Finance Charge Collections will be allocated pro rata among the applicable series in Shared Excess Available Finance Charge Collections Group A based on the relative amounts of the shortfalls. The First USA Collateral Certificate is not an unapplied master trust level excess finance charge sharing collateral certificate.

Shared Excess Available Principal Collections

Available Principal Collections remaining after making the fifth application described in “—Application of Available Principal Collections,” plus amounts on deposit in the excess funding account as described in “Sources of Funds to Pay the Notes—Issuing Entity Bank Accounts,” will be available for allocation to other series of notes. This excess, plus excesses, if any, from other series of notes, called Shared Excess Available Principal Collections, will be allocated to cover certain shortfalls in the targeted deposits to the principal funding account of the notes and, with respect to series of notes other than the CHASEseries, to cover shortfalls specified in the applicable indenture supplements.

Shared Excess Available Principal Collections, to the extent available and allocated to the notes, will cover shortfalls in the fifth application described in “—Application of Available Principal Collections.” If the shortfalls for all series of notes issued by the issuing entity exceed Shared Excess Available Principal Collections for any month, Shared Excess Available Principal Collections will be allocated pro rata among all series of notes based on the relative amounts of those shortfalls for that month.

Unapplied Master Trust Level Principal Collections

If after application of Shared Excess Available Principal Collections for any month, a shortfall remains with respect to the fifth application described in “—Application of Available Principal Collections,” Principal Collections remaining after all required applications at the First USA Master Trust, called “Unapplied Master Trust Level Principal Collections,” may be allocated to the CHASEseries to cover remaining shortfalls with respect to the fifth application described in “—Application of Available Principal Collections.” If these shortfalls with respect to all series of notes exceed the amount of Unapplied Master Trust Level Principal Collections for any month, Unapplied Master Trust Level Principal Collections will be allocated pro rata among the applicable series based on the relative amounts of those shortfalls.

Segregated Finance Charge Collections

“Segregated Finance Charge Collections” are Finance Charge Collections initially allocated to Chase USA, as holder of the Transferor Certificate, that are reallocated to the notes to cover the shortfalls arising when the earnings on funds in the principal funding subaccount for any tranche of notes are less than the interest payable on the portion of the outstanding dollar principal amount of that tranche on deposit in the principal funding subaccount for that tranche. Segregated Finance Charge Collections will be allocated to any tranche of notes with respect to each month beginning with the second month during which a deposit is made to the principal funding subaccount for that tranche. Segregated Finance Charge Collections allocated to the notes will be treated as Available Finance Charge Collections and will be applied as described in “—Available Finance Charge Collections.”

The First USA Master Trust

The following discussion summarizes the material terms of the third amended and restated First USA Master Trust pooling and servicing agreement—dated as of December 19, 2007, between Chase USA, as transferor and as servicer, and BNY Mellon Trust of Delaware, as First USA Master Trust Trustee, which may be amended from time to time, and is referred to in this prospectus as the “First USA Master Trust Agreement”— and the series supplements to the First USA Master Trust Agreement. The summary does not purport to be complete and is qualified in its entirety by reference to the provisions of the First USA Master Trust Agreement and the series supplements to the First USA Master Trust Agreement, as applicable.

General

The First USA Master Trust is a common law trust existing under the First USA Master Trust Agreement which is governed by Delaware law. The First USA Master Trust will only engage in the following business activities:

•	acquiring and holding assets of the First USA Master Trust;

•	issuing series of certificates and other interests in the First USA Master Trust;

•	receiving collections and making payments on the First USA Collateral Certificate and other interests in the First USA Master Trust; and

•	engaging in related activities, including, with respect to any series, obtaining any enhancement and entering into an enhancement agreement relating thereto.

As a consequence, the First USA Master Trust is not expected to have any need for additional capital resources other than the assets of the First USA Master Trust.

The Credit Card Receivables

The First USA Master Trust Portfolio consists of credit card receivables which arise in revolving credit card accounts selected from the Bank Servicing Portfolio on the basis of criteria described in the First USA Master Trust Agreement as applied on the First USA Master Trust Cut Off Date and, with respect to additional revolving credit card accounts, as of the date of their designation. Chase USA will have the right, subject to certain limitations and conditions described in the First USA Master Trust Agreement, and in some circumstances will be obligated, to designate from time to time additional First USA Master Trust Eligible Accounts for inclusion in the First USA Master Trust and to transfer to the First USA Master Trust all credit card receivables of those additional credit card accounts, whether those credit card receivables are then existing or created afterward.

Chase USA, as transferor of the First USA Master Trust, will be required to designate additional revolving credit card accounts, to the extent available:

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to maintain the First USA Master Trust Transferor Interest so that, during any period of 30 consecutive days, the First USA Master Trust Transferor Interest averaged over that period equals or exceeds the First USA Master Trust Minimum Transferor Interest for the same period; and

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to maintain, for each monthly period and for so long as First USA Master Trust certificates of any series—including the First USA Collateral Certificate—remain outstanding, an aggregate amount of principal receivables in the First USA Master Trust equal to or greater than the First USA Master Trust Minimum Aggregate Principal Receivables.

Receivables from additional revolving credit card accounts will be transferred to the First USA Master Trust on or before the tenth Business Day following that 30 day period or the last day of any month, as the case may be. During the term of the First USA Master Trust, all new credit card receivables arising in the revolving credit card accounts designated for the First USA Master Trust will be transferred automatically to the First USA Master Trust by Chase USA. The total amount of credit card receivables in the First USA Master Trust will fluctuate from day to day because the amount of new credit card receivables arising in the revolving credit card accounts may be higher or lower than the aggregate amount of payments collected on existing credit card receivables and the amount of credit card receivables written off as uncollectible on that day.

Any additional revolving credit card accounts designated by Chase USA to be added to the First USA Master Trust must meet certain eligibility requirements described in the First USA Master Trust Agreement on the date of designation and will be conveyed by Chase USA to the First USA Master Trust only upon satisfaction of the conditions described in the First USA Master Trust Agreement.

Chase USA also has the right, subject to certain limitations and conditions described in the succeeding paragraph, to require the First USA Master Trust Trustee to reconvey all credit card receivables in revolving credit card accounts designated by Chase USA for removal, whether those credit card receivables are then existing or created afterward. Once a credit card account is removed, credit card receivables existing under that credit card account are not transferred to the First USA Master Trust from which the credit card account was removed.

Chase USA will be permitted to designate and require reassignment to it of the credit card receivables from removed revolving credit card accounts in the First USA Master Trust only upon satisfaction of the following conditions, among others:

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the removal of any credit card receivables of any removed revolving credit card accounts will not, in the reasonable belief of Chase USA, (1) cause a First USA Master Trust Pay Out Event to occur or (2) cause the First USA Master Trust Transferor Interest to be less than zero;

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Chase USA will have delivered to the First USA Master Trust Trustee for execution a written assignment and a computer file, CD-ROM or microfiche list, dated as of the Removal Date, containing a true and complete list of all removed revolving credit card accounts identified by account number and the aggregate amount of the credit card receivables in those removed credit card accounts;

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each Rating Agency then rating each series of certificates issued by the First USA Master Trust, including the First USA Collateral Certificate, outstanding under the First USA Master Trust will have received notice of that proposed removal of revolving credit card accounts from the First USA Master Trust and Chase USA will have received notice from each of those Rating Agencies that the proposed removal will not result in a downgrade or withdrawal of its then-current rating for any of the series issued and outstanding under the First USA Master Trust;

•	Chase USA will have delivered to the First USA Master Trust Trustee an officer’s certificate confirming the items described above; and

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with respect to the First USA Master Trust, Chase USA will represent and warrant that (x) no selection procedures believed by Chase USA to be materially adverse to the interests of the holders of any series of certificates, including the issuing entity, as holder of the First USA Collateral Certificate, outstanding under the First USA Master Trust were utilized in selecting the revolving credit card accounts to be removed from the First USA Master Trust and (y) (1) a random selection procedure was used by Chase USA in selecting the removed revolving credit card accounts and only one such removal of randomly selected revolving credit card accounts will occur in the then-current month, (2) the removed revolving credit card accounts arose pursuant to an affinity, private-label, agent-bank, co-branding or other arrangement with a third party that has been cancelled by that third party or has expired without renewal and which by its terms permits the third party to repurchase the revolving credit card accounts subject to that arrangement, upon that cancellation or non-renewal and the third party has exercised that repurchase right or (3) that removal of revolving credit card accounts will not preclude transfers of credit card receivables to the First USA Master Trust from being accounted for as sales under generally accepted accounting principles that were in effect prior to November 15, 2009 or prevent the First USA Master Trust from continuing to qualify as a qualifying special purpose entity in accordance with FASB’s guidance with regard to accounting for the transfers and servicing of financial assets that was in effect prior to November 15, 2009 and the transferor will have delivered to the First USA Master Trust Trustee and each credit enhancement provider an officer’s certificate, dated the Removal Date, to that effect (provided that due to recent changes in generally accepted accounting principles, the concept of qualifying special purpose entities has been eliminated and transfers may now be precluded from sale accounting treatment, see “Risk Factors—Changes in accounting standards have resulted in the assets and liabilities of the issuing entity and the First USA master trust being consolidated on the balance sheet of Chase USA”).

Throughout the term of the First USA Master Trust the revolving credit card accounts from which the credit card receivables arise will be the revolving credit card accounts designated on the First USA Master Trust Cut Off Date plus any additional revolving credit card accounts added to the First USA Master Trust and minus any revolving credit card accounts removed from the First USA Master Trust. With respect to each series of certificates issued by the First USA Master Trust, Chase USA will represent and warrant to the First USA Master Trust that, as of the date of issuance of the related series, the credit card receivables in the First USA Master Trust meet certain eligibility requirements. A similar representation and warranty will be made by Chase USA on each day when credit card receivables arising in additional revolving credit card accounts are conveyed to the issuing entity. See “Sources of Funds to Pay the Notes—Transferor Representations and Warranties.”

Certificates Issued by the First USA Master Trust

Each series of First USA Master Trust certificates will represent interests in certain assets of the First USA Master Trust, including the right to the First USA Master Trust Investor Percentage of all cardholder payments on the credit card receivables in the First USA Master Trust.

Chase USA currently owns the First USA Master Trust Transferor Interest. The First USA Master Trust Transferor Interest represents the interest in the First USA Master Trust not represented by the certificates issued and outstanding under the First USA Master Trust, including the First USA Collateral Certificate, or the rights, if any, of any credit enhancement providers to receive payments from the First USA Master Trust. The holder of the First USA Master Trust Transferor Interest, will generally have the right to the First USA Master Trust Transferor Percentage of all cardholder payments from the credit card receivables in the First USA Master Trust. The First USA Master Trust Transferor Interest may be transferred in whole or in part subject to the limitations and conditions described in the First USA Master Trust Agreement. See “—Certain Matters Regarding Chase USA as Transferor and as Servicer of the First USA Master Trust.”

The amount of principal receivables in the First USA Master Trust will vary each day as new principal receivables are created and others are paid or charged-off as uncollectible. The amount of the First USA Master Trust Transferor Interest will fluctuate each day, therefore, to reflect the changes in the amount of principal receivables in the First USA Master Trust. As a result, the First USA Master Trust Transferor Interest will generally increase to reflect reductions in the Invested Amount of the First USA Master Trust for a series of certificates issued by the First USA Master Trust and will also change to reflect the variations in the amount of principal receivables in the First USA Master Trust. The First USA Master Trust Transferor Interest will generally decrease as a result of the issuance of a new series of certificates by the First USA Master Trust. See “—New Issuances” and “The Notes—Issuances of New Series, Classes and Tranches of Notes.”

Transfer and Assignment of Credit Card Receivables to the First USA Master Trust

Chase USA has transferred and assigned all of its right, title and interest in and to the credit card receivables in the revolving credit card accounts designated for the First USA Master Trust and all credit card receivables created afterward in those credit card accounts to the First USA Master Trust.

Other than indicating in its computer files that the credit card receivables have been conveyed to the First USA Master Trust, the records and agreements relating to the revolving credit card accounts and the credit card receivables in the First USA Master Trust maintained by Chase USA or the servicer are not and will not be segregated by Chase USA or the servicer, as applicable, from other documents and agreements relating to other revolving credit card accounts and credit card receivables and are not and will not be stamped or marked to reflect the transfer of the credit card receivables to the First USA Master Trust, but the computer records of Chase USA are and will be required to be marked to evidence that transfer. Chase USA has filed and will file UCC financing statements with respect to the credit card receivables in the First USA Master Trust meeting the requirements of Delaware state law. See “Risk Factors” and “Material Legal Aspects of the Credit Card Receivables.”

First USA Master Trust Investor Percentage

The servicer for the First USA Master Trust will allocate between the Invested Amount of each series of certificates, including the First USA Collateral Certificate, issued by and outstanding under the First USA Master Trust and the First USA Master Trust Transferor Interest and, in certain circumstances, the interest of certain credit enhancement providers, all First USA Master Trust Finance Charge Collections, all First USA Master Trust Principal Collections and all First USA Master Trust credit card receivables in Defaulted Accounts, based on a varying percentage called the “First USA Master Trust Investor Percentage.” For a description of how allocations will be made to the First USA Collateral Certificate by the First USA Master Trust, see “Sources of Funds to Pay the Notes—The First USA Collateral Certificate.”

Application of Collections

Except as otherwise provided below, the servicer for the First USA Master Trust will deposit into the collection account for the First USA Master Trust any payment collected by the servicer on the credit card receivables in the First USA Master Trust no later than the second Business Day following the date of processing. However, Chase USA, as servicer, will make those deposits and payments on a monthly or other periodic basis on each Transfer Date in an amount equal to the net amount of those deposits and payments which would have been made on a daily basis if:

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(1) Chase USA, as servicer, provides to the First USA Master Trust Trustee a letter of credit covering collection risk of the servicer acceptable to the specified Rating Agency, and (2) Chase USA will not have received a notice from that Rating Agency that that letter of credit would result in a downgrade or withdrawal of that Rating Agency’s then-existing rating of any series of certificates, including the First USA Collateral Certificate, previously issued by the First USA Master Trust and then-outstanding; or

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Chase USA, as servicer, has and maintains the certificate of deposit ratings specified in the transaction documents and, with respect to the First USA Master Trust only, deposit insurance provided by the FDIC.

Any amounts allocated in respect of principal receivables in the First USA Master Trust that are allocated to, but not paid to, Chase USA because the First USA Master Trust Transferor Interest is less than the First USA Master Trust Minimum Transferor Interest, together with any payments made by Chase USA to the First USA Master Trust with respect to adjustment payments will be held in the collection account for the First USA Master Trust and paid to the holder of the First USA Master Trust Transferor Interest if, and only to the extent that, the First USA Master Trust Transferor Interest is greater than the First USA Master Trust Minimum Transferor Interest. First USA Master Trust Unallocated Principal Collections will be applied to principal shortfalls for each series issued by the First USA Master Trust, including the First USA Collateral Certificate, on the applicable Transfer Date. If principal shortfalls for all series issued by the First USA Master Trust, including the First USA Collateral Certificate, exceed First USA Master Trust Unallocated Principal Collections for any month, First USA Master Trust Unallocated Principal Collections will be allocated pro rata among the applicable series issued by the First USA Master Trust, including the First USA Collateral Certificate, based on the relative amounts of principal shortfalls.

Defaulted Receivables; Rebates and Fraudulent Charges

Prior to each distribution date, the servicer for the First USA Master Trust will calculate the First USA Master Trust Default Amount for the preceding month. The servicer will then allocate to the First USA Master Trust the First USA Master Trust Investor Percentage of the First USA Master Trust Default Amount. In the case of the First USA Collateral Certificate, the First USA Master Trust Investor Percentage of the First USA Master Trust Default Amount will reduce the Invested Amount of the First USA Collateral Certificate and the reduced Invested Amount will only be restored if the transferor elects to increase the Invested Amount of the First USA Collateral Certificate.

If the servicer for the First USA Master Trust adjusts the amount of any principal receivable because of transactions occurring in respect of a rebate or refund to a cardholder, or because that principal receivable was created in respect of merchandise which was refused or returned by a cardholder, then the First USA Master Trust Transferor Interest will be reduced by the amount of the adjustment. In addition, the First USA Master Trust Transferor Interest will be reduced as a result of transactions in respect of any principal receivable which was discovered as having been created through a fraudulent or counterfeit charge. To the extent that these reductions would cause the First USA Master Trust Transferor Interest to be less than zero, Chase USA will make a deposit in the amount of this shortfall into the First USA Master Trust principal account.

First USA Master Trust Termination

The First USA Master Trust will terminate on the First USA Master Trust Termination Date. Upon the termination of the First USA Master Trust and the surrender of the certificate evidencing the First USA Collateral Certificate, the First USA Master Trust Trustee will convey to the holder of the First USA Master Trust Transferor Interest all right, title and interest of the First USA Master Trust in and to the credit card receivables and other funds of the First USA Master Trust.

First USA Master Trust Pay Out Events

A First USA Master Trust Pay Out Event will result in the amortization of the First USA Collateral Certificate. No increase in the Invested Amount of the First USA Collateral Certificate will be permitted following the occurrence of a First USA Master Trust Pay Out Event. These First USA Master Trust Pay Out Events include any of the following events:

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failure on the part of Chase USA, as transferor, (1) to make any payment or deposit on the date required under the First USA Master Trust Agreement or the series supplement for the First USA Collateral Certificate (or within the applicable grace period which will not exceed 5 days) or (2) to observe or perform in any material respect any other covenants or agreements of Chase USA described in the First USA Master Trust Agreement or the series supplement for the First USA Collateral Certificate, which failure has a material adverse effect on the certificateholders of the First USA Master Trust and which continues unremedied for a period of 60 days after written notice of that failure from the First USA Master Trust Trustee requiring the same to be remedied, and continues to materially and adversely affect the interests of the certificateholders for that period;

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any representation or warranty made by Chase USA in the First USA Master Trust Agreement or the series supplement for the First USA Collateral Certificate or any information required to be given by Chase USA to the First USA Master Trust Trustee to identify the revolving credit card accounts, proves to have been incorrect in any material respect when made or delivered and which continues to be incorrect in any material respect for a period of 60 days after written notice of that failure from the First USA Master Trust Trustee requiring the same to be remedied, and as a result of which the interests of the certificateholders of the First USA Master Trust are materially and adversely affected and continue to be materially and adversely affected for that period, except that a First USA Master Trust Pay Out Event pursuant to this clause will not occur under the First USA Master Trust Agreement if Chase USA has accepted reassignment of the related credit card receivable or all those credit card receivables, if applicable, during that period, or any longer period as the First USA Master Trust Trustee may specify, in accordance with the provisions of the First USA Master Trust Agreement;

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a failure by Chase USA, as transferor, to convey credit card receivables arising under additional revolving credit card accounts to the First USA Master Trust when required by the First USA Master Trust Agreement;

•	any First USA Master Trust Servicer Default occurs which would have a material adverse effect on the holder of the First USA Collateral Certificate;

•	certain events of insolvency, conservatorship or receivership relating to Chase USA;

•	Chase USA becomes unable for any reason to transfer credit card receivables to the First USA Master Trust in accordance with the provisions of the First USA Master Trust Agreement; or

•	the First USA Master Trust becomes an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

In the case of any event described above with respect to the First USA Master Trust, a First USA Master Trust Pay Out Event will occur with respect to the First USA Collateral Certificate without any notice or other action on the part of the First USA Master Trust Trustee or the holder of the First USA Collateral Certificate immediately upon the occurrence of that event.

In addition to the consequences of a First USA Master Trust Pay Out Event discussed above, if pursuant to certain provisions of federal law, Chase USA voluntarily enters liquidation or a conservator or receiver is appointed for Chase USA, on the day of that event Chase USA will immediately cease to transfer principal receivables to the affected the First USA Master Trust and promptly give notice to the First USA Master Trust Trustee of that event. Unless otherwise instructed within a specified period by certificateholders representing interests aggregating more than 50% of the Invested Amount of each series of the First USA Master Trust—other than the First USA Collateral Certificate issued out of the First USA Master Trust, which will be deemed to have disapproved of that sale, liquidation or other disposition—or if any series has more than one class, each class issued and outstanding, and any person specified in the First USA Master Trust Agreement, the First USA Master Trust Trustee will sell, dispose of, or otherwise liquidate the portion of the credit card receivables in the First USA Master Trust allocated to the series with respect to which all outstanding classes did not vote to continue the First USA Master Trust. However, neither Chase USA nor any affiliate or agent of Chase USA may purchase the credit card receivables of the First USA Master Trust in the event of that sale, disposition or liquidation of credit card receivables from the First USA Master Trust. The proceeds of that sale, disposition or liquidation of those credit card receivables will be treated as collections of the credit card receivables and applied as specified in “—Application of Collections.”

If the only First USA Master Trust Pay Out Event to occur is either the insolvency of Chase USA or the appointment of a conservator or receiver for Chase USA, the conservator or receiver may have the power to prevent the early sale, liquidation or other disposition of the credit card receivables in the First USA Master Trust and the commencement of a Rapid Amortization Period. In addition, a conservator or receiver may have the power to cause the early sale of the credit card receivables in the First USA Master Trust and the early retirement of the certificates in the First USA Master Trust. See “Risk Factors.”

On the date on which a First USA Master Trust Pay Out Event occurs, the First USA Collateral Certificate Amortization Period will commence for the First USA Collateral Certificate.

New Issuances

The First USA Master Trust Agreement provides that the holder of the First USA Master Trust Transferor Interest may cause the First USA Master Trust Trustee to issue one or more new series of certificates and may define all principal terms of that series. Each series issued may have different terms and enhancements than any other series. None of Chase USA, the servicer, the First USA Master Trust Trustee, the First USA Master Trust, the indenture trustee or the issuing entity is required or intends to permit prior review by or to obtain the consent of (x) any certificateholder of any other series previously issued by the First USA Master Trust, or (y) any noteholder of a series previously issued by the issuing entity prior to the issuance of a new series of certificates by the First USA Master Trust. However, as a condition of a new issuance, with respect to the First USA Master Trust, the holder of the First USA Master Trust Transferor Interest will deliver to the First USA Master Trust Trustee written confirmation that the new issuance will not result in the reduction or withdrawal by any Rating Agency of its rating of any outstanding series of the First USA Master Trust, including the First USA Collateral Certificate.

First USA Master Trust Representations and Warranties

In the First USA Master Trust Agreement, Chase USA has made certain representations and warranties to the First USA Master Trust to the effect that, among other things, as of the closing date, Chase USA is duly organized and in good standing and has the authority to perform its obligations under the First USA Master Trust Agreement.

Chase USA has also made representations and warranties to the First USA Master Trust relating to the credit card receivables in the First USA Master Trust to the effect that, among other things:

•	as of the relevant cut off date, each of the credit card receivables then existing in the First USA Master Trust is a First USA Master Trust Eligible Receivable; and

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as of the date of creation of any new credit card receivable, that credit card receivable is a First USA Master Trust Eligible Receivable, and the representation and warranty that the transfer was a sale or the grant of a perfected security interest, as described below, is true and correct with respect to that credit card receivable.

In the event of a breach of any representation and warranty described in the preceding paragraph, within 60 days, or any longer period as may be agreed to by the First USA Master Trust Trustee, of the earlier to occur of the discovery of that breach by Chase USA, as transferor or as servicer, or receipt by Chase USA of written notice of that breach given by the First USA Master Trust Trustee or, with respect to certain breaches relating to prior liens, immediately upon the earlier to occur of that discovery or notice and as a result of that breach:

•	the credit card receivables in the revolving credit card accounts of the First USA Master Trust are charged-off as uncollectible;

•	the First USA Master Trust’s rights in, to or under the credit card receivables or their proceeds are impaired;

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the proceeds of those credit card receivables are not available for any reason to the First USA Master Trust free and clear of any lien, except for certain tax, governmental and other nonconsensual liens; or

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the unsecured short-term debt rating of Chase USA is not at least “P-1” by Moody’s and there is a lien on the credit card receivables that ranks prior to the First USA Master Trust Trustee’s security interest in the credit card receivables, then Chase USA will be obligated to accept reassignment of each related principal receivable as an ineligible receivable. No reassignment will be required to be made, however, if, on any day within the applicable period, or any longer period, the representations and warranties will then be true and correct in all material respects.

Chase USA will accept reassignment of each ineligible receivable from the First USA Master Trust by directing the servicer of the First USA Master Trust to deduct the amount of each such ineligible receivable from the aggregate amount of principal receivables used to calculate the First USA Master Trust Transferor Interest. In the event that the exclusion of an ineligible receivable from the calculation of the First USA Master Trust Transferor Interest would cause the First USA Master Trust Transferor Interest to be a negative number on the date of reassignment of that ineligible receivable Chase USA will make a deposit in immediately available funds in an amount equal to the amount by which the First USA Master Trust Transferor Interest would be reduced below zero to the principal account for the First USA Master Trust. Any such deduction or deposit will be considered a repayment in full of the ineligible receivable. The obligation of Chase USA to accept reassignment of any ineligible receivable is the sole remedy respecting any breach of the representations and warranties described in this and the two preceding paragraphs with respect to that credit card receivable available to the certificateholders or the First USA Master Trust Trustee on behalf of certificateholders of the First USA Master Trust.

Chase USA has also represented and warranted to the First USA Master Trust to the effect that, among other things, as of the closing date of the initial series of certificates issued by the First USA Master Trust:

•	the First USA Master Trust Agreement will constitute a legal, valid and binding obligation of Chase USA; and

•	the transfer of credit card receivables by it to the First USA Master Trust under the First USA Master Trust Agreement will constitute either:

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a valid transfer and assignment to the First USA Master Trust of all right, title and interest of Chase USA in and to the credit card receivables in the First USA Master Trust other than credit card receivables in additional revolving credit card accounts, whether then existing or created afterward and the proceeds thereof, including amounts in any of the accounts established for the benefit of certificateholders, except for the interest of Chase USA as holder of the First USA Master Trust Transferor Interest; or

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the grant of a security interest in those credit card receivables, except for certain tax, governmental and other nonconsensual liens, and the proceeds thereof, including amounts in any of the accounts established for the benefit of certificateholders, which is effective as to each such credit card receivable upon its creation.

In the event of a breach of any of the representations and warranties described in the preceding paragraph, either the First USA Master Trust Trustee or the holders of certificates evidencing interests in the First USA Master Trust aggregating more than 50% of the aggregate Invested Amount of all series outstanding under the First USA Master Trust may direct Chase USA to accept reassignment of the First USA Master Trust Portfolio within 60 days of that notice, or within any longer period specified in that notice. Chase USA will be obligated to accept reassignment of those credit card receivables in the First USA Master Trust on a First USA Master Trust Distribution Date occurring within that applicable period. No reassignment will be required to be made, however, if at any time during that applicable period, or that longer period, the representations and warranties will then be true and correct in all material respects. The deposit amount for that reassignment will be equal to:

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the Invested Amount for each series outstanding under the First USA Master Trust on the last day of the month preceding the First USA Master Trust Distribution Date on which the reassignment is scheduled to be made; minus

•	the amount, if any, previously allocated for payment of principal to those certificateholders, or other interest holders, on the First USA Master Trust Distribution Date; plus

•	an amount equal to all accrued and unpaid interest less the amount, if any, previously allocated for payment of that interest on the First USA Master Trust Distribution Date.

The payment of this reassignment deposit amount and the transfer of all other amounts deposited for the preceding month in the distribution account will be considered a payment in full of the Invested Amount for each series that is required to be repurchased and will be distributed upon presentation and surrender of the certificates for each of those series. If the First USA Master Trust Trustee or certificateholders of the First USA Master Trust give a notice as provided above, the obligation of Chase USA to make any such deposit will constitute the sole remedy respecting a breach of the representations and warranties available to the First USA Master Trust Trustee or those certificateholders.

It is not required or anticipated that the First USA Master Trust Trustee or the owner trustee on behalf of the issuing entity will make any initial or periodic general examination of the credit card receivables or any records relating to the credit card receivables of the First USA Master Trust or the issuing entity for the purpose of establishing the presence or absence of defects, compliance with Chase USA’s representations and warranties or for any other purpose. The servicer for the First USA Master Trust, however, will deliver to the First USA Master Trust Trustee on behalf of the First USA Master Trust on or before March 31 of each year an opinion of counsel with respect to the validity of the security interest of the First USA Master Trust in and to the credit card receivables.

Certain Matters Regarding Chase USA as Transferor and as Servicer of the First USA Master Trust

The First USA Master Trust Agreement provides that the servicer will indemnify the First USA Master Trust and the First USA Master Trust Trustee from and against any reasonable loss, liability, expense, damage or injury suffered or sustained by reason of any acts or omissions or alleged acts or omissions of the servicer with respect to the activities of the First USA Master Trust or the First USA Master Trust Trustee. However, the servicer for the First USA Master Trust will not indemnify the First USA Master Trust, the certificateholders under the First USA Master Trust or the certificate owners of the First USA Master Trust:

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for liabilities of the First USA Master Trust Trustee or certificateholder imposed by reason of fraud, negligence, or willful misconduct by the First USA Master Trust Trustee, in the performance of its duties under the First USA Master Trust Agreement;

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for liabilities, costs or expenses of the First USA Master Trust with respect to actions taken by the First USA Master Trust Trustee, at the request of certificateholders of the First USA Master Trust;

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for any losses, claims or damages incurred by any of them in their capacities as investors, including without limitation, losses incurred as a result of defaulted receivables or credit card receivables which are written off as uncollectible; or

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for any liabilities, costs or expenses of the First USA Master Trust, the certificateholders or the certificate owners of the First USA Master Trust arising under any tax law, including without limitation, any federal, state or local income or franchise tax or any other tax imposed on or measured by income, or any interest or penalties with respect thereto or arising from a failure to comply therewith, required to be paid by the First USA Master Trust, the certificateholders or the certificate owners of the First USA Master Trust in connection with the First USA Master Trust Agreement, to any taxing authority.

In addition, the First USA Master Trust Agreement provides that, subject to certain exceptions, Chase USA will indemnify the First USA Master Trust and the First USA Master Trust Trustee, from and against any reasonable loss, liability, expense, damage or injury (other than those incurred by a certificateholder as a result of defaults in payment of the credit card receivables) arising out of or based upon the arrangement created by the First USA Master Trust Agreement, as though the First USA Master Trust Agreement created a partnership under the New York Uniform Partnership Law in which Chase USA is a partner.

Neither Chase USA, the servicer nor any of their respective directors, officers, employees or agents will be under any other liability to the First USA Master Trust, the First USA Master Trust Trustee, the certificateholders of any certificates issued by the First USA Master Trust or any other person for any action taken, or for refraining from taking any action, in good faith pursuant to the First USA Master Trust Agreement.

Neither Chase USA, the servicer nor any of their respective directors, officers, employees or agents will be protected against any liability which would otherwise be imposed by reason of willful misfeasance or gross negligence of Chase USA, the servicer or any such person in the performance of its duties or by reason of reckless disregard of obligations and duties under the First USA Master Trust Agreement. In addition, the First USA Master Trust Agreement provides that the servicer is not under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under First USA Master Trust Agreement and which in its opinion may cause it to incur any expense or liability.

In accordance with the First USA Master Trust Agreement, the servicer or transferor, as applicable, shall not consolidate with or merge into any other corporation or convey or transfer its properties and assets substantially as an entirety to any person, unless:

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the corporation formed by the consolidation or merger or the person which acquires the properties and assets of the servicer or transferor, as applicable, substantially as an entirety will be a corporation organized and existing under the laws of the United States of America or any state thereof or the District of Columbia, and shall be a state banking corporation or national banking association or other entity which is not subject to the bankruptcy laws of the United States of America or will be a special purpose entity whose powers and activities are limited and, if the servicer or transferor, as applicable, is not the surviving entity, will expressly assume the performance of every covenant and obligation of the servicer or transferor, as applicable, under the First USA Master Trust Agreement;

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the servicer or transferor, as applicable, delivers to the First USA Master Trust Trustee an officer’s certificate that such consolidation, merger, conveyance or transfer and the supplemental agreement comply with the First USA Master Trust Agreement and an opinion of counsel that the supplemental agreement is legal, valid and binding with respect to the servicer or transferor, as applicable; and

•	the servicer or transferor, as applicable, delivers notice to the Rating Agencies of the consolidation, merger, conveyance or transfer.

Amendments to the First USA Master Trust Agreement

By accepting a note, a noteholder will be deemed to acknowledge that Chase USA and the First USA Master Trust Trustee may amend the First USA Master Trust Agreement and any series supplement without the consent of any certificateholder, including the issuing entity, or any noteholder by following the procedures outlined below.

For the purposes of any provision of the First USA Master Trust Agreement or the Series 2002-CC supplement requiring or permitting actions with the consent of, or at the direction of, certificateholders holding a specified percentage of the aggregate unpaid principal amount of certificates issued by the First USA Master Trust:

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the First USA Collateral Certificate will be treated as a certificate issued by the First USA Master Trust and the issuing entity as the holder of the First USA Collateral Certificate as a certificateholder;

•	the holder of the First USA Collateral Certificate will be deemed to be the holder of an amount equal to the Invested Amount of the First USA Collateral Certificate;

•

the First USA Collateral Certificate will be deemed to vote in accordance with the majority of the outstanding certificates issued by the First USA Master Trust, except (1) that in the event an equal number of the certificates—without regard to the First USA Collateral Certificate—vote in the positive and in the negative, the First USA Collateral Certificate will be deemed to have voted in the negative and (2) that if the First USA Collateral Certificate is the sole certificate outstanding under the First USA Master Trust it will be deemed to have voted in the negative; and

•

any notes owned by the issuing entity, the transferor, the servicer, any other holder of the First USA Master Trust Transferor Interest, with respect to an amendment to the First USA Master Trust Agreement, or any affiliate thereof will be deemed not to be outstanding.

In addition, a noteholder will not have any right to consent to any amendment to the First USA Master Trust Agreement or the Series 2002-CC supplement providing for (1) replacing Chase USA as transferor under the First USA Master Trust Agreement with a bankruptcy-remote special purpose entity, (2) so long as the only series of certificates of the First USA Master Trust outstanding is Series 2002-CC, the consolidation of the First USA Master Trust and the issuing entity, and (3) the transfer of assets of the First USA Master Trust to the issuing entity.

No amendment to the First USA Master Trust Agreement will be effective unless the issuing entity delivers the opinions of counsel described in “The Notes—Tax Opinions for Amendments.”

The First USA Master Trust Agreement and any related series supplement may be amended by Chase USA, the servicer and the First USA Master Trust Trustee without the consent of certificateholders of any series then outstanding under the First USA Master Trust, for any purpose, provided that:

•

as evidenced by an opinion of counsel for the transferor addressed and delivered to the First USA Master Trust Trustee, such action will not adversely affect in any material respect the interests of any certificateholder of the First USA Master Trust; or

•	as evidenced by an officer’s certificate from Chase USA, that action will not significantly change the permitted activities of the First USA Master Trust; and

•

each Rating Agency shall have notified the transferor, the servicer and the First USA Master Trust Trustee in writing that the action will not result in a reduction or withdrawal of the rating of any outstanding series or class of certificates issued by the First USA Master Trust.

The First USA Master Trust Agreement and the related series supplement may be amended by Chase USA, the servicer and the First USA Master Trust Trustee (a) with the consent of the holders of certificates evidencing interests aggregating not less than 50% of the Investor Interest for each outstanding series of the First USA Master Trust, for the purpose of effectuating a significant change in the permitted activities of the First USA Master Trust which is not materially adverse to the certificateholders, and (b) in all other cases, with the consent of the holders of certificates evidencing interests aggregating not less than 66 2/3% of the Invested Amount for each outstanding series of the First USA Master Trust, for the purpose of adding any provisions to, changing in any manner or eliminating any of the provisions of the First USA Master Trust Agreement or the related series supplement or of modifying in any manner the rights of certificateholders of any outstanding series of the First USA Master Trust.

With respect to the First USA Master Trust, the prior consent of each certificateholder of the affected series issued by the First USA Master Trust is required for amendments that would:

•	reduce in any manner the amount of, or delay the timing of, distributions which are required to be made on any certificate of such series issued by the First USA Master Trust;

•	change the definition of or the manner of calculating the Invested Amount, the investor percentage or the investor default amount of such series; or

•	reduce the aforesaid percentage required to consent to any such amendment.

Promptly following the execution of any amendment to the First USA Master Trust Agreement requiring the consent of certificateholders, the First USA Master Trust Trustee shall furnish notification of the substance of that amendment to each certificateholder of each series issued by the First USA Master Trust that is adversely affected and 10 Business Days prior to the proposed effective date for such amendment the First USA Master Trust Trustee shall furnish notification of the substance of such amendment to each Rating Agency providing a rating for such series.

Material Legal Aspects of the Credit Card Receivables

Transfer of Credit Card Receivables

Chase USA has represented and warranted in the First USA Master Trust Agreement that the transfer of credit card receivables by it to the First USA Master Trust is either a complete transfer and assignment to the First USA Master Trust of all right, title and interest of Chase USA in and to the related credit card receivables, except for the interest of Chase USA as holder of the First USA Master Trust Transferor Interest, or the grant to the First USA Master Trust of a security interest in the credit card receivables.

In addition, Chase USA has represented and warranted that its transfer of a collateral certificate or any increased Invested Amount of a collateral certificate to the issuing entity and its transfer of any credit card receivables to the issuing entity is either a complete transfer and assignment to the issuing entity of that collateral certificate, except for the interest of Chase USA as holder of the Transferor Certificate, or the grant to the issuing entity of a security interest in that collateral certificate, any increased Invested Amount of that collateral certificate or those credit card receivables.

Chase USA also has represented and warranted in the First USA Master Trust Agreement that in the event the transfer of credit card receivables by Chase USA to the First USA Master Trust is deemed to create a security interest under the Delaware UCC, then it will constitute a valid, subsisting and enforceable first priority perfected security interest in those credit card receivables created afterward in favor of the First USA Master Trust on and after their creation, except for certain tax and other governmental liens, subject to the limitations described below. For a discussion of the First USA Master Trust’s rights arising from a breach of these warranties, see “The First USA Master Trust—First USA Master Trust Representations and Warranties.”

Chase USA has also represented and warranted to the issuing entity that in the event the transfer of a collateral certificate or credit card receivables by Chase USA to the issuing entity or an increase in the Invested Amount of an existing collateral certificate included in the issuing entity is deemed to create a security interest under the Delaware UCC then it will constitute a valid, subsisting and enforceable first priority perfected security interest in the collateral certificate or credit card receivables, as applicable, created in favor of the issuing entity on and after their initial issuance date, date of increase in Invested Amount or creation, except for certain tax and other governmental liens, subject to the limitations described below. For a discussion of the issuing entity’s rights arising from a breach of these warranties, see “Sources of Funds to Pay the Notes—Transferor Representations and Warranties.”

Chase USA has represented as to credit card receivables previously conveyed to the issuing entity and the First USA Master Trust, and will represent as to credit card receivables to be conveyed to the issuing entity or the First USA Master Trust, as applicable, that the credit card receivables are “accounts” for purposes of the Delaware UCC. Both the transfer and assignment of accounts and the transfer of accounts as security for an obligation are treated under Article 9 of the Delaware UCC as creating a security interest therein and are subject to its provisions, and the filing of an appropriate financing statement is required to perfect the security interest of the issuing entity or the First USA Master Trust, as applicable. Financing statements covering the credit card receivables or the First USA Collateral Certificate, as applicable, have been and will be filed with the appropriate state governmental authority to protect the interests of the issuing entity in the credit card receivables and First USA Collateral Certificate and the interest of the First USA Master Trust in the credit card receivables.

There are certain limited circumstances in which a prior or subsequent transferee of credit card receivables coming into existence after the closing date could have an interest in those credit card receivables with priority over any of the issuing entity’s or the First USA Master Trust’s interest. Under the First USA Master Trust Agreement, however, Chase USA has represented and warranted that it transferred Chase USA’s interest in the credit card receivables to the First USA Master Trust free and clear of the lien of any third party and under the transfer and servicing agreement Chase USA has represented and warranted that it is transferring its interest in the credit card receivables to the issuing entity free and clear of the lien of any third party. In addition, Chase USA has covenanted and will covenant that it will not sell, pledge, assign, transfer or grant any lien on any credit card receivable in the First USA Master Trust or the issuing entity, or any interest therein, other than to the First USA Master Trust or the issuing entity, as applicable.

A tax or government lien or other nonconsensual lien on property of Chase USA arising prior to the time a collateral certificate is issued or a credit card receivable comes into existence may also have priority over the issuing entity’s interest in that collateral certificate or the interest of the issuing entity or the First USA Master Trust, as applicable, in that credit card receivable. In addition, if the FDIC were appointed as conservator or receiver of Chase USA, the FDIC’s administrative expenses may also have priority over the interest of the issuing entity or the First USA Master Trust, as applicable, in that credit card receivable.

Collections allocated to the First USA Master Trust and on certain credit card receivables conveyed to the issuing entity held by the servicer may be commingled and used for the benefit of the servicer prior to each Transfer Date and, in the event of the insolvency of the servicer or, in certain circumstances, the lapse of certain time periods, the issuing entity may not have a first priority perfected security interest in those collections. If these events occur, the amount payable to you could be lower than the outstanding principal and accrued interest on the notes, thus resulting in losses to you.

Certain Matters Relating to Conservatorship or Receivership

Chase USA is chartered as a national banking association and is subject to regulation and supervision by the OCC. If Chase USA becomes insolvent, is in an unsound condition or engages in certain violations of its bylaws or regulations or if other similar circumstances occur, the OCC is authorized to appoint the FDIC as conservator or receiver.

The FDIC, as conservator or receiver, is authorized to repudiate any “contract” of Chase USA. This authority may permit the FDIC to repudiate the transfer of credit card receivables or the First USA Collateral Certificate to the issuing entity (including the grant to the issuing entity of a security interest in the First USA Collateral Certificate or credit card receivables) or the transfer of credit card receivables to the First USA Master Trust (including the grant to the First USA Master Trust of a security interest in the credit card receivables). Under the Original Safe Harbor, the FDIC, as conservator or receiver, will not use its repudiation authority to reclaim, recover or recharacterize financial assets, such as the credit card receivables and a collateral certificate transferred by a bank if certain conditions are met, including that the transfer was made for adequate consideration, and was not made fraudulently, in contemplation of insolvency or with the intent to hinder, delay or defraud the bank or its creditors and that the transfer satisfies the requirements for sale accounting treatment under generally accepted accounting principles, other than the legal isolation requirement. As discussed in “Risk Factors—Changes in accounting standards have resulted in the assets and liabilities of the issuing entity and the First USA master trust being consolidated on the balance sheet of Chase USA,” under accounting standard that became effective January 1, 2010 for calendar year reporting entities, Chase USA has consolidated the issuing entity and the First USA master trust onto its balance sheet and the transfers of credit card receivables to the issuing entity and the First USA Master Trust and the transfer of the First USA Master Trust Collateral Certificate to the issuing entity, which had satisfied the requirements for sale accounting treatment prior to January 1, 2010, no longer satisfy the requirements for sale accounting treatment. On September 27, 2010, the FDIC issued the Revised Safe Harbor amending the Original Safe Harbor, that extends the benefit of the FDIC’s legal isolation safe harbor under the Original Safe Harbor to any obligations of master trusts and revolving trusts for which obligations were issued on or before September 27, 2010, and for which the conditions for sale accounting treatment, other than legal isolation, that were in place before November 15, 2009, and all other requirements of the Original Safe Harbor, are satisfied. The Revised Safe Harbor extends to obligations issued by such trusts both before and after September 27, 2010. Chase USA believes that the conditions of the Revised Safe Harbor are currently being satisfied for issuances from the issuing entity.

If the FDIC, as conservator or receiver, were to determine that the Revised Safe Harbor did not apply to the issuing entity or the First USA Master Trust and repudiated the transfer of the credit card receivables and thereby any of the issuing entity’s interest in the First USA Collateral Certificate or credit card receivables or the First USA Master Trust’s security interest in the credit card receivables, the amount of compensation that the FDIC would be required to pay would be limited to “actual direct compensatory damages” determined as of the date of the FDIC’s appointment as conservator or receiver. There is no statutory definition of “actual direct compensatory damages” but the term does not include damages for lost profits or opportunity. The staff of the FDIC may take the position that upon repudiation these damages would not include interest accrued to the date of actual repudiation, so that certificateholders, including the issuing entity, as holder of the First USA Collateral Certificate, or holders of notes issued by the issuing entity, would receive interest only through the date of the appointment of the FDIC as conservator or receiver. Since the FDIC may delay repudiation for a reasonable period of time (which may be at least six months) following that appointment, investors may not have a claim for interest accrued during this period. In addition, in one case involving the repudiation by the Resolution Trust Corporation, formerly a sister agency of the FDIC, of certain secured zero-coupon bonds issued by a savings association, a United States federal district court held that “actual direct compensatory damages” in the case of a marketable security meant the market value of the repudiated bonds as of the date of repudiation. If that court’s view were applied to determine the First USA Master Trust’s “actual direct compensatory damages” in the event the FDIC repudiated the transfer of credit card receivables to the First USA Master Trust under the First USA Master Trust Agreement, the amount paid to certificateholders could, depending upon circumstances existing on the date of the repudiation, be less than the principal of the certificates and the interest accrued thereon to the date of payment.

If the FDIC were appointed as conservator or receiver for Chase USA, the FDIC could:

•

require the First USA Master Trust Trustee or the collateral agent to go through an administrative claims procedure to establish its right to payments collected on (1) the credit card receivables in the First USA Master Trust in the case of the First USA Master Trust Trustee or (2) the First USA Collateral Certificate or credit card receivables in the case of the collateral agent;

•	request a stay of any judicial action or proceeding with respect to the First USA Master Trust’s or the issuing entity’s claims against Chase USA; or

•

repudiate without compensation and refuse to perform Chase USA’s ongoing obligations under the First USA Master Trust Agreement or the transfer and servicing agreement, such as the duty to collect payments or otherwise service the credit card receivables or to transfer additional credit card receivables, in the case of the First USA Master Trust, or the duty to collect payments on the First USA Collateral Certificate or credit card receivables or otherwise service the credit card receivables, in the case of the issuing entity.

Furthermore, the Federal Deposit Insurance Act provides that, with certain exceptions, during the 45-day period beginning on the date of the appointment of the FDIC as conservator for a bank or the 90-day period beginning on the date of the appointment of the FDIC as receiver for a bank, no person may, without the consent of the FDIC as conservator or receiver, exercise any right or power to terminate, accelerate, or declare a default under any contract to which the bank is a party, or to obtain possession of or exercise control over any property of the bank or affect the contractual rights of the bank, provided that (among other exceptions) this requirement does not permit the FDIC as conservator or receiver to fail to comply with otherwise enforceable provisions of any such contract. Even if the issuing entity receives the benefit of the Revised Safe Harbor, the Federal Deposit Insurance Act could be interpreted to prohibit the indenture trustee, the collateral agent, the First USA Master Trust Trustee, noteholders or other persons from taking certain actions to implement contractual provisions, such as the early amortization provisions of the indenture and the rapid amortization provisions of the First USA Master Trust Agreement. Such interpretation, whether or not ultimately sustained, could lead to a delay and reduction in payments on your notes.

There are also statutory prohibitions on (1) any attachment or execution being issued by any court upon assets in the possession of the FDIC as receiver and (2) any property in the possession of the FDIC, as conservator or receiver, being subject to levy, attachment, garnishment, foreclosure or sale without the consent of the FDIC.

The First USA Master Trust Agreement provides that, upon the appointment of a conservator or receiver, as applicable, or upon a voluntary liquidation with respect to Chase USA, the transferor will promptly give notice thereof to the First USA Master Trust Trustee and a First USA Master Trust Pay Out Event under the First USA Master Trust will occur with respect to all series then outstanding, including the First USA Collateral Certificate. Pursuant to the First USA Master Trust Agreement and the transfer and servicing agreement, newly created credit card receivables will not be transferred to the First USA Master Trust or the issuing entity on and after that appointment or voluntary liquidation. Pursuant to the First USA Master Trust Agreement, upon the appointment of a conservator or receiver for Chase USA, the First USA Master Trust Trustee will proceed to sell, dispose of or otherwise liquidate the assets contained in the First USA Master Trust in a commercially reasonable manner and on commercially reasonable terms, (1) unless otherwise instructed within a specified period by (a) holders of certificates representing interests aggregating more than 50% of the Invested Amounts of each outstanding series, or if any series has more than one class, of each class, and (b) any other person specified in the First USA Master Trust Agreement, or (2) unless otherwise required by the receiver, bankruptcy trustee or conservator of the transferor. If such a vote is required, the First USA Collateral Certificate, as the only certificate issued by the First USA Master Trust that remains outstanding, will be deemed to have voted in the negative. Under the First USA Master Trust Agreement, the proceeds from the sale of the assets allocated to the certificates or the noteholders, as applicable, would be treated as collections of the credit card receivables and would be distributed to the certificateholders, including the issuing entity, as holder of the First USA Collateral Certificate. Pursuant to the transfer and servicing agreement, newly created credit card receivables will not be transferred to the issuing entity on and after that appointment or voluntary liquidation.

Pursuant to the indenture, the appointment of a conservator or receiver, as applicable, or a voluntary liquidation with respect to Chase USA constitutes an early amortization event. Pursuant to the transfer and servicing agreement, newly created credit card receivables and collateral certificates will not be transferred to the issuing entity, and the Invested Amount of an existing collateral certificate will not be increased, on and after the appointment of a conservator or receiver, as applicable, or upon a voluntary liquidation with respect to Chase USA. The FDIC as conservator or receiver, however, may have the power, regardless of the terms of the First USA Master Trust Agreement, the indenture, the transfer and servicing agreement, the issuing entity trust agreement or the instructions of those authorized to direct the First USA Master Trust Trustee’s or the indenture trustee’s actions, (1) to prevent the beginning of an early amortization period or a Rapid Amortization Period, (2) to prevent the early sale, liquidation or other disposition of the credit card receivables and termination of the First USA Master Trust or (3) to require new principal receivables to continue to be transferred to the First USA Master Trust or the issuing entity, as applicable. In addition, the FDIC, as conservator or receiver, may, regardless of the terms of the First USA Master Trust Agreement, the indenture, the transfer and servicing agreement or the issuing entity trust agreement, have the power to (1) require the early sale of the First USA Master Trust’s credit card receivables or the issuing entity’s credit card receivables or collateral certificates, (2) require termination of the First USA Master Trust or the First USA Master Trust’s outstanding certificates (including the First USA Collateral Certificate) or (3) prohibit the continued transfer of principal receivables to the First USA Master Trust or the issuing entity. In addition, the FDIC as conservator or receiver for the servicer may have the power to (i) prevent the First USA Master Trust Trustee, the indenture trustee, the collateral agent, the noteholders or the certificateholders, as applicable, from appointing a successor servicer under the First USA Master Trust Agreement or the transfer and servicing agreement, as applicable, or (ii) authorize Chase USA to stop servicing the credit card receivables.

In the receivership of a national bank, a court has held that certain of the rights and powers of the FDIC as receiver extended to a statutory trust formed by that national bank in connection with a securitization of credit card receivables. If Chase USA were to enter conservatorship or receivership, the FDIC could take the position that its rights and powers as receiver extend to the First USA Master Trust or the issuing entity.

Certain Regulatory Matters

The operations and financial condition of Chase USA are subject to extensive regulation and supervision and to various requirements and restrictions under federal and state law. The appropriate federal banking agencies have broad enforcement powers over Chase USA and its affiliates. The enforcement powers may adversely affect the operation of the First USA Master Trust or the issuing entity and your rights under the securitization agreements prior to the appointment of a receiver or conservator.

If the appropriate banking agency finds that any agreement or contract, including a securitization agreement, of Chase USA or the issuing entity, or the performance of any obligation under such an agreement or contract, constitutes an unsafe or unsound practice, violates any law, rule, regulation, or written condition or agreement applicable to Chase USA or would adversely affect the safety and soundness of Chase USA, that banking agency has the power to order Chase USA, among other things, to rescind that agreement or contract, refuse to perform that obligation, terminate that activity, or take such other action as the banking agency determines to be appropriate. Chase USA may not be liable to you for contractual damages for complying with such an order and you may not have any legal recourse against the appropriate banking agency.

JPMorgan Chase & Co. announced on September 19, 2013 that JPMorgan Chase Bank, Chase USA and JPMorgan Bank and Trust Company, N.A. entered into a consent order with the OCC regarding collections litigation processes pursuant to which those banks agreed to take certain corrective actions. The consent order was issued in connection with the banks’ past oversight of third parties, operational processes and control functions related to collections litigation practices, the execution and notarization of sworn documents, and the compliance with the Servicemembers Civil Relief Act, in connection with a small percentage of JPMorgan Chase & Co.’s credit card, student loan, auto loan, business banking and commercial banking customers who defaulted on their loan or contract.

Also on September 19, 2013, JPMorgan Chase Bank and Chase USA entered into consent orders with the OCC and the CFPB regarding the billing and administration of credit monitoring products previously offered by JPMorgan Chase Bank and Chase USA. Those banks stopped enrollments in the credit monitoring products in mid-2012 and have credited or refunded the customers affected. The consent orders require JPMorgan Chase Bank and Chase USA to pay penalties and take certain corrective actions.

Chase USA does not expect that the consent orders described above will adversely affect the payment of principal or interest by the issuing entity on the notes offered hereunder.

Chase USA is experiencing heightened scrutiny by its regulators of its compliance with new and existing regulations, and with respect to its controls and operational processes. Accordingly, Chase USA expects that its banking supervisors will in the future continue to take more formal enforcement actions against Chase USA rather than issuing informal supervisory actions or criticisms.

In 2003, the OCC issued a consent order against a national banking association in connection with a securitization of that bank’s credit card receivables that directed that bank to, among other things:

•	cease to act as servicer upon the appointment of a successor servicer, but in any case no later than a specified date;

•

withhold funds from collections in an amount determined by a servicing compensation schedule set forth in the consent order, notwithstanding the priority of payments established in the securitization documents and the relevant trust’s perfected security interest in those funds; and

•

withhold funds from current collections in an amount sufficient to reimburse that bank retroactively for the servicing compensation amount established for the calendar month in which the order was issued, less servicing fees or compensation withheld by that bank during this period pursuant to the securitization documents and the temporary cease and desist order.

The servicing fee rates described in the schedule set forth in the consent order were higher than the servicing fee rate established in that bank’s securitization documents. A temporary cease and desist order had directed that bank to withhold funds from collections in an amount sufficient to compensate that bank for its actual costs and expenses of servicing its securitized receivables. The notice of charges for a permanent cease and desist order had asserted that the servicing fee which that bank was entitled to receive under the securitization documents was inadequate compensation due to the nature of its portfolio, and therefore contrary to safe and sound banking practices, because (i) that bank’s actual cost of servicing exceeded the contractual servicing fee and (ii) as a result of the subordination of the servicing fee, that bank was receiving reduced or no payments for certain services. In addition, the OCC separately ordered that bank to cease extending new credit on its credit cards.

If Chase USA was in economic or regulatory difficulty and servicing fees payable under the securitization documents did not fully compensate Chase USA for its actual servicing costs, a federal banking regulatory authority might order Chase USA to amend or rescind its securitization agreements, or to withhold amounts equal to its actual servicing costs as determined by the federal banking regulatory authority. In addition, the appropriate federal banking regulatory authority would have the power to order Chase USA to cease extending new credit to its credit card customers. While Chase USA has no reason to believe that any federal banking regulatory authority would currently consider provisions relating to Chase USA acting as servicer or the payment of a servicing fee to Chase USA, or any other obligation of Chase USA under any securitization agreements, to be unsafe or unsound or violative of any law, rule or regulation applicable to it, there can be no assurance that a federal banking regulatory authority in the future would not conclude otherwise. If a federal banking regulatory authority did reach such a conclusion, and ordered Chase USA to rescind or amend its securitization agreements, payments to you could be delayed or reduced.

Consumer Protection Laws

The relationship of the cardholder and credit card issuer is extensively regulated by federal and state consumer protection laws. With respect to credit cards issued by Chase USA, the most significant laws include the federal Truth in Lending, Equal Credit Opportunity, Fair Credit Reporting, Fair Debt Collections Practices and Electronic Fund Transfer Acts as well as each state’s statutes governing unfair and deceptive trade practices. These statutes impose disclosure requirements when a credit card account is advertised, when it is opened, at the end of monthly billing cycles, and at year end. In addition, these statutes limit customer liability for unauthorized use, prohibit certain discriminatory practices in extending credit, and impose certain limitations on the type of credit card account-related charges that may be assessed. Cardholders are entitled under these laws to have payments and credits applied to the credit card accounts promptly, to receive prescribed notices and to require billing errors to be resolved promptly. Failure to comply with any of these laws or regulations could lead to private causes of action, such as class action lawsuits, lawsuits brought by states’ attorneys general or federal regulatory enforcement actions, including those brought by the CFPB.

In May of 2009, Congress enacted the CARD Act. The CARD Act, as modified by a series of implementing rules, amends the Truth in Lending Act by mandating various new and additional standards and practices with respect to the marketing, underwriting, pricing, billing and other aspects of the consumer credit card business. Among other things, the CARD Act and the implementing rules prevent increases in the APR on outstanding balances and penalty fees except under limited circumstances, require creditors to allocate payments in excess of the minimum payment to the portion of the balance with the highest outstanding rate first, and then to remaining balances in descending interest rate order, restrict imposition of a default APR on existing balances unless an account is 60 days past due, require that the increased APR resulting from an account being 60 days past due be reduced if payments are timely made for six consecutive months after the APR increase, and require card issuers to review accounts at least every six months when an APR has been increased after January 1, 2009 to determine whether the APR should be reduced. In addition, the CARD Act and the implementing rules require penalty fees to be “reasonable” and “proportional” to the consumer’s violation of the account terms or within the safe harbor applicable thereto, creditors to mail billing statements at least 21 calendar days before the payment due date and the payment due date for a credit card account to be the same calendar day each month, and if such day is a holiday or weekend, creditors may not treat the payment as late if received on the next business day.

As a result of the adoption of the CARD Act, the amount of interest charges and fees collected by Chase USA may decrease, the number of additional accounts originated may decrease, and consumers may choose to use credit cards less frequently. Similar effects may result from any future adverse changes in federal and state consumer protection laws or regulations, or adverse changes in their applicability or interpretation. Each of these effects, independently or collectively, may reduce the yield on the pool of credit card receivables, which may result in a pay out event or an early amortization event and may result in an acceleration of payment or reduced payments on your notes.

There have been numerous other attempts at the federal, state and local levels to further regulate the credit card industry. For instance, legislation has been proposed restricting interchange fees on credit card transactions, imposing a ceiling on the rate of interest a financial institution may assess on a credit card account and requiring consumer lenders to abide by the interest rate limits of the state in which the consumer resides. Legislation restricting interchange fees or imposing a ceiling on interest rates could result in a reduction of the yield on the pool of credit card receivables which could result in a pay out event for a collateral certificate or an early amortization event for the notes and could result in an acceleration of payment or reduced payments on your notes. See “The Notes—Redemption and Early Amortization of Notes; Early Amortization Events” and “Risk Factors—Changes to consumer protection laws may impede collection efforts, alter timing and amount of collections and reduce the yield on the pool of credit card receivables which may result in acceleration of or reduction in payments on your notes.”

The Dodd-Frank Act has significantly increased the regulation of the financial services industry. This legislation, among other things: requires federal regulators to adopt regulations requiring securitizers or originators to retain at least 5% of the credit risk of securitized exposures unless the underlying exposures are qualified residential mortgages or meet certain underwriting standards to be determined by regulation; requires the SEC to promulgate rules requiring issuers of asset-backed securities to (i) disclose data regarding the underlying assets as determined to be necessary for investors to independently perform due diligence and (ii) perform a review of the underlying assets and disclose the nature of the review; increases oversight of credit rating agencies; requires the SEC to promulgate rules generally prohibiting firms from underwriting or sponsoring a securitization that would result in a material conflict of interest with respect to investors in that securitization; restricts the interchange fees payable on debit card transactions; establishes the CFPB, which will have broad authority to regulate the credit, savings, payment and other consumer financial products and services that Chase USA and its affiliates offer; establishes the FSOC to oversee systemic risk, and provides regulators with the power to require companies deemed “systemically important” to sell or transfer assets and terminate activities if the regulators determine that the size or scope of activities of the company pose a threat to the safety and soundness of the company or the financial stability of the United States; increases regulation of the over-the-counter derivatives market by requiring central clearing of standardized over-the-counter derivatives, and imposing heightened supervision of over-the-counter derivatives dealers and major market participants; imposes margin requirements on derivative transactions that could significantly reduce customer appetite for such products; requires bank regulators to phase out the treatment of trust preferred capital debt securities as Tier 1 capital for regulatory capital purposes; and requires Chase USA and its affiliates to provide a credible plan for resolution under the Bankruptcy Code, and provides sanctions that include divestiture of assets or restructuring in the event the plan is deemed insufficient.

In the United States, the Department of the Treasury, FSOC, SEC, CFTC, Federal Reserve Board, OCC, CFPB and FDIC are engaged in extensive rule-making mandated by the Dodd-Frank Act. While certain regulations under the Dodd-Frank Act have been adopted, much of the significant rule-making remains to be done. As a result, the complete scope of the Dodd-Frank Act remains uncertain. It is not clear what form some of these regulations will ultimately take, or how the issuing entity, the First USA Master Trust or Chase USA will be affected.

Pursuant to the Dodd-Frank Act, on July 21, 2011, regulatory authority over certain federal consumer financial protection statutes was transferred to the CFPB. Accordingly, certain federal consumer financial laws including, but not limited to, the Truth in Lending, Equal Credit Opportunity, Fair Credit Reporting, and Electronic Fund Transfer Acts, will be enforced by the CFPB, subject to certain statutory limitations.

In addition, legislation has been proposed restricting interchange fees on credit card transactions, imposing a ceiling on the rate of interest a financial institution may assess on a credit card account and extending provisions of the CARD Act to business cards. Legislation restricting interchange fees or imposing a ceiling on interest rates could result in a reduction of the yield on the pool of credit card receivables which could result in a pay out event for a collateral certificate or an early amortization event for the notes and could result in an acceleration of payment or reduced payments on your notes. See “The First USA Master Trust—Defaulted Receivables; Rebates and Fraudulent Charges,” “The First USA Master Trust—First USA Master Trust Pay Out Events,” “The Notes—Redemption and Early Amortization of Notes; Early Amortization Events” and “Risk Factors—Changes to consumer protection laws may impede collection efforts, alter timing and amount of collections and reduce the yield on the pool of credit card receivables which may result in acceleration of or reduction in payments on your notes.”

Under the Servicemembers Civil Relief Act, members of the military on active duty who have incurred consumer credit card debt may cap the interest rates on debts incurred before active duty at 6%. In addition, subject to judicial discretion, any action or court proceeding in which an individual in military service is involved may be stayed if the individual’s rights would be prejudiced by denial of a stay. Currently, a small portion of the accounts in the First USA Master Trust or the issuing entity may be affected by the limitations and restrictions of the Servicemembers Civil Relief Act. Chase USA does not expect that the inclusion of the receivables arising in such accounts in the First USA Master Trust or the issuing entity will have a material effect on your interests.

Any of the First USA Master Trust or the issuing entity may be liable for certain violations of consumer protection laws that apply to the related credit card receivables. A cardholder may be entitled to assert those violations by way of set-off against his or her obligation to pay the amount of credit card receivables owing. Chase USA represents and warrants in the First USA Master Trust Agreement and in the transfer and servicing agreement that all of the credit card receivables have been and will be created in compliance with the requirements of those laws. The servicer also agrees in the First USA Master Trust Agreement and in the transfer and servicing agreement to indemnify the First USA Master Trust and the issuing entity, among other things, for any liability arising from those violations caused by the servicer. For a discussion of the First USA Master Trust’s and the issuing entity’s rights arising from the breach of these warranties, see “The First USA Master Trust—First USA Master Trust Representations and Warranties” and “Sources of Funds to Pay the Notes— Transferor Representations and Warranties.”

Impact of Amendments to the Bankruptcy Code

The Bankruptcy Abuse Prevention and Consumer Protection Act of 2005 (the “Bankruptcy Reform Law”) was signed into law on April 20, 2005, and generally became effective on October 17, 2005. The Bankruptcy Reform Law extensively amended the Bankruptcy Code and is widely viewed as having made it more difficult for individual debtors to discharge debts in bankruptcy. As a result, there was an increase in bankruptcy filings prior to October 17, 2005, as individuals took advantage of the more favorable provisions in the Bankruptcy Code before they were repealed.

Legislation has also been proposed that would amend the Bankruptcy Code to permit modification of certain mortgages that are secured by a Chapter 13 debtor’s principal residence. The scope, duration and terms of potential future legislation with similar effect is discussed from time to time. If such legislation is enacted, it could result in an increase in the number of bankruptcy filings. Chase USA cannot predict whether any such legislation will be passed.

Recent Events Regarding Arbitration Programs

In July 2009, the American Arbitration Association (“AAA”) stated that it would stop participating in consumer-debt-collection arbitration programs until new guidelines were established and the National Arbitration Forum (“NAF”) announced that it would voluntarily cease to administer consumer arbitration disputes as of

July 24, 2009, as part of a settlement agreement with the Minnesota Attorney General. NAF administered arbitrations with respect to a portion of Chase USA’s credit card accounts that were in default. Following the announcements by the AAA and NAF, Chase USA announced it is no longer filing any new consumer credit card arbitration claims and has removed the arbitration provision in its new consumer credit card contracts. Chase USA is continuing to evaluate the impact of these actions on its business, but does not believe that these actions will have a material adverse effect on its collection efforts.

Industry Litigation

On June 22, 2005, merchants filed a putative class action complaint in the U.S. District Court for the District of Connecticut. The complaint alleges that VISA, MasterCard and certain member banks including Bank of America, Chase USA, Capital One, Citibank and others, conspired to set the price of interchange in violation of Section 1 of the Sherman Act. The complaint further alleges tying/bundling and exclusive dealing. Since the filing of the Connecticut complaint, other complaints were filed in different U.S. District Courts challenging the setting of interchange, as well the associations’ respective rules. The Judicial Panel on Multidistrict Litigation consolidated the cases in the Eastern District of New York for pretrial proceedings. An amended consolidated complaint was filed on April 24, 2006 which added claims relating to off line debit transactions. Defendants filed a motion to dismiss all claims that pre-date January 1, 2004. The Court granted that motion and those claims were dismissed.

Plaintiffs filed a first supplemental complaint in May 2006 alleging that the MasterCard offering violated Section 7 of the Clayton Act and Section 1 of the Sherman Act and that the offering was a fraudulent conveyance. Defendants filed a motion to dismiss both of those claims. On November 25, 2008, the District Court dismissed the supplemental complaint with leave to replead.

In May 2008, the plaintiffs filed a motion seeking class certification which defendants opposed. The court has not ruled on the class certification motion.

In January 2009, the plaintiffs filed and served a Second Amended Consolidated Class Action Complaint against all defendants and an amended supplemental complaint challenging the MasterCard IPO making antitrust claims similar to those that were dismissed previously. With respect to the Visa IPO, the plaintiffs filed a supplemental complaint challenging the Visa IPO on antitrust theories parallel to those articulated in the MasterCard IPO pleading.

On March 31, 2009, defendants filed a motion to dismiss the Second Amended Consolidated Class Action Complaint. Separate motions to dismiss each of the supplemental complaints challenging the MasterCard and Visa IPOs were also filed. Plaintiffs and defendants also have fully briefed and argued their motions for summary judgment. None of these motions have been decided.

In October 2012, Visa, Inc., its wholly owned subsidiaries Visa U.S.A. Inc. and Visa International Service Association, MasterCard Incorporated, MasterCard International Incorporated and various United States financial institution defendants, including Chase USA and several of its affiliates and certain predecessor institutions, entered into a settlement agreement (the “Settlement Agreement”) to resolve the United States merchant and retail industry association plaintiffs’ (the “Class Plaintiffs”) claims in the multi-district litigation (“MDL 1720”). On November 27, 2012, the court entered an order preliminarily approving the Settlement Agreement, which provides, among other things, for a $6.05 billion cash payment to the Class Plaintiffs, an amount equal to ten basis points of interchange for a period of eight months to be measured from a date within sixty days of the end of the opt-out period. The Settlement Agreement also provides for modifications to each of the network’s no-surcharge rules, which are effective as of January 27, 2013.

The terms of the Settlement Agreement are subject to review and final approval by the court. On April 11, 2013, Class Plaintiffs moved for final approval of the settlement. On September 12, 2013, the court held the final approval hearing. The timing of the settlement’s final approval is uncertain. As a result, at this time Chase USA cannot determine the impact of the settlement on the issuing entity or any of its notes; however, Chase USA does not believe that the proposed settlement will affect the payment of principal or interest by the issuing entity on its notes.

Other Litigation

A number of lawsuits seeking class action certification have been filed in both state and federal courts against Chase USA. These lawsuits challenge certain policies and practices of Chase USA’s credit card business. A few of these lawsuits have been conditionally certified as class actions. Chase USA has defended itself against claims in the past and intends to continue to do so in the future. While it is impossible to predict the outcome of any of these lawsuits, Chase USA believes that any liability that might result from any of these lawsuits will not have a material adverse effect on the credit card receivables.

On May 9, 2013, the Attorney General of California filed a civil action against JPMorgan Chase & Co., Chase USA and Chase BankCard Services, Inc. alleging violations of California law relating to the use of sworn documents in various stages of the debt collection process, including but not limited to sworn documents submitted in connection with collection litigation and in support of debt sales. This civil action is at an early stage, and Chase USA does not currently expect that the litigation will adversely affect the payment of principal or interest by the issuing entity on its notes.

U.S. Federal Income Tax Consequences

The following is a general summary of certain U.S. federal income tax consequences of the purchase, ownership and disposition of notes by U.S. Note Owners (as defined below) and non-U.S. Note Owners (as defined below) that have been offered for sale in connection with a supplement to this prospectus. It does not purport to be a comprehensive description of all the tax considerations that may be relevant to a decision to purchase the notes. Except as otherwise indicated, this summary deals only with notes purchased at their initial issue price in the original issuance of those notes and held as capital assets. If necessary, additional information will be provided in the applicable supplement to this prospectus.

This discussion is based on present provisions of the Internal Revenue Code, the proposed, temporary and final U.S. Treasury regulations promulgated under the Internal Revenue Code, administrative rulings or pronouncements and judicial decisions all as in effect on the date of this prospectus and all of which are subject to change, possibly with retroactive effect.

This discussion does not address all of the tax consequences that may be relevant to a particular note owner in light of that note owner’s circumstances, nor does it discuss the U.S. federal income tax consequences that may be relevant to some types of note owners that are subject to special treatment under the Internal Revenue Code, such as:

•	dealers in securities or currencies;

•	financial institutions;

•	regulated investment companies;

•	real estate investment trusts;

•	tax-exempt organizations;

•	insurance companies;

•	persons holding the notes as part of a hedging, integrated, conversion or constructive sale transaction or a straddle;

•	traders in securities that have elected the mark-to-market method of accounting for their securities;

•	persons liable for alternative minimum tax;

•	pass-through entities and persons who are investors in such pass-through entities;

•	United States persons whose “functional currency” is not the U.S. dollar;

•	“controlled foreign corporations”;

•	“foreign personal holding companies”;

•	“passive foreign investment companies”; or

•	United States expatriates.

In addition, the following discussion does not consider the state, local or foreign tax consequences of an investment in notes. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE U.S. FEDERAL, STATE, LOCAL, FOREIGN AND ANY OTHER TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF NOTES.

Prospective investors should note that no ruling will be sought from the Internal Revenue Service (the “IRS”) with respect to any of the U.S. federal income tax consequences discussed in this prospectus and that opinions of counsel, such as those described below, are not binding on the IRS or the courts. Consequently, no assurance can be given that the IRS will not take positions contrary to those described below. In addition, the opinions of Skadden, Arps, Slate, Meagher & Flom LLP (“tax counsel”) described below are based upon the representations and assumptions set forth in their opinions, including, but not limited to, the assumption that all of the relevant parties will comply with the terms of the First USA Master Trust Agreement, the indenture and the other related documents. If those representations are inaccurate and/or the relevant parties fail to comply with the terms of the First USA Master Trust Agreement, the indenture or the other related documents, the conclusions of tax counsel described in the opinions and the discussion of the U.S. federal income tax consequences set forth in this prospectus may not be accurate.

For purposes of this discussion, the term U.S. Note Owner means a beneficial owner of a note, that is for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;

•	a corporation created or organized in or under the laws of the United States, any state of the United States or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if (1) it is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all of its substantial decisions or (2) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

For purposes of this discussion, the term non-U.S. Note Owner means a beneficial owner (other than a partnership or other entity treated as a partnership for U.S. federal income tax purposes) of a note that is not a U.S. Note Owner.

If a partnership holds notes, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. A note owner that is a partner of a partnership holding such notes should consult its own tax advisor.

U.S. Federal Income Tax Opinions

At the time the notes are issued, tax counsel will deliver its opinion that, subject to the assumptions and based upon representations set forth in the opinion, at the time of the offering (1) that tranche of notes will be characterized as debt for U.S. federal income tax purposes, and (2) the issuing entity will not be, and the issuance will not cause any master trust to be, classified as an association, or publicly traded partnership, taxable as a corporation for U.S. federal income tax purposes. However, an opinion of counsel is not binding on the IRS or the courts. Consequently, no assurance can be given that that characterization and those classifications will prevail. For possible alternative consequences see “—Possible Alternative Characterizations” below.

The issuing entity will agree by entering into the indenture, and all holders will agree by their purchase and holding of notes, to treat the notes as debt for U.S. federal, state and local income and franchise tax purposes.

Consequences to U.S. Note Owners

Interest and Original Issue Discount

It is expected that the stated rate of interest on each note will constitute “qualified stated interest” pursuant to applicable U.S. Treasury regulations. Such interest will be includable as ordinary income by each U.S. Note Owner as it accrues or is received in accordance with that U.S. Note Owner’s method of tax accounting.

It is possible that the IRS could assert that the stated interest on your notes is not considered to be “unconditionally payable” and that your notes are issued with original issue discount (“OID”). Also, if interest on your notes is not paid in full on a scheduled payment date, your notes might be treated as having OID from the scheduled payment date until their principal is fully paid. In either circumstance, if your notes are treated as issued with OID, you may be required to include stated interest in income prior to receipt of such interest.

Disposition of the Notes

Generally, upon the sale, exchange, retirement or other taxable disposition of a note, U.S. Note Owners will recognize taxable gain or loss in an amount equal to the difference between the amount realized on the disposition (other than amounts attributable to accrued qualified stated interest that the U.S. Note Owner has not previously included in income, which will be taxable as interest income) and the U.S. Note Owner’s adjusted tax basis in the note. The U.S. Note Owner’s adjusted tax basis in the note generally will equal the cost of the note to the U.S. Note Owner, increased by OID previously included in income by the U.S. Note Owner with respect to the note, and decreased by the amount of any payments of principal or OID previously received by the U.S. Note Owner with respect to that note. This gain or loss will be capital gain or loss and generally will be long-term gain or loss if the U.S. Note Owner’s holding period in the note exceeds one year at the time of such sale, exchange, retirement or other disposition. Long-term capital gains of individuals generally are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Possible Alternative Characterizations

As noted above, an opinion of counsel is not binding on the IRS or the courts. If the IRS were to successfully assert, contrary to the opinion of tax counsel, that the issuing entity or any master trust were properly classified as an association, or publicly traded partnership, taxable as a corporation, that entity would be subject to U.S. federal income tax that could materially reduce cash available to make payments on notes. In addition, if the IRS were to successfully assert that any tranche of notes were properly characterized as other than debt, the owners of those notes may be subject to tax on their distributive share of the income, gain, loss, deductions, and credits of the issuing entity and, possibly, any master trust which amounts may not correspond to contemporaneous payments on those notes, which losses and deductions may be subject to limitation, and which characterization may result in additional adverse tax consequences. Alternatively, payments on that tranche of notes may be treated as dividends, possibly resulting in adverse tax consequences to owners of those notes.

Consequences to Non-U.S. Note Owners

U.S. Federal Withholding Tax

The 30% U.S. federal withholding tax will not apply to any payment of principal and, under the “portfolio interest rule,” interest on the notes, provided that:

•	interest paid on the notes is not effectively connected with the non-U.S. Note Owner’s conduct of a trade or business in the United States;

•

the non-U.S. Note Owner does not actually (or constructively) own 10% or more of the total combined voting power of all classes of Chase USA’s voting stock within the meaning of the Internal Revenue Code and applicable U.S. Treasury regulations;

•	the non-U.S. Note Owner is not a controlled foreign corporation that is related to Chase USA through stock ownership;

•	the non-U.S. Note Owner is not a bank whose receipt of interest on the notes is described in section 881(c)(3)(A) of the Internal Revenue Code;

•

either (a) the non-U.S. Note Owner provides its name and address on an IRS Form W-8BEN (or other applicable form), and certifies, under penalties of perjury, that it is not a United States person or (b) the non-U.S. Note Owner holds the notes through certain foreign intermediaries and satisfies the certification requirements of applicable U.S. Treasury regulations; and

•	neither Chase USA nor its paying agent has actual knowledge or reason to know that the beneficial owner of the applicable notes is a U.S. Note Owner.

Special rules apply to non-U.S. Note Owners that are pass-through entities rather than corporations or individuals.

If a non-U.S. Note Owner cannot satisfy the requirements described above, payments of premium, if any, and interest made to the non-U.S. Note Owner will be subject to the 30% U.S. federal withholding tax, unless the non-U.S. Note Owner provides the issuing entity with a properly executed:

•	IRS Form W-8BEN (or other applicable form) claiming an exemption from or reduction in withholding under the benefit of an applicable income tax treaty or

•

IRS Form W-8ECI (or other applicable form) stating that interest paid on the notes is not subject to withholding tax because it is effectively connected with the non-U.S. Note Owner’s conduct of a trade or business in the United States (as discussed below under “—U.S. Federal Income Tax”).

The 30% U.S. federal withholding tax generally will not apply to any gain that a non-U.S. Note Owner realizes on the sale, exchange, retirement or other disposition of a note.

U.S. Federal Income Tax

If a non-U.S. Note Owner is engaged in a trade or business in the United States and interest on the notes is effectively connected with the conduct of that trade or business (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment), then the non-U.S. Note Owner will be subject to U.S. federal income tax on premium or interest on the notes on a net income basis (although it will be exempt from the 30% U.S. federal withholding tax, provided the certification requirements discussed above in “—U.S. Federal Withholding Tax” are satisfied) in the same manner as if it were a United States person as defined under the Internal Revenue Code. In addition, if a non-U.S. Note Owner is a foreign corporation, such note owner may be subject to a branch profits tax equal to 30% (or lower applicable income tax treaty rate) of such premium or interest, subject to adjustments.

Any gain realized on the disposition of a note generally will not be subject to U.S. federal income tax unless:

•

the gain is effectively connected with the non-U.S. Note Owner’s conduct of a trade or business in the United States, and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment or

•	the non-U.S. Note Owner is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met.

If the notes were treated as an interest in a partnership, other than a publicly traded partnership taxable as a corporation, that recharacterization could cause a non-U.S. Note Owner to be treated as engaged in a trade or business in the United States. In that event, the non-U.S. Note Owner would be required to file a U.S. federal income tax return and, generally, would be subject to U.S. federal income tax, including, for a non-U.S. Note Owner that is a corporation, the U.S. branch profits tax, on its allocable share of the net income from such partnership. Furthermore, withholding obligations would apply with respect to partnership income that is allocable to a non-U.S. Note Owner that is considered to be a partner in the partnership. That withholding would be imposed at a rate equal to the highest marginal U.S. federal income tax rate applicable to the non-U.S. Note Owner. Alternatively, if some or all of the notes were treated as equity interests in a publicly traded partnership taxable as a corporation, the gross amount of any related dividend distributions to a non-U.S. Note Owner generally would be subject to U.S. federal withholding tax at the rate of 30%, unless that rate were reduced under an applicable income tax treaty. See “—Possible Alternative Characterizations” above.

Information Reporting and Backup Withholding

U.S. Note Owners

In general, information reporting requirements will apply to payments of principal and interest on notes and to the proceeds of the sale of a note made by U.S. Note Owners other than certain exempt recipients, such as corporations. A backup withholding tax may apply to those payments if the U.S. Note Owner fails to provide a taxpayer identification number or certification of exempt status or fails to report in full dividend and interest income.

Any amounts withheld under backup withholding rules will be allowed as a refund or a credit against such U.S. Note Owner’s U.S. federal income tax liability provided the required information is furnished to the IRS.

Non-U.S. Note Owners

Generally, Chase USA must report annually to the IRS and to a non-U.S. Note Owner the amount of interest paid to such non-U.S. Note Owner on a note and the amount of tax, if any, that Chase USA withheld with respect to such payments. Copies of the information returns reporting such interest payments and any withholding may also be made available to the tax authorities in the country in which such non-U.S. Note Owner resides under the provisions of an applicable income tax treaty.

Generally, no backup withholding will be required with respect to payments made by Chase USA or any withholding agent to a non-U.S. Note Owner if the statement described above under “—Consequences to Non-U.S. Note Owners—U.S. Federal Withholding Tax” has been received and the payor does not have actual knowledge or reason to know that the non-U.S. Note Owner is actually a U.S. Note Owner.

In addition, information reporting and, depending on the circumstances, backup withholding, will apply to the proceeds of the sale of a note within the United States or conducted through United States-related financial intermediaries unless the statement described in the fifth bullet point under “—Consequences to Non-U.S. Note Owners—U.S. Federal Withholding Tax” above has been received (and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. Note Owner) or the note owner otherwise establishes an exemption.

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a non-U.S. Note Owner’s U.S. federal income tax liability provided the required information is furnished to the IRS.

ERISA Considerations

ERISA and Section 4975 of the Internal Revenue Code impose restrictions on:

•	employee benefit plans (as defined in Section 3(3) of ERISA) that are subject to Title I of ERISA;

•	plans (as defined in Section 4975(e)(1) of the Internal Revenue Code) that are subject to Section 4975 of the Internal Revenue Code, including individual retirement accounts and Keogh plans;

•

entities whose underlying assets include plan assets by reason of a plan’s investment in these entities—each of the entities described in the two preceding clauses and this clause are referred to in this prospectus as a “Plan”; and

•

persons who have specified relationships to Plans which are “parties in interest” under ERISA and “disqualified persons” under the Internal Revenue Code, which collectively are referred to in this prospectus as “Parties in Interest.”

Governmental plans (as defined in Section 3(32) of ERISA), some church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) are not subject to the fiduciary responsibility provisions of ERISA or the provisions of Section 4975 of the Internal Revenue Code. However, these plans may be subject to substantially similar rules under applicable non-U.S., federal, state or local law, and may also be subject to the prohibited transaction rules of Section 503 of the Internal Revenue Code.

Plan Asset Issues for an Investment in the Notes

Provisions of ERISA and the regulations issued thereunder—referred to in this prospectus as the “Plan Asset Rules”—provide that if a Plan makes an “equity” investment in a corporation, partnership, trust or other specified entities, the underlying assets and properties of the entity will be deemed for purposes of ERISA and Section 4975 of the Internal Revenue Code to be assets of the investing Plan unless one or more of the exceptions set forth in the rules apply. One of the exceptions set forth in the Plan Asset Rules provides that the underlying assets and properties of an entity will not be treated as assets of investing Plans if equity participation in the entity by Plans is not significant. Equity participation in the issuing entity by Plans will not be considered “significant” for purposes of the Plan Asset Rules as long as Plans hold less than 25% of the total value of each class of equity interest in the issuing entity.

Pursuant to the Plan Asset Rules, an equity interest is any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is little statutory or regulatory guidance on this subject, and there can be no assurances in this regard, because the notes (1) are expected to be treated as indebtedness under applicable local law and (2) should not be deemed to have any “substantial equity features” at the time of the offering, the notes should not initially be treated as an equity interest for purposes of the Plan Asset Rules. These conclusions are based, in part, upon the traditional debt features of the notes, including the reasonable expectation of purchasers of the notes that the notes will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features. Accordingly, the assets of the issuing entity should not be treated as the assets of Plans investing in the notes, and the beneficial interests in the issuing entity are held by Chase USA, such that equity participation by Plans in the issuing entity would not be “significant” for purposes of the Plan Asset Rules. It should be noted, however, that the debt treatment of the notes for ERISA purposes could change subsequent to their issuance (i.e., they could be treated as equity). If the notes were to be treated as “equity interests” for purposes of the Plan Asset Rules, there would be no assurance that ownership of the notes by plans would not be considered “significant” under ERISA and that the assets of the issuing entity would not be treated as assets of a Plan investing in the notes.

Potential Prohibited Transactions from Investment in Notes

There are two categories of prohibited transactions that might arise from a Plan’s investment in notes. Fiduciaries of benefit plans contemplating an investment in notes should carefully consider whether the investment would violate these rules.

Prohibited Transactions between the Issuing Entity or a Credit Card Master Trust and a Party in Interest

The first category of prohibited transaction we describe could arise if:

•	a Plan acquires notes, and

•	under the Plan Asset Rules, the assets of the issuing entity are treated as if they were plan assets of the Plan.

Prohibited Transactions between the Plan and a Party in Interest

Without regard to the treatment of the notes as equity interests under the Plan Asset Rules, Chase USA and any underwriter, as a provider of services to Plans or by reason of a relationship with such a service provider, may be deemed to be Parties in Interest with respect to many Plans. The second category of prohibited transaction we describe could arise on the grounds that the Plan, by purchasing notes, was engaged in a prohibited transaction with a Party in Interest. The acquisition, holding and disposition of notes by or on behalf of one or more of these Plans could result in a prohibited transaction within the meaning of Section 406 or 407 of ERISA or Section 4975 of the Internal Revenue Code. However, the acquisition, holding and disposition of notes may be subject to one or more statutory or administrative exemptions from the prohibited transaction rules of ERISA and Section 4975 of the Internal Revenue Code.

Examples of Prohibited Transaction Exemptions.

Potentially applicable prohibited transaction exemptions include the following:

•

the statutory exemption under ERISA Section 408(b)(17) and Section 4975(d)(20) of the Internal Revenue Code, which exempts specific transactions in which a Plan receives no less, nor pays any more, than adequate consideration, involving persons who are Parties in Interest solely by reason of providing services to the Plan or solely by reason of a relationship to such a service provider;

•	Prohibited Transaction Class Exemption (“PTCE”) 90-1, which exempts specific transactions involving insurance company pooled separate accounts;

•	PTCE 95-60, which exempts specific transactions involving insurance company general accounts;

•	PTCE 91-38, which exempts specific transactions involving bank collective investment funds;

•

PTCE 84-14, which exempts specific transactions effected on behalf of a Plan by a “qualified professional asset manager” as that term is defined in the exemption, and which is referred to as a QPAM; or

•	PTCE 96-23, which exempts specific transactions effected on behalf of a Plan by an “in house asset manager” as that term is defined in the exemption, and which is referred to as an INHAM.

Even if the conditions specified in one or more of these exemptions are met, the scope of relief provided by these exemptions may not necessarily cover all acts that might be construed as prohibited transactions in connection with a Plan’s investment in the notes.

Investment by Plan Investors

Prior to making an investment in the notes of any series, a Plan investor must determine whether, and each fiduciary causing the notes to be purchased by, on behalf of or using “plan assets” of a Plan, including without limitation an insurance company general account, shall be deemed to have represented and warranted that, an exemption from the prohibited transaction rules applies, so that the use of plan assets of the Plan to purchase and hold the notes does not and will not constitute or otherwise result in a non-exempt prohibited transaction in violation of Section 406 or 407 of ERISA or Section 4975 of the Internal Revenue Code (or, in the case of a governmental, church or non-U.S. plan, a violation of any substantially similar non-U.S., federal, state or local law). For purposes of this paragraph, references to “Plan” shall include a governmental, church or non-U.S. plan.

General Investment Considerations for Prospective Plan Investors in the Notes

Prior to making an investment in the notes, prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Internal Revenue Code and the potential consequences of this investment with respect to their specific circumstances. Moreover, each Plan fiduciary should take into account, among other considerations:

•	whether the fiduciary has the authority to make the investment;

•	whether the investment constitutes a direct or indirect transaction with a Party in Interest;

•	the composition of the Plan’s portfolio with respect to diversification by type of asset;

•	the Plan’s funding objectives;

•	the tax effects of the investment; and

•

whether under the general fiduciary standards of investment prudence and diversification an investment in the notes is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

The sale of notes to a Plan will not be deemed a representation by Chase USA or the underwriters that this investment meets all relevant legal requirements with respect to Plans generally or any particular Plan.

Tax Consequences to Plans

In general, assuming the notes are debt for U.S. federal income tax purposes, interest income on notes would not be taxable to Plans that are tax-exempt under the Internal Revenue Code, unless the notes were “debt-financed property” because of borrowings by the Plan itself. However, if, contrary to the opinion of tax counsel, for U.S. federal income tax purposes, the notes are equity interests in a partnership and the partnership or the master trust is viewed as having other outstanding debt, then all or part of the interest income on the notes would be taxable to the Plan as “debt-financed income.” Plans should consult their tax advisors concerning the tax consequences of purchasing notes.

Plan of Distribution

The issuing entity may offer and sell the notes in any of three ways:

•	directly to one or more purchasers;

•	through agents; or

•	through underwriters.

Any underwriter or agent that offers the notes may be an affiliate of the issuing entity, and offers and sales of notes may include secondary market transactions by affiliates of the issuing entity. These affiliates may act as principal or agent in secondary market transactions. Secondary market transactions will be made at prices related to prevailing market prices at the time of sale.

The issuing entity will specify in a prospectus supplement the terms of each offering, including:

•	the name or names of any underwriters or agents,

•	the managing underwriters of any underwriting syndicate,

•	the public offering or purchase price,

•	the net proceeds to the issuing entity from the sale,

•	any underwriting discounts and other items constituting underwriters’ compensation,

•	any discounts and commissions allowed or paid to dealers,

•	any commissions allowed or paid to agents, and

•	the securities exchanges, if any, on which the notes will be listed.

Dealer trading may take place in some of the notes, including notes not listed on any securities exchange. Direct sales may be made on a national securities exchange or otherwise. If the issuing entity, directly or through agents, solicits offers to purchase notes, the issuing entity reserves the sole right to accept and, together with its agents, to reject in whole or in part any proposed purchase of notes.

The issuing entity may change any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers. If indicated in a prospectus supplement, the issuing entity will authorize underwriters or agents to solicit offers by certain institutions to purchase securities from the issuing entity pursuant to delayed delivery contracts providing for payment and delivery at a future date.

Chase USA may retain notes of a series, class or tranche upon initial issuance and may sell them on a subsequent date. Offers to purchase notes may be solicited directly by Chase USA and sales may be made by Chase USA to institutional investors or others deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, with respect to any resale of the securities. The terms of these sales will be described in the applicable prospectus supplement.

Any underwriter or agent participating in the distribution of securities, including notes offered by this prospectus, is an underwriter of those securities under the Securities Act of 1933, as amended, and any discounts or commissions received by it and any profit realized by it on the sale or resale of the securities may be deemed to be underwriting discounts and commissions.

Chase USA and the issuing entity may agree to indemnify underwriters, agents and their controlling persons against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, in connection with their participation in the distribution of the issuing entity’s notes.

Underwriters and agents participating in the distribution of the securities, and their controlling persons, may engage in transactions with and perform services for Chase USA or its affiliates in the ordinary course of business.

J.P. Morgan Securities LLC is an affiliate of Chase USA. Any obligations of J.P. Morgan Securities LLC are the sole obligations of J.P. Morgan Securities LLC, and do not create any obligations on the part of any of its affiliates.

J.P. Morgan Securities LLC and any of its affiliates may from time to time purchase or acquire a position in any notes and may, at its option, hold or resell those notes. J.P. Morgan Securities LLC and any of its affiliates may offer and sell previously issued notes in the course of its business as a broker-dealer. J.P. Morgan Securities LLC and any of its affiliates may act as a principal or an agent in those transactions. This prospectus and the accompanying prospectus supplement may be used by J.P. Morgan Securities LLC and its affiliates in connection with these transactions. These sales, if any, will be made at varying prices related to prevailing market prices at the time of sale.

Legal Matters

Certain legal matters relating to the issuance of the notes, the First USA Collateral Certificate and additional collateral certificates included in the issuing entity will be passed upon for Chase USA by Skadden, Arps, Slate, Meagher & Flom LLP, special Delaware counsel to Chase USA. Certain legal matters relating to the federal tax consequences of the issuance of the notes will be passed upon for Chase USA by Skadden, Arps, Slate, Meagher & Flom LLP. Certain legal matters relating to the issuance of the notes will be passed upon for the underwriters by Allen & Overy LLP.

Where You Can Find More Information

The depositor, as originator of the issuing entity, filed a registration statement (Registration Number: 333-170794) relating to the notes with the SEC. This prospectus is part of the registration statement, but the registration statement includes additional information.

The servicer will file with the SEC all required annual, monthly and special SEC reports, including all reports on Form 10-D, Form 8-K and Form 10-K, and other information about the issuing entity (Central Index Key: 0001174821) or the First USA Master Trust (Central Index Key: 0000890493).

You may read and copy any reports, statements or other information that any of Chase USA, the issuing entity or the First USA Master Trust has filed at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549.

Copies of these documents and the registration statement may be obtained from the Public Reference Room of the SEC at 100 F Street, NE, Washington, D.C. 20549 at prescribed rates. Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC website (http://www.sec.gov).

As soon as reasonably practicable after filing with the SEC, Chase USA will provide a link to the SEC website which contains all Form 10-D, Form 8-K and Form 10-K filings and all special SEC reports made on behalf of the issuing entity or the First USA Master Trust on its website at: http://www.jpmorgan.com/pages/jpmc/ir/financial/abs/cc. You may also obtain more information about Chase USA at: Chase Bank USA, National Association, 201 North Walnut Street, Wilmington, Delaware 19801; (302) 282-5113.

Incorporation of Certain Documents by Reference

We “incorporate by reference” certain information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. We incorporate by reference any monthly reports on Form 10-D and current reports on Form 8-K subsequently filed by or on behalf of the First USA Master Trust or the issuing entity prior to the termination of the offering of the notes. Information that we file later with the SEC that is incorporated by reference will automatically update the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the accompanying prospectus supplement.

As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference in such documents), at no cost. Requests for a copy of any document should be directed to: Chase Bank USA, National Association, 201 North Walnut Street, Wilmington, Delaware 19801; (302) 282-5113.

Forward-Looking Statements

Our disclosures in this prospectus and the accompanying prospectus supplement, including information included or incorporated by reference in this prospectus and the accompanying prospectus supplement, may contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, certain statements made in future SEC filings by Chase USA, in press releases and in oral and written statements made by or with Chase USA’s approval that are not statements of historical fact may constitute forward-looking statements. Forward-looking statements may relate to, without limitation, Chase USA’s financial condition, results of operations, plans, objectives, future performance or business.

Words such as “believes,” “anticipates,” “expects,” “intends,” “plans,” “estimates” and similar expressions are intended to identify forward-looking statements but are not the only means to identify these statements.

Forward-looking statements involve risks and uncertainties. Actual conditions, events or results may differ materially from those contemplated by the forward-looking statements. Factors that could cause this difference—many of which are beyond Chase USA’s control—include the following, without limitation:

•	local, regional and national business, political or economic conditions may differ from those expected;

•	the effects and changes in trade, monetary and fiscal policies and laws, including the interest rate policies of the Federal Reserve Board, may adversely affect Chase USA’s business;

•	the timely development and acceptance of new products and services may be different than anticipated;

•

technological changes instituted by Chase USA and by persons who may affect Chase USA’s business may be more difficult to accomplish or more expensive than anticipated or may have unforeseen consequences;

•	acquisitions and integration of acquired businesses or portfolios may be more difficult or expensive than anticipated;

•	the ability to increase market share and control expenses may be more difficult than anticipated;

•	competitive pressures among financial services companies may increase significantly;

•	changes in laws and regulations, particularly changes in financial services regulation, may adversely affect Chase USA and its business;

•	changes in accounting policies and practices, as may be adopted by regulatory agencies and the Financial Accounting Standards Board, may affect expected financial reporting;

•	the costs, effects and outcomes of litigation may adversely affect Chase USA or its business; and

•	Chase USA may not manage the risks involved in the foregoing as well as anticipated.

Forward-looking statements speak only as of the date they are made. Chase USA undertakes no obligation to update any forward-looking statement to reflect subsequent circumstances or events.

Glossary of Defined Terms

“Adjusted Outstanding Dollar Principal Amount” means, at any time during a month for any series, class or tranche of notes, the outstanding dollar principal amount of all outstanding notes of that series, class or tranche, minus any funds on deposit in the principal funding subaccount for that series, class or tranche.

“Available Finance Charge Collections” means, with respect to any month, the amounts to be treated as Available Finance Charge Collections as described in “Deposit and Application of Funds in the Issuing Entity—Available Finance Charge Collections.”

“Available Principal Collections” means, for any month, the sum of the Principal Collections allocated to the notes, payments for principal under any supplemental credit enhancement agreement for tranches of notes, any amounts of Available Finance Charge Collections available to cover the CHASEseries Default Amount or any deficits in the Nominal Liquidation Amount of the notes and any Shared Excess Available Principal Collections allocated to the notes.

“Bank Servicing Portfolio” means the portfolio of VISA and MasterCard revolving credit card accounts owned by Chase USA and its affiliates.

“Base Rate” means, for any month, the sum of (i) the Servicing Fee Percentage and (ii) the weighted average (based on the outstanding dollar principal amount of the related notes) of the following:

•	the rate of interest applicable to that tranche for the related accrual period; and

•	in the case of a tranche of discount notes, the rate of accretion (converted to an accrual rate) of that tranche for the related accrual period.

“Business Day” means, unless otherwise indicated, any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York, Newark, Delaware or Minneapolis, Minnesota are authorized or obligated by law, executive order or governmental decree to be closed.

“CHAIT Permitted Investments” means

•	instruments, investment property or other property consisting of:

•	obligations of, or fully guaranteed by, the United States of America;

•

time deposits, promissory notes or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any state thereof, or domestic branches of foreign depository institutions or trust companies, and subject to supervision and examination by federal or state banking or depository institution authorities; provided, however, that at the time of the issuing entity’s investment or contractual commitment to invest therein, the certificates of deposit or short-term deposits of that depository institution or trust company must have the highest rating from each rating agency;

•	commercial paper (including but not limited to asset backed commercial paper) having, at the time of the issuing entity’s investment, a rating in the highest rating category from each rating agency;

•	bankers’ acceptances issued by any depository institution or trust company described in the second clause above; and

•	investments in money market funds which have the highest rating from, or have otherwise been approved in writing by, each rating agency;

•	demand deposits in the name of the indenture trustee in any depository institution or trust company described in the second clause of the first bullet point above;

•

uncertificated securities that are registered in the name of the indenture trustee upon books maintained for that purpose by the issuing entity of those securities and identified on books maintained for that purpose by the indenture trustee as held for the benefit of the noteholders, and consisting of shares of an open end diversified investment company which is registered under the Investment Company Act of 1940, as amended, and (1) which invests its assets exclusively in obligations of or guaranteed by the United States of America or any instrumentality or agency thereof having in each instance a final maturity date of less than one year from their date of purchase or other permitted investments, (2) which seeks to maintain a constant net asset value per share, (3) which has aggregate net assets of not less than $100,000,000 on the date of purchase of those shares and (4) with respect to which each Rating Agency that has rated any outstanding notes has confirmed in writing that the investment will not cause a reduction, qualification with negative implications or withdrawal of any then current rating of the notes; and

•

any other investment if each Rating Agency that has rated any outstanding notes confirms in writing that that investment will not cause a reduction, qualification with negative implications or withdrawal of any then current rating of the notes.

“CHASEseries Default Amount” means, for any month, an amount equal to the product of (i) the CHASEseries Floating Allocation Percentage and (ii) the Default Amount for that month.

“CHASEseries Floating Allocation Percentage” means, for any month, a fraction:

•	the numerator of which is equal to the sum of:

•

the Nominal Liquidation Amounts of all classes or tranches of notes as of the close of business on the last day of the preceding month, or with respect to the first month for any class or tranche of notes, the initial dollar principal amount of that class or tranche, exclusive of (1) any class or tranche of notes which have been or will be paid in full during that month and (2) any class or tranche of notes which will have a Nominal Liquidation Amount of zero during that month, plus

•

the aggregate amount of any increase in the Nominal Liquidation Amount of any class or tranche of notes due to (1) the issuance of additional notes of that class or tranche during that month or (2) the accretion of principal on tranches or classes of discount notes during that month or (3) the release of prefunding excess amounts other than amounts that were deposited into the applicable principal funding subaccount for that class or tranche of notes during that month, and

•	the denominator of which is equal to the greater of:

•

the sum of (1) for any collateral certificate included in the issuing entity, the numerator used to calculate the floating allocation percentage for that collateral certificate for the related month, plus (2) the Issuing Entity Average Principal Balance for that month, plus (3) the excess funding amount following any deposit or withdrawal on the First Note Transfer Date in that month, and

•

the sum of the numerators used to calculate the CHASEseries Noteholder Percentages for the allocation of Finance Charge Collections, the Default Amount or the Servicing Fee, as applicable, for all series of notes for that month.

“CHASEseries Noteholder Percentage” means, for any month, (1) with respect to Finance Charge Collections, the Default Amount and the Receivables Servicing Fee, the CHASEseries Floating Allocation Percentage, and (2) with respect to Principal Collections, the CHASEseries Principal Allocation Percentage.

“CHASEseries Notes” means any notes issued by the issuing entity pursuant to the indenture, the indenture supplement and the applicable terms document.

“CHASEseries Principal Allocation Percentage” means, for any month, a fraction:

•	the numerator of which is equal to the sum of:

•

for any class or tranche of notes in an amortization period with respect to that month, the sum of the Nominal Liquidation Amounts of all such classes or tranches of notes as of the close of business on the day prior to the commencement of the most recent amortization period for that class or tranche exclusive of (1) any class or tranche of notes which will be paid in full during that month and (2) any class or tranche of notes which will have a Nominal Liquidation Amount of zero during that month, plus

•	for all other classes or tranches of notes outstanding the sum of (1) the Nominal Liquidation Amount of those classes and tranches of notes, as of the close of business on the last day of the immediately preceding month, or with respect to the first month for any class or tranche of notes, the initial dollar principal amount of that class or tranche plus (2) the aggregate amount of any increase in the Nominal Liquidation Amount of any class or tranche due to (a) the issuance of additional notes of that class or tranche during that month or (b) the accretion of principal on tranches and classes of discount notes during that month or (c) the release of prefunding excess amounts, other than amounts that were deposited into the applicable principal funding subaccount for that class or tranche of notes during that month, and

•	the denominator of which is equal to the greater of:

•

the sum of (1) for any collateral certificate included in the issuing entity, the numerator used to calculate the principal allocation percentage for that collateral certificate for that month, plus (2) the Issuing Entity Average Principal Balance for that month, plus (3) the excess funding amount following any deposit or withdrawal on the First Note Transfer Date in that month and

•	the sum of the numerators used to calculate the CHASEseries Noteholder Percentages for the allocation of Principal Collections for all series of notes for that month.

“Class A Unused Subordinated Amount of Class B notes” means, with respect to any tranche of Class A notes, for any date, an amount equal to the Class A required subordinated amount of Class B notes minus the Class A Usage of Class B Required Subordinated Amount, each as of that date.

“Class A Unused Subordinated Amount of Class C notes” means, with respect to any tranche of Class A notes, for any date, an amount equal to the Class A required subordinated amount of Class C notes minus the Class A Usage of Class C Required Subordinated Amount, each as of that date.

“Class A Usage of Class B Required Subordinated Amount” means, with respect to any tranche of outstanding Class A notes, (A) on the date of issuance of that tranche and on each date to but not including the initial First Note Transfer Date for that tranche, zero, and (B) on each date in the period from and including the initial First Note Transfer Date for that tranche to but not including the second First Note Transfer Date for that tranche, the sum of the amounts listed below and, (C) on each date in the period from and including the second or any subsequent First Note Transfer Date for that tranche to but not including the next succeeding First Note Transfer Date, the Class A Usage of Class B Required Subordinated Amount as of the close of business on the prior First Note Transfer Date plus the sum of the amounts listed below (in each case, that amount may not exceed the Class A Unused Subordinated Amount of Class B notes for that tranche of Class A notes after giving effect to the previous clauses, if any):

(1)	an amount equal to the product of a fraction, the numerator of which is the Class A Unused Subordinated Amount of Class B notes for that tranche of Class A notes, as of the close of business on the last day of the prior month, and the denominator of which is the aggregate Nominal Liquidation Amount of all tranches of Class B notes, as of the close of business on the last day of the prior month, and the amount of charge-offs for any uncovered CHASEseries Default Amount initially allocated to Class B notes which did not result in a Class A Usage of Class C Required Subordinated Amount for that tranche of Class A notes on that First Note Transfer Date; plus

(2)	the amount of charge-offs for any uncovered CHASEseries Default Amount initially allocated to that tranche of Class A notes and then reallocated to Class B notes on that First Note Transfer Date; plus

(3)	the amount of Available Principal Collections reallocated on that First Note Transfer Date to the interest funding subaccount for that tranche of Class A notes which did not result in a Class A Usage of Class C Required Subordinated Amount for that tranche of Class A notes on that First Note Transfer Date; plus

(4)	the amount of Available Principal Collections reallocated to pay any amount to the servicer for that tranche of Class A notes which did not result in a Class A Usage of Class C Required Subordinated Amount for that tranche of Class A notes on that First Note Transfer Date; minus

(5)	the amount—which will not exceed the Class A Usage of Class B Required Subordinated Amount for that tranche of Class A notes after giving effect to the amounts computed in items (1) through (4) above—equal to the sum of:

(A)	the product of:

•

a fraction, the numerator of which is the Class A Usage of Class B Required Subordinated Amount for that tranche of Class A notes, prior to giving effect to the reimbursement of a Nominal Liquidation Amount Deficit for any tranche of Class B notes on that First Note Transfer Date, and the denominator of which is the aggregate Nominal Liquidation Amount Deficits for all tranches of Class B notes, prior to giving effect to any reimbursement of a Nominal Liquidation Amount Deficit for any tranche of Class B notes on that First Note Transfer Date, times

•	the aggregate amount of the Nominal Liquidation Amount Deficits of all tranches of Class B notes which are reimbursed on that First Note Transfer Date, plus

(B)	if the aggregate Class A Usage of Class B Required Subordinated Amount for all Class A notes, prior to giving effect to any reimbursement of Nominal Liquidation Amount Deficits for any tranches of any Class B notes on that First Note Transfer Date, exceeds the aggregate Nominal Liquidation Amount Deficits for all tranches of Class B notes, prior to giving effect to any reimbursement of a Nominal Liquidation Amount Deficit for any tranche of Class B notes on that First Note Transfer Date, the product of:

•

a fraction, the numerator of which is the amount of such excess and the denominator of which is the aggregate Nominal Liquidation Amount Deficits for all tranches of Class C notes, prior to giving effect to any reimbursement of a Nominal Liquidation Amount Deficit for any tranche of Class C notes on that First Note Transfer Date, times

•	the aggregate amount of the Nominal Liquidation Amount Deficits for all tranches of Class C notes which are reimbursed on that First Note Transfer Date, times

•

a fraction, the numerator of which is the Class A Usage of Class B Required Subordinated Amount for that tranche of Class A notes, prior to giving effect to that reimbursement, and the denominator of which is the Class A Usage of Class B Required Subordinated Amount for all tranches of Class A notes, prior to giving effect to that reimbursement.

“Class A Usage of Class C Required Subordinated Amount” means, with respect to any tranche of outstanding Class A notes, (A) on the date of issuance of that tranche and on each date to but not including the initial First Note Transfer Date for that tranche, zero, and (B) on each date in the period from and including the initial First Note Transfer Date for that tranche to but not including the second First Note Transfer Date for that tranche, the sum of the amounts listed below and (C) on each date in the period from and including the second or any subsequent First Note Transfer Date for that tranche to but not including the next succeeding First Note Transfer Date, the Class A Usage of Class C Required Subordinated Amount as of the close of business on the prior First Note Transfer Date plus the sum of the amounts listed below (in each case, that amount will not exceed the Class A Unused Subordinated Amount of Class C notes for that tranche of Class A notes after giving effect to the previous clauses, if any):

(1)	an amount equal to the product of:

•

a fraction, the numerator of which is the Class A Unused Subordinated Amount of Class C notes for that tranche of Class A notes, as of the close of business on the last day of the preceding month, and the denominator of which is the aggregate Nominal Liquidation Amount of all tranches of Class C notes, as of the close of business on the last day of the preceding month, times

•	the amount of charge-offs for any uncovered CHASEseries Default Amount initially allocated on that First Note Transfer Date to Class C notes; plus

(2)	the amount of charge-offs for any uncovered CHASEseries Default Amount initially allocated to that tranche of Class A notes and then reallocated on that First Note Transfer Date to Class C notes; plus

(3)	an amount equal to the product of:

•

a fraction, the numerator of which is the Class A Unused Subordinated Amount of Class B notes for that tranche of Class A notes, as of the close of business on the last day of the preceding month, and the denominator of which is the aggregate Nominal Liquidation Amount of all tranches of Class B notes, as of the close of business on the last day of the preceding month, times

•	the amount of charge-offs for any uncovered CHASEseries Default Amount initially allocated on that First Note Transfer Date to Class B notes; plus

(4)	the amount of Available Principal Collections reallocated on that First Note Transfer Date that will be deposited in the interest funding subaccount for that tranche of Class A notes on the applicable Note Transfer Date; plus

(5)	an amount equal to the product of:

•

a fraction, the numerator of which is the Class A Unused Subordinated Amount of Class B notes for that tranche of Class A notes, as of the close of business on the last day of the preceding month, and the denominator of which is the aggregate Nominal Liquidation Amount of all tranches of Class B notes, as of the close of business on the last day of the preceding month, times

•

the amount of Available Principal Collections reallocated on that First Note Transfer Date that will be deposited in the interest funding subaccount for any tranche of Class B notes on the applicable Note Transfer Date; plus

(6)	the amount of Available Principal Collections reallocated to pay any amount to the servicer for that tranche of Class A notes on that First Note Transfer Date; plus

(7)	an amount equal to the product of:

•

a fraction, the numerator of which is the Class A Unused Subordinated Amount of Class B notes for that tranche of Class A notes, as of the close of business on the last day of the preceding month, and the denominator of which is the aggregate Nominal Liquidation Amount of all tranches of Class B notes, as of the close of business on the last day of the preceding month, times

•	the amount of Available Principal Collections reallocated on that First Note Transfer Date to pay any amount to the servicer for any tranche of Class B notes on that First Note Transfer Date; minus

(8)	an amount—which will not exceed the Class A Usage of Class C Required Subordinated Amount for that tranche of Class A notes after giving effect to the amounts computed in items (1) through (7) above—equal to the product of:

•

a fraction, the numerator of which is the Class A Usage of Class C Required Subordinated Amount for that tranche of Class A notes, prior to giving effect to any reimbursement of a Nominal Liquidation Amount Deficit for any tranche of Class C notes on that First Note Transfer Date, and the denominator of which is the aggregate Nominal Liquidation Amount Deficits, prior to giving effect to that reimbursement, of all tranches of Class C notes, times

•	the aggregate Nominal Liquidation Amount Deficits of all tranches of Class C notes which are reimbursed on that First Note Transfer Date.

“Class B Unused Subordinated Amount of Class C notes” means, with respect to any tranche of Class B notes, for any date, an amount equal to the Class B required subordinated amount of Class C notes minus the Class B Usage of Class C Required Subordinated Amount, each as of that date.

“Class B Usage of Class C Required Subordinated Amount” means, with respect to any tranche of outstanding Class B notes, (A) on the date of issuance of that tranche and on each date to but not including the initial First Note Transfer Date for that tranche, zero, and (B) on each date in the period from and including the initial First Note Transfer Date for that tranche to but not including the second First Note Transfer Date for that tranche, the sum of the amounts listed below and, (C) on each date in the period from and including the second or any subsequent First Note Transfer Date for that tranche to but not including the next succeeding First Note Transfer Date, the Class B Usage of Class C Required Subordinated Amount as of the close of business on the preceding First Note Transfer Date plus the sum of the following amounts (in each case, that amount will not exceed the Class B Unused Subordinated Amount of Class C notes for that tranche of Class B notes after giving effect to the previous clauses, if any):

(1)	an amount equal to the product of:

•

a fraction, the numerator of which is the Class B Unused Subordinated Amount of Class C notes for that tranche of Class B notes, as of the close of business on the last day of the preceding month, and the denominator of which is the aggregate Nominal Liquidation Amount of all tranches of Class C notes, as of the close of business on the last day of the preceding month, and

•	the amount of charge-offs for any uncovered CHASEseries Default Amount initially allocated on that First Note Transfer Date to Class C notes; plus

(2)	an amount equal to the product of:

•

a fraction, the numerator of which is the Nominal Liquidation Amount for that tranche of Class B notes, as of the close of business on the last day of the preceding month, and the denominator of which is the aggregate Nominal Liquidation Amount of all Class B notes, as of the close of business on the last day of the preceding month, times

•

the sum of (i) the amount of charge-offs for any uncovered CHASEseries Default Amount initially allocated on that First Note Transfer Date to any tranche of Class A notes that has a Class A Unused Subordinated Amount of Class B notes that was included in Class A Usage of Class C Required Subordinated Amount, and (ii) the amount of charge-offs for any uncovered CHASEseries Default Amount initially allocated on that First Note Transfer Date to any tranche of Class A notes that has a Class A Unused Subordinated Amount of Class B notes that was included in Class A Usage of Class B Required Subordinated Amount; plus

(3)	the amount of charge-offs for any uncovered CHASEseries Default Amount initially allocated to that tranche of Class B notes, and then reallocated on that date to the Class C notes on that First Note Transfer Date; plus

(4)	an amount equal to the product of:

•

a fraction, the numerator of which is the Nominal Liquidation Amount for that tranche of Class B notes, as of the close of business on the last day of the preceding month, and the denominator of which is the aggregate Nominal Liquidation Amount of all tranches of Class B notes, as of the close of business on the last day of the preceding month, times

•

the amount of Available Principal Collections reallocated on that First Note Transfer Date that will be deposited in the interest funding subaccount for any tranche of Class A notes that has a Class A Unused Subordinated Amount of Class B notes on the applicable Note Transfer Date for that tranche of Class A notes; plus

(5)	the amount of Available Principal Collections reallocated on that First Note Transfer Date that will be deposited in the interest funding subaccount for that tranche of Class B notes on the applicable Note Transfer Date for that tranche of Class B notes; plus

(6)	an amount equal to the product of:

•

a fraction, the numerator of which is the Nominal Liquidation Amount for that tranche of Class B notes, as of the close of business on the last day of the preceding month, and the denominator of which is the aggregate Nominal Liquidation Amount of all tranches of Class B notes, as of the close of business on the last day of the preceding month, times

•

the amount of Available Principal Collections reallocated on that First Note Transfer Date to pay any amount to the servicer for any tranche of Class A notes that has a Class A Unused Subordinated Amount of Class B notes; plus

(7)	the amount of Available Principal Collections reallocated to pay any amount to the servicer for that tranche of Class B notes on that First Note Transfer Date; minus

(8)	an amount—which will not exceed the Class B Usage of Class C Required Subordinated Amount after giving effect to the amounts computed in items (1) through (7) above—equal to the product of:

•

a fraction, the numerator of which is the Class B Usage of Class C Required Subordinated Amount for that tranche of Class B notes, prior to giving effect to any reimbursement of a Nominal Liquidation Amount Deficit for any tranche of Class C notes on that First Note Transfer Date, and the denominator of which is the aggregate Nominal Liquidation Amount Deficits of all tranches of Class C notes, prior to giving effect to that reimbursement; times

•	the aggregate Nominal Liquidation Amount Deficits of all tranches of Class C notes which are reimbursed on that First Note Transfer Date.

“Collateral Certificate Principal Shortfall Payments” means remaining excess principal collections received on collateral certificates designated for inclusion in the issuing entity in respect of remaining shortfalls in Principal Collections for series of notes after application of shared excess available principal collections.

“Default Amount” means, for any month, the sum of:

•

with respect to credit card receivables in the issuing entity, an amount, which may not be less than zero, equal to (1) the aggregate amount of principal receivables, other than Ineligible Receivables, in each Defaulted Account that became a Defaulted Account during that month, on the day that revolving credit card account became a Defaulted Account, minus (2) the aggregate amount of Recoveries received in that month, and

•	with respect to any collateral certificate in the issuing entity, the investor default amount or similar amount allocated to the holder of the collateral certificate for that month.

“Defaulted Accounts” means revolving credit card accounts, the credit card receivables of which have been written off as uncollectible by the applicable servicer.

“Determination Date” means the Business Day before the First Note Transfer Date for a series in a month.

“Excess Spread Percentage” means, with respect to the notes for any month, as determined on each Determination Date, the amount, if any, by which the Portfolio Yield for that month exceeds the Base Rate for that month.

“Finance Charge Collections” means, for any month, the sum of (1) with respect to credit card receivables designated for inclusion in the issuing entity, all collections received by the servicer on behalf of the issuing entity of finance charge receivables (including collections of discount receivables and Recoveries received for that month to the extent those Recoveries exceed the aggregate amount of principal receivables (other than Ineligible Receivables) in Defaulted Accounts that became Defaulted Accounts with respect to that month), (2) with respect to any collateral certificate designated for inclusion in the issuing entity, collections of finance charge receivables allocated to the holder of the collateral certificate for that month and (3) any amounts received by the issuing entity which are designated as Finance Charge Collections. Finance Charge Collections with respect to any month will include the amount of Interchange (if any) deposited into the applicable collection account on the First Note Transfer Date following that month.

“First Note Transfer Date” means, for any month, the initial Note Transfer Date for any series, class or tranche of notes in that month.

“First USA Collateral Certificate” means the collateral certificate representing an undivided interest in the assets of the First USA Master Trust.

“First USA Collateral Certificate Amortization Period” means any month with respect to the First USA Collateral Certificate, (1) beginning with the month in which a First USA Collateral Certificate pay out event occurs or (2) during which the sum of the First USA Master Trust Principal Collections and the First USA Master Trust Default Amount allocated to the First USA Collateral Certificate exceeds the amount of First USA Master Trust Additional Invested Amounts for that month.

“First USA Collateral Certificate Floating Allocation Percentage” means, for any month, a fraction:

•

the numerator of which is the Invested Amount of the First USA Collateral Certificate as of the close of business on the last day of the preceding month, or with respect to the first month, the initial Invested Amount of the First USA Collateral Certificate; provided, however, that:

•	if the First USA Collateral Certificate is increased during that month, the numerator will be the highest Invested Amount of the First USA Collateral Certificate during that month; and

•	if the Invested Amount of the First USA Collateral Certificate is reduced to zero during that month, the numerator will be zero, and

•	the denominator of which is the First USA Master Trust Average Principal Balance for that month.

“First USA Collateral Certificate Principal Allocation Percentage” means, for any month:

•	during a First USA Collateral Certificate Revolving Period, the First USA Collateral Certificate Floating Allocation Percentage; and

•	during a First USA Collateral Certificate Amortization Period, a fraction:

•

the numerator of which is the highest Invested Amount during the last month of the most recent First USA Collateral Certificate Revolving Period, or with respect to the first month, the initial Invested Amount; provided, that if the Invested Amount of the First USA Collateral Certificate is reduced to zero during that month, the numerator will be zero; and

•	the denominator of which is the First USA Master Trust Average Principal Balance for that month.

“First USA Collateral Certificate Revolving Period” means any month other than a month included in a First USA Collateral Certificate Amortization Period.

“First USA Master Trust” means the First USA Credit Card Master Trust.

“First USA Master Trust Additional Invested Amounts” means additional undivided interests in the First USA Master Trust sold to the holder of the First USA Collateral Certificate.

“First USA Master Trust Agreement” means the Third Amended and Restated First USA Master Trust pooling and servicing agreement, dated as of December 19, 2007, between Chase USA, as transferor and as servicer, and BNY Mellon Trust of Delaware, as First USA Master Trust Trustee, which may be amended from time to time and the series supplements to the First USA Master Trust Agreement.

“First USA Master Trust Average Principal Balance” means, for the First USA Master Trust, (1) for any month in which no addition or removal of revolving credit card accounts occurs, the principal receivables in the First USA Master Trust as of the close of business on the last day of the prior month and (2) for any month in which additional revolving credit card accounts are designated for inclusion in, or revolving credit card accounts are designated for removal from, the First USA Master Trust, the sum of:

•

the product of (x) the principal receivables in the First USA Master Trust as of close of business on the last day of the prior month and (y) a fraction (a) the numerator of which is the number of days from and including the first day of that month to, but excluding, the initial date on which an addition or removal occurs, as the case may be, in that month and (b) the denominator of which is the number of days in that month; and

•

for each date on which an addition or removal occurs in that month, the product of (x) the principal receivables in the First USA Master Trust at the close of business on any such addition or removal date, as the case may be, after giving effect to that addition or removal, as the case may be, and (y) a fraction (a) the numerator of which is the number of days from and including that addition or removal date, as the case may be, in that month to, but excluding, the next subsequent addition or removal date or, if no such next subsequent date occurs in that month, to and including the last day of that month and (b) the denominator of which is the number of days in that month.

“First USA Master Trust Cut Off Date” means August 21, 1992.

“First USA Master Trust Default Amount” means for any month, an amount, which will not be less than zero, equal to (1) the aggregate amount of principal receivables, other than ineligible receivables, in Defaulted Accounts in the First USA Master Trust on the day each of the related revolving credit card accounts became a Defaulted Account for each day in that month minus (2) the aggregate amount of Recoveries received in that month.

“First USA Master Trust Distribution Date” means, unless otherwise specified for any series issued by the First USA Master Trust, each date specified in the First USA Master Trust Agreement on which distributions of interest or principal are to be made to certificateholders.

“First USA Master Trust Eligible Account” means, for the First USA Master Trust, as of the First USA Master Trust Cut Off Date, or for additional revolving credit card accounts, as of their date of designation for inclusion in the First USA Master Trust, each revolving credit card account owned by Chase USA:

•	which was in existence and maintained with Chase USA prior to selection for inclusion in the First USA Master Trust;

•	which is payable in United States dollars;

•	the customer of which has provided, as his or her most recent billing address, an address located in the United States or its territories or possessions or a military address;

•	which Chase USA has not classified on its electronic records as a revolving credit card account with respect to which the related card has been lost or stolen;

•	which has not been identified by Chase USA in its computer files as being involved in a voluntary or involuntary bankruptcy proceeding;

•

which has not been sold or pledged to any other party and which does not have credit card receivables which, in the case of revolving credit card accounts identified on the First USA Master Trust Cut Off Date, have been sold or pledged to any other party or, in the case of additional revolving credit card accounts, at the time of transfer to the First USA Master Trust are not sold or pledged to any other party and do not have credit card receivables which are sold or pledged to any other party;

•	which is a VISA or MasterCard revolving credit card account; and

•

which has not been charged-off by Chase USA in its customary and usual manner for charging-off revolving credit card accounts as of the First USA Master Trust Cut Off Date and, with respect to additional revolving credit card accounts, as of their date of designation for inclusion in the First USA Master Trust.

“First USA Master Trust Eligible Receivable” means, for the First USA Master Trust, each credit card receivable:

•	which has arisen under a First USA Master Trust Eligible Account;

•

which was created in compliance, in all material respects, with all requirements of law applicable to Chase USA, and pursuant to a credit card agreement which complies in all material respects with all requirements of law applicable to Chase USA;

•

with respect to which all consents, licenses, approvals or authorizations of, or registrations with, any governmental authority required to be obtained, or given by Chase USA in connection with the creation of that credit card receivable or the execution, delivery, creation and performance by Chase USA of the related credit card agreement have been duly obtained, or given and are in full force and effect as of the date of the creation of that credit card receivable;

•

as to which, at the time of its addition to the First USA Master Trust, Chase USA or the First USA Master Trust had good and marketable title free and clear of all liens and security interests arising under or through Chase USA, other than certain tax liens for taxes not then due or which Chase USA is contesting;

•	which is the legal, valid and binding payment obligation of the related obligor, legally enforceable against that obligor in accordance with its terms, with certain bankruptcy-related exceptions; and

•	which constitutes an “account” under Article 9 of the UCC.

“First USA Master Trust Finance Charge Collections” means, for any month, the sum of all collections received by the First USA Master Trust servicer of periodic finance charges, annual membership fees, cash advance fees, late fees, overlimit fees, return check fees and similar fees and charges and discount receivables, if any, the First USA Master Trust Interchange Amount and, to the extent First USA Master Trust Recoveries exceed the First USA Master Trust Default Amount for any month, the amount of that excess.

“First USA Master Trust Interchange Amount” has the meaning described in “Chase USA’s Credit Card Portfolio—Interchange.”

“First USA Master Trust Investor Monthly Servicing Fee” has the meaning described in “Servicing of the Receivables and the First USA Collateral Certificate—Servicing Compensation.”

“First USA Master Trust Investor Percentage” has the meaning described in “The First USA Master Trust—First USA Master Trust Investor Percentage.”

“First USA Master Trust Minimum Aggregate Principal Receivables” means, for the First USA Master Trust, as of any date, an amount equal to (1) the sum of the numerators used to calculate the First USA Master Trust Investor Percentages with respect to the allocation of collections of principal receivables for each outstanding series of certificates issued by the First USA Master Trust on that date, minus (2) the amount then on deposit in the collection account equal to the excess of the First USA Master Trust Minimum Transferor Interest over the First USA Master Trust Transferor Interest retained in that account pursuant to the First USA Master Trust Agreement.

“First USA Master Trust Minimum Transferor Interest” means, during any period of 30 consecutive days, 4% of the average principal receivables included in the First USA Master Trust for that period.

“First USA Master Trust Pay Out Event” means, for a series of certificates, including the First USA Collateral Certificate, any of the events described in “The First USA Master Trust—First USA Master Trust Pay Out Events” and any other events described in the accompanying prospectus supplement.

“First USA Master Trust Portfolio” has the meaning described in “The First USA Master Trust—The Credit Card Receivables.”

“First USA Master Trust Principal Collections” means, for any month, the sum of all collections other than First USA Master Trust Finance Charge Collections received by the First USA Master Trust servicer on revolving credit card accounts in the First USA Master Trust.

“First USA Master Trust Recoveries” has the meaning described in “Chase USA’s Credit Card Portfolio—Recoveries.”

“First USA Master Trust Servicer Default” has the meaning described in “Servicing of the Receivables and the First USA Collateral Certificate—Resignation and Removal of the Servicer; Issuing Entity Servicer Default and First USA Master Trust Servicer Default.”

“First USA Master Trust Termination Date” means, unless the servicer and the holder of the First USA Master Trust Transferor Interest instruct otherwise, the earlier of:

•

the day after the First USA Master Trust Distribution Date on which funds have been deposited in the distribution account for the First USA Master Trust in an amount sufficient for payment of the Invested Amount of all outstanding series plus accrued and unpaid interest through the end of the related month; and

•	August 1, 2032.

“First USA Master Trust Transferor Interest” means, on any date of determination, the aggregate amount of principal receivables in the First USA Master Trust at the end of the day immediately prior to that date of determination, minus the aggregate Invested Amount at the end of that day.

“First USA Master Trust Transferor Percentage” means, on any date of determination, when used with respect to principal receivables, finance charge receivables, receivables in Defaulted Accounts and the servicing fee, a percentage equal to 100% minus the aggregate First USA Master Trust Investor Percentage with respect to those categories of receivables for all series issued by the First USA Master Trust that are then outstanding.

“First USA Master Trust Trustee” means BNY Mellon Trust of Delaware (formerly known as BNYM (Delaware)), a Delaware banking corporation, or any successor thereto.

“First USA Master Trust Unallocated Principal Collections” means any amounts collected in respect of principal receivables that are allocated to, but not paid to, Chase USA because the First USA Master Trust Transferor Interest is less than the First USA Master Trust Minimum Transferor Interest.

“Ineligible Collateral Certificate” means a collateral certificate which fails to meet one or more of the representations or warranties contained in the transfer and servicing agreement.

“Ineligible Receivable” means a credit card receivable which has been transferred to the issuing entity which fails to meet one or more of the representations or warranties contained in the transfer and servicing agreement.

“Interchange” has the meaning described in “Chase USA’s Credit Card Portfolio—Interchange.”

“Interest Payment Date” means, for any series, class or tranche of notes, any date on which a payment in respect of interest is to be made.

“Invested Amount” means, for any series of certificates issued by the First USA Master Trust, as of the close of business on any date of determination with respect to any collateral certificate issued by the First USA Master Trust, an amount equal to the Invested Amount as of the close of business on the prior day, or, with respect to the first day of the first month, the initial invested amount of that collateral certificate; minus Principal Collections, if any, paid on that date of determination; minus the Default Amount, if any, allocated to that collateral certificate on that date of determination; plus any additional undivided interests in the First USA Master Trust sold to the holder of that collateral certificate.

“Investor Interest” means for any series of certificates—including the First USA Collateral Certificate—issued by and outstanding under the First USA Master Trust the respective interests in the assets of the First USA Master Trust to be allocated among the certificateholders of the related series of the First USA Master Trust.

“Issuing Entity Average Principal Balance” means, with respect to the issuing entity, (1) for any month in which no addition of revolving credit card accounts, removal of revolving credit card accounts or exercise of the discount option occurs, the principal receivables at the close of business on the last day of the prior month and (2) for any month in which one or more additions of revolving credit card accounts, removals of revolving credit card accounts or exercising of the discount option occurs, the sum of:

•	the product of:

•	the principal receivables in the issuing entity as of the close of business on the last day of the prior month, times

•

a fraction, (a) the numerator of which is the number of days from and including the first day of that month to but excluding the initial date on which revolving credit card accounts were added or removed or the discount option was exercised during that month and (b) the denominator of which is the number of days in that month; and

•	the product of:

•

the principal receivables in the issuing entity as of the close of business on the initial date on which revolving credit card accounts were added or removed or the discount option was exercised during that month, after giving effect to that addition, removal or discount, as the case may be, times

•

a fraction, (a) the numerator of which is the number of days from and including the initial date on which revolving credit card accounts were added or removed or the discount option was exercised during that month, as the case may be, to but excluding the next subsequent date on which revolving credit card accounts were added or removed or the discount option was exercised during that month or, if no next subsequent date occurs in that month, to and including the last day of that month and (b) the denominator of which is the number of days in that month; and

•	for each subsequent date on which revolving credit card accounts are added or removed or the discount option is exercised in that month, the product of:

•

the principal receivables in the issuing entity at the close of business on the date of that addition, removal or discount, after giving effect to that addition, removal or discount, as the case may be, times

•

a fraction, (a) the numerator of which is the number of days from and including the date of that addition, removal or discount, as the case may be, in that month to but excluding the next subsequent date on which revolving credit card accounts are added or removed or the discount option is exercised or, if no next subsequent date occurs in that month, to and including the last day of that month and (b) the denominator of which is the number of days in that month.

“Issuing Entity Eligible Account” means, for the issuing entity, each revolving credit card account which meets the following requirements as of the date that credit card account is selected for inclusion in the issuing entity:

•	which is a revolving credit card account in existence and maintained with Chase USA or an affiliate;

•	which is payable in United States dollars;

•	which has an obligor who has provided, as his or her most recent billing address, an address located in the United States or its territories or possessions or a military address;

•	which has an obligor who has not been identified by the servicer in its computer files as being involved in a voluntary or involuntary bankruptcy proceeding;

•	which has not been classified by the servicer as cancelled, counterfeit, deleted, fraudulent, stolen or lost;

•	which does not have credit card receivables which are at the time of transfer sold or pledged to any other party;

•

which has not been charged-off by the servicer in its customary and usual manner for charging-off revolving credit card accounts as of their date of designation for inclusion in the issuing entity; and

•	which has an obligor who has not been identified by the servicer as being deceased.

“Issuing Entity Eligible Collateral Certificate” means a collateral certificate that has been duly authorized by the transferor and validly issued by the First USA Master Trust and is entitled to the benefits of the First USA Master Trust Agreement and with respect to which the representations and warranties made by the transferor in the transfer and servicing agreement are true and correct in all material respects.

“Issuing Entity Eligible Receivable” means, for the issuing entity, each credit card receivable:

•	which has arisen in a revolving credit card account which was an Issuing Entity Eligible Account as of the date that credit card account was selected for inclusion in the issuing entity;

•

which was created in compliance, in all material respects, with all requirements of law applicable to Chase USA, and pursuant to a credit card agreement which complies in all material respects with all requirements of law applicable to Chase USA;

•

with respect to which all consents, licenses or authorizations of, or registrations with, any governmental authority required to be obtained or given by Chase USA in connection with the creation of that credit card receivable or the execution, delivery, creation and performance by Chase USA of the related credit card agreement have been duly obtained or given and are in full force and effect as of the date of the creation of that credit card receivable;

•

as to which at the time of the transfer of that credit card receivable to the issuing entity, the transferor or the issuing entity has good and marketable title to that credit card receivable, free and clear of all liens occurring under or through that transferor or any of its affiliates, other than certain tax liens for taxes not then due or which Chase USA is contesting;

•	which is the legal, valid and binding payment obligation of the related obligor, legally enforceable against that obligor in accordance with its terms, with certain bankruptcy-related exceptions;

•	which constitutes an “account” under and as defined in Article 9 of the UCC; and

•

which is not subject to any setoff, right of rescission, counterclaim, or other defense, including the defense of usury, other than defenses arising out of applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting the enforcement of creditors’ rights in general.

“Issuing Entity Interchange Amount” has the meaning described in “Chase USA’s Credit Card Portfolio—Interchange.”

“Issuing Entity Receivables” means the credit card receivables transferred to the issuing entity arising in the revolving credit card accounts owned by Chase USA or an affiliate designated to have their receivables transferred to the issuing entity.

“Issuing Entity Recoveries” has the meaning described in “Chase USA’s Credit Card Portfolio— Recoveries.”

“Issuing Entity Servicer Default” has the meaning described in “Servicing of the Receivables and the First USA Collateral Certificate—Resignation and Removal of the Servicer; Issuing Entity Servicer Default and First USA Master Trust Servicer Default.”

“Issuing Entity Tax Opinion” means, with respect to any action, an opinion of counsel to the effect that, for U.S. federal income tax purposes (a) such action will not cause any outstanding series, class or tranche of notes that was characterized as debt at the time of its issuance to be characterized as other than debt, (b) such action will not cause the issuing entity to be treated as an association (or publicly traded partnership) taxable as a corporation and (c) such action will not cause or constitute an event in which gain or loss would be recognized by any holder of any of those notes.

“Merger Date” means October 1, 2004.

“Minimum Pool Balance” has the meaning described in “Sources of Funds to Pay the Notes— Minimum Pool Balance.”

“Monthly Interest Accrual Date” means, with respect to any outstanding class or tranche of notes:

•	each interest payment date for that class or tranche, and

•

for any month in which no interest payment date occurs, the date in that month corresponding numerically to the next interest payment date for that class or tranche, or, if the next interest payment date is later than it otherwise would have been because that interest payment date would have fallen on a day that is not a Business Day, the date in that month corresponding numerically to the date on which the interest payment date would have fallen had it been a Business Day for that tranche; provided, however, that:

•	for the month in which a class or tranche of notes is issued, the date of issuance of that class or tranche will be the first Monthly Interest Accrual Date for that month for that tranche;

•

any date on which proceeds from a sale of credit card receivables or collateral certificates included in the issuing entity following an event of default and acceleration of any class or tranche of notes are deposited into the interest funding subaccount for that class or tranche will be a Monthly Interest Accrual Date for that tranche;

•	if there is no numerically corresponding date in that month, then the Monthly Interest Accrual Date will be the last Business Day of that month; and

•

if the numerically corresponding date in that month is not a Business Day, then the Monthly Interest Accrual Date will be the next following Business Day, unless that Business Day would fall in the following month, in which case the Monthly Interest Accrual Date will be the last Business Day of the earlier month.

“Monthly Principal Accrual Date” means, with respect to any outstanding class or tranche of notes:

•

for any month in which the scheduled principal payment date occurs for that class or tranche, that scheduled principal payment date, or if that day is not a Business Day, then the next following Business Day, and

•

for any month in which no scheduled principal payment date occurs for that class or tranche, the date in that month corresponding numerically to the scheduled principal payment date, or, if the scheduled principal payment date is later than it otherwise would be because the scheduled principal payment date would have fallen on a day that is not a Business Day the date in that month corresponding numerically to the date on which the scheduled principal payment date would have fallen had it been a Business Day for that class or tranche; but:

•

any date on which prefunding excess amounts are released from any principal funding account or applicable principal funding subaccount on or after the scheduled principal payment date for that class or tranche will be a Monthly Principal Accrual Date for that class or tranche;

•

any date on which proceeds from a sale of credit card receivables or collateral certificates included in the issuing entity following an event of default and acceleration of that class or tranche are deposited into the principal funding account or applicable principal funding subaccount for that tranche will be a Monthly Principal Accrual Date for that tranche;

•	if there is no numerically corresponding date in that month, then the Monthly Principal Accrual Date will be the last Business Day of the month; and

•

if the numerically corresponding date in that month is not a Business Day, the Monthly Principal Accrual Date will be the next following Business Day, unless that Business Day would fall in the following month, in which case the Monthly Principal Accrual Date will be the last Business Day of the earlier month.

“Nominal Liquidation Amount” has the meaning described in “The Notes—Stated Principal Amount, Outstanding Dollar Principal Amount and Nominal Liquidation Amount—Nominal Liquidation Amount.”

“Nominal Liquidation Amount Deficit” means, with respect to any tranche of notes, the Adjusted Outstanding Dollar Principal Amount of that tranche minus the Nominal Liquidation Amount of that tranche.

“Note Transfer Date” means, for any series, class or tranche of notes:

(i)	the Business Day prior to:

(a)	the Payment Date for that series, class or tranche of notes; or

(b)	for any month in which no Payment Date occurs for that series, class or tranche of notes, the date in that month corresponding numerically to the next Payment Date (without regard to whether or not such Payment Date is a Business Day) for such series, class or tranche of notes, provided that (1) if there is no such numerically corresponding date, such date shall be the last Business Day of such month, or (2) if such numerically corresponding date is not a Business Day, the date will be the immediately preceding Business Day; or

(ii)	such other date as shall be specified in the applicable indenture supplement or terms document for such series, class or tranche of notes.

“Payment Date” means, with respect to any series, class or tranche of notes, the applicable Principal Payment Date or Interest Payment Date.

“Pool Balance” has the meaning described in “Sources of Funds to Pay the Notes—Minimum Pool Balance.”

“Portfolio Yield” means, for any month, the annualized percentage equivalent of a fraction:

•	the numerator of which is equal to the sum of:

•	Finance Charge Collections; plus

•	the investment earnings, if any, on amounts on deposit in the collection account and the excess funding account allocated to notes for that month; plus

•	the aggregate amount of interest funding subaccount earnings for all tranches of notes for that month; plus

•

any amounts to be treated as Available Finance Charge Collections remaining in any interest funding subaccounts after a sale of credit card receivables and/or collateral certificates included in the issuing entity during that month, as described in “Sources of Funds to Pay the Notes—Sale of Assets;” minus

•

the excess, if any, of the shortfalls in the investment earnings on amounts in any principal funding subaccounts for all tranches of notes for that month over any Segregated Finance Charge Collections for that month available to cover those shortfalls as described in “Deposit and Application of Funds in the Issuing Entity—Segregated Finance Charge Collections;” minus

•	the CHASEseries Default Amount for that month; and

•	the denominator of which is the numerator used in the calculation of the CHASEseries Floating Allocation Percentage for that month.

“Principal Collections” means, for any month, the sum of (1) for credit card receivables designated for inclusion in the issuing entity, all collections other than those designated as Finance Charge Collections on revolving credit card accounts designated for that month and (2) for any collateral certificate designated for inclusion in the issuing entity, all collections of principal receivables, including Collateral Certificate Principal Shortfall Payments, allocated to the holder of that collateral certificate for that month.

“Principal Payment Date” means, for any series, class or tranche of notes, any date on which a payment in respect of principal is to be made.

“Rapid Amortization Period” means for the First USA Collateral Certificate, the period beginning on and including the pay out commencement date and ending on the earlier of the Series 2002-CC termination date and the First USA Master Trust Termination Date.

“Rating Agency” means, with respect to each series, class or tranche of notes or certificates, each statistical rating agency selected to rate such notes or certificates.

“Receivables Servicing Fee” means, for any month, one-twelfth of the product of (1) the Receivables Servicing Fee Percentage and (2) the Issuing Entity Average Principal Balance for that month.

“Receivables Servicing Fee Percentage” means, 1.50% for so long as Chase Bank USA, National Association is the servicer, or 2.00% if Chase Bank USA, National Association is no longer the servicer.

“Recoveries” means First USA Master Trust Recoveries or Issuing Entity Recoveries, as applicable.

“Regulation AB” shall mean Subpart 229.1100—Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, and all related rules and regulations of the SEC, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the SEC in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the SEC, or as may be provided by the SEC or its staff from time to time.

“Removal Date” means the date of any removal of credit card receivables in revolving credit card accounts from the First USA Master Trust Portfolio.

“Required Transferor Amount” means, for any month, the product of (1) with respect to any date of determination, the aggregate outstanding dollar amount of receivables in the issuing entity that are principal receivables as of the close of business on the last day of that month and (2) the Required Transferor Amount Percentage.

“Required Transferor Amount Percentage” means 4% or such other percentage as will be designated from time to time by the servicer, but, if that other percentage is less than 4%, the servicer must have provided to the indenture trustee and the collateral agent (A) an Issuing Entity Tax Opinion, and (B) written confirmation from each Rating Agency that has rated any outstanding notes that the change will not result in the reduction, qualification with negative implications or withdrawal of its then-current rating of any outstanding notes.

“Scheduled Principal Payment Date” means, for any series, class or tranche of notes, the date on which the stated principal amount of that series, class or tranche is expected to be repaid.

“SEC” means the United States Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, as amended.

“Segregated Finance Charge Collections” has the meaning described in “Deposit and Application of Funds in the Issuing Entity—Segregated Finance Charge Collections.”

“Servicing Fee” means, for any month, the product of (1) the Receivables Servicing Fee for that month and (2) the CHASEseries Floating Allocation Percentage for that month.

“Servicing Fee Percentage” means, for any month, the annualized percentage equivalent of a fraction, the numerator of which is the Servicing Fee and the denominator of which is the Nominal Liquidation Amount used in the calculation of the CHASEseries Floating Allocation Percentage for that month.

“Shared Excess Available Finance Charge Collections” means, for any month, as of the related Determination Date, with respect to any series of notes in Shared Excess Available Finance Charge Collections Group A, the sum of (1) the amount of Available Finance Charge Collections with respect to that month, available after application to cover targeted deposits to the interest funding account, payment of the Servicing Fee and application to cover any unfunded CHASEseries Default Amount or any deficits in the Nominal Liquidation Amount of the notes, targeted deposits to the Class C reserve account, if applicable, and any other payments in respect of CHASEseries notes and (2) the Finance Charge Collections remaining after all required payments and deposits from all other series identified as belonging to Shared Excess Available Finance Charge Collections Group A which the applicable indenture supplements for those series specify are to be treated as “Shared Excess Available Finance Charge Collections.”

“Shared Excess Available Finance Charge Collections Group A” means the various series of notes—which will include the CHASEseries notes—that may be designated as a single group for the purpose of sharing Shared Excess Available Finance Charge Collections.

“Shared Excess Available Principal Collections” means, for any month, the sum of (1) with respect to the notes, the amount of Available Principal Collections remaining after all required applications of those amounts described in “Deposit and Application of Funds in the Issuing Entity—Application of Available Principal Collections,” (2) with respect to any series of notes other than the CHASEseries, the Principal Collections allocated to that series of notes remaining after all required payments and deposits that are specified to be treated as “Shared Excess Available Principal Collections” in the applicable indenture supplement, and (3) the aggregate amount on deposit in the excess funding account following any deposit or withdrawal made during that month as described in “Sources of Funds to Pay the Notes—Issuing Entity Bank Accounts.”

“Transfer Date” means the Business Day immediately prior to the applicable distribution date for any series of certificates issued by the First USA Master Trust.

“Transferor Amount” means, for any month, an amount equal to (1) the Pool Balance for that month minus (2) the aggregate Nominal Liquidation Amount of all notes as of the close of business on the last day of that month.

“Transferor Certificate” means (1) the certificate representing the Transferor Amount or (2) the uncertificated interest in the issuing entity comprising the Transferor Amount.

“Transferor Percentage” means, for any month, 100% minus the sum of the aggregate CHASEseries Noteholder Percentage of all series outstanding with respect to Principal Collections, Finance Charge Collections, the Receivables Servicing Fee or the Default Amount, as applicable.

“Trust Portfolios” means the First USA Master Trust Portfolio and the issuing entity portfolio.

“UCC” means the Uniform Commercial Code as in effect from time to time in the applicable jurisdiction.

“Unapplied Excess Finance Charge Collections” has the meaning described in “Deposit and Application of Funds in the Issuing Entity—Unapplied Excess Finance Charge Collections and Unapplied Master Trust Level Excess Finance Charge Collections.”

“Unapplied Master Trust Level Excess Finance Charge Collections” has the meaning described in “Deposit and Application of Funds in the Issuing Entity—Unapplied Excess Finance Charge Collections and Unapplied Master Trust Level Excess Finance Charge Collections.”

“Unapplied Master Trust Level Principal Collections” has the meaning described in “Deposit and Application of Funds in the Issuing Entity—Unapplied Master Trust Level Principal Collections.”

Annex I

Chase Issuance Trust Portfolio

Static Pool Data

(dollars in thousands)

	2013
Principal Receivables Outstanding (1)	Jan-13	Feb-13	Mar-13	Apr-13	May-13	Jun-13	Jul-13	Aug-13	Sep-13
2012
2011
2010
2009	$1,450,228	$1,407,370	$1,392,557	1,397,067	1,398,814	1,403,996	1,399,295	1,400,255	1,382,596
2008	4,665,729	4,537,963	4,482,801	4,480,010	4,474,455	4,479,742	4,458,470	4,450,233	4,395,116
Prior to 2008	39,592,728	38,475,693	38,053,603	38,095,780	38,005,504	37,989,811	37,681,001	37,611,935	37,047,200

Total	$45,708,685	$44,421,026	$43,928,961	43,972,857	43,878,773	43,873,549	43,538,766	43,462,423	42,824,912

Total Receivables Outstanding (1)	Jan-13	Feb-13	Mar-13	Apr-13	May-13	Jun-13	Jul-13	Aug-13	Sep-13
2012
2011
2010
2009	$1,491,066	$1,449,255	$1,432,797	1,437,380	1,439,812	1,444,589	1,439,333	1,439,832	1,422,000
2008	4,811,489	4,684,570	4,623,473	4,621,420	4,614,487	4,619,760	4,596,676	4,588,329	4,532,117
Prior to 2008	41,209,184	40,084,622	39,590,229	39,624,401	39,501,244	39,472,562	39,131,854	39,048,303	38,463,577

Total	$47,511,739	$46,218,447	$45,646,499	45,683,201	45,555,543	45,536,911	45,167,863	45,076,464	44,417,694

Net Losses as a percentage of Principal Receivables Outstanding (1)	Jan-13	Feb-13	Mar-13	Apr-13	May-13	Jun-13	Jul-13	Aug-13	Sep-13
2012
2011
2010
2009	3.31%	3.40%	3.51%	3.19%	3.41%	3.03%	3.11%	2.88%	2.54%
2008	3.54%	3.63%	3.76%	3.53%	3.48%	3.28%	3.07%	3.11%	2.75%
Prior to 2008	3.35%	3.32%	3.44%	3.50%	3.32%	3.17%	3.00%	3.14%	2.62%
Total	3.37%	3.35%	3.48%	3.49%	3.34%	3.18%	3.01%	3.13%	2.63%

Percentage of Total Receivables Delinquent 30+ Days (1)	Jan-13	Feb-13	Mar-13	Apr-13	May-13	Jun-13	Jul-13	Aug-13	Sep-13
2012
2011
2010
2009	1.92%	1.88%	1.77%	1.67%	1.56%	1.57%	1.57%	1.57%	1.59%
2008	2.02%	1.96%	1.86%	1.78%	1.67%	1.65%	1.65%	1.65%	1.68%
Prior to 2008	1.86%	1.85%	1.79%	1.69%	1.60%	1.57%	1.56%	1.53%	1.56%
Total	1.88%	1.86%	1.80%	1.70%	1.60%	1.58%	1.57%	1.54%	1.57%

Yield from Finance Charges, Fees, and Interchange (1)	Jan-13	Feb-13	Mar-13	Apr-13	May-13	Jun-13	Jul-13	Aug-13	Sep-13
2012
2011
2010
2009	16.29%	18.29%	19.06%	18.00%	19.09%	19.02%	18.31%	17.67%	17.51%
2008	15.30%	16.71%	16.93%	16.19%	16.77%	16.42%	16.22%	16.04%	16.38%
Prior to 2008	16.75%	18.34%	18.57%	17.74%	18.37%	18.02%	17.85%	17.65%	18.01%
Total	16.59%	18.17%	18.42%	17.59%	18.23%	17.89%	17.70%	17.48%	17.83%

A-I-1

	2013
Receivables Principal Payment Rate (1)	Jan-13	Feb-13	Mar-13	Apr-13	May-13	Jun-13	Jul-13	Aug-13	Sep-13
2012
2011
2010
2009	31.70%	29.73%	32.57%	31.13%	33.26%	31.50%	32.77%	31.89%	31.76%
2008	24.93%	23.29%	25.50%	24.44%	26.07%	24.72%	25.83%	25.12%	25.11%
Prior to 2008	26.67%	24.64%	26.83%	25.61%	27.61%	26.37%	27.67%	26.81%	26.91%
Total	26.65%	24.66%	26.87%	25.67%	27.63%	26.37%	27.64%	26.80%	26.88%

Percentage of Total Accounts making Minimum Payment (1)	Jan-13	Feb-13	Mar-13	Apr-13	May-13	Jun-13	Jul-13	Aug-13	Sep-13
2012
2011
2010
2009	4.05%	4.08%	4.06%	3.81%	3.95%	3.93%	4.15%	4.08%	4.10%
2008	4.96%	5.02%	4.98%	4.64%	4.84%	4.74%	4.98%	4.90%	4.94%
Prior to 2008	4.45%	4.48%	4.45%	4.17%	4.30%	4.17%	4.40%	4.32%	4.36%
Total	4.49%	4.52%	4.49%	4.20%	4.34%	4.22%	4.45%	4.37%	4.41%

Percentage of Total Accounts making Full Payment (1)	Jan-13	Feb-13	Mar-13	Apr-13	May-13	Jun-13	Jul-13	Aug-13	Sep-13
2012
2011
2010
2009	22.19%	22.18%	22.49%	22.61%	22.37%	22.30%	21.96%	21.80%	21.47%
2008	19.98%	20.06%	20.23%	20.39%	20.24%	20.05%	19.80%	19.66%	19.46%
Prior to 2008	21.53%	21.49%	21.56%	21.71%	21.74%	21.58%	21.53%	21.39%	21.23%
Total	21.40%	21.37%	21.46%	21.60%	21.60%	21.44%	21.36%	21.23%	21.05%

(1) Based on the Pool Balance, which includes the outstanding principal amount of the collateral certificate issued by the First USA Master Trust, the outstanding principal amount of the collateral certificate issued by the Chase Master Trust and the outstanding amount of principal receivables in the issuing entity, as applicable. The collateral certificate issued by the Chase Master Trust was paid in full and cancelled as of December 15, 2009.

A-I-2

Static Pool Information

Chase Issuance Trust Portfolio

Static Pool Data

(dollars in thousands)

	2012
Principal Receivables Outstanding (1)	Jan-12	Feb-12	Mar-12	Apr-12	May-12	Jun-12	Jul-12	Aug-12	Sep-12	Oct-12	Nov-12	Dec-12
2011
2010
2009	$ 1,346,361	$ 1,306,902	$ 1,291,090	$ 1,300,670	$ 1,298,528	$ 1,288,620	$ 1,288,789	$1,292,004	$ 1,277,588	$ 1,448,038	$1,451,099	$1,493,523
2008	4,502,333	4,376,327	4,299,105	4,298,441	4,249,509	4,206,548	4,191,627	4,187,509	4,139,795	4,678,797	4,681,627	4,785,437
2007	4,436,543	4,304,338	4,224,847	4,222,892	4,128,689	4,084,007	4,065,134	4,058,691	4,000,768	4,512,394	4,507,532	4,610,321
Prior to 2007	34,209,180	33,279,152	32,746,168	32,836,882	32,509,210	32,171,302	31,945,391	31,904,584	31,475,669	35,356,948	35,378,902	36,269,113

Total	$44,494,417	$43,266,719	$42,561,210	$42,658,885	$42,185,936	$41,750,477	$41,490,941	$41,442,788	$40,893,820	$45,996,177	$46,019,160	$47,158,394

Total Receivables Outstanding (1)	Jan-12	Feb-12	Mar-12	Apr-12	May-12	Jun-12	Jul-12	Aug-12	Sep-12	Oct-12	Nov-12	Dec-12
2011
2010
2009	$ 1,378,816	$ 1,340,469	$ 1,323,931	$ 1,333,514	$ 1,332,780	$ 1,323,131	$ 1,323,273	$1,326,344	$1,312,635	$ 1,487,494	$1,490,960	$1,533,744
2008	4,628,989	4,503,822	4,423,577	4,423,669	4,374,551	4,333,551	4,317,486	4,314,196	4,268,297	4,822,058	4,825,347	4,929,770
2007	4,587,500	4,455,644	4,372,082	4,370,078	4,272,844	4,229,243	4,208,323	4,201,972	4,145,316	4,671,326	4,665,973	4,768,442
Prior to 2007	35,749,347	34,806,909	34,225,744	34,303,126	33,947,173	33,602,655	33,342,621	33,285,507	32,851,936	36,858,470	36,864,531	37,736,214

Total	$46,344,652	$45,106,844	$44,345,334	$44,430,387	$43,927,349	$43,488,581	$43,191,703	$43,128,019	$42,578,184	$47,839,348	$47,846,811	$48,968,170

Net Losses as a percentage of Principal Receivables Outstanding (1)	Jan-12	Feb-12	Mar-12	Apr-12	May-12	Jun-12	Jul-12	Aug-12	Sep-12	Oct-12	Nov-12	Dec-12
2011
2010
2009	3.95%	3.87%	4.05%	3.85%	3.82%	3.53%	3.87%	3.50%	3.17%	3.22%	3.34%	3.28%
2008	4.60%	4.12%	4.55%	4.42%	4.04%	3.82%	4.85%	3.61%	3.64%	3.62%	3.56%	3.78%
2007	4.80%	4.21%	4.44%	4.59%	4.38%	3.98%	4.65%	3.66%	3.56%	3.83%	3.47%	3.67%
Prior to 2007	4.15%	3.92%	4.09%	4.13%	3.86%	3.66%	4.56%	3.61%	3.54%	3.42%	3.26%	3.51%
Total	4.25%	3.97%	4.17%	4.19%	3.93%	3.71%	4.58%	3.61%	3.54%	3.47%	3.31%	3.54%

Percentage of Total Receivables Delinquent 30+ Days (1)	Jan-12	Feb-12	Mar-12	Apr-12	May-12	Jun-12	Jul-12	Aug-12	Sep-12	Oct-12	Nov-12	Dec-12
2011
2010
2009	2.37%	2.28%	2.18%	2.06%	1.96%	1.96%	1.92%	1.93%	2.01%	2.03%	2.03%	1.97%
2008	2.63%	2.56%	2.42%	2.28%	2.18%	2.17%	2.04%	2.06%	2.15%	2.14%	2.16%	2.06%
2007	2.68%	2.65%	2.55%	2.39%	2.23%	2.22%	2.10%	2.10%	2.18%	2.12%	2.16%	2.09%
Prior to 2007	2.40%	2.38%	2.31%	2.18%	2.07%	2.04%	1.90%	1.88%	1.92%	1.89%	1.92%	1.84%
Total	2.45%	2.42%	2.34%	2.21%	2.09%	2.06%	1.93%	1.92%	1.97%	1.94%	1.97%	1.89%

Yield from Finance Charges, Fees, and Interchange (1)	Jan-12	Feb-12	Mar-12	Apr-12	May-12	Jun-12	Jul-12	Aug-12	Sep-12	Oct-12	Nov-12	Dec-12
2011
2010
2009	16.22%	17.74%	18.36%	18.06%	18.48%	18.54%	18.48%	18.10%	16.93%	16.91%	17.50%	17.74%
2008	15.06%	16.11%	16.03%	16.05%	16.10%	15.92%	16.36%	16.43%	15.89%	15.88%	16.48%	16.43%
2007	16.13%	17.23%	17.19%	17.15%	17.19%	17.08%	17.54%	17.58%	17.03%	17.22%	17.81%	17.76%
Prior to 2007	16.56%	17.71%	17.75%	17.78%	17.76%	17.60%	17.92%	18.05%	17.47%	17.60%	18.23%	18.24%
Total	16.35%	17.50%	17.54%	17.55%	17.56%	17.41%	17.74%	17.84%	17.25%	17.37%	17.99%	18.00%

A-I-3

	2012
Receivables Principal Payment Rate (1)	Jan-12	Feb-12	Mar-12	Apr-12	May-12	Jun-12	Jul-12	Aug-12	Sep-12	Oct-12	Nov-12	Dec-12
2011
2010
2009	30.94%	29.57%	31.26%	31.03%	32.36%	30.53%	32.00%	32.00%	29.98%	30.92%	30.17%	31.28%
2008	23.64%	22.67%	23.99%	23.74%	24.84%	23.77%	25.01%	25.06%	23.48%	24.15%	23.49%	24.43%
2007	24.62%	23.58%	24.84%	24.62%	26.01%	24.92%	26.21%	26.23%	24.67%	25.46%	24.94%	25.88%
Prior to 2007	25.13%	23.58%	24.90%	24.61%	25.96%	24.93%	26.25%	26.15%	24.70%	25.48%	24.83%	26.01%
Total	25.10%	23.67%	25.00%	24.72%	26.04%	24.98%	26.30%	26.23%	24.74%	25.52%	24.87%	26.00%

Percentage of Total Accounts making Minimum Payment (1)	Jan-12	Feb-12	Mar-12	Apr-12	May-12	Jun-12	Jul-12	Aug-12	Sep-12	Oct-12	Nov-12	Dec-12
2011
2010
2009	4.13%	3.99%	3.90%	3.82%	3.92%	3.96%	4.14%	3.99%	3.92%	4.11%	4.03%	4.14%
2008	5.32%	5.15%	5.02%	4.87%	5.01%	5.00%	5.18%	5.00%	4.91%	5.09%	5.02%	5.10%
2007	5.64%	5.44%	5.31%	5.17%	5.20%	5.18%	5.33%	5.15%	5.04%	5.23%	5.11%	5.21%
Prior to 2007	4.89%	4.77%	4.67%	4.51%	4.54%	4.51%	4.63%	4.47%	4.37%	4.52%	4.45%	4.50%
Total	4.99%	4.86%	4.75%	4.60%	4.64%	4.61%	4.74%	4.58%	4.49%	4.64%	4.56%	4.63%

Percentage of Total Accounts making Full Payment (1)	Jan-12	Feb-12	Mar-12	Apr-12	May-12	Jun-12	Jul-12	Aug-12	Sep-12	Oct-12	Nov-12	Dec-12
2011
2010
2009	23.52%	23.51%	23.75%	23.84%	23.37%	23.26%	22.83%	22.62%	22.18%	22.59%	22.33%	21.96%
2008	20.66%	20.67%	20.80%	20.98%	20.83%	20.60%	20.34%	20.29%	20.06%	20.44%	20.23%	19.87%
2007	20.02%	20.09%	20.25%	20.39%	20.19%	19.98%	19.71%	19.63%	19.48%	19.89%	19.73%	19.33%
Prior to 2007	22.51%	22.46%	22.54%	22.66%	22.42%	22.29%	22.05%	21.94%	21.75%	22.26%	22.10%	21.77%
Total	22.07%	22.05%	22.14%	22.28%	22.05%	21.89%	21.65%	21.54%	21.34%	21.82%	21.65%	21.31%

(1) Based on the Pool Balance, which includes the outstanding principal amount of the collateral certificate issued by the First USA Master Trust, the outstanding principal amount of the collateral certificate issued by the Chase Master Trust and the outstanding amount of principal receivables in the issuing entity, as applicable. The collateral certificate issued by the Chase Master Trust was paid in full and cancelled as of December 15, 2009.

A-I-4

Chase Issuance Trust Portfolio

Static Pool Data

(dollars in thousands)

	2011
Principal Receivables Outstanding (1)	Jan-11	Feb-11	Mar-11	Apr-11	May-11	Jun-11	Jul-11	Aug-11	Sep-11	Oct-11	Nov-11	Dec-11
2010
2009	$ 1,474,722	$ 1,431,014	$ 1,414,826	$ 1,280,198	$ 1,295,712	$ 1,300,376	$ 1,311,450	$ 1,332,314	$ 1,320,648	$ 1,326,466	$ 1,345,842	$ 1,383,171
2008	5,110,886	4,958,683	4,860,390	4,361,736	4,360,580	4,368,267	4,405,450	4,479,955	4,450,352	4,471,853	4,523,012	4,614,133
2007	5,183,893	5,009,971	4,905,953	4,397,719	4,386,872	4,379,667	4,404,163	4,466,359	4,423,256	4,434,226	4,473,481	4,559,529
2006	5,532,208	5,355,912	5,227,233	4,674,589	4,678,923	4,674,939	4,702,599	4,764,885	4,729,598	4,742,649	4,770,613	4,853,895
Prior to 2006	34,615,523	33,527,340	32,949,868	29,656,931	29,666,890	29,591,058	29,603,675	29,923,775	29,535,129	29,492,931	29,713,721	30,414,773

Total	$51,917,232	$50,282,920	$49,358,270	$44,371,173	$44,388,977	$44,314,307	$44,427,337	$44,967,288	$44,458,983	$44,468,125	$44,826,669	$45,825,501

Total Receivables Outstanding (1)	Jan-11	Feb-11	Mar-11	Apr-11	May-11	Jun-11	Jul-11	Aug-11	Sep-11	Oct-11	Nov-11	Dec-11
2010
2009	$ 1,506,969	$ 1,464,077	$ 1,445,690	$ 1,308,032	$ 1,324,746	$ 1,329,089	$ 1,340,338	$ 1,361,668	$ 1,350,560	$ 1,356,858	$ 1,377,175	$ 1,414,937
2008	5,252,993	5,099,233	4,991,716	4,480,675	4,478,092	4,485,801	4,522,614	4,599,355	4,571,159	4,593,980	4,647,511	4,739,040
2007	5,368,224	5,191,168	5,075,294	4,550,098	4,536,878	4,528,652	4,551,707	4,614,700	4,572,153	4,583,251	4,623,917	4,709,708
2006	5,769,436	5,588,150	5,445,222	4,869,891	4,870,434	4,864,351	4,889,235	4,951,485	4,915,605	4,927,673	4,956,257	5,038,373
Prior to 2006	36,522,043	35,390,681	34,707,409	31,218,805	31,186,866	31,081,226	31,059,440	31,364,720	30,955,199	30,892,786	31,102,452	31,781,729

Total	$54,419,665	$52,733,309	$51,665,331	$46,427,501	$46,397,016	$46,289,119	$46,363,334	$46,891,928	$46,364,676	$46,354,548	$46,707,312	$47,683,787

Net Losses as a percentage of Principal Receivables Outstanding (1)	Jan-11	Feb-11	Mar-11	Apr-11	May-11	Jun-11	Jul-11	Aug-11	Sep-11	Oct-11	Nov-11	Dec-11
2010
2009	4.80%	4.96%	4.91%	4.58%	4.81%	4.13%	3.94%	3.91%	3.64%	3.64%	3.70%	3.98%
2008	6.13%	6.29%	6.32%	5.89%	5.82%	5.21%	4.84%	4.83%	4.38%	4.32%	4.44%	4.43%
2007	6.51%	6.91%	6.73%	6.16%	6.29%	5.56%	5.26%	5.25%	4.57%	4.43%	4.52%	4.40%
2006	7.20%	7.36%	6.97%	6.61%	6.48%	5.77%	5.64%	5.41%	4.78%	4.71%	4.93%	4.73%
Prior to 2006	5.72%	5.97%	5.76%	5.35%	5.46%	4.71%	4.60%	4.48%	3.95%	4.06%	3.99%	3.93%
Total	5.97%	6.21%	6.02%	5.60%	5.67%	4.94%	4.78%	4.67%	4.13%	4.18%	4.18%	4.11%

Percentage of Total Receivables Delinquent 30+ Days (1)	Jan-11	Feb-11	Mar-11	Apr-11	May-11	Jun-11	Jul-11	Aug-11	Sep-11	Oct-11	Nov-11	Dec-11
2010
2009	2.82%	2.74%	2.57%	2.42%	2.25%	2.21%	2.21%	2.27%	2.31%	2.40%	2.41%	2.39%
2008	3.58%	3.45%	3.20%	2.98%	2.79%	2.70%	2.67%	2.65%	2.69%	2.74%	2.75%	2.67%
2007	3.84%	3.69%	3.43%	3.19%	2.97%	2.89%	2.82%	2.76%	2.81%	2.80%	2.79%	2.74%
2006	4.02%	3.88%	3.64%	3.38%	3.14%	3.04%	2.98%	2.91%	2.96%	2.97%	2.97%	2.91%
Prior to 2006	3.22%	3.13%	2.94%	2.74%	2.54%	2.47%	2.40%	2.35%	2.41%	2.42%	2.41%	2.35%
Total	3.39%	3.29%	3.08%	2.86%	2.66%	2.59%	2.52%	2.48%	2.53%	2.55%	2.54%	2.48%

Yield from Finance Charges, Fees, and Interchange (1)	Jan-11	Feb-11	Mar-11	Apr-11	May-11	Jun-11	Jul-11	Aug-11	Sep-11	Oct-11	Nov-11	Dec-11
2010
2009	17.24%	19.04%	19.95%	18.17%	19.47%	19.77%	18.38%	17.71%	17.27%	16.76%	17.03%	17.27%
2008	16.29%	17.54%	17.65%	16.40%	17.22%	17.17%	16.59%	16.28%	16.25%	15.80%	15.95%	15.97%
2007	17.12%	18.55%	18.76%	17.38%	18.20%	18.22%	17.58%	17.34%	17.35%	16.85%	17.07%	17.08%
2006	16.49%	17.97%	18.05%	16.75%	17.66%	17.74%	17.19%	16.84%	16.94%	16.36%	16.45%	16.50%
Prior to 2006	17.54%	19.05%	19.37%	18.05%	18.81%	18.87%	18.18%	17.85%	17.93%	17.52%	17.74%	17.94%
Total	17.25%	18.74%	19.02%	17.69%	18.49%	18.54%	17.87%	17.53%	17.58%	17.14%	17.33%	17.48%

Receivables Principal Payment Rate (1)	Jan-11	Feb-11	Mar-11	Apr-11	May-11	Jun-11	Jul-11	Aug-11	Sep-11	Oct-11	Nov-11	Dec-11
2010
2009	31.31%	29.33%	33.04%	30.87%	32.93%	32.25%	31.75%	31.70%	30.74%	29.93%	29.06%	30.43%
2008	23.17%	21.69%	24.67%	22.94%	24.56%	24.21%	24.09%	23.94%	23.32%	22.61%	21.90%	22.94%
2007	23.69%	22.29%	25.23%	23.54%	25.05%	24.73%	24.62%	24.65%	23.99%	23.31%	22.75%	23.89%
2006	19.64%	18.62%	21.22%	19.74%	21.15%	20.91%	20.92%	20.78%	20.33%	19.71%	19.33%	20.30%
Prior to 2006	24.15%	22.23%	24.97%	23.31%	25.48%	25.23%	25.37%	25.05%	24.70%	24.13%	23.44%	24.92%
Total	23.73%	22.00%	24.80%	23.14%	25.11%	24.83%	24.89%	24.65%	24.21%	23.60%	22.95%	24.29%

A-I-5

Percentage of Total Accounts making Minimum Payment (1)	2011
	Jan-11	Feb-11	Mar-11	Apr-11	May-11	Jun-11	Jul-11	Aug-11	Sep-11	Oct-11	Nov-11	Dec-11
2010
2009	3.65%	3.68%	3.72%	3.54%	3.79%	3.84%	3.95%	3.84%	3.94%	3.88%	3.94%	4.31%
2008	4.95%	4.99%	5.05%	4.67%	5.03%	4.97%	5.11%	4.99%	5.14%	5.04%	5.14%	5.54%
2007	5.31%	5.34%	5.62%	5.04%	5.36%	5.28%	5.40%	5.24%	5.40%	5.31%	5.39%	5.90%
2006	6.14%	6.17%	6.39%	5.78%	6.05%	5.95%	6.08%	5.91%	6.06%	5.99%	6.03%	6.51%
Prior to 2006	4.77%	4.82%	4.96%	4.50%	4.66%	4.56%	4.64%	4.55%	4.63%	4.55%	4.59%	4.88%
Total	4.97%	5.01%	5.16%	4.69%	4.90%	4.82%	4.92%	4.80%	4.91%	4.83%	4.88%	5.22%

Percentage of Total Accounts making Full Payment (1)	Jan-11	Feb-11	Mar-11	Apr-11	May-11	Jun-11	Jul-11	Aug-11	Sep-11	Oct-11	Nov-11	Dec-11
2010
2009	24.67%	24.70%	24.76%	25.13%	24.91%	24.64%	24.13%	23.87%	23.64%	23.22%	23.19%	23.45%
2008	22.08%	22.15%	21.90%	22.42%	22.36%	21.90%	21.51%	21.40%	21.31%	20.89%	20.80%	20.65%
2007	20.89%	20.97%	20.10%	21.36%	20.72%	20.38%	20.05%	20.04%	19.96%	19.63%	19.59%	19.96%
2006	17.72%	17.86%	17.19%	18.35%	18.16%	17.88%	17.58%	17.58%	17.47%	17.19%	17.16%	17.26%
Prior to 2006	24.47%	24.37%	23.85%	24.62%	24.55%	24.37%	24.07%	24.14%	23.85%	23.51%	23.54%	23.45%
Total	23.04%	23.01%	22.49%	23.32%	23.17%	22.93%	22.61%	22.62%	22.41%	22.07%	22.07%	22.07%

(1) Based on the Pool Balance, which includes the outstanding principal amount of the collateral certificate issued by the First USA Master Trust, the outstanding principal amount of the collateral certificate issued by the Chase Master Trust and the outstanding amount of principal receivables in the issuing entity, as applicable. The collateral certificate issued by the Chase Master Trust was paid in full and cancelled as of December 15, 2009.

A-I-6

Chase Issuance Trust Portfolio

Static Pool Data

(dollars in thousands)

	2010
Principal Receivables Outstanding (1)	Jan-10	Feb-10	Mar-10	Apr-10	May-10	Jun-10	Jul-10	Aug-10	Sep-10	Oct-10	Nov-10	Dec-10
2009	$ 2,053,148	$ 2,001,520	$ 1,863,007	$ 1,868,001	$ 1,881,401	$ 1,869,400	$ 1,861,481	$ 1,755,966	$ 1,725,099	$ 1,587,799	$ 1,612,744	$ 1,656,933
2008	8,067,156	7,768,902	7,131,501	7,032,654	6,973,684	6,876,558	6,795,180	6,296,574	6,160,457	5,636,014	5,660,622	5,742,149
2007	8,400,787	8,122,733	7,465,271	7,347,142	7,251,759	7,118,913	7,006,097	6,479,430	6,324,621	5,764,772	5,780,887	5,850,205
2006	9,127,811	8,833,297	8,090,692	7,930,257	7,797,313	7,650,297	7,519,474	6,937,290	6,775,556	6,171,058	6,158,951	6,212,491
2005	8,220,642	7,951,063	7,280,554	7,138,890	7,021,457	6,891,387	6,769,194	6,262,842	6,111,417	5,567,494	5,557,291	5,613,622
Prior to 2005	48,741,714	47,252,878	43,500,393	42,839,402	42,110,297	41,350,632	40,556,476	37,310,138	36,327,837	33,081,005	33,057,384	33,608,771

Total	$84,611,258	$81,930,393	$75,331,418	$74,156,346	$73,035,911	$71,757,187	$70,507,902	$65,042,240	$63,424,987	$57,808,142	$57,827,879	$58,684,171

Total Receivables Outstanding (1)	Jan-10	Feb-10	Mar-10	Apr-10	May-10	Jun-10	Jul-10	Aug-10	Sep-10	Oct-10	Nov-10	Dec-10
2009	$ 2,110,074	$ 2,063,049	$ 1,918,656	$ 1,924,866	$ 1,942,344	$ 1,930,892	$ 1,917,756	$ 1,803,602	$ 1,769,455	$ 1,626,134	$ 1,650,164	$ 1,692,499
2008	8,360,322	8,067,306	7,395,223	7,296,898	7,238,795	7,142,913	7,039,333	6,506,065	6,357,354	5,806,621	5,826,675	5,899,936
2007	8,798,705	8,520,323	7,813,707	7,690,694	7,591,623	7,456,793	7,318,175	6,748,404	6,578,807	5,986,327	5,996,418	6,055,718
2006	9,644,227	9,345,781	8,541,247	8,372,593	8,231,606	8,079,015	7,917,272	7,282,227	7,102,361	6,456,472	6,435,869	6,476,815
2005	8,708,838	8,434,373	7,706,377	7,556,160	7,429,538	7,293,340	7,141,842	6,587,705	6,418,443	5,834,966	5,816,375	5,860,294
Prior to 2005	52,414,632	50,884,165	46,732,740	45,997,555	45,192,739	44,372,145	43,379,412	39,766,913	38,658,200	35,122,524	35,033,258	35,496,948

Total	$90,036,798	$87,314,997	$80,107,950	$78,838,766	$77,626,645	$76,275,098	$74,713,790	$68,694,916	$66,884,620	$60,833,044	$60,758,759	$61,482,210

Net Losses as a percentage of Principal Receivables Outstanding (1)	Jan-10	Feb-10	Mar-10	Apr-10	May-10	Jun-10	Jul-10	Aug-10	Sep-10	Oct-10	Nov-10	Dec-10
2009	3.53%	4.15%	4.93%	5.37%	5.72%	5.57%	5.59%	6.04%	5.57%	5.11%	5.51%	5.64%
2008	9.57%	8.61%	8.85%	8.76%	8.76%	8.21%	7.87%	8.18%	8.01%	7.14%	7.36%	7.23%
2007	12.08%	10.31%	10.16%	10.04%	10.24%	9.29%	8.70%	8.91%	8.57%	7.64%	8.09%	7.81%
2006	13.58%	11.46%	11.23%	11.18%	11.10%	10.44%	9.60%	9.81%	9.38%	8.41%	8.61%	8.43%
2005	12.21%	10.15%	10.21%	9.72%	9.64%	9.24%	8.75%	8.78%	8.46%	7.56%	7.56%	7.42%
Prior to 2005	10.52%	8.76%	9.26%	8.54%	8.38%	7.85%	7.50%	7.75%	7.30%	6.60%	6.71%	6.54%
Total	10.91%	9.21%	9.51%	9.03%	8.95%	8.38%	7.95%	8.18%	7.78%	7.00%	7.16%	6.99%

Percentage of Total Receivables Delinquent 30+ Days (1)	Jan-10	Feb-10	Mar-10	Apr-10	May-10	Jun-10	Jul-10	Aug-10	Sep-10	Oct-10	Nov-10	Dec-10
2009	2.82%	3.00%	3.10%	3.12%	3.07%	3.14%	3.19%	3.10%	3.10%	3.14%	3.05%	2.87%
2008	4.64%	4.58%	4.50%	4.43%	4.28%	4.23%	4.19%	4.04%	4.00%	3.97%	3.86%	3.64%
2007	5.40%	5.24%	5.08%	4.93%	4.68%	4.58%	4.53%	4.34%	4.31%	4.29%	4.12%	3.92%
2006	5.96%	5.77%	5.60%	5.41%	5.19%	5.04%	4.97%	4.75%	4.67%	4.62%	4.45%	4.19%
2005	5.22%	5.08%	4.91%	4.78%	4.60%	4.47%	4.37%	4.20%	4.14%	4.08%	3.94%	3.72%
Prior to 2005	4.47%	4.39%	4.23%	4.11%	3.95%	3.87%	3.79%	3.60%	3.57%	3.53%	3.41%	3.22%
Total	4.75%	4.67%	4.51%	4.40%	4.22%	4.13%	4.06%	3.89%	3.82%	3.81%	3.68%	3.47%

Yield from Finance Charges, Fees, and Interchange (1)	Jan-10	Feb-10	Mar-10	Apr-10	May-10	Jun-10	Jul-10	Aug-10	Sep-10	Oct-10	Nov-10	Dec-10
2009	19.71%	22.24%	25.11%	23.60%	24.13%	25.05%	23.94%	23.08%	20.60%	19.70%	19.22%	19.56%
2008	17.86%	19.80%	21.56%	20.33%	20.19%	20.62%	20.21%	19.94%	18.79%	18.27%	17.82%	18.18%
2007	19.08%	20.77%	22.27%	20.76%	20.57%	21.07%	20.77%	20.61%	19.50%	19.09%	18.66%	19.09%
2006	17.67%	19.56%	20.93%	19.42%	19.26%	19.72%	19.49%	19.31%	18.52%	18.12%	17.73%	18.21%
2005	17.44%	19.55%	21.15%	19.69%	19.48%	19.84%	19.60%	19.47%	18.70%	18.32%	17.85%	18.43%
Prior to 2005	18.29%	20.84%	22.89%	21.48%	21.27%	21.67%	21.36%	21.17%	20.17%	19.73%	19.23%	20.00%
Total	18.21%	20.50%	22.38%	20.96%	20.78%	21.21%	20.89%	20.68%	19.66%	19.21%	18.74%	19.38%

Receivables Principal Payment Rate (1)	Jan-10	Feb-10	Mar-10	Apr-10	May-10	Jun-10	Jul-10	Aug-10	Sep-10	Oct-10	Nov-10	Dec-10
2009	31.33%	28.82%	33.44%	31.41%	31.98%	31.64%	31.37%	32.00%	30.84%	30.70%	29.44%	31.91%
2008	21.04%	19.37%	22.33%	21.13%	21.70%	21.79%	21.90%	22.60%	22.11%	22.10%	21.24%	23.35%
2007	20.11%	18.59%	21.39%	20.57%	21.45%	21.61%	21.85%	22.65%	22.19%	22.38%	21.64%	23.82%
2006	16.30%	15.16%	17.51%	16.82%	17.49%	17.62%	17.97%	18.59%	18.19%	18.38%	17.80%	19.65%
2005	16.64%	15.32%	17.80%	17.10%	17.78%	17.84%	18.22%	18.86%	18.46%	18.64%	18.01%	19.95%
Prior to 2005	20.49%	18.20%	20.92%	20.18%	21.45%	21.59%	22.22%	22.91%	22.66%	22.96%	22.15%	24.71%
Total	19.94%	18.00%	20.74%	19.93%	20.97%	21.09%	21.55%	22.25%	21.90%	22.12%	21.35%	23.69%

A-I-7

Percentage of Total Accounts making Minimum Payment (1)	2010
	Jan-10	Feb-10	Mar-10	Apr-10	May-10	Jun-10	Jul-10	Aug-10	Sep-10	Oct-10	Nov-10	Dec-10
2009	3.17%	3.24%	3.50%	3.41%	3.20%	3.59%	3.65%	3.69%	3.65%	3.60%	3.58%	3.92%
2008	4.85%	4.82%	4.99%	4.55%	4.56%	4.82%	5.03%	5.03%	5.06%	5.01%	4.96%	5.35%
2007	5.23%	5.32%	5.72%	4.96%	5.02%	5.37%	5.55%	5.51%	5.50%	5.42%	5.36%	5.74%
2006	6.32%	6.32%	6.68%	5.91%	5.94%	6.29%	6.47%	6.39%	6.40%	6.34%	6.22%	6.64%
2005	6.11%	6.17%	6.47%	5.71%	5.71%	5.90%	6.04%	5.94%	5.95%	5.88%	5.75%	6.15%
Prior to 2005	5.14%	5.15%	5.33%	4.80%	4.74%	4.82%	4.92%	4.84%	4.85%	4.79%	4.68%	4.96%
Total	5.28%	5.30%	5.54%	4.96%	4.93%	5.11%	5.24%	5.19%	5.19%	5.13%	5.03%	5.36%

Percentage of Total Accounts making Full Payment (1)	Jan-10	Feb-10	Mar-10	Apr-10	May-10	Jun-10	Jul-10	Aug-10	Sep-10	Oct-10	Nov-10	Dec-10
2009	25.88%	25.94%	25.93%	25.72%	25.56%	25.81%	25.20%	25.11%	25.08%	24.60%	24.73%	24.63%
2008	21.56%	21.92%	21.69%	21.90%	21.81%	22.18%	22.03%	22.19%	22.34%	22.05%	22.12%	22.00%
2007	19.65%	20.32%	19.36%	20.39%	20.34%	21.13%	20.99%	20.99%	21.12%	20.86%	21.01%	20.88%
2006	16.70%	17.01%	16.29%	17.23%	17.20%	17.83%	17.71%	17.72%	17.76%	17.58%	17.72%	17.67%
2005	17.66%	18.03%	17.35%	18.34%	18.33%	18.51%	18.32%	18.30%	18.33%	18.13%	18.19%	18.10%
Prior to 2005	25.66%	25.61%	25.16%	25.68%	25.85%	26.04%	25.83%	25.96%	25.98%	25.73%	25.77%	25.75%
Total	22.59%	22.79%	22.26%	22.88%	22.95%	23.33%	23.14%	23.21%	23.27%	23.02%	23.09%	23.04%

(1) Based on the Pool Balance, which includes the outstanding principal amount of the collateral certificate issued by the First USA Master Trust, the outstanding principal amount of the collateral certificate issued by the Chase Master Trust and the outstanding amount of principal receivables in the issuing entity, as applicable. The collateral certificate issued by the Chase Master Trust was paid in full and cancelled as of December 15, 2009.

A-I-8

Chase Issuance Trust Portfolio

Static Pool Data

(dollars in thousands)

	2009
Principal Receivables Outstanding (1)	Jan-09	Feb-09	Mar-09	Apr-09	May-09	Jun-09	Jul-09	Aug-09	Sep-09	Oct-09	Nov-09	Dec-09
2009									$ 1,203,800	$ 1,956,673	$ 2,036,631	$ 2,104,196
2008				$ 1,735,340	$ 1,756,009	$ 4,884,896	$ 8,676,499	$ 9,029,273	8,754,786	8,501,133	8,434,243	8,407,803
2007	$ 6,998,904	$ 6,802,332	$ 6,635,478	6,932,094	8,839,671	8,845,972	8,803,407	8,835,103	8,714,625	8,581,974	8,612,723	8,693,655
2006	10,409,649	10,147,259	9,897,435	9,845,410	9,919,568	9,847,898	9,734,412	9,705,355	9,538,843	9,382,056	9,371,084	9,431,029
2005	9,616,155	9,373,549	9,119,395	9,044,599	9,141,885	9,058,205	8,932,119	8,869,179	8,687,848	8,516,380	8,481,063	8,521,968
2004	7,775,606	7,581,959	7,385,102	7,345,798	7,385,524	7,328,747	7,218,988	7,159,390	6,987,147	6,835,210	6,808,489	6,847,191
Prior to 2004	42,074,631	43,994,906	42,008,950	41,387,321	45,343,043	45,736,856	43,749,455	43,417,974	43,092,721	41,333,965	43,697,456	43,992,085

Total	$76,874,945	$77,900,005	$75,046,360	$76,290,562	$82,385,700	$85,702,574	$87,114,880	$87,016,274	$86,979,770	$85,107,391	$87,441,689	$87,997,927

Total Receivables Outstanding (1)	Jan-09	Feb-09	Mar-09	Apr-09	May-09	Jun-09	Jul-09	Aug-09	Sep-09	Oct-09	Nov-09	Dec-09
2009									$ 1,228,756	$ 1,998,499	$ 2,084,947	$ 2,157,130
2008				$ 1,763,617	$ 1,786,175	$ 4,986,191	$ 8,868,518	$ 9,257,656	9,003,298	8,762,041	8,712,452	8,696,449
2007	$ 7,184,198	$ 6,997,686	$ 6,826,636	7,139,421	9,085,755	9,138,573	9,120,967	9,178,338	9,078,764	8,955,777	9,002,147	9,091,819
2006	10,765,302	10,513,920	10,256,431	10,217,416	10,301,776	10,277,374	10,184,969	10,178,786	10,028,986	9,878,951	9,882,741	9,949,633
2005	9,976,988	9,743,092	9,479,498	9,414,729	9,519,399	9,477,897	9,369,949	9,325,738	9,157,984	8,991,335	8,967,905	9,013,682
2004	8,092,103	7,905,390	7,700,158	7,668,261	7,712,495	7,689,410	7,594,518	7,549,860	7,387,331	7,238,763	7,220,698	7,262,615
Prior to 2004	43,690,898	45,787,622	43,765,044	43,193,288	47,379,721	48,089,606	46,183,856	46,030,127	46,000,970	44,307,737	46,956,353	47,274,886

Total	$79,709,489	$80,947,710	$78,027,767	$79,396,732	$85,785,321	$89,659,051	$91,322,777	$91,520,505	$91,886,089	$90,133,103	$92,827,243	$93,446,214

Net Losses as a percentage of Principal Receivables Outstanding (1)	Jan-09	Feb-09	Mar-09	Apr-09	May-09	Jun-09	Jul-09	Aug-09	Sep-09	Oct-09	Nov-09	Dec-09
2009									0.01%	1.04%	1.97%	2.77%
2008				0.06%	3.60%	1.95%	3.90%	5.25%	6.11%	6.29%	7.79%	6.93%
2007	5.06%	7.06%	8.40%	9.40%	8.41%	7.96%	7.85%	8.70%	8.11%	9.09%	10.26%	8.30%
2006	8.10%	8.57%	9.40%	10.63%	11.49%	11.58%	11.16%	12.08%	11.23%	10.74%	11.73%	9.14%
2005	6.86%	7.29%	8.08%	9.11%	9.91%	10.18%	9.71%	10.73%	9.87%	9.44%	10.32%	8.06%
2004	6.59%	6.65%	7.53%	8.81%	9.58%	9.55%	9.27%	10.18%	9.60%	9.31%	10.28%	7.74%
Prior to 2004	5.27%	5.44%	6.14%	7.06%	7.32%	7.19%	7.21%	8.05%	7.36%	7.32%	7.89%	6.38%
Total	5.94%	6.35%	7.13%	8.07%	8.36%	8.04%	7.92%	8.73%	8.12%	8.02%	8.81%	7.11%

Percentage of Total Receivables Delinquent 30+ Days (1)	Jan-09	Feb-09	Mar-09	Apr-09	May-09	Jun-09	Jul-09	Aug-09	Sep-09	Oct-09	Nov-09	Dec-09
2009									1.98%	2.03%	2.33%	2.56%
2008				2.78%	2.99%	3.42%	3.26%	3.76%	4.17%	4.55%	4.62%	4.72%
2007	5.02%	5.39%	5.64%	5.58%	4.48%	4.64%	4.51%	5.02%	5.42%	5.68%	5.61%	5.63%
2006	5.64%	5.96%	6.22%	6.28%	6.05%	5.97%	5.56%	5.88%	6.09%	6.30%	6.19%	6.23%
2005	4.84%	5.15%	5.42%	5.48%	5.28%	5.22%	4.87%	5.16%	5.34%	5.55%	5.47%	5.48%
2004	4.55%	4.88%	5.12%	5.19%	5.04%	5.01%	4.67%	4.96%	5.17%	5.39%	5.27%	5.29%
Prior to 2004	3.77%	4.02%	4.31%	4.39%	4.00%	3.99%	3.72%	3.99%	4.22%	4.55%	4.49%	4.56%
Total	4.35%	4.61%	4.89%	4.91%	4.52%	4.46%	4.16%	4.48%	4.69%	4.95%	4.90%	4.94%

Yield from Finance Charges, Fees, and Interchange (1)	Jan-09	Feb-09	Mar-09	Apr-09	May-09	Jun-09	Jul-09	Aug-09	Sep-09	Oct-09	Nov-09	Dec-09
2009									16.53%	18.23%	19.41%	20.87%
2008				17.73%	20.05%	13.91%	14.29%	13.94%	14.80%	15.65%	16.61%	18.28%
2007	14.53%	15.91%	17.00%	16.15%	16.16%	16.06%	18.28%	18.18%	18.56%	18.85%	19.25%	20.35%
2006	13.86%	14.73%	15.59%	14.75%	15.24%	14.81%	17.20%	16.91%	17.35%	17.56%	17.80%	18.88%
2005	13.44%	14.36%	15.23%	14.34%	14.72%	14.32%	16.68%	16.50%	16.96%	17.20%	17.54%	18.69%
2004	13.43%	14.41%	15.30%	14.36%	14.71%	14.37%	16.64%	16.56%	17.14%	17.47%	18.00%	19.19%
Prior to 2004	13.42%	14.38%	15.29%	14.28%	14.73%	14.31%	16.67%	16.67%	17.21%	17.74%	18.17%	19.72%
Total	13.58%	14.56%	15.47%	14.56%	15.05%	14.54%	16.72%	16.54%	17.08%	17.56%	18.04%	19.44%

A-I-9

	2009
Receivables Principal Payment Rate (1)	Jan-09	Feb-09	Mar-09	Apr-09	May-09	Jun-09	Jul-09	Aug-09	Sep-09	Oct-09	Nov-09	Dec-09
2009									28.77%	31.97%	30.74%	33.35%
2008				34.73%	39.49%	23.97%	21.52%	19.92%	20.09%	20.47%	19.46%	21.61%
2007	20.02%	18.51%	21.20%	19.67%	20.14%	19.54%	20.05%	19.51%	19.33%	19.53%	18.56%	20.50%
2006	15.00%	14.16%	16.38%	14.89%	15.69%	15.19%	15.93%	15.48%	15.46%	15.64%	14.95%	16.54%
2005	14.95%	14.07%	16.35%	14.93%	15.69%	15.20%	16.05%	15.60%	15.62%	15.84%	15.18%	16.83%
2004	16.88%	15.62%	18.07%	16.52%	17.40%	16.95%	17.96%	17.51%	17.64%	17.88%	17.18%	19.07%
Prior to 2004	18.33%	16.54%	18.98%	17.52%	19.14%	18.46%	20.29%	20.44%	21.01%	20.37%	19.50%	20.85%
Total	17.49%	16.01%	18.43%	17.16%	18.70%	17.99%	19.22%	19.01%	19.37%	19.35%	18.57%	20.19%

Percentage of Total Accounts making Minimum Payment (1)	Jan-09	Feb-09	Mar-09	Apr-09	May-09	Jun-09	Jul-09	Aug-09	Sep-09	Oct-09	Nov-09	Dec-09
2009									3.06%	3.05%	3.09%	3.42%
2008				2.88%	3.38%	6.97%	4.49%	4.61%	4.77%	4.95%	4.88%	5.24%
2007	4.60%	4.57%	5.46%	4.37%	4.52%	6.90%	4.70%	4.73%	5.02%	5.22%	5.22%	5.64%
2006	5.39%	5.42%	6.74%	5.51%	5.83%	8.22%	6.00%	5.87%	6.20%	6.43%	6.35%	6.83%
2005	4.94%	5.14%	6.56%	5.34%	5.61%	7.85%	5.78%	5.64%	6.13%	6.32%	6.19%	6.60%
2004	4.65%	4.85%	6.15%	5.11%	5.37%	7.45%	5.50%	5.38%	5.90%	6.05%	5.91%	6.29%
Prior to 2004	3.59%	3.92%	4.91%	3.99%	4.39%	6.09%	4.50%	4.40%	5.09%	5.28%	5.12%	5.44%
Total	4.21%	4.45%	5.56%	4.48%	4.81%	6.83%	4.93%	4.86%	5.31%	5.46%	5.35%	5.71%

Percentage of Total Accounts making Full Payment (1)	Jan-09	Feb-09	Mar-09	Apr-09	May-09	Jun-09	Jul-09	Aug-09	Sep-09	Oct-09	Nov-09	Dec-09
2009									29.42%	27.66%	26.75%	26.15%
2008				34.96%	34.57%	24.35%	22.13%	21.95%	21.87%	21.67%	21.60%	21.57%
2007	20.14%	20.27%	18.93%	21.02%	20.59%	20.03%	19.81%	19.44%	19.73%	19.63%	19.65%	19.60%
2006	15.62%	15.93%	15.83%	17.28%	17.39%	16.99%	16.90%	16.66%	16.88%	16.76%	16.74%	16.70%
2005	14.89%	15.56%	16.12%	17.53%	17.78%	17.55%	17.44%	17.20%	17.83%	17.71%	17.72%	17.66%
2004	16.23%	16.95%	18.26%	19.31%	19.64%	19.37%	19.27%	19.09%	19.78%	19.62%	19.60%	19.55%
Prior to 2004	20.58%	22.10%	22.88%	24.23%	25.92%	25.85%	25.85%	25.81%	26.94%	26.81%	26.98%	26.94%
Total	18.70%	19.68%	20.16%	21.92%	22.71%	22.39%	22.13%	21.97%	22.75%	22.64%	22.74%	22.66%

(1) Based on the Pool Balance, which includes the outstanding principal amount of the collateral certificate issued by the First USA Master Trust, the outstanding principal amount of the collateral certificate issued by the Chase Master Trust and the outstanding amount of principal receivables in the issuing entity, as applicable. The collateral certificate issued by the Chase Master Trust was paid in full and cancelled as of December 15, 2009.

A-I-10

Chase Issuance Trust Portfolio

Static Pool Data

(dollars in thousands)

	2008
Principal Receivables Outstanding (1)	Jan-08	Feb-08	Mar-08	Apr-08	May-08	Jun-08	Jul-08	Aug-08	Sep-08	Oct-08	Nov-08	Dec-08
2007					$ 738,684	$ 733,378	$ 722,906	$ 3,036,006	$ 4,787,777	$ 4,684,510	$ 7,134,434	$ 7,206,562
2006	$ 8,099,738	$ 7,749,647	$ 7,470,106	$ 8,382,848	9,937,339	9,976,345	9,959,222	10,327,459	10,617,840	10,497,372	10,496,247	10,639,403
2005	9,885,277	9,661,267	9,474,567	9,462,377	9,413,569	9,511,874	9,564,647	9,751,623	9,818,546	9,725,267	9,742,696	9,865,289
2004	8,062,766	7,881,410	7,737,732	7,769,302	7,744,486	7,839,020	7,867,258	7,984,496	7,988,554	7,901,544	7,906,216	8,010,950
2003	4,742,929	4,521,491	4,481,731	4,609,483	4,827,059	4,893,829	4,872,505	5,234,121	5,291,569	5,245,605	5,082,939	4,981,548
Prior to 2003	40,174,119	37,893,775	37,690,755	38,768,869	41,313,084	41,561,216	40,923,465	44,575,406	45,155,854	44,776,532	42,459,707	40,693,396

Total	$70,964,829	$67,707,590	$66,854,891	$68,992,879	$73,974,221	$74,515,662	$73,910,003	$80,909,111	$83,660,140	$82,830,830	$82,822,239	$81,397,148

Total Receivables Outstanding (1)	Jan-08	Feb-08	Mar-08	Apr-08	May-08	Jun-08	Jul-08	Aug-08	Sep-08	Oct-08	Nov-08	Dec-08
2007					$ 752,895	$ 749,281	$ 739,726	$ 3,100,064	$ 4,892,427	$ 4,794,335	$ 7,300,025	$ 7,380,194
2006	$ 8,285,967	$ 7,946,621	$ 7,665,709	$ 8,610,166	10,200,840	10,251,849	10,240,125	10,626,760	10,941,444	10,823,396	10,836,868	10,984,802
2005	10,196,164	9,976,053	9,780,195	9,775,964	9,725,854	9,831,249	9,885,217	10,080,896	10,161,095	10,066,587	10,094,497	10,218,791
2004	8,350,621	8,172,119	8,020,198	8,057,372	8,031,480	8,130,928	8,158,540	8,280,899	8,293,395	8,204,450	8,216,970	8,322,179
2003	4,795,632	4,591,970	4,549,432	4,682,545	4,917,425	4,986,642	4,966,244	5,338,597	5,401,462	5,354,971	5,198,632	5,100,532
Prior to 2003	40,895,518	38,805,362	38,592,043	39,728,086	42,538,764	42,807,014	42,172,439	45,984,719	46,607,205	46,225,566	43,934,247	42,167,947

Total	$72,523,902	$69,492,125	$68,607,577	$70,854,133	$76,167,258	$76,756,963	$76,162,291	$83,411,935	$86,297,028	$85,469,305	$85,581,239	$84,174,445

Net Losses as a percentage of Principal Receivables Outstanding (1)	Jan-08	Feb-08	Mar-08	Apr-08	May-08	Jun-08	Jul-08	Aug-08	Sep-08	Oct-08	Nov-08	Dec-08
2007					1.30%	1.80%	1.34%	2.47%	1.79%	1.76%	3.24%	3.77%
2006	1.87%	2.03%	4.25%	4.90%	4.97%	5.27%	5.07%	6.46%	6.16%	5.81%	6.93%	7.29%
2005	4.05%	4.85%	5.27%	5.49%	5.64%	5.94%	5.41%	5.99%	5.54%	5.33%	6.02%	6.16%
2004	3.23%	4.31%	4.81%	5.34%	5.24%	5.44%	5.23%	5.56%	5.28%	5.15%	5.66%	5.98%
2003	3.19%	3.54%	3.90%	3.84%	4.21%	4.22%	4.13%	4.56%	4.30%	3.99%	4.87%	5.03%
Prior to 2003	3.73%	3.35%	3.63%	3.72%	3.95%	4.12%	3.84%	4.47%	4.07%	3.88%	4.60%	4.80%
Total	3.49%	3.52%	4.09%	4.30%	4.43%	4.63%	4.34%	4.98%	4.55%	4.30%	5.05%	5.32%

Percentage of Total Receivables Delinquent 30+ Days (1)	Jan-08	Feb-08	Mar-08	Apr-08	May-08	Jun-08	Jul-08	Aug-08	Sep-08	Oct-08	Nov-08	Dec-08
2007					2.43%	2.98%	3.64%	2.77%	2.89%	3.70%	3.82%	4.39%
2006	3.01%	3.55%	3.87%	3.76%	3.63%	3.78%	4.02%	4.10%	4.30%	4.64%	4.99%	5.25%
2005	3.62%	3.67%	3.69%	3.66%	3.61%	3.52%	3.52%	3.55%	3.70%	3.95%	4.23%	4.45%
2004	3.38%	3.48%	3.52%	3.46%	3.41%	3.34%	3.32%	3.37%	3.51%	3.73%	4.01%	4.19%
2003	2.92%	2.93%	2.99%	2.96%	2.77%	2.78%	2.83%	2.77%	2.90%	3.15%	3.39%	3.57%
Prior to 2003	2.95%	2.89%	2.98%	2.97%	2.76%	2.75%	2.78%	2.70%	2.80%	3.01%	3.24%	3.41%
Total	3.10%	3.15%	3.25%	3.22%	3.05%	3.05%	3.11%	3.04%	3.18%	3.43%	3.71%	3.95%

Yield from Finance Charges, Fees, and Interchange (1)	Jan-08	Feb-08	Mar-08	Apr-08	May-08	Jun-08	Jul-08	Aug-08	Sep-08	Oct-08	Nov-08	Dec-08
2007					14.29%	16.06%	16.24%	15.71%	15.94%	16.75%	14.98%	16.06%
2006	15.22%	15.27%	15.59%	15.21%	15.78%	15.97%	15.74%	15.36%	15.24%	15.82%	14.64%	15.39%
2005	16.77%	17.32%	17.08%	16.17%	16.21%	16.34%	16.20%	15.67%	15.35%	15.71%	14.48%	15.14%
2004	17.18%	17.65%	17.39%	16.44%	16.48%	16.65%	16.45%	15.85%	15.42%	15.74%	14.55%	15.24%
2003	16.96%	17.61%	17.40%	16.21%	16.32%	16.36%	16.11%	15.54%	15.13%	15.59%	14.40%	15.11%
Prior to 2003	16.60%	17.01%	17.01%	15.82%	15.97%	16.04%	15.87%	15.36%	14.93%	15.42%	14.18%	14.93%
Total	16.57%	16.97%	16.93%	15.89%	16.04%	16.16%	15.97%	15.47%	15.12%	15.62%	14.39%	15.15%

Receivables Principal Payment Rate (1)	Jan-08	Feb-08	Mar-08	Apr-08	May-08	Jun-08	Jul-08	Aug-08	Sep-08	Oct-08	Nov-08	Dec-08
2007					19.80%	20.39%	20.38%	21.91%	21.52%	23.39%	19.10%	20.72%
2006	18.32%	17.74%	18.60%	16.70%	17.33%	16.76%	16.74%	16.33%	15.78%	16.75%	14.37%	15.38%
2005	18.17%	17.04%	18.25%	17.26%	17.92%	17.41%	17.59%	16.73%	15.90%	16.51%	14.20%	15.32%
2004	20.49%	18.94%	20.25%	19.11%	20.02%	19.49%	19.86%	18.75%	17.81%	18.33%	15.84%	17.18%
2003	23.96%	21.82%	23.38%	21.82%	23.10%	22.52%	22.79%	21.65%	20.62%	21.39%	18.50%	21.00%
Prior to 2003	20.37%	18.18%	19.61%	18.46%	19.63%	19.30%	19.71%	18.88%	17.98%	19.12%	16.52%	18.99%
Total	20.10%	18.31%	19.63%	18.38%	19.39%	18.96%	19.27%	18.53%	17.75%	18.83%	16.26%	18.20%

A-I-11

Percentage of Total Accounts making Minimum Payment (1)	2008
	Jan-08	Feb-08	Mar-08	Apr-08	May-08	Jun-08	Jul-08	Aug-08	Sep-08	Oct-08	Nov-08	Dec-08
2007					4.51%	4.47%	4.56%	4.25%	4.20%	4.51%	4.54%	5.02%
2006	5.64%	5.37%	5.32%	5.01%	4.91%	4.86%	5.06%	4.98%	5.01%	5.24%	5.05%	5.66%
2005	4.53%	4.45%	4.45%	4.23%	4.36%	4.34%	4.55%	4.49%	4.55%	4.76%	4.56%	5.11%
2004	4.20%	4.13%	4.13%	3.91%	4.05%	4.02%	4.21%	4.12%	4.19%	4.42%	4.18%	4.69%
2003	3.51%	3.47%	3.54%	3.30%	3.44%	3.40%	3.60%	3.50%	3.58%	3.80%	3.55%	4.02%
Prior to 2003	3.15%	3.14%	3.21%	2.98%	3.13%	3.08%	3.20%	3.10%	3.13%	3.33%	3.10%	3.46%
Total	3.71%	3.67%	3.75%	3.52%	3.65%	3.62%	3.78%	3.69%	3.74%	3.95%	3.77%	4.23%

Percentage of Total Accounts making Full Payment (1)	Jan-08	Feb-08	Mar-08	Apr-08	May-08	Jun-08	Jul-08	Aug-08	Sep-08	Oct-08	Nov-08	Dec-08
2007					19.37%	18.70%	18.01%	20.64%	21.56%	20.98%	20.33%	20.09%
2006	16.30%	16.55%	16.68%	16.26%	16.21%	15.70%	15.21%	15.51%	15.86%	15.51%	15.29%	15.28%
2005	15.52%	15.51%	15.53%	15.54%	15.49%	15.18%	14.95%	14.91%	14.88%	14.53%	14.39%	14.41%
2004	16.41%	16.38%	16.38%	16.50%	16.46%	16.19%	15.94%	15.86%	15.74%	15.43%	15.34%	15.34%
2003	18.19%	18.31%	18.40%	18.55%	18.64%	18.44%	18.16%	18.21%	18.21%	17.86%	17.79%	17.87%
Prior to 2003	18.78%	18.80%	18.81%	18.87%	19.07%	18.95%	18.79%	18.96%	19.07%	18.75%	18.66%	18.88%
Total	17.81%	17.83%	17.77%	17.79%	17.94%	17.68%	17.44%	17.72%	17.93%	17.58%	17.53%	17.60%

(1) Based on the Pool Balance, which includes the outstanding principal amount of the collateral certificate issued by the First USA Master Trust, the outstanding principal amount of the collateral certificate issued by the Chase Master Trust and the outstanding amount of principal receivables in the issuing entity, as applicable. The collateral certificate issued by the Chase Master Trust was paid in full and cancelled as of December 15, 2009.

A-I-12

Chase Issuance Trust Portfolio

Static Pool Data

(dollars in thousands)

	2007
Principal Receivables Outstanding (1)	Jan-07	Feb-07	Mar-07	Apr-07	May-07	Jun-07	Jul-07	Aug-07	Sep-07	Oct-07	Nov-07	Dec-07
2006						$ 1,485,802	$ 1,469,148	$ 1,465,431	$ 1,446,430	$ 1,436,683	$ 5,596,032	$ 7,124,332
2005	$ 4,521,357	$ 5,261,514	$ 7,565,493	$ 7,498,936	$ 7,433,780	9,189,190	9,106,077	9,067,528	8,954,565	9,866,988	9,914,591	10,100,337
2004	6,113,639	5,976,210	5,802,203	5,771,680	5,725,091	5,691,852	5,652,316	5,633,131	5,555,772	8,008,513	8,078,446	8,259,143
2003	3,687,744	3,657,527	3,612,517	3,793,936	3,808,187	3,827,280	3,838,868	3,868,879	3,848,465	4,620,173	4,672,480	4,754,822
2002	3,594,648	3,574,316	3,554,742	3,759,702	3,763,776	3,783,401	3,790,319	3,815,811	3,815,365	3,852,525	3,866,827	3,894,335
Prior to 2002	33,590,038	33,491,533	33,356,978	35,024,707	34,979,690	35,595,974	35,521,777	35,467,574	35,370,544	35,837,578	35,887,141	36,043,617

Total	$51,507,426	$51,961,100	$53,891,933	$55,848,961	$55,710,524	$59,573,499	$59,378,505	$59,318,354	$58,991,141	$63,622,460	$68,015,517	$70,176,586

Total Receivables Outstanding (1)	Jan-07	Feb-07	Mar-07	Apr-07	May-07	Jun-07	Jul-07	Aug-07	Sep-07	Oct-07	Nov-07	Dec-07
2006						$ 1,515,740	$ 1,500,790	$ 1,499,437	$ 1,483,688	$ 1,475,102	$ 5,730,038	$ 7,282,976
2005	$ 4,627,839	$ 5,396,189	$ 7,745,942	$ 7,691,663	$ 7,631,529	9,442,165	9,363,095	9,334,530	9,235,354	10,195,935	10,229,106	10,405,289
2004	6,295,351	6,164,103	5,980,720	5,954,739	5,907,765	5,879,776	5,839,340	5,823,555	5,752,344	8,320,133	8,373,067	8,542,231
2003	3,686,653	3,656,770	3,608,961	3,788,823	3,801,929	3,820,940	3,831,569	3,862,505	3,842,792	4,651,539	4,700,734	4,781,308
2002	3,581,883	3,561,033	3,539,741	3,742,579	3,745,866	3,765,973	3,771,984	3,798,081	3,797,568	3,839,477	3,852,255	3,878,679
Prior to 2002	33,921,288	33,834,224	33,692,533	35,372,044	35,329,633	35,982,798	35,911,754	35,861,062	35,772,473	36,279,249	36,314,673	36,462,027

Total	$52,113,014	$52,612,319	$54,567,897	$56,549,848	$56,416,722	$60,407,392	$60,218,532	$60,179,170	$59,884,219	$64,761,435	$69,199,873	$71,352,510

Net Losses as a percentage of Principal Receivables Outstanding (1)	Jan-07	Feb-07	Mar-07	Apr-07	May-07	Jun-07	Jul-07	Aug-07	Sep-07	Oct-07	Nov-07	Dec-07
2006						6.30%	0.72%	1.31%	1.29%	2.86%	1.52%	1.79%
2005	2.36%	2.60%	3.13%	2.37%	2.47%	2.86%	2.94%	3.19%	3.36%	3.52%	3.96%	4.58%
2004	3.56%	3.40%	3.61%	3.70%	3.57%	3.62%	3.56%	3.46%	3.53%	2.93%	3.02%	3.52%
2003	2.93%	3.07%	3.12%	3.40%	3.03%	3.29%	3.26%	3.14%	3.13%	2.67%	3.11%	3.40%
2002	3.76%	3.97%	3.82%	3.94%	3.81%	3.92%	3.75%	3.79%	3.65%	3.42%	4.14%	4.19%
Prior to 2002	3.61%	3.67%	3.72%	3.89%	3.58%	3.68%	3.64%	3.62%	3.57%	3.35%	3.76%	3.91%
Total	3.45%	3.52%	3.61%	3.63%	3.41%	3.56%	3.43%	3.46%	3.46%	3.28%	3.55%	3.75%

Percentage of Total Receivables Delinquent 30+ Days (1)	Jan-07	Feb-07	Mar-07	Apr-07	May-07	Jun-07	Jul-07	Aug-07	Sep-07	Oct-07	Nov-07	Dec-07
2006						1.48%	1.98%	2.40%	2.90%	3.20%	2.48%	2.68%
2005	2.48%	2.47%	2.20%	2.32%	2.42%	2.46%	2.66%	2.84%	3.10%	3.17%	3.35%	3.42%
2004	2.82%	2.84%	2.75%	2.66%	2.56%	2.61%	2.68%	2.74%	2.91%	2.71%	2.98%	3.11%
2003	2.56%	2.56%	2.53%	2.44%	2.35%	2.40%	2.44%	2.46%	2.63%	2.66%	2.82%	2.89%
2002	3.02%	2.97%	2.93%	2.83%	2.73%	2.78%	2.86%	2.84%	2.97%	3.15%	3.23%	3.24%
Prior to 2002	3.00%	2.98%	2.92%	2.82%	2.73%	2.75%	2.76%	2.71%	2.84%	2.97%	3.08%	3.09%
Total	2.91%	2.88%	2.77%	2.70%	2.64%	2.63%	2.71%	2.72%	2.88%	2.96%	3.05%	3.09%

Yield from Finance Charges, Fees, and Interchange (1), (2)	Jan-07	Feb-07	Mar-07	Apr-07	May-07	Jun-07	Jul-07	Aug-07	Sep-07	Oct-07	Nov-07	Dec-07
2006						10.78%	19.09%	18.98%	18.12%	18.58%	18.04%	16.84%
2005	15.46%	16.58%	17.23%	16.37%	16.90%	16.44%	17.65%	17.36%	16.75%	17.06%	20.37%	18.99%
2004	16.69%	17.78%	18.78%	18.01%	18.43%	18.13%	19.05%	18.64%	17.91%	17.61%	21.70%	20.01%
2003	17.11%	18.05%	19.03%	17.89%	18.14%	17.70%	18.55%	18.07%	17.37%	17.52%	21.13%	19.36%
2002	16.59%	17.33%	18.34%	17.07%	17.43%	17.01%	18.01%	17.38%	16.79%	17.15%	21.24%	19.38%
Prior to 2002	16.03%	16.62%	17.81%	16.67%	16.96%	16.58%	17.51%	17.13%	16.57%	16.82%	21.10%	19.24%
Total	16.18%	16.91%	17.98%	16.88%	17.21%	16.80%	17.81%	17.43%	16.83%	17.06%	20.91%	19.09%

Receivables Principal Payment Rate (1)	Jan-07	Feb-07	Mar-07	Apr-07	May-07	Jun-07	Jul-07	Aug-07	Sep-07	Oct-07	Nov-07	Dec-07
2006						16.85%	29.33%	28.41%	25.73%	26.55%	18.67%	17.85%
2005	21.68%	19.18%	20.90%	18.94%	19.71%	18.45%	19.93%	19.64%	17.96%	18.57%	16.93%	17.48%
2004	23.93%	21.10%	24.62%	23.02%	24.34%	23.16%	24.48%	24.20%	22.23%	21.50%	18.82%	19.62%
2003	28.24%	24.47%	28.45%	26.42%	28.12%	26.62%	28.38%	27.58%	25.28%	24.95%	21.97%	23.15%
2002	23.69%	20.52%	23.80%	22.14%	23.50%	22.47%	23.91%	23.17%	21.10%	21.93%	20.20%	21.33%
Prior to 2002	20.48%	17.39%	20.38%	19.04%	20.28%	19.45%	20.69%	20.29%	18.78%	19.62%	18.16%	19.33%
Total	21.79%	18.71%	21.72%	20.14%	21.37%	20.37%	21.85%	21.42%	19.73%	20.33%	18.47%	19.33%

A-I-13

Percentage of Total Accounts making Minimum Payment (1)	2007
	Jan-07	Feb-07	Mar-07	Apr-07	May-07	Jun-07	Jul-07	Aug-07	Sep-07	Oct-07	Nov-07	Dec-07
2006						4.31%	4.59%	4.44%	4.29%	4.53%	5.35%	5.87%
2005	4.84%	4.83%	5.53%	4.59%	4.69%	4.41%	4.70%	4.45%	4.35%	4.60%	4.45%	4.70%
2004	4.24%	4.10%	4.59%	3.94%	4.05%	3.94%	4.21%	3.98%	3.88%	4.32%	4.14%	4.37%
2003	3.39%	3.39%	3.78%	3.29%	3.43%	3.32%	3.54%	3.38%	3.32%	3.59%	3.44%	3.62%
2002	3.43%	3.41%	3.89%	3.34%	3.46%	3.31%	3.57%	3.40%	3.32%	3.54%	3.37%	3.55%
Prior to 2002	3.19%	3.16%	3.59%	3.08%	3.18%	3.06%	3.26%	3.08%	3.03%	3.19%	3.06%	3.21%
Total	3.50%	3.48%	4.02%	3.42%	3.52%	3.43%	3.65%	3.45%	3.39%	3.64%	3.62%	3.88%

Percentage of Total Accounts making Full Payment (1)	Jan-07	Feb-07	Mar-07	Apr-07	May-07	Jun-07	Jul-07	Aug-07	Sep-07	Oct-07	Nov-07	Dec-07
2006						24.31%	23.93%	23.22%	22.65%	22.27%	17.85%	16.77%
2005	17.65%	17.08%	16.24%	17.28%	17.00%	16.95%	16.61%	16.44%	16.21%	15.86%	15.68%	15.40%
2004	18.84%	19.04%	18.59%	19.65%	19.64%	19.18%	18.90%	18.84%	18.59%	16.96%	16.75%	16.45%
2003	21.09%	21.47%	21.34%	22.09%	22.13%	21.74%	21.47%	21.12%	20.90%	18.69%	18.54%	18.35%
2002	17.10%	17.63%	17.40%	18.08%	18.16%	17.82%	17.59%	17.26%	17.07%	16.69%	16.53%	16.37%
Prior to 2002	19.37%	19.55%	19.14%	19.82%	20.07%	19.66%	19.52%	19.44%	19.32%	19.22%	19.06%	18.98%
Total	19.12%	19.24%	18.70%	19.49%	19.61%	19.30%	19.10%	18.97%	18.79%	18.26%	18.00%	17.72%

(1) Based on the Pool Balance, which includes the outstanding principal amount of the collateral certificate issued by the First USA Master Trust, the outstanding principal amount of the collateral certificate issued by the Chase Master Trust and the outstanding amount of principal receivables in the issuing entity, as applicable. The collateral certificate issued by the Chase Master Trust was paid in full and cancelled as of December 15, 2009.

(2) Yield reflects a change in payment allocation in November 2007 between certain fees and account balances. This change resulted in a one-time increase in cash yield which was realized in the months of November and December.

A-I-14

First USA Master Trust Portfolio

Static Pool Data

(dollars in thousands)

	2013
Principal Receivables Outstanding	Jan-13	Feb-13	Mar-13	Apr-13	May-13	Jun-13	Jul-13	Aug-13	Sep-13
2012
2011
2010
2009
2008
Prior to 2008	$1,245,898	$1,213,182	$1,200,667	1,203,527	1,198,762	1,195,999	1,184,521	1,182,384	1,163,899

Total	$1,245,898	$1,213,182	$1,200,667	1,203,527	1,198,762	1,195,999	1,184,521	1,182,384	1,163,899

Total Receivables Outstanding	Jan-13	Feb-13	Mar-13	Apr-13	May-13	Jun-13	Jul-13	Aug-13	Sep-13
2012
2011
2010
2009
2008
Prior to 2008	1,305,440	1,272,250	1,257,015	1,259,357	1,253,093	1,249,516	1,236,748	1,233,808	1,214,404

Total	1,305,440	1,272,250	1,257,015	1,259,357	1,253,093	1,249,516	1,236,748	1,233,808	1,214,404

Net Losses as a percentage of Principal Receivables Outstanding	Jan-13	Feb-13	Mar-13	Apr-13	May-13	Jun-13	Jul-13	Aug-13	Sep-13
2012
2011
2010
2009
2008
Prior to 2008	3.54%	3.35%	4.09%	3.96%	3.38%	3.50%	3.09%	3.45%	2.69%
Total	3.54%	3.35%	4.09%	3.96%	3.38%	3.50%	3.09%	3.45%	2.69%

Percentage of Total Receivables Delinquent 30+ Days	Jan-13	Feb-13	Mar-13	Apr-13	May-13	Jun-13	Jul-13	Aug-13	Sep-13
2012
2011
2010
2009
2008
Prior to 2008	1.95%	1.97%	1.92%	1.73%	1.66%	1.58%	1.59%	1.52%	1.54%
Total	1.95%	1.97%	1.92%	1.73%	1.66%	1.58%	1.59%	1.52%	1.54%

Yield from Finance Charges, Fees, and Interchange	Jan-13	Feb-13	Mar-13	Apr-13	May-13	Jun-13	Jul-13	Aug-13	Sep-13
2012
2011
2010
2009
2008
Prior to 2008	15.60%	17.11%	16.94%	15.87%	16.59%	16.27%	16.17%	15.83%	16.51%
Total	15.60%	17.11%	16.94%	15.87%	16.59%	16.27%	16.17%	15.83%	16.51%

Receivables Principal Payment Rate	Jan-13	Feb-13	Mar-13	Apr-13	May-13	Jun-13	Jul-13	Aug-13	Sep-13
2012
2011
2010
2009
2008
Prior to 2008	27.07%	24.49%	26.77%	25.01%	27.66%	26.31%	27.77%	26.68%	27.05%
Total	27.07%	24.49%	26.77%	25.01%	27.66%	26.31%	27.77%	26.68%	27.05%

A-I-15

	2013
Percentage of Total Accounts making Minimum Payment	Jan-13	Feb-13	Mar-13	Apr-13	May-13	Jun-13	Jul-13	Aug-13	Sep-13
2012
2011
2010
2009
2008
Prior to 2008	3.35%	3.41%	3.39%	3.16%	3.24%	3.14%	3.29%	3.22%	3.26%
Total	3.35%	3.41%	3.39%	3.16%	3.24%	3.14%	3.29%	3.22%	3.26%

Percentage of Total Accounts making Full Payment	Jan-13	Feb-13	Mar-13	Apr-13	May-13	Jun-13	Jul-13	Aug-13	Sep-13
2012
2011
2010
2009
2008
Prior to 2008	20.76%	20.65%	20.58%	20.64%	20.83%	20.71%	20.68%	20.58%	20.39%
Total	20.76%	20.65%	20.58%	20.64%	20.83%	20.71%	20.68%	20.58%	20.39%

A-I-16

First USA Master Trust Portfolio

Static Pool Data

(dollars in thousands)

	2012
Principal Receivables Outstanding	Jan-12	Feb-12	Mar-12	Apr-12	May-12	Jun-12	Jul-12	Aug-12	Sep-12	Oct-12	Nov-12	Dec-12
2011
2010
2009
2008
2007
Prior to 2007	$1,373,683	$1,337,648	$1,318,380	$1,321,976	$1,314,661	$1,300,780	$1,291,773	$1,286,816	$1,267,420	$1,259,438	$1,259,732	$1,289,939

Total	$1,373,683	$1,337,648	$1,318,380	$1,321,976	$1,314,661	$1,300,780	$1,291,773	$1,286,816	$1,267,420	$1,259,438	$1,259,732	$1,289,939

Total Receivables Outstanding	Jan-12	Feb-12	Mar-12	Apr-12	May-12	Jun-12	Jul-12	Aug-12	Sep-12	Oct-12	Nov-12	Dec-12
2011
2010
2009
2008
2007
Prior to 2007	$1,445,811	$1,409,082	$1,387,329	$1,390,009	$1,381,358	$1,366,842	$1,356,228	$1,350,240	$1,330,417	$1,321,356	$1,320,795	$1,350,030

Total	$1,445,811	$1,409,082	$1,387,329	$1,390,009	$1,381,358	$1,366,842	$1,356,228	$1,350,240	$1,330,417	$1,321,356	$1,320,795	$1,350,030

Net Losses as a percentage of Principal Receivables Outstanding	Jan-12	Feb-12	Mar-12	Apr-12	May-12	Jun-12	Jul-12	Aug-12	Sep-12	Oct-12	Nov-12	Dec-12
2011
2010
2009
2008
2007
Prior to 2007	4.31%	3.98%	3.96%	4.12%	3.87%	3.93%	4.31%	3.52%	3.37%	3.20%	3.80%	3.43%
Total	4.31%	3.98%	3.96%	4.12%	3.87%	3.93%	4.31%	3.52%	3.37%	3.20%	3.80%	3.43%

Percentage of Total Receivables Delinquent 30+ Days	Jan-12	Feb-12	Mar-12	Apr-12	May-12	Jun-12	Jul-12	Aug-12	Sep-12	Oct-12	Nov-12	Dec-12
2011
2010
2009
2008
2007
Prior to 2007	2.38%	2.33%	2.27%	2.16%	2.01%	1.96%	1.83%	1.82%	1.87%	2.01%	2.02%	1.94%
Total	2.38%	2.33%	2.27%	2.16%	2.01%	1.96%	1.83%	1.82%	1.87%	2.01%	2.02%	1.94%

Yield from Finance Charges, Fees, and Interchange	Jan-12	Feb-12	Mar-12	Apr-12	May-12	Jun-12	Jul-12	Aug-12	Sep-12	Oct-12	Nov-12	Dec-12
2011
2010
2009
2008
2007
Prior to 2007	15.57%	16.66%	16.57%	16.05%	16.17%	16.06%	16.20%	16.35%	16.07%	16.10%	16.32%	15.92%
Total	15.57%	16.66%	16.57%	16.05%	16.17%	16.06%	16.20%	16.35%	16.07%	16.10%	16.32%	15.92%

Receivables Principal Payment Rate	Jan-12	Feb-12	Mar-12	Apr-12	May-12	Jun-12	Jul-12	Aug-12	Sep-12	Oct-12	Nov-12	Dec-12
2011
2010
2009
2008
2007
Prior to 2007	25.45%	23.62%	24.77%	24.21%	25.63%	24.79%	26.11%	26.06%	24.60%	25.46%	24.61%	25.43%
Total	25.45%	23.62%	24.77%	24.21%	25.63%	24.79%	26.11%	26.06%	24.60%	25.46%	24.61%	25.43%

A-I-17

	2012
Percentage of Total Accounts making Minimum Payment	Jan-12	Feb-12	Mar-12	Apr-12	May-12	Jun-12	Jul-12	Aug-12	Sep-12	Oct-12	Nov-12	Dec-12
2011
2010
2009
2008
2007
Prior to 2007	3.87%	3.80%	3.72%	3.60%	3.58%	3.54%	3.66%	3.52%	3.42%	3.51%	3.46%	3.47%
Total	3.87%	3.80%	3.72%	3.60%	3.58%	3.54%	3.66%	3.52%	3.42%	3.51%	3.46%	3.47%

Percentage of Total Accounts making Full Payment	Jan-12	Feb-12	Mar-12	Apr-12	May-12	Jun-12	Jul-12	Aug-12	Sep-12	Oct-12	Nov-12	Dec-12
2011
2010
2009
2008
2007
Prior to 2007	22.07%	21.96%	21.93%	21.97%	21.89%	21.75%	21.57%	21.43%	21.27%	21.14%	21.02%	20.71%
Total	22.07%	21.96%	21.93%	21.97%	21.89%	21.75%	21.57%	21.43%	21.27%	21.14%	21.02%	20.71%

A-I-18

First USA Master Trust Portfolio

Static Pool Data

(dollars in thousands)

	2011
Principal Receivables Outstanding	Jan-11	Feb-11	Mar-11	Apr-11	May-11	Jun-11	Jul-11	Aug-11	Sep-11	Oct-11	Nov-11	Dec-11
2010
2009
2008
2007
2006
Prior to 2006	$1,475,434	$1,428,331	$1,403,898	$1,397,124	$1,394,764	$1,390,802	$1,391,254	$1,404,369	$1,385,901	$1,379,341	$1,388,304	$1,419,875

Total	$1,475,434	$1,428,331	$1,403,898	$1,397,124	$1,394,764	$1,390,802	$1,391,254	$1,404,369	$1,385,901	$1,379,341	$1,388,304	$1,419,875

Total Receivables Outstanding	Jan-11	Feb-11	Mar-11	Apr-11	May-11	Jun-11	Jul-11	Aug-11	Sep-11	Oct-11	Nov-11	Dec-11
2010
2009
2008
2007
2006
Prior to 2006	$1,566,297	$1,517,722	$1,488,983	$1,481,131	$1,476,731	$1,471,312	$1,469,883	$1,482,133	$1,462,271	$1,454,379	$1,462,584	$1,492,881

Total	$1,566,297	$1,517,722	$1,488,983	$1,481,131	$1,476,731	$1,471,312	$1,469,883	$1,482,133	$1,462,271	$1,454,379	$1,462,584	$1,492,881

Net Losses as a percentage of Principal Receivables Outstanding	Jan-11	Feb-11	Mar-11	Apr-11	May-11	Jun-11	Jul-11	Aug-11	Sep-11	Oct-11	Nov-11	Dec-11
2010
2009
2008
2007
2006
Prior to 2006	6.17%	6.65%	5.92%	5.82%	5.68%	4.90%	4.86%	4.59%	4.04%	4.04%	3.92%	4.06%
Total	6.17%	6.65%	5.92%	5.82%	5.68%	4.90%	4.86%	4.59%	4.04%	4.04%	3.92%	4.06%

Percentage of Total Receivables Delinquent 30+ Days	Jan-11	Feb-11	Mar-11	Apr-11	May-11	Jun-11	Jul-11	Aug-11	Sep-11	Oct-11	Nov-11	Dec-11
2010
2009
2008
2007
2006
Prior to 2006	3.44%	3.33%	3.11%	2.91%	2.66%	2.56%	2.44%	2.36%	2.41%	2.39%	2.42%	2.34%
Total	3.44%	3.33%	3.11%	2.91%	2.66%	2.56%	2.44%	2.36%	2.41%	2.39%	2.42%	2.34%

Yield from Finance Charges, Fees, and Interchange	Jan-11	Feb-11	Mar-11	Apr-11	May-11	Jun-11	Jul-11	Aug-11	Sep-11	Oct-11	Nov-11	Dec-11
2010
2009
2008
2007
2006
Prior to 2006	15.63%	17.29%	17.49%	15.94%	16.82%	17.01%	16.48%	15.94%	16.58%	16.05%	15.91%	15.73%
Total	15.63%	17.29%	17.49%	15.94%	16.82%	17.01%	16.48%	15.94%	16.58%	16.05%	15.91%	15.73%

Receivables Principal Payment Rate	Jan-11	Feb-11	Mar-11	Apr-11	May-11	Jun-11	Jul-11	Aug-11	Sep-11	Oct-11	Nov-11	Dec-11
2010
2009
2008
2007
2006
Prior to 2006	23.43%	21.46%	24.12%	22.01%	24.45%	24.09%	24.41%	23.95%	23.90%	23.47%	22.64%	23.76%
Total	23.43%	21.46%	24.12%	22.01%	24.45%	24.09%	24.41%	23.95%	23.90%	23.47%	22.64%	23.76%

A-I-19

Percentage of Total Accounts making Minimum Payment	2011
	Jan-11	Feb-11	Mar-11	Apr-11	May-11	Jun-11	Jul-11	Aug-11	Sep-11	Oct-11	Nov-11	Dec-11
2010
2009
2008
2007
2006
Prior to 2006	4.02%	4.06%	4.17%	3.80%	3.94%	3.85%	3.89%	3.80%	3.90%	3.81%	3.84%	4.06%
Total	4.02%	4.06%	4.17%	3.80%	3.94%	3.85%	3.89%	3.80%	3.90%	3.81%	3.84%	4.06%

Percentage of Total Accounts making Full Payment	Jan-11	Feb-11	Mar-11	Apr-11	May-11	Jun-11	Jul-11	Aug-11	Sep-11	Oct-11	Nov-11	Dec-11
2010
2009
2008
2007
2006
Prior to 2006	22.91%	22.80%	22.37%	22.93%	22.93%	22.77%	22.50%	22.50%	22.33%	22.04%	22.09%	22.02%
Total	22.91%	22.80%	22.37%	22.93%	22.93%	22.77%	22.50%	22.50%	22.33%	22.04%	22.09%	22.02%

A-I-20

First USA Master Trust Portfolio

Static Pool Data

(dollars in thousands)

	2010
Principal Receivables Outstanding	Jan-10	Feb-10	Mar-10	Apr-10	May-10	Jun-10	Jul-10	Aug-10	Sep-10	Oct-10	Nov-10	Dec-10
2009
2008
2007
2006
2005
Prior to 2005	$3,748,905	$3,637,508	$1,732,491	$1,709,501	$1,682,264	$1,651,658	$1,614,535	$1,599,805	$1,553,798	$1,524,986	$1,520,582	$1,540,596

Total	$3,748,905	$3,637,508	$1,732,491	$1,709,501	$1,682,264	$1,651,658	$1,614,535	$1,599,805	$1,553,798	$1,524,986	$1,520,582	$1,540,596

Total Receivables Outstanding	Jan-10	Feb-10	Mar-10	Apr-10	May-10	Jun-10	Jul-10	Aug-10	Sep-10	Oct-10	Nov-10	Dec-10
2009
2008
2007
2006
2005
Prior to 2005	$4,009,267	$3,894,175	$1,849,974	$1,823,425	$1,792,553	$1,759,638	$1,719,762	$1,702,304	$1,653,836	$1,621,999	$1,615,983	$1,632,957

Total	$4,009,267	$3,894,175	$1,849,974	$1,823,425	$1,792,553	$1,759,638	$1,719,762	$1,702,304	$1,653,836	$1,621,999	$1,615,983	$1,632,957

Net Losses as a percentage of Principal Receivables Outstanding	Jan-10	Feb-10	Mar-10	Apr-10	May-10	Jun-10	Jul-10	Aug-10	Sep-10	Oct-10	Nov-10	Dec-10
2009
2008
2007
2006
2005
Prior to 2005	11.16%	9.14%	8.00%	9.40%	9.00%	8.12%	7.88%	8.57%	7.86%	7.50%	7.14%	6.52%
Total	11.16%	9.14%	8.00%	9.40%	9.00%	8.12%	7.88%	8.57%	7.86%	7.50%	7.14%	6.52%

Percentage of Total Receivables Delinquent 30+ Days	Jan-10	Feb-10	Mar-10	Apr-10	May-10	Jun-10	Jul-10	Aug-10	Sep-10	Oct-10	Nov-10	Dec-10
2009
2008
2007
2006
2005
Prior to 2005	4.79%	4.70%	4.52%	4.38%	4.19%	4.13%	4.06%	3.90%	3.89%	3.81%	3.66%	3.48%
Total	4.79%	4.70%	4.52%	4.38%	4.19%	4.13%	4.06%	3.90%	3.89%	3.81%	3.66%	3.48%

Yield from Finance Charges, Fees, and Interchange	Jan-10	Feb-10	Mar-10	Apr-10	May-10	Jun-10	Jul-10	Aug-10	Sep-10	Oct-10	Nov-10	Dec-10
2009
2008
2007
2006
2005
Prior to 2005	14.28%	16.49%	19.09%	16.32%	16.07%	16.11%	15.93%	16.14%	16.30%	16.26%	15.97%	16.64%
Total	14.28%	16.49%	19.09%	16.32%	16.07%	16.11%	15.93%	16.14%	16.30%	16.26%	15.97%	16.64%

Receivables Principal Payment Rate	Jan-10	Feb-10	Mar-10	Apr-10	May-10	Jun-10	Jul-10	Aug-10	Sep-10	Oct-10	Nov-10	Dec-10
2009
2008
2007
2006
2005
Prior to 2005	19.38%	16.99%	20.31%	18.78%	20.17%	20.26%	20.88%	21.27%	21.39%	21.46%	20.59%	22.83%
Total	19.38%	16.99%	20.31%	18.78%	20.17%	20.26%	20.88%	21.27%	21.39%	21.46%	20.59%	22.83%

A-I-21

Percentage of Total Accounts making Minimum Payment	2010
	Jan-10	Feb-10	Mar-10	Apr-10	May-10	Jun-10	Jul-10	Aug-10	Sep-10	Oct-10	Nov-10	Dec-10
2009
2008
2007
2006
2005
Prior to 2005	4.55%	4.55%	4.70%	4.23%	4.18%	4.27%	4.33%	4.26%	4.24%	4.21%	4.12%	4.33%
Total	4.55%	4.55%	4.70%	4.23%	4.18%	4.27%	4.33%	4.26%	4.24%	4.21%	4.12%	4.33%

Percentage of Total Accounts making Full Payment	Jan-10	Feb-10	Mar-10	Apr-10	May-10	Jun-10	Jul-10	Aug-10	Sep-10	Oct-10	Nov-10	Dec-10
2009
2008
2007
2006
2005
Prior to 2005	23.00%	22.86%	22.52%	22.90%	23.12%	23.28%	23.16%	23.11%	23.16%	22.98%	23.00%	22.97%
Total	23.00%	22.86%	22.52%	22.90%	23.12%	23.28%	23.16%	23.11%	23.16%	22.98%	23.00%	22.97%

A-I-22

First USA Master Trust Portfolio

Static Pool Data

(dollars in thousands)

	2009
Principal Receivables Outstanding	Jan-09	Feb-09	Mar-09	Apr-09	May-09	Jun-09	Jul-09	Aug-09	Sep-09	Oct-09	Nov-09	Dec-09
2009
2008
2007
2006
2005
2004	$ 29,449	$ 15,977	$ 15,817	$ 16,200	$ 10,440	$ 10,550	$ 10,511	$ 10,428	$ 10,127	$ 9,990	$ 7,029	$ 7,107
Prior to 2004	18,799,790	10,360,476	10,103,856	10,049,455	6,238,759	6,202,840	6,108,538	6,037,822	5,881,709	5,739,535	3,892,199	3,907,452

Total	$18,829,239	$10,376,453	$10,119,673	$10,065,655	$6,249,199	$6,213,390	$6,119,049	$6,048,250	$5,891,836	$5,749,525	$3,899,228	$3,914,559

Total Receivables Outstanding	Jan-09	Feb-09	Mar-09	Apr-09	May-09	Jun-09	Jul-09	Aug-09	Sep-09	Oct-09	Nov-09	Dec-09
2009
2008
2007
2006
2005
2004	$ 30,301	$ 16,481	$ 16,350	$ 16,755	$ 10,767	$ 10,882	$ 10,842	$ 10,768	$ 10,450	$ 10,319	$ 7,278	$ 7,348
Prior to 2004	19,893,701	10,986,398	10,716,400	10,671,631	6,629,577	6,598,252	6,499,255	6,428,009	6,271,968	6,126,413	4,156,573	4,169,955

Total	$19,924,002	$11,002,879	$10,732,750	$10,688,386	$6,640,344	$6,609,134	$6,510,097	$6,438,777	$6,282,418	$6,136,732	$4,163,851	$4,177,303

Net Losses as a percentage of Principal Receivables Outstanding	Jan-09	Feb-09	Mar-09	Apr-09	May-09	Jun-09	Jul-09	Aug-09	Sep-09	Oct-09	Nov-09	Dec-09
2009
2008
2007
2006
2005
2004	6.61%	3.62%	3.40%	5.36%	2.10%	6.22%	4.71%	2.67%	9.91%	3.28%	8.90%	5.59%
Prior to 2004	5.69%	5.79%	6.57%	7.68%	8.53%	8.91%	8.34%	9.41%	8.92%	8.47%	9.29%	7.43%
Total	5.69%	5.78%	6.57%	7.68%	8.52%	8.90%	8.33%	9.40%	8.92%	8.46%	9.29%	7.43%

Percentage of Total Receivables Delinquent 30+ Days	Jan-09	Feb-09	Mar-09	Apr-09	May-09	Jun-09	Jul-09	Aug-09	Sep-09	Oct-09	Nov-09	Dec-09
2009
2008
2007
2006
2005
2004	3.40%	3.56%	3.79%	3.87%	4.08%	3.92%	3.70%	3.88%	3.25%	4.13%	3.99%	3.77%
Prior to 2004	4.02%	4.31%	4.61%	4.72%	4.67%	4.56%	4.23%	4.49%	4.67%	4.99%	4.99%	5.00%
Total	4.01%	4.31%	4.61%	4.72%	4.67%	4.56%	4.23%	4.49%	4.67%	4.99%	4.99%	5.00%

Yield from Finance Charges, Fees, and Interchange	Jan-09	Feb-09	Mar-09	Apr-09	May-09	Jun-09	Jul-09	Aug-09	Sep-09	Oct-09	Nov-09	Dec-09
2009
2008
2007
2006
2005
2004	15.44%	16.48%	21.00%	22.28%	19.42%	15.06%	16.15%	15.26%	16.58%	15.42%	15.37%	15.79%
Prior to 2004	12.85%	14.20%	14.43%	13.05%	13.83%	12.78%	14.50%	13.89%	14.06%	14.21%	14.45%	14.83%
Total	12.86%	14.20%	14.44%	13.06%	13.84%	12.78%	14.50%	13.89%	14.06%	14.21%	14.46%	14.83%

A-I-23

	2009
Receivables Principal Payment Rate	Jan-09	Feb-09	Mar-09	Apr-09	May-09	Jun-09	Jul-09	Aug-09	Sep-09	Oct-09	Nov-09	Dec-09
2009
2008
2007
2006
2005
2004	34.11%	31.93%	35.56%	31.97%	37.38%	32.65%	35.14%	33.37%	34.79%	33.54%	32.02%	36.31%
Prior to 2004	16.55%	15.47%	17.32%	15.54%	17.24%	16.15%	17.51%	17.23%	17.47%	17.83%	17.52%	18.89%
Total	16.58%	15.50%	17.34%	15.57%	17.27%	16.17%	17.54%	17.25%	17.50%	17.86%	17.55%	18.92%

Percentage of Total Accounts making Minimum Payment	Jan-09	Feb-09	Mar-09	Apr-09	May-09	Jun-09	Jul-09	Aug-09	Sep-09	Oct-09	Nov-09	Dec-09
2009
2008
2007
2006
2005
2004	3.02%	3.20%	3.42%	3.44%	3.67%	5.77%	2.99%	2.98%	3.21%	3.27%	3.61%	3.61%
Prior to 2004	3.48%	3.77%	4.72%	3.82%	4.19%	5.62%	4.26%	4.13%	4.67%	4.83%	4.64%	4.93%
Total	3.48%	3.77%	4.71%	3.82%	4.19%	5.62%	4.26%	4.13%	4.67%	4.82%	4.64%	4.93%

Percentage of Total Accounts making Full Payment	Jan-09	Feb-09	Mar-09	Apr-09	May-09	Jun-09	Jul-09	Aug-09	Sep-09	Oct-09	Nov-09	Dec-09
2009
2008
2007
2006
2005
2004	32.81%	32.60%	31.15%	34.16%	34.16%	32.27%	31.81%	31.33%	32.17%	31.66%	32.41%	32.26%
Prior to 2004	18.43%	19.57%	20.27%	21.09%	22.50%	22.38%	22.37%	22.16%	23.41%	23.22%	23.15%	23.08%
Total	18.45%	19.58%	20.28%	21.11%	22.52%	22.39%	22.39%	22.17%	23.42%	23.23%	23.16%	23.10%

A-I-24

First USA Master Trust Portfolio

Static Pool Data

(dollars in thousands)

	2008
Principal Receivables Outstanding	Jan-08	Feb-08	Mar-08	Apr-08	May-08	Jun-08	Jul-08	Aug-08	Sep-08	Oct-08	Nov-08	Dec-08
2007
2006
2005
2004	$ 55,364	$ 46,475	$ 46,010	$ 46,641	$ 36,298	$ 36,839	$ 36,328	$ 31,280	$ 31,164	$ 30,332	$ 30,264	$ 30,655
2003	2,594,229	2,201,031	2,166,520	2,178,719	1,685,245	1,709,334	1,719,429	1,485,024	1,479,807	1,459,732	1,462,230	1,484,313
Prior to 2003	32,088,020	27,349,865	26,955,999	27,043,698	20,835,177	21,010,298	21,034,831	18,094,906	18,026,283	17,829,161	17,795,788	17,948,000

Total	$34,737,613	$29,597,371	$29,168,529	$29,269,058	$22,556,719	$22,756,471	$22,790,588	$19,611,210	$19,537,254	$19,319,225	$19,288,282	$19,462,968

Total Receivables Outstanding	Jan-08	Feb-08	Mar-08	Apr-08	May-08	Jun-08	Jul-08	Aug-08	Sep-08	Oct-08	Nov-08	Dec-08
2007
2006
2005
2004	$ 56,677	$ 47,649	$ 47,274	$ 47,937	$ 37,203	$ 37,756	$ 37,235	$ 32,078	$ 32,003	$ 31,153	$ 31,112	$ 31,509
2003	2,688,777	2,282,861	2,245,630	2,259,049	1,746,925	1,772,025	1,782,067	1,539,249	1,535,282	1,514,900	1,518,605	1,540,729
Prior to 2003	33,809,528	28,856,070	28,430,622	28,537,115	21,983,858	22,170,499	22,192,991	19,091,329	19,038,806	18,836,892	18,820,187	18,973,739

Total	$36,554,982	$31,186,580	$30,723,526	$30,844,100	$23,767,985	$23,980,280	$24,012,293	$20,662,656	$20,606,091	$20,382,945	$20,369,904	$20,545,977

Net Losses as a percentage of Principal Receivables Outstanding	Jan-08	Feb-08	Mar-08	Apr-08	May-08	Jun-08	Jul-08	Aug-08	Sep-08	Oct-08	Nov-08	Dec-08
2007
2006
2005
2004	3.16%	2.56%	4.02%	4.04%	2.43%	4.10%	1.98%	4.10%	1.96%	4.52%	1.67%	3.99%
2003	3.91%	4.27%	4.33%	4.62%	4.31%	4.49%	4.17%	4.74%	4.48%	4.37%	5.03%	5.09%
Prior to 2003	3.91%	4.20%	4.69%	4.71%	4.52%	4.91%	4.49%	4.97%	4.76%	4.44%	4.92%	5.29%
Total	3.91%	4.20%	4.66%	4.70%	4.50%	4.88%	4.46%	4.95%	4.73%	4.43%	4.93%	5.28%

Percentage of Total Receivables Delinquent 30+ Days	Jan-08	Feb-08	Mar-08	Apr-08	May-08	Jun-08	Jul-08	Aug-08	Sep-08	Oct-08	Nov-08	Dec-08
2007
2006
2005
2004	2.65%	2.61%	2.41%	2.32%	2.37%	1.92%	1.90%	2.14%	2.55%	2.72%	3.19%	3.29%
2003	3.09%	3.06%	3.05%	2.96%	2.90%	2.87%	2.90%	2.90%	3.01%	3.25%	3.41%	3.59%
Prior to 2003	3.26%	3.28%	3.26%	3.20%	3.12%	3.03%	3.01%	3.01%	3.08%	3.25%	3.48%	3.67%
Total	3.25%	3.26%	3.24%	3.18%	3.10%	3.02%	3.00%	3.00%	3.07%	3.25%	3.47%	3.67%

Yield from Finance Charges, Fees, and Interchange	Jan-08	Feb-08	Mar-08	Apr-08	May-08	Jun-08	Jul-08	Aug-08	Sep-08	Oct-08	Nov-08	Dec-08
2007
2006
2005
2004	19.51%	20.01%	23.30%	25.90%	22.61%	18.23%	18.28%	17.87%	17.01%	17.96%	16.40%	16.64%
2003	17.31%	17.85%	17.34%	15.90%	16.39%	15.85%	15.81%	15.23%	14.89%	15.33%	13.81%	14.23%
Prior to 2003	16.34%	16.66%	16.40%	15.06%	15.70%	15.22%	15.18%	14.70%	14.20%	14.75%	13.28%	13.65%
Total	16.42%	16.75%	16.48%	15.14%	15.76%	15.27%	15.23%	14.74%	14.26%	14.80%	13.32%	13.70%

Receivables Principal Payment Rate	Jan-08	Feb-08	Mar-08	Apr-08	May-08	Jun-08	Jul-08	Aug-08	Sep-08	Oct-08	Nov-08	Dec-08
2007
2006
2005
2004	43.16%	39.48%	40.52%	38.08%	40.91%	39.49%	40.84%	38.23%	36.13%	38.30%	32.88%	35.96%
2003	24.75%	22.60%	24.03%	22.38%	24.11%	23.08%	23.40%	22.44%	21.06%	21.95%	18.83%	20.39%
Prior to 2003	19.15%	17.12%	18.25%	17.02%	18.59%	17.86%	18.29%	17.44%	16.35%	17.14%	14.71%	15.88%
Total	19.61%	17.57%	18.71%	17.45%	19.04%	18.29%	18.71%	17.85%	16.74%	17.53%	15.05%	16.26%

A-I-25

Percentage of Total Accounts making Minimum Payment	2008
	Jan-08	Feb-08	Mar-08	Apr-08	May-08	Jun-08	Jul-08	Aug-08	Sep-08	Oct-08	Nov-08	Dec-08
2007
2006
2005
2004	3.06%	2.82%	2.80%	3.51%	3.63%	3.45%	3.26%	2.98%	3.00%	3.09%	2.89%	3.26%
2003	3.33%	3.29%	3.37%	3.15%	3.26%	3.22%	3.38%	3.27%	3.35%	3.55%	3.32%	3.73%
Prior to 2003	3.09%	3.07%	3.14%	2.93%	3.05%	3.00%	3.12%	3.02%	3.06%	3.25%	3.03%	3.37%
Total	3.11%	3.09%	3.16%	2.95%	3.07%	3.02%	3.14%	3.04%	3.08%	3.28%	3.06%	3.40%

Percentage of Total Accounts making Full Payment	Jan-08	Feb-08	Mar-08	Apr-08	May-08	Jun-08	Jul-08	Aug-08	Sep-08	Oct-08	Nov-08	Dec-08
2007
2006
2005
2004	36.44%	35.93%	35.72%	36.84%	36.96%	35.45%	34.57%	34.23%	33.66%	33.22%	33.32%	32.61%
2003	17.89%	17.86%	17.81%	17.95%	17.96%	17.73%	17.50%	17.35%	17.22%	16.92%	16.87%	16.92%
Prior to 2003	17.72%	17.56%	17.41%	17.45%	17.57%	17.41%	17.29%	17.16%	17.06%	16.75%	16.68%	16.79%
Total	17.75%	17.60%	17.46%	17.51%	17.62%	17.46%	17.33%	17.19%	17.09%	16.78%	16.71%	16.81%

A-I-26

First USA Master Trust Portfolio

Static Pool Data

(dollars in thousands)

	2007
Principal Receivables Outstanding	Jan-07	Feb-07	Mar-07	Apr-07	May-07	Jun-07	Jul-07	Aug-07	Sep-07	Oct-07	Nov-07	Dec-07
2006
2005
2004	$ 63,141	$ 61,456	$ 59,597	$ 62,009	$ 61,444	$ 61,255	$ 61,012	$ 60,939	$ 60,427	$ 59,581	$ 60,897	$ 58,252
2003	2,802,273	2,752,061	2,673,344	2,665,211	2,650,753	2,633,576	2,611,369	2,871,350	2,835,345	2,795,606	2,821,380	2,673,199
2002	3,583,633	3,515,494	3,420,142	3,401,687	3,374,943	3,344,608	3,314,192	3,640,889	3,601,509	3,530,593	3,553,041	3,353,057
Prior to 2002	32,005,760	31,502,222	30,719,166	30,480,821	30,170,260	29,856,406	29,489,731	32,044,900	31,628,914	31,423,639	31,544,627	29,604,629

Total	$38,454,807	$37,831,233	$36,872,249	$36,609,728	$36,257,400	$35,895,845	$35,476,304	$38,618,078	$38,126,195	$37,809,419	$37,979,945	$35,689,137

Total Receivables Outstanding	Jan-07	Feb-07	Mar-07	Apr-07	May-07	Jun-07	Jul-07	Aug-07	Sep-07	Oct-07	Nov-07	Dec-07
2006
2005
2004	$ 64,554	$ 62,928	$ 61,196	$ 63,690	$ 62,932	$ 62,774	$ 62,511	$ 62,446	$ 61,975	$ 61,113	$ 62,363	$ 59,554
2003	2,899,088	2,851,799	2,768,335	2,762,119	2,747,271	2,732,230	2,709,742	2,982,550	2,949,748	2,909,704	2,928,301	2,767,465
2002	3,720,161	3,655,608	3,554,073	3,538,227	3,510,961	3,483,866	3,452,925	3,796,711	3,761,513	3,690,309	3,702,190	3,484,358
Prior to 2002	33,604,660	33,147,743	32,314,258	32,103,880	31,793,213	31,511,479	31,142,174	33,863,492	33,483,957	33,289,475	33,316,139	31,184,972

Total	$40,288,463	$39,718,078	$38,697,862	$38,467,916	$38,114,377	$37,790,349	$37,367,352	$40,705,199	$40,257,193	$39,950,601	$40,008,993	$37,496,349

Net Losses as a percentage of Principal Receivables Outstanding	Jan-07	Feb-07	Mar-07	Apr-07	May-07	Jun-07	Jul-07	Aug-07	Sep-07	Oct-07	Nov-07	Dec-07
2006
2005
2004	1.63%	2.12%	1.82%	2.87%	1.09%	1.56%	1.79%	1.46%	2.41%	1.44%	2.53%	1.96%
2003	3.20%	3.40%	3.37%	3.62%	3.25%	3.56%	3.52%	3.37%	3.28%	3.03%	3.75%	3.84%
2002	3.91%	4.07%	3.85%	4.03%	3.90%	4.00%	3.83%	3.76%	3.63%	3.42%	4.34%	4.26%
Prior to 2002	3.74%	3.81%	3.84%	4.05%	3.70%	3.79%	3.82%	3.75%	3.67%	3.42%	3.93%	4.10%
Total	3.71%	3.80%	3.80%	4.01%	3.68%	3.79%	3.80%	3.72%	3.63%	3.39%	3.95%	4.09%

Percentage of Total Receivables Delinquent 30+ Days	Jan-07	Feb-07	Mar-07	Apr-07	May-07	Jun-07	Jul-07	Aug-07	Sep-07	Oct-07	Nov-07	Dec-07
2006
2005
2004	1.77%	1.66%	1.73%	1.49%	1.55%	1.61%	1.70%	1.72%	2.00%	2.07%	2.29%	2.42%
2003	2.78%	2.76%	2.72%	2.61%	2.51%	2.56%	2.60%	2.60%	2.78%	2.91%	3.02%	3.01%
2002	3.11%	3.05%	3.00%	2.88%	2.76%	2.82%	2.89%	2.85%	2.98%	3.19%	3.24%	3.25%
Prior to 2002	3.10%	3.08%	3.01%	2.90%	2.80%	2.84%	2.84%	2.77%	2.89%	3.04%	3.15%	3.16%
Total	3.08%	3.05%	2.99%	2.88%	2.77%	2.82%	2.83%	2.77%	2.89%	3.04%	3.15%	3.16%

Yield from Finance Charges, Fees, and Interchange (1)	Jan-07	Feb-07	Mar-07	Apr-07	May-07	Jun-07	Jul-07	Aug-07	Sep-07	Oct-07	Nov-07	Dec-07
2006
2005
2004	19.74%	20.70%	25.25%	27.72%	23.96%	20.32%	20.73%	20.59%	20.06%	20.53%	21.59%	20.07%
2003	17.15%	17.85%	18.85%	17.48%	17.78%	17.32%	18.18%	17.67%	17.14%	17.54%	21.22%	19.34%
2002	16.54%	17.25%	18.26%	16.90%	17.25%	16.83%	17.81%	17.17%	16.60%	16.93%	20.99%	18.96%
Prior to 2002	15.78%	16.25%	17.47%	16.20%	16.48%	16.14%	17.04%	16.60%	16.14%	16.33%	20.75%	18.67%
Total	15.95%	16.46%	17.64%	16.38%	16.66%	16.30%	17.20%	16.74%	16.26%	16.49%	20.81%	18.75%

Receivables Principal Payment Rate	Jan-07	Feb-07	Mar-07	Apr-07	May-07	Jun-07	Jul-07	Aug-07	Sep-07	Oct-07	Nov-07	Dec-07
2006
2005
2004	45.06%	39.09%	44.82%	40.29%	45.40%	41.64%	44.28%	43.06%	39.73%	42.44%	37.93%	39.69%
2003	26.06%	22.42%	26.26%	24.36%	26.07%	24.67%	26.40%	25.24%	23.29%	24.09%	22.30%	23.38%
2002	23.17%	19.96%	23.40%	21.72%	23.19%	22.16%	23.59%	22.56%	20.59%	21.33%	19.48%	20.39%
Prior to 2002	19.01%	16.08%	19.06%	17.69%	18.86%	18.11%	19.34%	18.77%	17.46%	18.14%	16.66%	17.64%
Total	19.95%	16.94%	20.02%	18.59%	19.84%	19.01%	20.29%	19.65%	18.22%	18.92%	17.38%	18.37%

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Percentage of Total Accounts making Minimum Payment	2007
	Jan-07	Feb-07	Mar-07	Apr-07	May-07	Jun-07	Jul-07	Aug-07	Sep-07	Oct-07	Nov-07	Dec-07
2006
2005
2004	2.87%	2.90%	3.22%	3.29%	3.64%	3.46%	3.01%	2.95%	2.67%	2.83%	2.80%	2.94%
2003	3.34%	3.34%	3.79%	3.26%	3.39%	3.27%	3.48%	3.32%	3.25%	3.45%	3.31%	3.50%
2002	3.38%	3.36%	3.84%	3.28%	3.38%	3.26%	3.51%	3.35%	3.26%	3.52%	3.34%	3.54%
Prior to 2002	3.19%	3.15%	3.58%	3.05%	3.15%	3.04%	3.23%	3.06%	3.01%	3.17%	3.04%	3.20%
Total	3.22%	3.19%	3.63%	3.09%	3.19%	3.08%	3.28%	3.11%	3.05%	3.23%	3.09%	3.26%

Percentage of Total Accounts making Full Payment	Jan-07	Feb-07	Mar-07	Apr-07	May-07	Jun-07	Jul-07	Aug-07	Sep-07	Oct-07	Nov-07	Dec-07
2006
2005
2004	38.74%	39.16%	37.71%	40.52%	41.11%	38.99%	38.08%	38.29%	38.08%	37.76%	37.74%	36.89%
2003	18.36%	18.84%	18.58%	19.53%	19.62%	19.25%	19.03%	18.66%	18.43%	18.22%	18.06%	17.83%
2002	16.54%	17.12%	16.90%	17.75%	17.84%	17.55%	17.35%	16.93%	16.74%	16.23%	16.06%	15.83%
Prior to 2002	18.14%	18.35%	17.95%	18.63%	18.88%	18.64%	18.53%	18.52%	18.36%	18.22%	18.07%	17.93%
Total	18.01%	18.29%	17.92%	18.63%	18.86%	18.61%	18.47%	18.39%	18.22%	18.04%	17.89%	17.73%

(1) Yield reflects a change in payment allocation in November 2007 between certain fees and account balances. This change resulted in a one-time increase in cash yield which was realized in the months of November and December.

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